As filed with the Securities and Exchange Commission on June 30, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CNL LIFESTYLE PROPERTIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	6798	20-0183627

(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

CNL Center at City Commons

450 South Orange Avenue

Orlando, Florida 32801

Telephone: (407) 650-1000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of

Registrant’s Principal Executive Offices)

R. Byron Carlock, Jr.

Chief Executive Officer

CNL Center at City Commons

450 South Orange Avenue

Orlando, Florida 32801

Telephone: (407) 650-1000

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies To:

Richard E. Baltz, Esq. Neil M. Goodman, Esq. Arnold & Porter, LLP 555 Twelfth Street, NW Washington, DC 20004-1206 Telephone: (202) 942-5124 Facsimile: (202) 942-5999	Peter E. Reinert, Esq. Lowndes, Drosdick, Doster, Kantor & Reed, P.A. 215 North Eola Drive Orlando, Florida 32801 Telephone: (407) 843-4600 Facsimile: (407) 843-4444

Approximate Date of Commencement of Proposed Sale of the Securities to the Public: As soon as practicable after the effective date of this registration statement.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐		Accelerated filer ☐

Non-accelerated filer X	(Do not check if a smaller reporting company)	Smaller reporting company ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third Party Tender Offer) ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
7.250 % Senior Notes due 2019	$400,000,000	100%	$400,000,000	$46,440
Guarantees of the 7.250 % Senior Notes due 2019 (2)	—	—	—	(3)
Total:	$400,000,000	100%	$400,000,000	$46,440

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f) under the Securities Act of 1933, as amended.

(2)	Certain wholly owned subsidiaries of CNL Lifestyle Properties, Inc. guarantee the 7.250% Senior Notes due 2019. See the table below for a complete list of the guarantors.

(3)	Pursuant to Rule 457(n) under the Securities Act, no separate consideration will be received for the Guarantees of the 7.250% Senior Notes due 2019. Therefore, no registration fee is attributed to them.

The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANT GUARANTORS

The principal executive offices of, and the agent for service for, each registrant guarantor is R. Byron Carlock, Jr., Chief Executive Officer, CNL Center at City Commons, 450 South Orange Avenue, Orlando, Florida 32801. Each registrant guarantor is organized under the laws of the State of Delaware. The SIC Code for each registrant guarantor is 6798.

Exact Name of Registrant Guarantor as Specified in its Charter	IRS Employer Identification Number

CNL Income Partners, LP	26-0096762
CNL Beaver Creek Marina TRS Corp.	20-8026424
CNL Burnside Marina TRS Corp.	20-8026639
CNL Gatlinburg Partnership, LP	20-3870347
CNL Income Bear Creek, LLC	20-5425115
CNL Income Beaver Creek Marina, LLC	20-5883953
CNL Income Brady Mountain Marina TRS Corp.	26-0736992
CNL Income Brady Mountain Marina, LLC	26-0736989
CNL Income Brighton TRS Corp.	20-5707040
CNL Income Brighton, LLC	20-5706975
CNL Income Burnside Marina, LLC	20-5884004
CNL Income Canyon Springs, LLC	20-5809140
CNL Income Cinco Ranch, LLC	20-5809086
CNL Income Clear Creek, LLC	20-5808997
CNL Income Colony, LP	11-3779032
CNL Income EAGL Las Vegas, LLC	26-1357213
CNL Income EAGL Leasehold Golf, LLC	26-1357150
CNL Income EAGL Meadowlark, LLC	26-1357035
CNL Income EAGL Mideast Golf, LLC	26-1356967
CNL Income EAGL Midwest Golf, LLC	26-1356890
CNL Income EAGL North Golf, LLC	26-1356824
CNL Income EAGL Southwest Golf, LLC	26-1355754
CNL Income EAGL West Golf, LLC	26-1356717
CNL Income Eagle Cove Marina TRS Corp.	26-0514136
CNL Income Eagle Cove Marina, LLC	26-0513991
CNL Income Enchanted Village TRS Corp.	20-8405619
CNL Income Enchanted Village, LLC	20-8387318
CNL Income FEC Bakersfield, LLC	20-5544125
CNL Income FEC Charlotte, LLC	20-5543405
CNL Income FEC Knoxville, LLC	20-5543582
CNL Income FEC North Houston, LLC	20-5543675
CNL Income FEC Richland Hills, LLC	20-5543779
CNL Income FEC South Houston, LLC	20-5543843
CNL Income FEC Tampa, LLC	20-5544635
CNL Income FEC Tempe, LLC	20-5543940
CNL Income FEC Tucson, LLC	20-5544049
CNL Income Fossil Creek, LLC	20-5807569
CNL Income Fox Meadow, LLC	20-5877243
CNL Income Garland, LP	11-3779033
CNL Income Hawaiian Waters TRS Corp.	26-4267555
CNL Income Hawaiian Waters, LLC	26-4267446
CNL Income Holly Creek Marina TRS Corp.	26-0515566
CNL Income Holly Creek Marina, LLC	26-0513890
CNL Income Lake Park, LLC	20-5807491
CNL Income Lakefront Marina, LLC	20-5884304
CNL Income Lakeridge, LLC	20-5876403

CNL Income Loon Mountain TRS Corp.	20-5648120
CNL Income Loon Mountain, LLC	20-5525265
CNL Income Magic Spring TRS Corp.	41-2225696
CNL Income Magic Spring, LLC	20-8339432
CNL Income Mansfield, LLC	20-5804146
CNL Income Mesa Del Sol, LLC	20-5876308
CNL Income Northstar Commercial, LLC	26-0718881
CNL Income Northstar TRS Corp.	20-5648045
CNL Income Northstar, LLC	20-5525458
CNL Income Painted Hills, LLC	20-5877184
CNL Income Palmetto, LLC	84-1717611
CNL Income Pier 121 Marina, LLC	20-5888107
CNL Income Plantation, LLC	20-5799254
CNL Income Royal Meadows, LLC	20-5876461
CNL Income Sandusky Marina, LLC	20-5884344
CNL Income Sierra TRS Corp.	20-5648163
CNL Income Sierra, LLC	20-5525772
CNL Income Signature of Solon, LLC	20-5877323
CNL Income Snoqualmie TRS Corp.	20-5648855
CNL Income Snoqualmie, LLC	20-5525839
CNL Income South Mountain, LLC	20-4964835
CNL Income Traditional Golf I, LLC	26-1916259
CNL Income Valencia, LLC	33-0927287
CNL Income Weston Hills, LLC	20-5528390
CNL Income Weymouth, LLC	20-5877286
CNL Lakefront Marina TRS Corp.	20-8026549
CNL Pier 121 Marina TRS Corp.	20-8026901
CNL Sandusky Marina TRS Corp.	20-8026857
Grapevine Golf Club, L.P.	75-2837936

The information in this prospectus is not complete and may be changed. We may not complete the exchange offer and issue these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED June 30, 2011

PRELIMINARY PROSPECTUS

CNL Lifestyle Properties, Inc.

Offer to Exchange

$400,000,000 aggregate principal amount 7.250% Senior Notes due 2019

For

$400,000,000 aggregate principal amount 7.250% Senior Notes due 2019 registered under the Securities Act of 1933, as amended

Material Terms of Exchange Offer

We are offering to exchange all of our outstanding 7.250% Senior Notes due 2019 that were issued in a private placement on April 5, 2011, and which we refer to as the private notes, for an equal aggregate amount of our 7.250% Senior Notes due 2019 and which we refer to as the exchange notes. We refer to the private notes and the exchange notes collectively as the notes. If you participate in the exchange offer, you will receive registered 7.250% Senior Notes due 2019 for your old 7.250% Senior Notes due 2019 that are properly tendered. The terms of the exchange notes are identical to those of the private notes, except that the transfer restrictions and registration rights relating to the private notes will not apply to the exchange notes, and the exchange notes will not provide for the payment of additional interest in the event of a registration default. The exchange notes will represent the same debt as the outstanding notes, and will be issued under the same indenture.

The exchange offer expires at 5:00 p.m., New York City time, on                     , 2011, unless extended. We do not currently intend to extend the exchange offer.

We will exchange all private notes that are validly tendered and not validly withdrawn prior to the expiration of the exchange offer. You may withdraw tendered private notes at any time prior to the expiration of the exchange offer.

The exchange offer is not subject to any conditions other than that it not violate applicable law or any applicable interpretation of the staff of the SEC.

Neither we nor any of our subsidiaries will receive any cash proceeds from the exchange offer.

There is no active trading market for the notes and we do not intend to list the exchange notes on any securities exchange or to seek approval for quotations through any automated quotation system.

The exchange of outstanding notes for exchange notes will not be a taxable event for United States federal income tax purposes.

Investing in the exchange notes involves risks. See “Risk Factors” beginning on page 9 of this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE EXCHANGE NOTES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is                     , 2011

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state or other jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “we,” “us,” “our,” the “Issuer” or “the Company” refer to CNL Lifestyle Properties, Inc., a Maryland corporation, together with its consolidated subsidiaries. Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “our operating partnership” refer to CNL Income Partners, LP, a Delaware limited partnership that is a wholly-owned subsidiary of the Company.

Each broker-dealer that receives exchange notes for its own account in the exchange offer for private notes that were acquired as a result of market-making or other trading activities must acknowledge that it will comply with the prospectus delivery requirements of the Securities Act in connection with any offer to resell or other transfer of the exchange notes issued in the exchange offer. The accompanying letter of transmittal relating to the exchange offer states that by so acknowledging and delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act of 1933, as amended, or the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in the exchange offer for private notes that were acquired by such broker-dealer as a result of market-making or other trading activities.

Any statements in this prospectus concerning the provisions of any document are not complete. References made to the copy of that document filed or incorporated or deemed to be incorporated by reference as an exhibit to the registration statement of which this prospectus is a part or otherwise filed with the Securities and Exchange Commission, or the SEC. Each statement concerning the provisions of any document is qualified in its entirety by reference to the document so filed.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that can be identified by the use of such words as “may,” “plan,” “expect,” “anticipate,” “intend,” “estimate,” “continue,” “believe,” predict,” “potential,” “would,” “should,” “could,” “seeks,” “approximately,” “projects” or the negative of such words. You can also identify forward-looking statements by discussions of strategy, objectives, plans or intentions of management for future operations or economic performance and related assumptions and forecasts.

We caution you that forward-looking statements are not guarantees. We believe that our expectations reflected in the forward-looking statements are based on our reasonable beliefs, assumptions and expectations of our future performance, and have taken into account all information currently available to us. Such beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of future economic, competitive and market conditions, all of which are difficult or impossible to predict accurately and many of which are beyond our control.

Important factors that could cause our actual results of operations and execution of our business strategy to differ materially from the expectations reflected in our forward-looking statements include, but are not limited to:

•	general economic, business and market conditions, and the real estate financing and securities markets in particular;

•	changes in federal, state and local laws and regulations;

•	increased competitive pressures;

•	our ability to invest the proceeds from this offering in a timely manner and our ability to locate suitable tenants and operators

•	interest rates;

•	the ability of our operators to operate our properties successfully and to fulfill their obligations; and

•	changing consumer habits and demographics.

We can give no assurance that any of the events anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on our results of operations and financial condition. In evaluating our forward-looking statements, you should specifically consider the risks and uncertainties discussed in the “Risk Factors” section of this prospectus. Except as required by law, we undertake no obligation to publicly revise our forward-looking statements to reflect events or circumstances that arise after the date of this prospectus.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and does not contain all the information that you should consider before exchanging the notes. You should read this entire document carefully, including the information under the heading “Risk Factors,” before making a decision to exchange your outstanding notes for exchange notes.

Our Company

We are a leading owner of lifestyle properties across the United States that we believe have the strong potential for long-term growth and income generation. We define lifestyle properties as those properties that reflect or are impacted by the social, consumption and entertainment values and choices of our society. Our investment thesis is supported by attractive demographic trends that we believe drive consumer demand for the various lifestyle asset classes on which we focus. As of March 31, 2011, we had a portfolio of 150 lifestyle properties, consisting of ski and mountain lifestyle properties, golf facilities, senior living facilities, attractions, marinas and additional lifestyle properties. Thirty-seven of our 150 properties are owned through unconsolidated joint ventures. For the year ended December 31, 2010, we generated total revenue of $304.4 million and had total assets of $2.7 billion.

We were organized on August 11, 2003. We operate as a real estate investment trust, or REIT. Our principal executive offices are located at 450 South Orange Avenue within the CNL Center at City Commons in Orlando, Florida 32801. Our telephone number is (407) 650-1000 and our internet address is www.cnllifestylereit.com. The information contained in or available through our website is not included or incorporated by reference in this prospectus.

Our Advisor

We have retained CNL Lifestyle Advisor Corporation, a Florida corporation, or the Advisor, as our advisor and have entered into an advisory agreement with the Advisor to provide us with management, advisory and administrative services. The Advisor has a fiduciary responsibility to us and to our stockholders. See “The Advisor and Advisory Agreement” of this prospectus for more information regarding our Advisor. References to CFG in this prospectus refer to CNL Financial Group, LLC, the parent of our Advisor.

Summary of the Terms of the Exchange Offer

The following summary contains basic information about the exchange offer. It does not contain all the information that may be important to you. For a more complete description of the exchange offer, you should read the discussions under the heading “The Exchange Offer.”

Exchange Notes	$400,000,000 aggregate principal amount of 7.250% Senior Notes due 2019. The terms of the exchange notes are identical to those of the private notes, except that the transfer restrictions and registration rights relating to the private notes will not apply to the exchange notes, and the exchange notes will not provide for the payment of additional interest in the event of a registration default.

Private Notes	$400,000,000 aggregate principal amount of 7.250% Senior Notes due 2019, which were issued in a private placement on April 5, 2011.

The Exchange Offer	We are offering to exchange the exchange notes for a like principal amount of the private notes.

In the exchange offer, we will exchange registered 7.250% Senior Notes due 2019 for the previously issued private 7.250% Senior Notes due 2019.

We will accept any and all private notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on , 2011. Holders may tender some or all of their private notes pursuant to the exchange offer. However, private notes may be tendered only in denominations of $2,000 and integral multiples of $1,000.

In order to be exchanged, an outstanding old note must be properly tendered and accepted. All private notes that are validly tendered and not withdrawn will be exchanged. As of the date of this prospectus, there are $400,000,000 aggregate principal amount of 7.250% Senior Notes due 2019 outstanding. We will issue exchange notes promptly after the expiration of the exchange offer. See “The Exchange Offer—Terms of the Exchange Offer.”

Registration Rights Agreement	In connection with the private placement of the private notes, we entered into a registration rights agreement with Jefferies & Company, Inc. and Merrill, Lynch, Pierce, Fenner & Smith Incorporated as representative of the initial purchasers. Under the registration rights agreement, you are entitled to exchange your private notes for exchange notes with substantially identical terms. This exchange offer is intended to satisfy these rights. After the exchange offer is complete, except as set forth in the next paragraph, you will no longer be entitled to any exchange or registration rights with respect to your private notes.

The registration rights agreement requires us to file a registration statement for a continuous offering in accordance with Rule 415 under the Securities Act for your benefit upon certain conditions, including if you are ineligible to participate in the exchange offer, provided that you indicate that you wish to have your private notes registered under the Securities Act.

Resales of the Exchange Notes	We believe that the exchange notes issued in the exchange offer may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act as long as:

(1)	you are acquiring the exchange notes in the ordinary course of your business;

(2)	you are not engaging in and do not intend to engage in a distribution of the exchange notes;

(3)	you do not have an arrangement or understanding with any person or entity to participate in the distribution of the exchange notes; and

(4)	you are not our “affiliate” as that term is defined in Rule 405 under the Securities Act.

Our belief is based on interpretations by the staff of the SEC, as set forth in no-action letters issued to third parties unrelated to us. We have not asked the staff for a no-action letter in connection with this exchange offer, however, and we cannot assure you that the staff would make a similar determination with respect to the exchange offer.

If you are an affiliate of ours, or are engaging in or intend to engage in or have any arrangement or understanding with any person to participate in the distribution of the exchange notes:

•	you cannot rely on the applicable interpretations of the staff of the SEC;
•	you will not be entitled to participate in the exchange offer; and
•	you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

Furthermore, any broker-dealer that acquired any of its private notes directly from us, in the absence of an exemption therefrom:

•

may not rely on the applicable interpretation of the staff of the SEC’s position contained in Exxon Capital Holdings Corp., SEC no-action letter (April 13, 1988), Morgan, Stanley & Co. Inc., SEC no-action letter (June 5, 1991) and Shearman & Sterling, SEC no-action letter (July 2, 1993); and

•	must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes. See “Plan of Distribution.”

Expiration Date	The exchange offer will expire at 5:00 p.m., New York City time, on , 2011, unless we decide to extend the exchange offer. We do not intend to extend the exchange offer, although we reserve the right to do so.

Conditions to the Exchange Offer	The exchange offer is subject to customary conditions, including that it not violate any applicable law or any applicable interpretation of the staff of the SEC. The exchange offer is not conditioned upon any minimum principal amount of private notes being tendered for exchange. See “The Exchange Offer—Conditions.”

Procedures for Tendering Private Notes	The private notes were issued as global securities in fully registered form without coupons. Beneficial interests in the private notes that are held by direct or indirect participants in The Depository Trust Company, or DTC, through certificateless depositary interests are shown on, and transfers of the private notes can be made only through, records maintained in book-entry form by DTC with respect to its participants.

If you wish to exchange your private notes for exchange notes pursuant to the exchange offer, you must transmit to Wilmington Trust FSB, as exchange agent, on or prior to the expiration of the exchange offer, either:
•

a computer-generated message transmitted through DTC’s Automated Tender Offer Program system, or ATOP, and received by the exchange agent and forming a part of a confirmation of book-entry transfer in which you acknowledge and agree to be bound by the terms of the letter of transmittal; or

•

a properly completed and duly executed letter of transmittal, which accompanies this prospectus, or a facsimile of the letter of transmittal, together with your private notes and any other required documentation, to the exchange agent at its address listed in this prospectus and on the front cover of the letter of transmittal.

If you cannot satisfy either of these procedures on a timely basis, then you should comply with the guaranteed delivery procedures described below.

By delivering a computer-generated message through DTC’s ATOP system, you will represent to us, as set forth in the letter of transmittal, among other things, that:

•	you are acquiring the exchange notes in the exchange offer in the ordinary course of your business;
•	you are not engaging in and do not intend to engage in a distribution of the exchange notes;
•	you do not have an arrangement or understanding with any person or entity to participate in the distribution of the exchange notes; and
•	you are not our affiliate.

Special Procedures for Beneficial Owners	If you are the beneficial owner of private notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and you wish to tender your private notes in the exchange offer, you should promptly contact the person in whose name your private notes are registered and instruct that person to tender on your behalf. If you wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your notes, either make appropriate arrangements to register ownership of the private notes in your name or obtain a properly completed bond power from the person in whose name your private notes are registered. The transfer of registered ownership may take considerable time. See “The Exchange Offer—Procedures for Tendering.”

Guaranteed Delivery Procedures	If you wish to tender your private notes and time will not permit the documents required by the letter of transmittal to reach the exchange agent before the expiration date for the exchange offer, or the procedure for book-entry transfer cannot be completed on a timely basis, you must tender your private notes according to the guaranteed delivery procedures described in this prospectus under the heading “The Exchange Offer—Guaranteed Delivery.”

Acceptance of Private Notes and Delivery of Exchange Notes	Except under the circumstances summarized above under “Conditions to the Exchange Offer,” we will accept for exchange any and all private notes that are properly tendered in the exchange offer prior to 5:00 p.m., New York City time, on the expiration date for the exchange offer. The exchange notes to be issued to you in an exchange offer will be delivered promptly following the expiration of the exchange offer. See “The Exchange Offer—Terms of the Exchange Offer.”

Withdrawal Rights	You may withdraw any tender of your private notes at any time prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer. We will return to you any private notes not accepted for exchange for any reason without expense to you as promptly as we can after the expiration or termination of the exchange offer. See “The Exchange Offer—Withdrawal of Tenders.”

Exchange Agent	Wilmington Trust FSB, the trustee under the indenture governing the notes, is serving as the exchange agent, or the Exchange Agent, in connection with the exchange offer.

Consequences of Failure to Exchange	If you do not participate or properly tender your private notes in the exchange offer:

•	you will retain private notes that are not registered under the Securities Act and that will continue to be subject to restrictions on transfer that are described in the legend on the private notes;
•	you will not be able, except in very limited instances, to require us to register your private notes under the Securities Act;
•

you will not be able to offer to resell or transfer your private notes unless they are registered under the Securities Act or unless you offer to resell or transfer them pursuant to an exemption under the Securities Act; and

•	the trading market for your private notes will become more limited to the extent that other holders of private notes participate in the exchange offer.

Federal Income Tax Consequences	Your exchange of private notes for exchange notes in the exchange offer will not result in any gain or loss to you for U.S. federal income tax purposes. See “Material United States Federal Income Tax Consequences.”

Summary of the Terms of the Exchange Notes

The summary below describes the principal terms of the exchange notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The “Description of Exchange Notes” section of this prospectus contains a more detailed description of the terms and conditions of the exchange notes.

Issuer	CNL Lifestyle Properties, Inc.

Notes Offered	$400,000,000 aggregate principal amount of 7.250% Senior Notes due 2019.

Maturity Date	The exchange notes will mature on April 15, 2019.

Interest Rate	The exchange notes bear interest at a rate of 7.250% per annum, accruing from the issue date of the notes.

Interest Payment Dates	Interest on the exchange notes is payable on April 15 and October 15 of each year, beginning on October 15, 2011.

Ranking	The exchange notes are our senior unsecured obligations and:

•	will be our general unsecured obligations;
•	will be pari passu in right of payment with all of our existing and future unsecured senior indebtedness;
•	will be senior in right of payment to any of our future subordinated indebtedness; and
•	will be unconditionally guaranteed by the guarantors.

However, the notes will be effectively subordinated to our guarantee of borrowings under our existing credit agreement to the extent of certain assets of Issuer that secure the payment of amounts due under our revolving credit facility.

Each guarantee of the notes:

•	will be a general unsecured obligation of the guarantor;
•	will be pari passu in right of payment with all existing and future unsecured senior indebtedness of the guarantor; and
•	will be senior in right of payment to any future subordinated indebtedness of that guarantor.

However, each guarantee of the notes will be effectively subordinated to all borrowings of that guarantor which are secured by certain assets of that guarantor that do not secure the notes. As of March 31, 2011, after giving effect to the offering of the private notes, we and our guarantors would have had approximately $176.2 million of secured indebtedness. In addition, not all of our subsidiaries will guarantee the notes. Also, CNL Village Retail Partnership, LP, a Delaware limited partnership, CNL Dallas Market Center, L.P., a Delaware limited partnership, and CC3 Acquisition LLC, a Delaware limited liability company, and their respective subsidiaries (which are not consolidated subsidiaries of ours as of the date the indenture) are not guarantors and are not subject to any of the obligations and covenants described hereunder. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor subsidiaries, the non-guarantor subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to us.

Optional Redemption

On or after April 15, 2015, we may redeem some or all of the notes at redemption prices that decrease over time, plus accrued and unpaid interest and special interest, if any, to the redemption date as further described under the heading “Description of Exchange Notes — Optional Redemption” of this prospectus.

We may redeem some or all of the notes prior to April 15, 2015, at a price equal to 100% of the principal amount of the notes redeemed plus accrued and unpaid interest and special interest to the date of redemption and a “make whole” premium, as described in this prospectus.

In addition, prior to April 15, 2014, we may redeem up to 35% of the aggregate principal amount of the outstanding notes with the net proceeds of one or more equity offerings at a redemption price equal to 107.250% of the principal amount thereof, plus accrued and unpaid interest and special interest, if any, to the date of redemption, provided that, following such redemption, at least 65% of the aggregate principal amount of the notes originally issued under the indenture remains outstanding.

Change of Control	If we experience a change of control (as defined in the indenture governing the notes), each holder of notes will have the right to require us to repurchase all or any part of its notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest and special interest, if any, to the date of purchase. See “Description of Exchange Notes — Repurchase at the Option of Holders — Change of Control.”

Asset Sale Offer	If we engage in certain asset sales, and within 360 days of receipt of the net proceeds from such asset sale we do not reinvest such proceeds in the business or otherwise use such proceeds as required by the indenture, we may be required to use the net cash proceeds from such sales to make an offer to repurchase notes with such proceeds. The purchase price of each note so purchased will be 100% of its principal amount, plus accrued and unpaid interest and special interest, if any, to the date of purchase, prepayment or redemption. See “Description of Exchange Notes — Repurchase at the Option of Holders — Asset Sales.”

Certain Covenants	The indenture governing the notes contains covenants that, among other things, limit our and any restricted subsidiaries’ ability to:

•	transfer or sell assets;
•	pay dividends or make certain distributions, buy subordinated indebtedness or securities, make certain investments or make other restricted payments;
•	incur or guarantee additional indebtedness or issue preferred stock;
•	incur dividend or other payment restrictions affecting restricted subsidiaries;
•	consummate a merger, consolidation or sale of all or substantially all our assets;
•	enter into transactions with affiliates;
•	engage in business other than a business that is the same or similar to our current business or a reasonably related extension thereof; and
•	make certain acquisitions or investments.

Additionally, the indenture requires us to maintain at all times total unencumbered assets of not less than 150% of the aggregated principal amount of our and our restricted subsidiaries unsecured indebtedness. These covenants are subject to a number of important exceptions and qualifications. See “Description of Exchange Notes — Repurchase at the Option of Holders” and “Description of Exchange Notes — Certain Covenants” in this prospectus.

Use of Proceeds	We will not receive any cash proceeds from the issuance of the exchange notes pursuant to the exchange offer. In consideration for issuing the exchange notes as contemplated in this prospectus, we will receive in exchange a like principal amount of outstanding private notes, the terms of which are identical in all material respects to the exchange notes. The outstanding private notes surrendered in exchange for the exchange notes will be retired and cancelled and cannot be reissued. We have agreed to bear the expenses of the exchange offer. No underwriter is being used in connection with the exchange offer. See “Use of Proceeds.”

No Public Market; No Listing	The exchange notes are new issues of securities and will not be listed on any securities exchange or included in any automated quotation system. There is currently no established market for the notes. The exchange notes will generally be freely transferable. Accordingly, a market for the notes, or, if issued, the exchange notes, may not develop, or if one does develop, it may not provide adequate liquidity. The initial purchasers have advised us that they currently intend to make a market for the notes as permitted by applicable laws and regulations. However, the initial purchasers are not obligated to do so and may discontinue any such market making activities without any notice.

Risk Factors	Investing in the exchange notes involves substantial risks. See “Risk Factors” beginning on page 9 for a discussion of certain factors you should consider in evaluating an investment in the exchange notes.

For additional information regarding the exchange notes, see the “Description of Exchange Notes” section of this prospectus.

RISK FACTORS

You should carefully consider the following risk factors in addition to the other information included in this prospectus before tendering your outstanding notes in the exchange offer. If any of the following risks actually occur, our business, financial condition, prospects, results of operations or cash flow could be materially and adversely affected. Additional risks or uncertainties not currently known to us, or that we currently deem immaterial, may also impair our business operations. We cannot assure you that any of the events discussed in the risk factors below will not occur and if such events do occur, you may lose all or part of your investment in the notes.

Risks Related to the Exchange Notes

Our substantial level of indebtedness could adversely affect our financial condition and prevent us from fulfilling our obligations under the notes.

As of March 31, 2011, after giving effect to the offering of the private notes and the application of the net proceeds therefrom, (i) on a consolidated basis, we would have had (a) approximately $863.2 million of debt outstanding, including the notes, of which approximately $463.2 million would have ranked effectively senior to the notes to the extent of the value of the assets securing such debt and (b) $85.0 million of availability under our revolving credit facility; and (ii) our non-guarantor subsidiaries would have had approximately $348.7 million in secured debt. Borrowings under our revolving credit facility effectively rank senior to the notes to the extent of the value of the assets securing such debt. The notes are also effectively subordinated to existing and future indebtedness of our non-guarantor subsidiaries and have no direct claim against such subsidiaries or their assets. Our substantial level of indebtedness increases the risk that we may be unable to generate cash sufficient to pay amounts due in respect of our indebtedness, including the notes. Our substantial level of indebtedness could have other important consequences for your investment in the notes and significant effects on our business. For example, our level of indebtedness and the terms of our debt agreements may:

•

make it more difficult for us to satisfy our financial obligations under the notes, our other indebtedness and our contractual and commercial commitments and increase the risk that we may default on our debt obligations;

•	prevent us from raising the funds necessary to repurchase notes tendered to us if there is a change of control, which would constitute a default under the indenture governing the notes;

•	heighten our vulnerability to downturns in our business, our industry or in the general economy and restrict us from exploiting business opportunities or making acquisitions;

•	limit management’s discretion in operating our business;

•

require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flow to fund working capital, capital expenditures, and other general corporate purposes;

•	place us at a competitive disadvantage compared to our competitors that have less debt;

•	limit our ability to borrow additional funds; and

•	limit our flexibility in planning for, or reacting to, changes in our business, the industry in which we operate or the general economy.

Each of these factors may have a material and adverse effect on our financial condition and viability. Our ability to make payments with respect to the notes and to satisfy our other debt obligations will depend on our future operating performance, which will be affected by prevailing economic conditions and financial, business and other factors affecting our Company and industry, many of which are beyond our control. In addition, the indenture contains financial and other restrictive covenants that will limit our ability to engage in activities that may be in our long-term best interests. Our failure to comply with those covenants could result in an event of default that, if not cured or waived, could result in the acceleration of all of our debts.

Despite existing debt levels, we may still be able to incur substantially more debt, which would increase the risks associated with our leverage.

Even with our existing debt levels, we and our subsidiaries may be able to incur substantial amounts of additional debt in the future, including debt under existing and future credit facilities, some or all of which may be secured and therefore would rank effectively senior to the notes. As of March 31, 2011 after giving effect to the offering of the private notes, we would have had $85.0 million of availability under our revolving credit facility. In addition, the indenture governing the notes allows us to issue additional notes under certain circumstances, which will also be guaranteed by the guarantors. Although the terms of the notes will limit our ability to incur additional debt, these terms do not and will not prohibit us from incurring substantial amounts of additional debt for specific purposes or under certain circumstances. If new debt is added to our and our subsidiaries’ current debt levels, the related risks that we and they now face could intensify and could further exacerbate the risks associated with our leverage.

We may not be able to generate sufficient cash flow to meet our debt service and other obligations, including the notes, due to events beyond our control.

Our ability to generate cash flows from operations and to make scheduled payments on or refinance our indebtedness, including the notes, and to fund working capital needs and planned capital expenditures will depend on our future financial performance and our ability to generate cash in the future. Our future financial performance will be affected by a range of economic, financial, competitive, business and other factors that we cannot control, such as general economic, legislative, regulatory and financial conditions in our industry, the economy generally or other risks summarized here. A significant reduction in operating cash flows resulting from changes in economic, legislative or regulatory conditions, increased competition or other events beyond our control could increase the need for additional or alternative sources of liquidity and could have a material adverse effect on our business, financial condition, results of operations, prospects and our ability to service our debt and other obligations, including the notes. If we are unable to service our indebtedness or to fund our other liquidity needs, we may be forced to adopt an alternative strategy that may include actions such as reducing or delaying capital expenditures, selling assets, restructuring or refinancing our indebtedness, seeking additional capital, or any combination of the foregoing. If we raise additional debt, it would increase our interest expense, leverage and our operating and financial costs. We cannot assure you that any of these alternative strategies could be effected on satisfactory terms, if at all, or that they would yield sufficient funds to make required payments on the notes and our other indebtedness or to fund our other liquidity needs. Reducing or delaying capital expenditures or selling assets could delay future cash flows. In addition, the terms of existing or future debt agreements, including the indenture governing the notes, may restrict us from adopting any of these alternatives. We cannot assure you that our business will generate sufficient cash flows from operations or that future borrowings will be available in an amount sufficient to enable us to pay our indebtedness, including the notes, or to fund our other liquidity needs.

The failure to generate sufficient cash flow or to effect any of these alternatives could significantly adversely affect the value of the notes and our ability to pay amounts due under the notes. If for any reason we are unable to meet our debt service and repayment obligations, including under the notes, we would be in default under the terms of the agreements governing our indebtedness, which would allow our creditors at that time to declare all outstanding indebtedness to be due and payable. This would likely in turn trigger cross-acceleration or cross-default rights between our applicable debt agreements. Under these circumstances, our lenders could compel us to apply all of our available cash to repay our borrowings or they could prevent us from making payments on the notes. In addition, these lenders could then seek to foreclose on our assets that are their collateral. If the amounts outstanding under the notes were to be accelerated, or were the subject of foreclosure actions, we cannot assure you that our assets would be sufficient to repay in full the money owed to the lenders or to our other debt holders, including you as a noteholder.

The indenture governing the notes imposes significant operating and financial restrictions on us and our subsidiaries that may prevent us from pursuing certain business opportunities and restrict our ability to operate our business.

The indenture governing the notes contains covenants that restrict our and our restricted subsidiaries’ ability to take various actions, such as:

•	transferring or selling assets;

•	paying dividends or distributions, buying subordinated indebtedness or securities, making certain investments or making other restricted payments;

•	incurring or guaranteeing additional indebtedness or issuing preferred stock;

•	incurring dividend or other payment restrictions affecting restricted subsidiaries;

•	consummating a merger, consolidation or sale of all or substantially all our assets;

•	entering into transactions with affiliates;

•	engaging in business other than a business that is the same or similar to our current business or a reasonably related extension thereof; and

•	designating subsidiaries as unrestricted subsidiaries.

Additionally, the indenture requires us to maintain at all times total unencumbered assets of not less than 150% of the aggregated principle amount of our and our restricted subsidiaries unsecured indebtedness.

We may also be prevented from taking advantage of business opportunities that arise if we fail to meet certain ratios or because of the limitations imposed on us by the restrictive covenants under the indenture governing the notes. The restrictions contained in the indenture governing the notes may also limit our ability to plan for or react to market conditions, meet capital needs or otherwise restrict our activities or business plans and adversely affect our ability to finance our operations, enter into acquisitions, execute our business strategy, effectively compete with companies that are not similarly restricted or engage in other business activities that would be in our interest. In the future, we may also incur debt obligations that might subject us to additional and different restrictive covenants that could affect our financial and operational flexibility. We cannot assure you that we will be granted waivers or amendments to the indenture governing the notes if for any reason we are unable to comply with the indenture, or that we will be able to refinance our debt on acceptable terms or at all should we seek to do so.

Our ability to comply with these covenants will likely be affected by events beyond our control, and we cannot assure you that we will satisfy those requirements. A breach of any of these provisions could result in a default under our credit facility, the indenture governing the notes or any future credit facilities we may enter into, which could allow all amounts outstanding thereunder to be declared immediately due and payable, subject to the terms and conditions of the documents governing such indebtedness. If we were unable to repay the accelerated amounts, our secured lenders could proceed against the collateral granted to them to secure such indebtedness. This would likely in turn trigger cross-acceleration and cross-default rights under any other credit facilities and indentures, if any then exist governing the notes and the terms of our other indebtedness outstanding at such time. If the amounts outstanding under the notes or any other indebtedness outstanding at such time were to be accelerated or were the subject of foreclosure actions, we cannot assure you that our assets would be sufficient to repay in full the money owed to the lenders or to our other debt holders, including you as a holder of notes.

We may not be able to repurchase the notes upon a change of control or to make an offer to repurchase the notes in connection with an asset sale as required by the indenture.

Upon the occurrence of specific types of change of control events, we will be required to offer to repurchase all of the outstanding notes at a price equal to 101% of the aggregate principal amount of the notes repurchased, plus accrued and unpaid interest and additional interest, if any, up to, but not including the date of repurchase. In addition, in connection with certain asset sales, we will be required to offer to repurchase all of the notes at a price equal to 100% of the principal amount, plus accrued and unpaid interest and additional interest, if any, up to, but not including the date of repurchase. We may not have sufficient funds available to repurchase all of the notes tendered pursuant to any such offer and any other debt that would become payable upon a change of control or in connection with such an asset sale offer. Any of our current or future debt agreements may also limit our ability to repurchase the notes until all such debt is paid in full. Our failure to purchase the notes would be a default under the indenture, which would in turn likely trigger a default under any future credit facility and the terms of our other indebtedness outstanding at such time. Any requirement to offer to repurchase outstanding notes may therefore require us to refinance our other outstanding debt, which we may not be able to accomplish on commercially reasonable terms, if at all. These repurchase requirements may also delay or make it more difficult for others to obtain control of our Company. Finally, the definition of change of control includes a phrase relating to the sale or other transfer of “all or substantially all” of the properties or assets of the Company and its subsidiaries, taken as a whole. There is no precise definition of that phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of “all or substantially all” of the assets of the Company, and therefore it may be unclear as to whether a change of control has occurred and whether the holders of the notes have the right to require us to repurchase such notes. In addition, certain important corporate events, such as leveraged recapitalizations that would increase the level of our indebtedness, would not constitute a “Change of Control” under the indenture. See “Description of Exchange Notes — Repurchase at the Option of Holders.”

The notes and the guarantees will be effectively subordinated to our and the guarantors’ existing and future secured debt to the extent of the value of the collateral securing such debt.

The notes will be our senior unsecured obligations and the indebtedness evidenced by the subsidiary guarantees will be the senior unsecured indebtedness of the applicable guarantor. The notes rank equal in right of payment with all of our existing and future senior indebtedness and senior to all of our existing and future subordinated indebtedness. However, the notes will be effectively subordinated to all of our existing and future indebtedness, including our obligations under our revolving credit facility and any future secured credit facility, to the extent of the value of the assets securing such secured liabilities and indebtedness, and the notes will also be effectively subordinated to the existing and future indebtedness of our non-guarantor subsidiaries. The guarantees will rank equal in right of payment with all existing and future indebtedness of such guarantor, and senior to all existing and future subordinated indebtedness of such guarantor. The guarantees will also be effectively subordinated to any secured liabilities and indebtedness of such guarantor, including the obligations of such guarantor under our credit facility and any future secured credit facility (including related hedging obligations), to the extent of the value of such guarantor’s assets securing such secured indebtedness, and the guarantees will also be effectively subordinated to the existing and future indebtedness of our non-guarantor subsidiaries. Debt outstanding under any future secured credit facility will generally be secured by a first priority security interest in the assets securing such indebtedness. As of March 31, 2011, after giving effect to the offering of the private notes and the use of proceeds therefrom, we and the guarantors would have had approximately $176.2 million of secured indebtedness.

In the event of any distribution or payment on our assets in a bankruptcy, liquidation, reorganization, dissolution or other winding up involving us or any of our subsidiaries, holders of secured indebtedness will have a prior claim to those assets that constitute their collateral, and the holders of the notes will participate in the distribution or payment of our or our guarantor’s remaining assets ratably with all holders of our unsecured indebtedness that is deemed to be of the same class as the notes, and potentially with all of our other general creditors, based upon the respective amounts owed to each holder or creditor. Upon the occurrence of any of these events, there may not be sufficient funds to pay amounts due on the notes.

The notes are effectively subordinated to the liabilities of our subsidiaries that do not guarantee the notes.

Many of our subsidiaries will not guarantee the notes. To the extent that any of our subsidiaries do not guarantee the notes, the notes will be structurally subordinated to all existing and future obligations, including indebtedness, of such non-guarantor subsidiaries. The claims of creditors of the non-guarantor subsidiaries, including trade creditors, will have priority as to the assets of those subsidiaries.

As of March 31, 2011 after giving effect to the offering of the private notes, and the application of the proceeds therefrom, the notes would have been effectively subordinated to approximately $404.4 million of liabilities (including trade payables) of our non-guarantor subsidiaries.

We are permitted to create unrestricted subsidiaries, which will not be subject to any of the covenants in the indenture, and we may not be able to rely on the cash flow or assets of those unrestricted subsidiaries to pay our indebtedness.

Unrestricted subsidiaries are not subject to the covenants under the indenture governing the notes. Unrestricted subsidiaries may enter into financing arrangements that limit their ability to make loans or other payments to fund payments in respect of the notes. Accordingly, we may not be able to rely on the cash flow or assets of unrestricted subsidiaries to pay any of our indebtedness, including the notes.

We may choose to redeem the notes when prevailing interest rates are relatively low.

We may choose to redeem the notes from time to time, especially when prevailing interest rates are lower than the rate borne by the notes. If prevailing rates are lower at the time of redemption, you would not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate on the notes being redeemed. Our redemption right also may adversely impact your ability to sell your notes as the optional redemption date or period approaches.

Federal, state and foreign fraudulent transfer laws may permit a court to avoid the notes and the guarantees, subordinate claims in respect of the notes and the guarantees and require noteholders to return payments received. If this occurs, noteholders may not receive any payments on the notes.

Federal, state and foreign fraudulent transfer and conveyance statutes may apply to the issuance of the notes and the incurrence of any guarantees. Under federal bankruptcy law and comparable provisions of state fraudulent transfer or conveyance laws, which may vary from state to state and be different from other applicable foreign jurisdictions, the notes or guarantees could be avoided as a fraudulent transfer or conveyance if, among other things, (1) we or any of the guarantors, as applicable, issued the notes or incurred the guarantees with the intent of hindering, delaying or defrauding creditors or (2) we or any of the guarantors, as applicable, received less than reasonably equivalent value or fair consideration in return for either issuing the notes or incurring the guarantees and, in the case of (2) only, one of the following is also true at the time thereof:

•	we or any of the guarantors, as applicable, were insolvent or rendered insolvent by reason of the issuance of the notes or the incurrence of the guarantees;

•	the issuance of the notes or the incurrence of the guarantees left us or any of the guarantors, as applicable, with an unreasonably small amount of capital to carry on the business;

•	we or any of the guarantors intended to, or believed that we or such guarantor would, incur debts beyond our or such guarantor’s ability to pay such debts as they mature; or

•

we or any of the guarantors was a defendant in an action for money damages, or had a judgment for money damages docketed against us or such guarantor if, in either case, after final judgment, the judgment is unsatisfied.

A court would likely find that we or a guarantor did not receive reasonably equivalent value or fair consideration for the notes or such guarantees if we or such guarantor did not substantially benefit directly or indirectly from the issuance of the notes or the applicable guarantees. As a general matter, value is given for a transfer or an obligation if, in for the transfer or obligation, property is transferred or an antecedent debt is secured or satisfied. A debtor will generally not be considered to have received value in connection with a debt offering if the debtor uses the proceeds of that offering to make a dividend payment or otherwise retire or redeem equity securities issued by the debtor. We cannot be certain as to the standards a court would use to determine whether or not we or the guarantors were solvent at the relevant time or, regardless of the standard that a court uses, that the issuance of the guarantees would not be further subordinated to our other debt or the debt of the guarantors. Generally, however, an entity would be considered insolvent if, at the time it incurred indebtedness:

•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all its assets;

•

the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

On the basis of historical financial information, recent operating history and other factors, we believe that each guarantor, after giving effect to its guarantee of the notes, will not be insolvent, will not have unreasonably small capital for the business in which it is engaged and will not have incurred debts beyond its ability to pay such debts as they mature. We cannot assure you, however, as to what standard a court would apply in making these determinations or that a court would agree with our conclusions in this regard.

If a court were to find that the issuance of the notes or the incurrence of the guarantee was a fraudulent transfer or conveyance, the court could avoid the payment obligations under the notes or such guarantee or further subordinate the notes or such guarantee to our presently existing and future indebtedness or of the related guarantor, or require the holders of the notes to repay any amounts received with respect to such guarantee. In the event of a finding that a fraudulent transfer or conveyance occurred, noteholders may not receive any repayment on the notes. Further, the avoidance of the notes could result in an event of default with respect to our other debt that could result in acceleration of such debt.

Although the guarantee entered into by the guarantor will contain a provision intended to limit that guarantor’s liability to the maximum amount that it could incur without causing the incurrence of obligations under its guarantee to be a fraudulent transfer, this provision may not be effective to protect that guarantee from being avoided under fraudulent transfer law, or may reduce the guarantor’s obligation to an amount that effectively makes its guarantee worthless.

If the guarantee by the subsidiary guarantor is not enforceable, the notes would be effectively subordinated to all liabilities of the subsidiary guarantor, including trade payables. In the event of a bankruptcy, liquidation or reorganization of any of our non-guarantor subsidiaries, holders of their indebtedness and their trade creditors will generally be entitled to payment of their claims from the assets of those subsidiaries before any assets are made available for distribution to us.

An active trading market may not develop for the exchange notes.

The failure of a market developing for the exchange notes could affect the liquidity and value of the exchange notes and you may not be able to sell the exchange notes readily, or at all, or at or above the price that you paid. We do not intend to apply for listing the exchange notes on any securities exchange and we cannot assure you that an active trading market will develop for the exchange notes. We cannot assure you that any market for the exchange notes will develop, or if one does develop, that it will be liquid. If the notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our credit rating, our operating performance and financial condition and other factors. If an active trading market does not develop, the market price and liquidity of the notes may be adversely affected. As a result, we cannot ensure you that you will be able to sell any of the notes at a particular time, at attractive prices, or at all. Thus, you may be required to bear the financial risk of your investment in the notes indefinitely.

If a trading market were to develop, future trading prices of the exchange notes may be volatile and will depend on many factors, including:

•	our operating performance and financial condition or prospects;

•	the prospects for companies in our industry generally;

•	the number of holders of the exchange notes;

•	prevailing interest rates;

•	the interest of securities dealers in making a market for them; and

•	the market for similar securities and the overall securities market.

The trading prices of the exchange notes and the availability, costs and terms and conditions of our debt will be directly affected by our credit rating.

The exchange notes will be, and any of our future debt instruments may be, publicly rated by Moody’s Investors Service, Inc., or Moody’s, Standard & Poor’s Rating Services, or S&P, and other independent rating agencies. A security rating is not a recommendation to buy, sell or hold securities. These public debt ratings may affect our ability to raise debt. Any future downgrading of the exchange notes or our debt by Moody’s and S&P or another rating agency may affect the cost and terms and conditions of our financings and could adversely affect the value and trading price of the exchange notes.

Credit rating agencies continually revise their ratings for companies that they follow, including us. Any ratings downgrade could adversely affect the trading price of the exchange notes or the trading market for the notes to the extent a trading market for the exchange notes develops.

Our management will have broad discretion in allocating the net proceeds of the offering of the private notes and we will pay fees to our Advisor on acquisitions made with such net proceeds.

Our management has significant flexibility in applying the net proceeds we received in the offering of the private notes. Because the net proceeds are not required to be allocated to any specific investment or transaction, you cannot determine at this time the value or propriety of our application of the net proceeds, and you may not agree with our decisions. In addition, our use of the net proceeds from this offering may not yield a significant return or any return at all. The failure by our management to apply these funds effectively could have a material adverse effect on our financial condition, results of operations, business or prospects. See “Use of Proceeds.” Under the terms of the Advisory Agreement, our Advisor is entitled to receive a fee of 3% of the loan proceeds received by us for services in connection with the incurrence of debt from lines of credit and other financing that is used to acquire properties or to make or acquire loans or other permitted investments. We paid our Advisor a fee of $7.3 million in connection with the net proceeds we received from the offering and sale of the private notes.

The trading price of the exchange notes may be volatile.

Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the notes. Any such disruptions could adversely affect the prices at which you may sell your notes or the exchange notes, if they are issued. In addition, subsequent to their initial issuance, the exchange notes may trade at a discount from the initial offering price of the notes or the exchange notes, if they are issued, depending on the prevailing interest rates, the market for similar notes, our performance and other factors, many of which are beyond our control.

If a bankruptcy petition were filed by or against us, holders of exchange notes may receive a lesser amount for their claim than they would have been entitled to receive under the indenture governing the exchange notes.

If a bankruptcy petition were filed by or against us under the U.S. Bankruptcy Code after the issuance of the exchange notes, the claim by any holder of the exchange notes for the principal amount of the notes may be limited to an amount equal to the original issue price for the exchange notes. Accordingly, holders of the exchange notes under these circumstances may receive a lesser amount than they would be entitled to receive under the terms of the indenture governing the exchange notes, even if sufficient funds are available.

Risks Related to the Exchange Offer

If you fail to exchange your private notes, they will continue to be restricted securities and may become less liquid.

Notes that you do not tender or that we do not accept will, following the exchange offer, continue to be restricted securities, and you may not offer to sell them except under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We will issue the exchange notes in exchange for the private notes in the exchange offer only following the satisfaction of the procedures and conditions set forth in “The Exchange Offer—Procedures for Tendering.” Because we anticipate that most holders of the private notes will elect to exchange their outstanding notes, we expect that the liquidity of the market for the private notes remaining after the completion of the exchange offer will be substantially limited. Any private notes tendered and exchanged in the exchange offer will reduce the aggregate principal amount of the outstanding private notes at maturity. Further, following the exchange offer, if you did not tender your private notes, you generally will not have any further registration rights, and such notes will continue to be subject to certain transfer restrictions.

Broker-dealers may become subject to the registration and prospectus delivery requirements of the Securities Act, and any profit on the resale of the exchange notes may be deemed to be underwriting compensation under the Securities Act.

Any broker-dealer that acquires exchange notes in the exchange offer for its own account in exchange for private notes that it acquired through market-making or other trading activities must acknowledge that it will comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction by that broker-dealer. Any profit on the resale of the exchange notes and any commission or concessions received by a broker-dealer may be deemed to be underwriting compensation under the Securities Act.

You may not receive the exchange notes in the exchange offer if the exchange offer procedures are not properly followed.

We will issue the exchange notes in exchange for your private notes only if you properly tender such notes before expiration of the exchange offer. Neither we nor the exchange agent is under any duty to give notification of defects or irregularities with respect to the tenders of the private notes for exchange. If you are the beneficial holder of private notes that are held through your broker, dealer, commercial bank, trust company or other nominee, and you wish to tender such notes in the exchange offer, you should promptly contact the person through whom your private notes are held and instruct that person to tender on your behalf.

Risks Related to the Company

Because we rely on affiliates of our Advisor for advisory and property management, if these affiliates or their executive officers and other key personnel are unable to meet their obligations to us, we may be required to find alternative providers of these services, which could disrupt our business.

CFG, through one or more of its respective affiliates or subsidiaries, owns and controls our Advisor. In the event that any of these affiliates are unable to meet their obligations to us, we might be required to find alternative service providers, which could disrupt our business by causing delays and/or increasing our costs.

A loss of our key personnel could delay or hinder implementation of certain investment strategies, which could adversely affect our ability to pay amounts due on our indebtedness, including the notes.

Our success depends to a significant degree upon the contributions of James M. Seneff, Jr., our chairman, Robert A. Bourne, our vice chairman, R. Byron Carlock, Jr., our chief executive officer, and Joseph T. Johnson, our chief accounting officer and principal financial officer, each of whom would be difficult to replace. If any of these key personnel were to cease their affiliation with us or our affiliates, we may be unable to find suitable replacement personnel, and our operating results could suffer as a result. We believe that our future success depends, in large part, upon our Advisor’s ability to hire and retain highly skilled managerial, operational and marketing personnel. Competition for such personnel is intense, and our Advisor may be unsuccessful in attracting and retaining such skilled personnel.

There may be conflicts of interest because of interlocking boards of directors with affiliated companies.

Mr. Seneff and Mr. Bourne serve as our chairman and vice chairman, respectively, and as directors of our board, and concurrently serve as directors of CNL Properties Trust, Inc., or CPT, a newly formed corporation that intends to operate as a REIT and is sponsored by CFG. CPT has similar investment strategies and objectives and intends to acquire assets in several of the asset classes in which we invest. CPT has currently filed a registration statement with the SEC for the sale of shares of its common stock to the public. Mr. Seneff also currently serves as chairman and a director for CNL Macquarie Global Growth Trust, Inc. and for Macquarie CNL Global Income Trust, Inc, two other non-traded REITs which are co-sponsored by CFG. These directors may experience conflicts of interest in managing us because they also have management responsibilities for these affiliated entities, which invest in and may invest in properties in the same markets as our properties.

There will be competing demands on our officers and directors and they may not devote all of their attention to us which could have a material adverse effect on our business and financial condition.

Our directors, Mr. Seneff and Mr. Bourne are also officers and directors of our Advisor and other affiliated entities and may experience conflicts of interest in managing us because they also have management responsibilities for other companies including companies that may invest in some of the same types of assets in which we may invest. In addition, substantially all of the other companies that they work for are affiliates of us and/or our Advisor. Our independent directors also are independent directors of CPT. For these reasons, all of these individuals will share their management time and services among those companies and us and will not devote all of their attention to us and could take actions that are more favorable to the other companies than to us.

In addition, Mr. Carlock, our chief executive officer, and Mr. Johnson, our chief accounting officer and principal financial officer, and our other officers serve as officers of, and are expected to devote significant time to CPT and may serve as officers of, and devote time to, other companies which may be affiliated with us in the future. These officers may experience conflicts of interest in managing us because they also have management responsibilities for CPT. For these reasons, these officers will share their management time and services among CPT and us and will not devote all of their attention to us and could take actions that are more favorable to CPT than to us.

Other real estate investment programs sponsored by CFG use investment strategies that are similar to ours. Our advisor and its affiliates and their and our executive officers will face conflicts of interest relating to the purchase and leasing of properties and other investments, and such conflicts may not be resolved in our favor.

One or more real estate investment programs sponsored by CFG may be seeking to invest in properties and other real estate-related investments similar to the assets we are seeking to acquire. In addition to CPT, CFG has two other public active real estate investment programs which have investment strategies similar to ours. All of these programs invest in commercial properties. As a result, we may be buying properties and other real estate-related investments at the same time as other programs sponsored by CFG and managed by the executive officers of our Advisor or its affiliates are also buying properties and other real estate-related investments. We cannot assure you that properties we want to acquire will be allocated to us in this situation. CFG is not required to allocate each prospective investment to our Advisor for review. Our Advisor may choose a property that provides lower returns to us than a property allocated to another program sponsored by CFG. In addition, we may acquire properties in geographic areas where other programs sponsored by CFG own properties. If one of such other programs sponsored by CFG attracts a tenant that we are competing for, we could suffer a loss of revenue due to delays in locating another suitable tenant. You will not have the opportunity to evaluate the manner in which these conflicts of interest are resolved before or after making your investment.

Our articles of incorporation provide that in the event that our shares of common stock are not listed on a national securities exchange or quoted on the national market system of the NASDAQ stock market prior to December 15, 2015, the corporate existence of our company shall automatically terminate and dissolve on that date and we shall thereafter undertake an orderly disposition of our assets.

Our articles of incorporation provide that unless our shares of common stock shall have been listed on a national securities exchange by December 31, 2015, our corporate existence will terminate and we will be required to undertake an orderly disposition of our assets and dissolution. Our board has announced that it will commence an evaluation of its strategic options between now and 2015 and will either list, merge or terminate by December 31, 2015. Depending on the ultimate determination by our board, an event of default could occur under the notes and noteholders would be entitled to the net proceeds arising from the disposition of our assets in accordance with their priority among creditors up to an amount equal to the outstanding principal and accrued interest on the notes. In such an event, the value at which our assets, including our properties, could be sold for cash or otherwise might be lower than the book value or market value of such assets absent such circumstances. There can be no assurance that the proceeds of the sales of our assets upon dissolution available to the holders of the notes would be sufficient to satisfy the amount of principal and accrued and unpaid interest due in respect thereof, or of the timing of any such repayment and distribution.

Real Estate and Other Investment Risks

The economic environment and general market conditions in recent years have affected certain of the lifestyle properties in which we invest. A continuation of such conditions could adversely affect our financial condition and results of operations.

The recent economic and market conditions have affected the value and operating performance of certain of our properties, resulted in tenant defaults, losses on lease terminations, loan loss provisions and impairment charges. Continued or worsening global economic conditions including unemployment rates, the effects of unrest in the Middle East and rising oil prices, inflationary risk and rising costs, and a lack of consumer confidence with decreased consumer spending, could result in additional losses to us and have a negative impact on our results of operations, and we may not have sources of cash available to us in an amount sufficient to enable us to pay amounts due on our indebtedness, including the notes.

The economic environment has affected certain of our tenants’ ability to make rental payments to us in accordance with their lease agreement.

Some of our tenants have experienced difficulties or have been unable to obtain working capital lines of credit or renew their existing lines of credit due to the current state of the economy and the capital markets which impacted their ability to pay the full amount of rent due under their leases. As a result, we restructured the leases for certain tenants such that the rents are paid on a seasonal schedule with most, if not all, of the rent being paid during the tenants’ seasonally busy period. In other cases, we restructured the lease terms to allow for rent deferrals or reductions for a period of time to provide temporary relief that then become payable in later periods of the lease term. In addition, we have refunded security deposits which must be replaced up to specified amounts and have provided lease allowances. The rent deferrals granted, the security deposits refunded and lease allowances paid directly reduced our cash flows from operating activities. Other restructures, such as the reductions in lease rates and the future amortization of lease allowances against rental income have reduced, and will continue to reduce, our net operating results and cash flows in current and future periods. Any significant reduction in our cash flow may cause us not to have sources of cash available to us in an amount sufficient to enable us to pay amounts due on our indebtedness, including the notes.

Our operating results will experience seasonal fluctuations on properties in which we have engaged third-party managers to operate the properties on our behalf.

In certain circumstances, we have engaged third-party managers to operate the properties on our behalf as a result of tenant defaults or utilizing the taxable REIT subsidiary leasing structure. In these situations, we recognize the properties’ operating revenues and expenses in our consolidated financial statements and may be subject to more direct operating risk. In addition, certain of our managed properties are seasonal in nature due to geographic location, climate and weather patterns. These properties will likely generate net operating losses during their non-peak months while generating most, if not all, of their operating income during their peak operating season. Our consolidated operating results will fluctuate quarter to quarter depending on the number and types of properties being managed by third-party operators and the seasonal results of those properties.

We will be exposed to various operational risks, liabilities and claims with respect to the properties that we have engaged third-party managers to operate on our behalf which may adversely affect our operating results.

With respect to the properties that are managed by third-party operators, we are exposed to various operational risks, liabilities and claims in addition to those generally applicable to ownership of real property. These risks include the operator’s inability to manage the properties and fulfill its obligations, increases in labor costs and services, cost of energy, insurance, operating supplies and litigation costs relating to accidents or injuries at the properties. Although we maintain reasonable levels of insurance, we cannot be certain the insurance will adequately cover all litigation costs relating to accidents or inquires. Any one or a combination of these factors, together with other market and conditions beyond our control, could result in operating deficiencies at our managed properties which could have a material effect on our operating results, and our ability to pay amounts due on our indebtedness, including the notes.

Because our revenues are highly dependent on lease payments from our properties and interest payments from loans that we make, defaults by our tenants or borrowers would reduce our cash available for the repayment of our outstanding debt.

Our ability to repay any outstanding debt will depend upon the ability of our tenants and borrowers to make payments to us, and their ability to make these payments will depend primarily on their ability to generate sufficient revenues in excess of operating expenses from businesses conducted on our properties. For example, the ability of our tenants to make their scheduled payments to us will depend upon their ability to generate sufficient operating income at the property they operate. A tenant’s failure or delay in making scheduled rent payments to us or a borrower’s failure to make debt service payments to us may result from the tenant or borrower realizing reduced revenues at the properties it operates.

Discretionary consumer spending may affect the profitability of certain properties we acquire.

The financial performance of certain properties in which we have invested and may invest in the future depends in part on a number of factors relating to or affecting discretionary consumer spending for the types of services provided by businesses operated on these properties. The rising cost of fuel may impact leisure traveling and overall boat purchases, and could adversely affect the ability of marina operators to lease boat slips and earn additional revenues from concessions such as fuel, equipment, retail and food and beverage sales. Unfavorable local, regional, or national economic developments or uncertainties regarding future economic prospects have reduced consumer spending in the markets where we own properties and, when combined with the lack of available debt, have adversely affected certain of our tenants’ businesses. As a result, certain of our tenants have experienced declines in operating results, and a number of our tenants have modified the terms of certain of their leases with us. Any continuation of such events that leads to lower spending on lifestyle activities could impact our tenants’ ability to pay rent and thereby have a negative impact on our results of operations, which could have a material effect on our operating results, and our ability to pay amounts due on our indebtedness, including the notes.

The inability to increase or maintain lease rates at our properties might affect the level of distributions to stockholders.

Given the nature of certain properties we have acquired or may acquire, the relative stagnation of base lease rates in certain sectors might not allow for substantial increases in rental revenue to us that could allow us to maintain or increase levels of distributions to stockholders.

Seasonal revenue variations in certain asset classes will require the operators of those asset classes to manage cash flow properly over time so as to meet their non-seasonal scheduled rent payments to us.

Certain of the properties in which we invest or may invest are generally seasonal in nature due to geographic location, climate and weather patterns. For example, revenue and profits at ski resorts and their related properties are substantially lower and historically result in losses during the summer months due to the closure of ski operations, while many attractions properties are closed during the winter months and produce the majority of their revenues and profits during summer months. As a result of the seasonal nature of certain business operations that may be conducted on properties we acquire, these businesses will experience seasonal variations in revenues that may require our operators to supplement revenue at their properties in order to be able to make scheduled rent payments to us or require us to, in certain cases, adjust their lease payments so that we collect more rent during their seasonally busy time.

Our real estate assets may be subject to impairment charges.

We periodically evaluate the recoverability of the carrying value of our real estate assets for impairment indicators. Factors considered in evaluating impairment of our existing real estate assets held for investment include significant declines in property operating profits, recurring property operating losses and other significant adverse changes in general market conditions. Generally, a real estate asset held for investment is not considered impaired if the undiscounted, estimated future cash flows of the asset over its estimated holding period are in excess of the asset’s net book value at the balance sheet date. Investments in unconsolidated entities are not considered impaired if the estimated fair value of the investment exceeds the carrying value of the investment and the decline is considered to be other than temporary. Management makes assumptions and estimates when considering impairments and actual results could vary materially from these assumptions and estimates.

We do not have control over market and business conditions that may affect our success.

The following external factors, as well as other factors beyond our control, may reduce the value of properties that we acquire, the ability of tenants to pay rent on a timely basis, or at all, the amount of the rent to be paid and the ability of borrowers to make loan payments on time, or at all:

•	changes in general or local economic or market conditions;
•	the pricing and availability of debt, operating lines of credit or working capital;
•	increased costs of energy, insurance or products;

•	increased costs and shortages of labor;
•	increased competition;
•	quality of management;
•	failure by a tenant to meet its obligations under a lease;
•	bankruptcy of a tenant or borrower;
•	the ability of an operator to fulfill its obligations;
•	limited alternative uses for properties;
•	changing consumer habits;
•	condemnation or uninsured losses;
•	changing demographics; and
•	changing government regulations.

Further, the results of operations for a property in any one period may not be indicative of results in future periods, and the long-term performance of such property generally may not be comparable to, and cash flows may not be as predictable as, other properties owned by third parties in the same or similar industry. If tenants are unable to make lease payments or borrowers are unable to make loan payments as a result of any of these factors, we may have insufficient cash available to pay amounts due on our indebtedness, including the notes.

Our exposure to typical real estate investment risks could reduce our income.

Our properties, loans and other permitted investments will be subject to the risks typically associated with investments in real estate. Such risks include the possibility that our properties will generate rent and capital appreciation, if any, at rates lower than we anticipated or will yield returns lower than those available through other investments or that the value of our properties will decline. Further, there are other risks by virtue of the fact that our ability to vary our portfolio in response to changes in economic and other conditions will be limited because of the general illiquidity of real estate investments. Income from our properties may be adversely affected by many factors including, but not limited to, an increase in the local supply of properties similar to our properties, a decrease in the number of people interested in participating in activities related to the businesses conducted on the properties that we acquire, adverse weather conditions, changes in government regulation, international, national or local economic deterioration, increases in energy costs and other expenses affecting travel, factors which may affect travel patterns and reduce the number of travelers and tourists, increases in operating costs due to inflation and other factors that may not be offset by increased revenue, and changes in consumer tastes.

If one or more of our tenants file for bankruptcy protection, we may be precluded from collecting all sums due.

If one or more of our tenants, or the guarantor of a tenant’s lease, commences, or has commenced against it, any proceeding under any provision of the U.S. federal bankruptcy code, as amended, or any other legal or equitable proceeding under any bankruptcy, insolvency, rehabilitation, receivership or debtor’s relief statute or law, such proceedings being referred to as a Bankruptcy Proceeding, we may be unable to collect sums due under our lease(s) with that tenant. Any or all of the tenants, or a guarantor of a tenant’s lease obligations, could be subject to a Bankruptcy Proceeding. A Bankruptcy Proceeding may bar our efforts to collect pre-bankruptcy debts from those entities or their properties unless we are able to obtain an enabling order from the bankruptcy court. If a lease is rejected by a tenant in bankruptcy, we would only have a general unsecured claim against the tenant, and may not be entitled to any further payments under the lease. We believe that our security deposits in the form of letters of credit would be protected from bankruptcy in most jurisdictions. However, a tenant’s or lease guarantor’s Bankruptcy Proceeding could hinder or delay efforts to collect past due balances under relevant leases or guarantees and could ultimately preclude collection of these sums. Such an event could cause a decrease or cessation of rental payments which would reduce our cash flow and the amount available to pay our indebtedness, including the notes. In the event of a Bankruptcy Proceeding, we cannot assure you that the tenant or its trustee will assume our lease. If a given lease, or guaranty of a lease, is not assumed, our cash flow and the amounts available to pay amounts due on our indebtedness, including the notes, may be adversely affected.

Multiple property leases or loans with individual tenants or borrowers increase our risks in the event that such tenants or borrowers become financially impaired.

The value of our properties will depend principally upon the value of the leases entered into for properties that we acquire. Defaults by a tenant or borrower may continue for some time before we determine that it is in our best interest to terminate the lease of the tenant or foreclose on the property of the borrower. Tenants may lease more than one property, and borrowers may enter into more than one loan. As a result, a default by, or the financial failure of, a tenant or borrower could cause more than one property to become vacant or be in default or more than one lease or loan to become non-performing. Defaults or vacancies can reduce and have reduced our cash receipts and funds available for the payment of our indebtedness, including the notes, and could decrease the resale value of affected properties until they can be re-leased.

Joint venture partners may have different interests than we have, which may negatively impact our control over our ventures and make it difficult to exit a joint venture after an impasse.

Investments in joint ventures involve the risk that our co-venturer may have economic or business interests or goals which, at a particular time, are inconsistent with our interests or goals, that the co-venturer may be in a position to take action contrary to our instructions, requests, policies or objectives, or that the co-venturer may experience financial difficulties and be unable to fund its share of required capital contributions. Among other things, actions by a co-venturer might subject assets owned by the joint venture to liabilities in excess of those contemplated by the terms of the joint venture agreement or to other adverse consequences. This risk is also present when we make investments in securities of other entities. If we do not have full control over a joint venture, the value of our investment will be affected to some extent by a third party that may have different goals and capabilities than ours and if our joint approval is necessary, there is a potential risk of impasse. In any joint venture, we may have the right to buy the other co-venturer’s interest or to sell our own interest on specified terms and conditions in the event of an impasse regarding a sale. In the event of an impasse, it is possible that neither party will have the funds necessary to complete a buy-out. In addition, we may experience difficulty in locating a third-party purchaser for our joint venture interest and in obtaining a favorable sale price for the interest. As a result, it is possible that we may not be able to exit the relationship if an impasse develops.

As a result, joint ownership of investments and investments in other entities may adversely affect our returns on investments and results of operations, and, therefore, cash available for pay amounts due on our indebtedness, including the notes, may be adversely affected.

The current U.S. housing market may adversely affect our operators’ and tenants’ ability to increase or maintain occupancy levels at, and rental income from, our senior living facilities which may impact the amount of distributions and earnings we received from our unconsolidated venture that owns senior living facilities.

Our tenants and operators in our senior living facilities may experience relatively flat or declining occupancy levels in the near-term due to falling home prices, declining incomes, stagnant home sales and other economic factors. Seniors may choose to postpone their plans to move into senior living facilities rather than sell their homes at a loss, or for a profit below their expectations. Moreover, tightening lending standards have made it more difficult for potential buyers to obtain mortgage financing, all of which have contributed to the declining home sales. Any future rise in interest rates may compound or prolong this problem. In addition, the senior living segment may continue to experience a decline in occupancy associated with private pay residents choosing to move out of the facilities to be cared for at home by relatives due to the weak economy. A material decline in occupancy levels and revenues may make it more difficult for them to meet scheduled rent payments to us, which could adversely affect our financial condition.

Events which adversely affect the ability of seniors to afford our daily resident fees could cause the occupancy rates, resident fee revenues and results of operations of our senior living facilities to decline.

Costs to seniors associated with certain types of the senior living properties generally are not reimbursable under government reimbursement programs such as Medicaid and Medicare. Substantially all of the resident fee revenues generated by our facilities will be derived from private payment sources consisting of income or assets of residents or their family members. Only seniors with income or assets meeting or exceeding certain standards can typically afford to pay our daily resident and service fees and, in some cases, entrance fees. Economic downturns such as the one recently experienced in the United States, reductions or declining growth of government entitlement programs, such as social security benefits, or stock market volatility could adversely affect the ability of seniors to afford the fees for our senior living facilities. If our tenants or managers are unable to attract and retain seniors with sufficient income, assets or other resources required to pay the fees associated with assisted and independent living services, the occupancy rates, resident fee revenues and results of operations for these facilities could decline, which, in turn, could have a material adverse effect on our business and our ability to pay amounts due on our indebtedness, including the notes.

We may be unable to identify and complete acquisitions on favorable terms or at all.

We continually evaluate the market of available properties and may acquire additional lifestyle properties when opportunities exist. Our ability to acquire properties on favorable terms may be subject to the following significant risks:

•

we may be unable to acquire a desired property because of competition from other real estate investors with significant capital, including both publicly traded REITs and institutional investment funds;

•	even if we are able to acquire a desired property, competition from other potential acquirors may significantly increase the purchase price or result in other less favorable terms;

•

even if we enter into agreements for the acquisition of desired lifestyle properties, these agreements are typically subject to customary conditions to closing, including completion of due diligence investigations to our satisfaction;

•	we may be unable to finance acquisitions on favorable terms or at all; and

•

we may acquire properties subject to liabilities and without any recourse, or with only limited recourse, with respect to unknown liabilities such as liabilities for clean-up of undisclosed environmental contamination, claims by tenants, vendors or other persons dealing with the former owners of the properties and claims for indemnification by general partners, directors, officers and others indemnified by the former owners of the properties.

If we cannot complete property acquisitions on favorable terms, our financial condition, results of operations, cash flow, cash available for distribution and ability to satisfy our debt service obligations could be materially adversely affected.

The real estate industry is capital intensive and we are subject to risks associated with ongoing needs for renovation and capital improvements to our properties as well as financing for such expenditures.

In order for us to remain competitive, our properties will have an ongoing need for renovations and other capital improvements, including replacements, from time to time, of furniture, fixtures and equipment. These capital improvements may give rise to the following risks:

•	construction cost overruns and delays;

•	a possible shortage of available cash to fund capital improvements and the related possibility that financing for these capital improvements may not be available to us on satisfactory terms; and

•	disruptions in the operation of the properties while capital improvements are underway.

We will not control the management of our properties.

In order to maintain our status as a REIT for federal income tax purposes, we may not operate certain types of properties we acquire or participate in the decisions affecting their daily operations. Our success, therefore, will depend on our ability to select qualified and creditworthy tenants and managers who can effectively manage and operate the properties. Our tenants will be responsible for maintenance and other day-to-day management of the properties and, because our revenues will largely be derived from rents, our financial condition will be dependent on the ability of third-party tenants and/or operators to operate the properties successfully. We will attempt to enter into leasing agreements with tenants having substantial prior experience in the operation of the type of property being rented. However, there can be no assurance that we will be able to make such arrangements. Additionally, if we elect to treat property we acquire as a result of a borrower’s default on a loan or a tenant’s default on a lease as “foreclosure property” for federal income tax purposes, we will be required to operate that property through an independent contractor over whom we will not have control. If our tenants or third-party operators are unable to operate the properties successfully or if we select unqualified managers, then such tenants and operators might not be able to pay our rent, or generate sufficient property-level operating income for us, which could adversely affect our financial condition.

Adverse weather conditions may damage certain properties we acquire and/or reduce our operators’ ability to make scheduled rent payments to us.

Weather conditions may influence revenues at certain types of properties we acquire. These adverse weather conditions include heavy snowfall (or lack thereof), hurricanes, tropical storms, high winds, heat waves, frosts, drought (or reduced rainfall levels), excessive rain, avalanches, mudslides and floods. Adverse weather could reduce the number of people participating in activities at properties we acquire and have acquired. Certain properties may be susceptible to damage from weather conditions such as hurricanes, which may cause damage (including, but not limited to property damage and loss of revenue) that is not generally insurable at commercially reasonable rates. Further, the physical condition of properties we acquire must be satisfactory to attract visitation. In addition to severe or generally inclement weather, other factors, including, but not limited to plant disease and insect infestation, as well as the quality and quantity of water, could adversely affect the conditions at properties we own and acquire or develop. Most properties have some insurance coverage that will offset such losses and fund needed repairs.

Potential losses may not be covered by insurance.

We maintain, or cause our operators to maintain, insurance including, but not limited to, liability, fire, wind, earthquake, and business income coverage on all of our properties that are not being leased on a triple-net basis under various insurance policies. We select policy specifications and insured limits which we believe to be appropriate and adequate given the relative risk of loss, the cost of the coverage and industry practice. We do not carry insurance for generally uninsured losses such as loss from riots, terrorist threats, war or nuclear reaction. Most of our policies, like those covering losses due to floods, are insured subject to limitations involving large deductibles or co-payments and policy limits which may not be sufficient to cover losses. While we carry earthquake insurance properties that are not being leased on a triple-net basis, the amount of our earthquake coverage may not be sufficient to fully cover losses from earthquakes. In addition, we may discontinue earthquake or other insurance on some or all of our properties in the future if the cost of premiums for any of these policies exceeds, in our judgment, the value of the coverage relative to the risk of loss.

Our operating results may be negatively affected by potential development and construction delays and resultant increased costs and risks.

We may invest in properties upon which we will develop and construct improvements. We will be subject to risks relating to uncertainties associated with re-zoning for development and environmental concerns of governmental entities and/or community groups, and our ability to control construction costs or to build in conformity with plans, specifications and timetables. Our performance also may be affected or delayed by conditions beyond our control. Moreover, delays in completion of construction also could give tenants the right to terminate preconstruction leases for space at a newly developed project. Furthermore, we must rely upon projections of rental income, expenses and estimates of the fair market value of property upon completion of construction before agreeing to a property’s purchase price.

If we set aside insufficient reserves for capital expenditures, we may be required to defer necessary property improvements.

If we do not have enough reserves for capital expenditures to supply needed funds for capital improvements throughout the life of the investment in a property and there is insufficient cash available from our operations, we may be required to defer necessary improvements to the property that may cause the property to suffer from a greater risk of obsolescence, a decline in value and/or a greater risk of decreased cash flow as a result of attracting fewer potential tenants to the property and adversely affecting our tenants’ businesses. If we lack sufficient capital to make necessary capital improvements, then we may not be able to maintain projected rental rates for certain properties, and our results of operations and ability to pay amounts due on our indebtedness, including the notes, may be adversely affected.

We may be required to defer property expansion during the foreclosure period after a tenant’s default.

In cases where a tenant has defaulted and we have foreclosed on the leases and engaged a third-party manager to operate the property for a period of time, we are prohibited by tax regulations from conducting any new construction during the foreclosure period to expand these properties. The inability to continue to expand certain of our properties may reduce the competitiveness of such properties, and result in declining revenues and operating income. Our results of operations, and our ability to pay amounts due on our indebtedness, including the notes, may be adversely affected.

Our failure or the failure of the tenants and managers of our facilities to comply with licensing and certification requirements, the requirements of governmental programs, fraud and abuse regulations or new legislative developments may materially adversely affect the operations of our senior living properties.

The operations of our senior living properties are subject to numerous federal, state and local laws and regulations that are subject to frequent and substantial changes resulting from legislation, adoption of rules and regulations, and administrative and judicial interpretations of existing laws. The ultimate timing or effect of any changes in these laws and regulations cannot be predicted. Failure to obtain licensure or loss or suspension of licensure or certification may prevent a facility from operating or result in a suspension of certain revenue sources until all licensure or certification issues have been resolved. Facilities may also be affected by changes in accreditation standards or procedures of accrediting agencies that are recognized by governments in the certification process. State laws may require compliance with extensive standards governing operations and agencies administering those laws regularly inspect such facilities and investigate complaints.

Failure to comply with all regulatory requirements could result in the loss of the ability to provide or bill and receive payment for health care services at our senior living facilities. Additionally, transfers of operations of certain senior living facilities are subject to regulatory approvals not required for transfers of other types of commercial operations and real estate. We may have no direct control over the tenant’s or manager’s ability to meet regulatory requirements and failure to comply with these laws, regulations and requirements may materially adversely affect the operations of these properties.

Cost control and other health care reform measures may reduce reimbursement revenue available to certain of our senior living properties.

The health care industry is facing various challenges, including increased government and private payor pressure on health care providers to control costs and the vertical and horizontal consolidation of health care providers. The pressure to control health care costs has intensified in recent years as a result of the national health care reform debate and has continued as Congress attempts to slow the rate of growth of federal health care expenditures as part of its effort to balance the federal budget. Similar debates are ongoing at the state level in many states. These trends are likely to lead to reduced or slower growth in reimbursement for services provided at some of our senior living properties and could therefore result in reduced profitability of such properties, adversely affecting our rental income or results from investments in such properties, which may adversely affect our ability to pay amounts due on our indebtedness, including the notes.

The U.S. health care environment is changing in many ways, which may not be favorable to those of our senior living facilities offering health care services, as a result of recent federal health care legislation.

Health care, including the long-term care and assisted living sectors, remains a dynamic, evolving industry. On March 23, 2010, the Patient Protection and Affordable Care Act of 2010 was enacted and on March 30, 2010, the Health Care and Education Reconciliation Act was enacted, which in part modified the Patient Protection and Affordable Care Act, referred to collectively as the Health Care Reform Acts. Among other things, the Health Care Reform Acts serve as the primary vehicle for comprehensive health care reform in the United States. The Health Care Reform Acts are intended to reduce the number of individuals in the United States without health insurance and effect significant other changes to the ways in which health care is organized, delivered and reimbursed. The legislation will become effective in a phased approach, beginning in 2010 and concluding in 2018. At this time, the effects of the legislation and its impact on our business are not yet known. Our business could be materially and adversely affected by the two Acts and further governmental initiatives undertaken pursuant to the Health Care Reform Acts.

We may incur significant costs complying with the Americans with Disabilities Act and similar laws.

Under the Americans with Disabilities Act of 1990, or the ADA, all public accommodations must meet federal requirements related to access and use by disabled persons. We have not conducted an audit or investigation of all of our properties to determine our compliance with the ADA. If one or more of our properties does not comply with the ADA, then we would be required to incur additional costs to bring the property into compliance. Additional federal, state and local laws also may require modifications to our properties, or restrict our ability to renovate our properties. We cannot predict the ultimate cost of compliance with the ADA or other legislation. If we incur substantial costs to comply with the ADA and any other similar legislation, our financial condition, results of operations, cash flow, cash available for distribution and ability to satisfy our debt service obligations could be materially adversely affected.

Increased competition for customers may reduce the ability of certain of our operators to make scheduled rent payments to us.

The types of properties in which we invest are expected to face competition for customers from other similar properties, both locally and nationally. For example, competing golf courses may be located near the golf courses we own or acquire. Similarly, marinas we acquire will compete in each market with other marinas, some of which may have greater resources than our marinas, for a limited number of boaters seeking boat rental slips. Any decrease in revenues due to such competition at any of our properties may adversely affect our operators’ ability to make scheduled rent payments to us, which may affect our results of operations and our ability to pay amounts due on our indebtedness, including the notes.

We will have no economic interest in the land beneath ground lease properties we have and will acquire in the future.

A significant number of the properties that we have acquired are on land owned by a governmental entity or other third party, while we own a leasehold, permit, or similar interest. This means that while we have a right to use the property, we do not retain fee ownership in the underlying land. Accordingly, with respect to such properties, we will have no economic interest in the land or buildings at the expiration of the ground lease or permit. As a result, although we will share in the income stream derived from the lease or permit, we will not share in any increase in value of the land associated with the underlying property. Further, because we do not completely control the underlying land, the governmental or other third party owners that lease this land to us could take certain actions to disrupt our rights in the properties or our tenants’ operation of the properties or take the properties in an eminent domain proceeding. While we do not think such interruption is likely, such events are beyond our control. If the entity owning the land under one of our properties chose to disrupt our use either permanently or for a significant period of time, then the value of our assets could be impaired and our results of operations and ability to pay amounts due on our indebtedness, including the notes, could be adversely affected.

Marinas, ski resorts, golf courses and other types of properties in which we may invest may not be readily adaptable to other uses.

Ski resorts and related properties, marinas, golf courses and other types of properties in which we may invest are specific-use properties that have limited alternative uses. Therefore, if the operations of any of our properties in these sectors, such as our ski properties, become unprofitable for our tenant or operator due to industry competition, a general deterioration of the applicable industry or otherwise, such that the tenant becomes unable to meet its obligations under its lease, then we may have great difficulty re-leasing the property and the liquidation value of the property may be substantially less than would be the case if the property were readily adaptable to other uses. Should any of these events occur, our income and cash available to pay our indebtedness, including the notes, and the value of our property portfolio, could be reduced.

Our investments in securities will be subject to specific risks relating to the particular issuer of the securities and may be subject to the general risks of investing in subordinated real estate securities.

We may invest in real estate common equity securities of both publicly traded and private real estate companies. Investments in real estate common equity securities involve special risks relating to the particular issuer of the equity securities, including the financial condition and business outlook of the issuer. Issuers of real estate common equity securities generally invest in real estate or real estate related assets and are subject to the inherent risks associated with real estate related investments discussed in this prospectus, including risks relating to rising interest rates.

A portion of our real estate securities investments may be illiquid and we may not be able to adjust our portfolio in response to changes in economic and other conditions.

Certain of the real estate securities that we may purchase in connection with privately negotiated transactions will not be registered under the relevant securities laws, resulting in a prohibition against their transfer, sale, pledge or other disposition except in a transaction that is exempt from the registration requirements of, or is otherwise in accordance with, those laws. As a result, our ability to vary our portfolio in response to changes in economic and other conditions may be relatively limited. The mezzanine and bridge loans we may purchase will be particularly illiquid investments due to their short life, their unsuitability for securitization and the greater difficulty of recoupment in the event of a borrower’s default.

We compete with other companies for investments.

We anticipate that we will continue to compete with other companies and investors, including other REITs, real estate partnerships, mutual funds, institutional investors, specialty finance companies, opportunity funds, banks and insurance companies, for the acquisition of properties, loans and other permitted investments that we seek to acquire or make. Some of the other entities that we may compete with for acquisition opportunities will have substantially greater experience acquiring and owning the types of properties, loans or other permitted investments in which we seek to acquire or make, as well as greater financial resources and a broader geographic knowledge base than we have. As a result, competition may reduce the number of suitable acquisition opportunities available to us.

We may not control our joint ventures.

Our independent directors must approve all joint venture or general partnership arrangements. Subject to that approval, we may enter into a joint venture with an unaffiliated party to purchase a property or to make loans or other permitted investments, and the joint venture or general partnership agreement relating to that joint venture or partnership may provide that we will share with the unaffiliated party management control of the joint venture. For instance, with respect to the commercial retail property we own with Intrawest Corporation at five ski resorts, the Dallas Market Center and our joint venture with Sunrise Senior Living, Inc., our venture partners share approval rights on many major decisions. Those venture partners may have differing interests from ours and the power to direct the joint venture or partnership on certain matters in a manner with which we do not agree. In the event the joint venture or general partnership agreement provides that we will have sole management control of the joint venture, the agreement may be ineffective as to a third party who has no notice of the agreement, and we may therefore be unable to control fully the activities of the joint venture. Should we enter into a joint venture with another program sponsored by an affiliate, we do not anticipate that we will have sole management control of the joint venture. In addition, when we invest in properties, loans or other permitted investments indirectly through the acquisition of interests in entities that own such properties, loans or other permitted investments, we may not be able to control the management of such assets.

Our properties may be subject to environmental liabilities that could significantly impact our return from the properties and the success of our ventures.

Operations at certain of the properties we have acquired or may acquire in the future, or which are used to collateralize loans we have made or may make, may involve the use, handling, storage, and contracting for recycling or disposal of hazardous or toxic substances or wastes, including environmentally sensitive materials such as herbicides, pesticides, fertilizers, motor oil, waste motor oil and filters, transmission fluid, antifreeze, freon, waste paint and lacquer thinner, batteries, solvents, lubricants, degreasing agents, gasoline and diesel fuels, and sewage. Accordingly, the operations of certain properties we acquire will be subject to regulation by federal, state, and local authorities establishing health and environmental quality standards. In addition, certain of our properties may maintain and operate underground storage tanks, or USTs, for the storage of various petroleum products. USTs are generally subject to federal, state, and local laws and regulations that require testing and upgrading of USTs and the remediation of contaminated soils and groundwater resulting from leaking USTs.

As an owner of real estate, various federal and state environmental laws and regulations may require us to investigate and clean up certain hazardous or toxic substances, asbestos-containing materials, or petroleum products located on, in or emanating from our properties. Such laws often impose liability without regard to whether the owner knew of, or was responsible for, the release of hazardous substances. Asbestos-containing building materials are subject to management and maintenance requirements under environmental laws, and owners and operators may be subject to penalty for noncompliance. Environmental laws may allow suits by third parties for recovery from owners or operators for personal injury related to exposure to asbestos-containing building materials.

We may also be held liable to a governmental entity or to third parties for property damage and for investigation and cleanup costs incurred by those parties in connection with the contamination. In addition, some environmental laws create a lien on the contaminated site in favor of the government for damages and costs it incurs in connection with the contamination. Other environmental laws impose liability on a previous owner of property to the extent hazardous or toxic substances were present during the prior ownership period. A transfer of the property may not relieve an owner of such liability; therefore, we may have liability with respect to properties that we or our predecessors sold in the past.

The presence of contamination or the failure to remediate contamination at any of our properties may adversely affect our ability to sell or lease the properties or to borrow using the properties as collateral. Some of our tenants routinely handle hazardous substances and wastes at our properties. Environmental laws and regulations subject our tenants, and potentially us, to liability resulting from these activities or from previous activities at the properties. Environmental liabilities could also affect the ability of our tenants to meet their obligations to pay us for leasing the properties. While our leases are expected to provide that the tenant is solely responsible for any environmental hazards created during the term of the lease, we or an operator of a site may be liable to third parties for damages and injuries resulting from environmental contamination coming from the site.

All of our properties have been or will be acquired subject to satisfactory Phase I environmental assessments, which assessments generally involve the inspection of site conditions without invasive testing such as sampling or analysis of soil, groundwater or other conditions, or satisfactory Phase II environmental assessments, which generally involve the testing of soil, groundwater or other conditions. Our board of directors and our Advisor may determine that we will acquire a property in which a Phase I or Phase II environmental assessment indicates that a problem exists and has not been resolved at the time the property is acquired, provided, however, that if it is a material problem: (i) the seller has (a) agreed in writing to indemnify us and/or (b) established an escrow fund with cash equal to a predetermined amount greater than the estimated costs to remediate the problem; or (ii) we have negotiated other comparable arrangements, including, but not limited to, a reduction in the purchase price. We cannot be sure, however, that any seller will be able to pay under an indemnity we obtain or that the amount in escrow will be sufficient to pay all remediation costs. Further, we cannot be sure that all environmental liabilities associated with the properties that we may acquire from time to time will have been identified or that no prior owner, operator or current occupant will have created an environmental condition not known to us. Moreover, we cannot be sure that: (i) future laws, ordinances or regulations will not impose any material environmental liability on us; (ii) that the assessment failed to reveal material adverse environmental conditions, liabilities, or compliance concerns, or (iii) the environmental condition of the properties that we may acquire from time to time will not be affected by tenants and occupants of the properties, by the condition of land or operations in the vicinity of the properties (such as the presence of USTs), or by third parties unrelated to us. Environmental liabilities that we may incur could have an adverse effect on our financial condition, results of operations or our ability to pay amounts due on our indebtedness, including the notes. In addition to the risks associated with potential environmental liabilities discussed above, compliance with environmental laws and regulations that govern our properties may require expenditures and modifications of development plans and operations that could have a detrimental effect on the operations of the properties and our financial condition, results of operations and ability to pay our indebtedness, including the notes. There can be no assurance that the application of environmental laws, regulations or policies, or changes in such laws, regulations and policies, will not occur in a manner that could have a detrimental effect on any property we may acquire.

Mold or other indoor air quality issues may exist or arise in the future at our properties, and they could result in our being liable for adverse health effects and remediation costs.

Excessive moisture accumulation in our buildings or on our building materials may trigger mold growth, and the problem may be exacerbated if the moisture is either undiscovered or not addressed immediately. Mold may emit airborne toxins or irritants. Inadequate ventilation, chemical contamination, and other biological contaminants (including pollen, viruses and bacteria) can also impair indoor air quality. Impaired indoor air quality may cause a variety of adverse health effects such as allergic reactions. If mold or other airborne contaminants exist or appear at our properties, we may have to undertake a costly remediation program to contain or remove the contaminants or increase indoor ventilation. If indoor air quality were impaired, we could be liable to our tenants, their employees or others for property damage or personal injury.

Climate change regulations could impact our operations.

The U.S. House of Representatives approved in 2009 comprehensive clean energy and climate change legislation intended to cut greenhouse gas, or GHG, emissions, which included a cap-and-trade program for GHG emissions. The U.S. Senate did not pass similar legislation during 2009 or 2010, and following Congressional elections in November 2010, the likelihood that Congress will pass in 2011 any climate change legislation that would include a cap-and-trade program, or any similar type program, for GHG emissions has diminished. Action to reduce GHG emissions likely will be focused on regulatory agencies, primarily the U.S. Environmental Protection Agency, or EPA, and state actions. The EPA has been moving to regulate GHG emissions from automobiles and large stationary sources, including electricity producers, using its authority under the Clean Air Act. Some of those regulations have been finalized and currently are being challenged. States have also taken actions to regulate GHG emissions. For example, California enacted AB 32, the Global Warming Solutions Act of 2006, establishing the first statewide program in the United States to limit GHG, emissions and impose penalties for non-compliance. The California Air Resources Board, or CARB, has taken, and plans to take, various actions to implement AB 32, including approving in December 2010 a GHG cap-and-trade program, which is scheduled to take effect in 2012. The Western Climate Initiative, which currently includes seven states and four Canadian provinces, has developed GHG reduction strategies, among them a GHG cap-and-trade program. The physical effects of climate change and any additional taxation or regulation of GHGs, including as a result of (i) new legislation that Congress may pass, (ii) the regulations that the U.S. EPA has proposed or finalized, or (iii) regulations under legislation that states have passed or may pass could significantly increase the costs of our operations and impact the demand for our properties.

Legislation and government regulation may adversely affect the development and operations of properties we may acquire.

In addition to being subject to environmental laws and regulations, certain of the development plans and operations conducted or to be conducted on properties we have acquired and may acquire in the future require permits, licenses and approvals from certain federal, state and local authorities. For example, ski resort operations often require federal permits from the U.S. Forest Service to use forests as ski slopes. Material permits, licenses or approvals may be terminated, not renewed or renewed on terms or interpreted in ways that are materially less favorable to the properties we purchase. Furthermore, laws and regulations that we or our operators are subject to may change in ways that are difficult to predict. There can be no assurance that the application of laws, regulations or policies, or changes in such laws, regulations and policies, will not occur in a manner that could have a detrimental effect on any property we may acquire, the operations of such property and the amount of rent we receive from the tenant of such property.

Governmental regulation with respect to water use by ski resorts and golf courses could negatively impact ski resorts and golf courses we acquire.

The rights of ski resorts, golf courses and related properties that we have acquired or may acquire in the future to use various water sources on or about their properties may also be subject to significant restrictions or the rights of other riparian users and the public generally. Certain ski resorts, golf courses and related properties we have acquired or may acquire in the future and the municipalities in which they are located may be dependent upon a single source of water, which sources could be historically low or inconsistent. Such a problem with water may lead to disputes and litigation over, and restrictions placed on, water use. Disputes and litigation over water use could damage the reputation of ski resorts, golf courses and related properties we have acquired or may acquire in the future and could be expensive to defend, and together with restrictions placed on water use, could have a material adverse effect on the business and operating results of our ski resorts, golf courses and related properties.

Governmental regulation of marinas with respect to dredging or damming could negatively impact marinas we acquire.

Marinas that we have acquired or may acquire in the future must be dredged from time to time to remove the silt and mud that collect in harbor areas as a result of, among other factors, heavy boat traffic, tidal flow, water flow and storm runoff. Dredging and disposing of the dredged material can be very costly and may require permits from various governmental authorities. In addition, the Army Corps of Engineers often has the authority to dam rivers and lakes, which can negatively affect our marinas. If we or our marina tenants or operators engaged by our marina tenants cannot timely obtain the permits necessary to dredge marinas or dispose of the dredged material, if dredging is not practical or is exceedingly expensive, or damming drops water levels, the operations of the marina could be materially and adversely affected, which could have a negative impact on our financial condition and our ability to pay amounts due on our indebtedness, including the notes.

Uninsured losses or losses in excess of insured limits could result in the loss or substantial impairment of one or more of our investments.

The nature of the activities at certain of our properties will expose us and our operators to potential liability for personal injuries and, with respect to certain types of properties such as marinas, property damage claims. For instance, marina business activities are customarily subject to various hazards, including gasoline or other fuel spills, fires, drownings and other water-related accidents, boat storage rack collapses and other dangers relatively common in the marina industry. We will maintain, and require our tenants and operators as well as mortgagors to whom we have loaned money to maintain, insurance with respect to each of our properties that tenants lease or operate and each property securing a mortgage that we hold, including comprehensive liability, fire, flood and extended coverage insurance. There are, however, certain types of losses (such as from hurricanes, floods, earthquakes or terrorist attacks) that may be either uninsurable or not economically feasible to insure. Furthermore, an insurance provider could elect to deny or limit coverage under a claim. Should an uninsured loss or loss in excess of insured limits occur, we could lose all or a portion of our anticipated revenue stream from the affected property, as well as all or a portion of our invested capital. Accordingly, if we, as landlord, incur any liability which is not fully covered by insurance, we would be liable for the uninsured amounts, cash available for the payment of our indebtedness, including the notes, may be reduced and the value of our assets may decrease significantly. In the case of an insurance loss, we might nevertheless remain obligated for any mortgage debt or other financial obligations related to the property.

Portfolio acquisitions are more difficult to complete than single asset acquisitions.

Sellers may require that a group of assets be purchased as a package, even though one or more of the assets in the portfolio does not meet our investment criteria. In such cases, we may attempt to make a joint bid with another buyer, or we may purchase the portfolio of assets with the intent to subsequently dispose of those assets which do not meet our investment criteria. In the case of joint bids, however, it is possible that the other buyer may default in its obligations, which increases the risk that the acquisition will not close, with the adverse consequences described above. In cases where we intend to dispose of assets that we do not wish to own, we cannot assure you that we will be able to sell or exchange such asset or assets in a timely manner or on terms beneficial or satisfactory to us.

Lending Related Risks

Our loans may be affected by unfavorable real estate market conditions.

When we make loans, we are at risk of default on those loans caused by many conditions beyond our control, including local and other economic conditions affecting real estate values and interest rate levels. We do not know whether the values of the properties collateralizing mortgage loans will remain at the levels existing on the dates of origination of the loans. If the values of the underlying properties drop or in some instances fail to rise, our risk will increase and the value of our interests may decrease.

Foreclosures create additional ownership risks that could adversely impact our returns on mortgage investments.

When we acquire a property by foreclosure following defaults under our mortgage, bridge or mezzanine loans, we have the economic and liability risks as the owner of such property. This additional liability could adversely impact our returns on mortgage investments.

Our loans will be subject to interest rate fluctuations.

If we invest in fixed-rate, long-term loans and interest rates rise, the loans will yield a return lower than then-current market rates. If interest rates decrease, we will be adversely affected to the extent that loans are prepaid, because we will not be able to make new loans at the previously higher interest rate.

Lack of principal amortization of loans increases the risk of borrower default at maturity and delays in liquidating defaulted loans could reduce our investment returns and our cash available for the payment of our indebtedness, including the notes.

Certain of the loans that we have made do not require the amortization of principal during their term. As a result, a substantial amount of, or the entire principal balance of, such loans will be due in one balloon payment upon maturity. Failure to amortize the principal balance of loans may increase the risk of a default during the term, and at maturity, of loans. In addition, certain of our loans have or may have a portion of the interest accrued and payable upon maturity. We may not receive any of that accrued interest if our borrower defaults. A default under loans could have a material adverse effect on our ability to pay amounts due on our indebtedness, including the exchange notes. Further, if there are defaults under our loans, we may not be able to repossess and sell the underlying properties or other security quickly. The resulting time delay could reduce the value of our investment in the defaulted loans. An action to foreclose on a mortgaged property securing a loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if the defendant raises defenses or counterclaims. In the event of default by a mortgagor, these restrictions, among other things, may impede our ability to foreclose on or sell the mortgaged property or to obtain proceeds sufficient to repay all amounts due on our loan. Any failure or delay by a borrower in making scheduled payments to us may adversely affect our ability to pay amounts due on our indebtedness, including the notes.

We may make loans on a subordinated and unsecured basis and may not be able to collect outstanding principal and interest.

Although our loans to third parties are usually collateralized by properties pledged by such borrowers, we have made loans that are unsecured and/or subordinated in right of payment to such third parties’ existing and future indebtedness. In the event of a foreclosure, bankruptcy, liquidation, winding up, reorganization or other similar proceeding relating to such third party, and in certain other events, such third party’s assets may only be available to pay obligations on our unsecured loans after the third party’s other indebtedness has been paid. As a result, there may not be sufficient assets remaining to pay the principal or interest on the unsecured loans we may make.

Financing Related Risks

Anticipated borrowing creates risks.

We have borrowed and will continue to borrow money to acquire assets, to preserve our status as a REIT or for other corporate purposes. We generally mortgage or put a lien on one or more of our assets in connection with any borrowing. We intend to maintain one or more revolving lines of credit of up to $150 million to provide financing for the acquisition of assets, although our board of directors could determine to borrow a greater amount. We may repay the line of credit using equity offering proceeds, including proceeds from our stock offering, proceeds from the sale of assets, working capital or long-term financing. We also have obtained, and intend to continue to obtain, long-term financing. We may not borrow more than 300% of the value of our net assets without the approval of a majority of our independent directors and the borrowing must be disclosed and explained to our stockholders in our first quarterly report after such approval. Borrowing may be risky if the cash flow from our properties and other permitted investments is insufficient to meet our debt obligations. In addition, our lenders may seek to impose restrictions on future borrowings, distributions to our stockholders and operating policies, including with respect to capital expenditures and asset dispositions. If we mortgage assets or pledge equity as collateral and we cannot meet our debt obligations, then the lender could take the collateral, and we would lose the asset or equity and the income we were deriving from the asset.

Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to our stockholders.

When providing financing, a lender may impose restrictions on us that affect our distributions, operating policies, ability to incur additional debt and our ability to pay distributions to stockholders. Loan documents we enter into may also contain covenants that limit our ability to further mortgage a property or affect other operational policies. Such limitations would hamper our flexibility and may impair our ability to achieve our operating plans.

Continued uncertainty and volatility in the credit markets could affect our ability to obtain debt financing on reasonable terms, which could reduce the number of properties we may be able to acquire.

The global and U.S. economy began to show some signs of improvement in late 2009 and throughout 2010. However, unemployment remains high and concerns continue to exist about inflation and the strength of the recovery. If mortgage debt continues to be limited and, when available, on unfavorable terms as a result of increased interest rates, increased credit spreads, decreased liquidity or other factors, our ability to acquire properties may be limited and we risk being unable to refinance our existing debt upon maturity.

There is no guarantee that borrowing arrangements or other arrangements for obtaining leverage will be available, or if available, will be available on terms and conditions acceptable to us.

Unfavorable economic conditions have increased financing costs and limited access to the capital markets. In addition, any decline in market value of our assets may have adverse consequences in instances where we borrow money based on the fair value of those assets and may make refinancing more difficult.

Currently, the market for credit facilities is very challenging and many lenders are actively seeking to reduce their balances outstanding by lowering advance rates on financed assets and increasing borrowing costs, to the extent such facilities continue to be available.

Our current line of credit is subject to various requirements and financial covenants. In the event we are unable to maintain or extend existing and/or secure new lines of credit or collateralized financing on favorable terms, our ability to make new investments and improvements in existing properties as well as our ability to pay amounts due on our indebtedness, including the notes, may be significantly impacted.

Defaults on our borrowings may adversely affect our financial condition and results of operations.

Defaults on loans collateralized by a property we own may result in foreclosure actions and our loss of the property or properties securing the loan that is in default. Such legal actions are expensive. For tax purposes, a foreclosure would be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt collateralized by the property. If the outstanding balance of the debt exceeds our tax basis in the property, we would recognize taxable income on the foreclosure and all or a portion of such taxable income may be subject to tax and/or required to be distributed to our stockholders in order for us to qualify as a REIT. In such case, we would not receive any cash proceeds to enable us to pay such tax or make such distributions. If any mortgages contain cross collateralization or cross default provisions, more than one property may be affected by a default. If any of our properties are foreclosed upon due to a default, our financial condition, results of operations and our ability to pay amounts due on our indebtedness, including the notes may be adversely affected.

Financing arrangements involving balloon payment obligations may adversely affect our ability to make distributions.

Some of our fixed-term financing arrangements may require us to make balloon payments at maturity. Our ability to make a balloon payment at maturity is uncertain and may depend upon our ability to obtain additional financing or sell a particular property. At the time the balloon payment is due, we may not be able to raise equity or refinance the balloon payment on terms as favorable as the original loan or sell the property at a price sufficient to make the balloon payment. These refinancing or property sales could negatively impact the rate of return to stockholders and the timing of disposition of our assets. In addition, payments of principal and interest may leave us with insufficient cash to pay the distributions that we are required to pay to maintain our qualification as a REIT.

Increases in interest rates could increase the amount of our debt payments and adversely affect our ability to make distributions to our stockholders.

We may borrow money that bears interest at a variable rate, and from time to time, we may incur mortgage loans or refinance our properties in a rising interest rate environment. Accordingly, increases in interest rates could increase our interest costs, which could have a material adverse effect on our operating cash flow and our ability to pay amounts due on our indebtedness, including the notes.

We may acquire various financial instruments for purposes of hedging or reducing our risks which may be costly and/or ineffective and will reduce our cash available for distribution to our stockholders.

Use of derivative instruments for hedging purposes may present significant risks, including the risk of loss of the amounts invested. Defaults by the other party to a hedging transaction can result in the hedging transaction becoming worthless or a speculative hedge. Hedging activities also involve the risk of an imperfect correlation between the hedging instrument and the asset being hedged, which could result in losses both on the hedging transaction and on the asset being hedged. Use of hedging activities generally may not prevent significant losses and could increase our losses. Further, hedging transactions may reduce cash available to pay amounts due on our indebtedness, including the notes.

Tax Related Risks

We will be subject to increased taxation if we fail to qualify as a REIT for federal income tax purposes.

We believe that we have been organized and have operated, and intend to continue to be organized and to operate, in a manner that will enable us to meet the requirements for qualification and taxation as a REIT for federal income tax purposes, commencing with our taxable year ended December 31, 2004. A REIT generally must distribute to its stockholders at least 90% of its taxable income each year, excluding net capital gains, and will be subject to regular corporate income taxes to the extent that it distributes less than 100% of its taxable income each year. We have not requested, and do not plan to request, a ruling from the Internal Revenue Service, or IRS, that we qualify as a REIT. Based upon representations made by our officers with respect to certain factual matters, and upon counsel’s assumption that we have operated and will continue to operate in the manner described in the representations and in our prospectus relating to our common stock offerings, our tax counsel, Arnold & Porter LLP, has rendered an opinion that we were organized and have operated in conformity with the requirements for qualification as a REIT and that our proposed method of operation will enable us to continue to meet the requirements for qualification as a REIT. Our continued qualification as a REIT will depend on our continuing ability to meet highly technical and complex requirements concerning, among other things, the ownership of our outstanding shares of common stock, the nature of our assets, the sources of our income, the amount of our distributions to our stockholders and the filing of taxable REIT subsidiary elections. No assurance can be given that we qualify or will continue to qualify as a REIT or that new legislation, Treasury Regulations, administrative interpretations or court decisions will not significantly change the tax laws with respect to our qualification as a REIT.

If we fail to qualify as a REIT, we would be subject to additional federal income tax at regular corporate rates.

If we fail to qualify as a REIT, we may be subject to additional federal income and alternative minimum taxes. Unless we are entitled to relief under specific statutory provisions, we also could not elect to be taxed as a REIT for four taxable years following the year during which we were disqualified. Therefore, if we fail to qualify as a REIT, the funds available to pay our indebtedness, including the notes, may be reduced substantially for each of the years involved.

Our leases may be recharacterized as financings which would eliminate depreciation deductions on our properties.

We believe that we would be treated as the owner of properties where we would own the underlying land, except with respect to leases structured as “financing leases,” which would constitute financings for federal income tax purposes. If the lease of a property does not constitute a lease for federal income tax purposes and is recharacterized as a secured financing by the IRS, then we believe the lease should be treated as a financing arrangement and the income derived from such a financing arrangement should satisfy the 75% and the 95% gross income tests for REIT qualification as it would be considered to be interest on a loan collateralized by real property. Nevertheless, the recharacterization of a lease in this fashion may have adverse tax consequences for us. In particular, we would not be entitled to claim depreciation deductions with respect to the property (although we should be entitled to treat part of the payments we would receive under the arrangement as the repayment of principal). In such event, in some taxable years our taxable income, and the corresponding obligation to distribute 90% of such income, would be increased. With respect to leases structured as “financing leases,” we will report income received as interest income and will not take depreciation deductions related to the real property. Any increase in our distribution requirements may limit our ability to invest in additional properties and to make additional mortgage loans. No assurance can be provided that the IRS would recharacterize such transactions as financings that would qualify under the 95% and 75% gross income tests.

Excessive non-real estate asset values may jeopardize our REIT status.

In order to qualify as a REIT, among other requirements, at least 75% of the value of our assets must consist of investments in real estate, investments in other REITs, cash and cash equivalents and government securities. Accordingly, the value of any other property that is not considered a real estate asset for federal income tax purposes must represent in the aggregate not more than 25% of our total assets. In addition, under federal income tax law, we may not own securities in, or make loans to, any one company (other than a REIT, a qualified REIT subsidiary or a taxable REIT subsidiary) which represent in excess of 10% of the voting securities or 10% of the value of all securities of that company or which have, in the aggregate, a value in excess of 5% of our total assets, and we may not own securities of one or more taxable REIT subsidiaries which have, in the aggregate, a value in excess of 25% of our total assets.

The 25%, 10% and 5% REIT qualification tests are determined at the end of each calendar quarter. If we fail to meet any such test at the end of any calendar quarter, and such failure is not remedied within 30 days after the close of such quarter, we will cease to qualify as a REIT, unless certain requirements are satisfied.

Despite our REIT status, we remain subject to various taxes which would reduce operating cash flow if and to the extent certain liabilities are incurred.

Even if we qualify as a REIT, we are subject to some federal, state and local taxes on our income and property that could reduce operating cash flow, including but not limited to: (i) tax on any undistributed REIT taxable income; (ii) “alternative minimum tax” on our items of tax preference; (iii) certain state income taxes (because not all states treat REITs the same as they are treated for federal income tax purposes); (iv) a tax equal to 100% of net gain from “prohibited transactions;” (v) tax on gains from the sale of certain “foreclosure property,” (vi) tax on gains of sale of certain “built-in gain” properties; and (vii) certain taxes and penalties if we fail to comply with one or more REIT qualification requirements, but nevertheless qualify to maintain our status as a REIT. Foreclosure property includes property with respect to which we acquire ownership by reason of a borrower’s default on a loan or possession by reason of a tenant’s default on a lease. We may elect to treat certain qualifying property as “foreclosure property,” in which case, the income from such property will be treated as qualifying income under the 75% and 95% gross income tests for three years following such acquisition. To qualify for such treatment, we must satisfy additional requirements, including that we operate the property through an independent contractor after a short grace period. We will be subject to tax on our net income from foreclosure property. Such net income generally means the excess of any gain from the sale or other disposition of foreclosure property and income derived from foreclosure property that otherwise does not qualify for the 75% gross income test, over the allowable deductions that relate to the production of such income.

We may be required to pay a penalty tax upon the sale of a property.

The federal income tax provisions applicable to REITs provide that any gain realized by a REIT on the sale of property held as inventory or other property held primarily for sale to customers in the ordinary course of business is treated as income from a “prohibited transaction” that is subject to a 100% penalty tax. Under current law, unless a sale of real property qualifies for a safe harbor, the question of whether the sale of a property constitutes the sale of property held primarily for sale to customers is generally a question of the facts and circumstances regarding a particular transaction. Under the safe harbor rules a REIT, among other things, is required to hold the property for two years before it may be sold. We intend that we and our subsidiaries will hold the interests in our properties for investment with a view to long-term appreciation, to engage in the business of acquiring and owning properties, and to make occasional sales as are consistent with our investment objectives. We do not intend to engage in prohibited transactions. We cannot assure you, however, that we will make no more than seven sales within a year to satisfy the requirements of the safe harbors or that the IRS will not successfully assert that one or more of such sales are prohibited transactions.

The lease of qualified lodging and qualified health care properties to a taxable REIT subsidiary are subject to special requirements.

We intend to lease certain qualified lodging and health qualified care properties we acquire from operators to a taxable REIT subsidiary (or a limited liability company of which the taxable REIT subsidiary is a member), which lessee will contract with such operators (or a related party) to manage and operate the lodging health care operations at these properties. The rents from this taxable REIT subsidiary lessee structure will be treated as qualifying rents from real property if among other things, (i) they are paid pursuant to an arms-length lease of a qualified lodging or qualified health care property with a taxable REIT subsidiary and (ii) the operator qualifies as an eligible independent contractor. If any of these conditions are not satisfied, then the rents will not be qualifying rents for purposes of the 75% and 95% gross income tests for REIT qualification.

USE OF PROCEEDS

This exchange offer is intended to satisfy our obligations under the registration rights agreement entered into in connection with the offering of the private notes. We will not receive any proceeds from the exchange offer. In consideration for issuing the exchange notes, we will receive in exchange private notes of like principal amount, the terms of which are identical in all material respects to the exchange notes, except that the exchange notes will not be subject to transfer restrictions, and will not have registration rights or accrue additional interest. The private notes surrendered in exchange for the exchange notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the exchange notes will not result in any increase in our indebtedness. We have agreed to bear the expenses of the exchange offer. No underwriter is being used in connection with the exchange offer.

The net proceeds that we received from the sale of the private notes on April 5, 2011 were approximately $388.0 million, after deducting the underwriting discount and offering expenses payable by us. We used approximately $210.1 million of the net proceeds from the sale of the notes to repay existing outstanding indebtedness under our existing revolving credit facility and certain other outstanding loans, and paid fees to our Advisor of $7.3 million. We retained the remaining net proceeds to fund future acquisitions of properties and loans, and for general corporate purposes.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and total capitalization as of March 31, 2011:

•	on an actual basis; and

•

on an as adjusted basis to reflect the net proceeds of $388.0 million from the offering and sale of the private notes, after deducting discounts to the initial purchasers and our estimated expenses from the sale of the private notes in April 2011, and the repayment of certain of our existing indebtedness using such net proceeds but excluding the payment of approximately $7.3 million in fees to our Advisor. See “The Advisor and The Advisory Agreements.”

This information should be read in conjunction with, and is qualified in its entirety by, our consolidated financial statements and schedule and the notes to our financial statements included elsewhere herein (in millions).

	As of March 31, 2011
	Actual	Pro Forma
	(Unaudited)
Cash	$181.5	$359.4

Mortgages and Other Notes Payable	615.3	463.2
Line of Credit	58.0	—
New Senior Notes	—	400.0

Total Debt	$673.3	$863.2

Stockholders’ Equity	2,007.0	2,007.0

Total Capitalization	$2,680.3	$2,870.2

SELECTED FINANCIAL DATA

The following tables set forth our selected historical financial data as of and for the years ended December 31, 2006, 2007, 2008, 2009 and 2010, and the for the three months ended March 31, 2011 and 2010 (in thousands except ratios and per share data). Our selected historical statements of operations data and selected historical statements of cash flows data for each of the years in the three-year period ended December 31, 2010 and our selected historical balance sheet data as of December 31, 2009 and 2010 have been derived from our audited consolidated financial statements included elsewhere in this prospectus. Our selected historical statements of operations data and selected historical statements of cash flows data for the years ended December 31, 2006 and 2007 and our selected historical balance sheet data as of December 31, 2006, 2007 and 2008 have been derived from our audited consolidated financial statements not included in this prospectus. The consolidated balance sheet data as of March 31, 2011 and the consolidated statement of operations data for the three months ended March 31, 2011 and 2010 have been derived from our unaudited condensed consolidated financial statements, which are included elsewhere in this prospectus. The financial data set forth below are not necessarily indicative of future results of operations or the result of the remainder of fiscal year 2011. This data should be read in conjunction with, and are qualified in their entirety by reference to, the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Capitalization” sections and our audited consolidated financial statements and notes thereto included elsewhere in this prospectus.

	Year Ended December 31,					Three Months Ended March 31,
	2006	2007	2008	2009	2010	2010	2011
Operating Data:
Revenues	$21,887	$139,422	$210,415	$253,271	$304,428	$83,666	$83,161
Operating income (loss) (1)	1,295	34,661	57,578	13,012	(60,271)	15,213	(5,262)
Income (loss) from continuing operations (1)	19,250	35,356	34,240	(19,320)	(81,889)	6,789	(20,630)
Discontinued operations (2)	135	169	2,396	—	—	—	—
Net income (loss) (1)	19,385	35,525	36,636	(19,320)	(81,889)	6,789	(20,630)

Net income (loss) per share (basic and diluted):
From continuing operations	0.31	0.22	0.16	(0.08)	(0.31)	0.03	(0.07)
From discontinued operations	—	—	0.01	—	—	—	—
Weighted average number of shares outstanding (basic and diluted)	62,461	159,807	210,192	235,873	263,516	250,327	290,079
Distributions declared (3) (4)	33,726	94,067	128,358,	154,453	163,939	38,987	45,040
Cash provided by operating activities	45,293	117,212	118,782	62,400	79,776	25,134	24,317
Cash used in investing activities	562,480	1,221,387	369,193	141,884	138,575	92,215	147,914
Cash provided by (used in) financing activities	721,293	842,894	424,641	53,459	75,603	(34,108)	104,649

	Year Ended December 31,					Three Months Ended March 31, 2011
	2006	2007	2008	2009	2010	(unaudited)
Balance Sheet Data:
Real estate investment properties, net	$464,892	$1,603,061	$1,862,502	$2,021,188	$2,025,522	$2,001,348
Investments in unconsolidated entities	178,672	169,350	158,946	142,487	140,372	275,770
Cash	296,163	35,078	209,501	183,575	200,517	181,493
Total assets	1,103,699	2,042,210	2,529,735	2,672,128	2,673,926	2,769,834
Long-term debt obligations	69,996	355,620	539,187	639,488	603,144	615,279
Line of credit	3,000	—	100,000	99,483	58,000	58,000
Total liabilities	104,505	424,896	707,363	822,912	742,886	762,858
Stockholders’ equity	977,506	1,617,314	1,822,372	1,849,216	1,931,040	2,006,976

Other Data:
Funds from operations (“FFO”) (1)(5)	40,037	118,378	148,853	120,576	55,553	15,382
FFO per share	0.64	0.74	0.71	0.51	0.21	0.05
Modified funds from operations (“MFFO”) (5)	40,037	118,378	148,853	141,422	122,206	26,644
MFFO per share	0.64	0.74	0.71	0.60	0.46	0.09
Ratio of earnings to fixed charges (unaudited) (6)	21.12x	3.79x	2.31x	—	—	—
Properties owned directly at the end of period	42	90	104	107	114	113
Properties owned through unconsolidated entities at end of the period	10	10	10	8	8	37
Investments in mortgages and other notes receivable at the end of period	7	9	11	10	10	9

FOOTNOTES:

(1)	Certain of our tenants continued to experience operating challenges and limited ability to obtain working capital from lenders or capital partners and defaulted on leases and loan obligations to us. For the year ended December 31, 2010, we recorded a loss on lease termination of approximately $55.5 million and recorded a loan loss provision of approximately $4.1 million in notes receivable that were deemed uncollectible in connection with the lease terminations. In addition, we recorded impairment provisions totaling approximately $26.9 million for the year ended December 31, 2010 for the two Great Wolf properties, one golf property and one attraction property. See Note 4 “Real Estate Investment Properties, net” to our consolidated financial statements included elsewhere in this prospectus for additional information.

For the years ended December 31, 2010 and 2009, acquisition fees and costs were approximately $14.1 million and $14.6 million, respectively. These fees were historically capitalized but are currently expensed as a result of new accounting standards effective January 1, 2009.

(2)	On December 12, 2008, we sold our Talega Golf Course property. In accordance with GAAP, we have reclassified and included the results from the property sold in 2008 as discontinued operations in the consolidated statements of operations for all periods presented.

(3)	Cash distributions are declared by the board of directors and generally are based on various factors, including actual and future expected net cash from operations, FFO and MFFO, and our general financial condition, among others. Approximately 0.3%, 4.4%, 41.0%, 58.0% and 71.9% of the distributions received by stockholders were considered to be taxable income and approximately 99.7%, 95.6%, 59.0%, 42.0% and 28.1% were considered a return of capital for federal income tax purposes for the years ended December 31, 2010, 2009, 2008, 2007 and 2006, respectively. We have not treated such amounts as a return of capital for purposes of calculating the stockholders’ return on their invested capital, as described in our advisory agreement.

(4)	In 2009, amount includes a special distribution in connection with the gain on sale of a property in late 2008.

(5)	FFO is a non-GAAP financial measure that is widely recognized in the REIT industry as a supplemental measure of operating performance. FFO is defined by the National Association of Real Estate Investment Trusts, or NAREIT, as net income (loss) computed in accordance with GAAP, excluding gains or losses from sales of property, plus depreciation and amortization on real estate assets, and after adjustments for unconsolidated partnerships and joint ventures. FFO was developed by NAREIT as a relative measure of performance of an equity REIT in order to recognize that income-producing real estate has historically not depreciated on the basis as determined under GAAP, which implies that the value of real estate assets diminishes predictably over time. We believe that FFO is a useful measure that should be considered along with, but not as an alternative to, net income (loss) when evaluating operating performance. (FFO is defined differently than “Funds From Operations” as used in the “Description of Exchange Notes.”)

In addition to FFO, we use MFFO, which further adjusts net income (loss) and FFO to exclude acquisition-related costs, impairments, contingent purchase price adjustments and other non-recurring charges in order to further evaluate our ongoing operating performance. Changes in the accounting and reporting rules under GAAP that have been put into effect since the establishment of NAREIT’s definition of FFO have increased the number of non-cash and non-operating items included in net income (loss) and FFO, which management consider to be more reflective of investing activities. For example, the accounting for acquisition costs and expenses have changed from a capitalize and depreciate model to expense as incurred. These costs are paid for with proceeds from our common stock offerings or debt proceeds rather than paid for with cash generated from operations. Similarly, recent accounting standards require us to estimate any future contingent purchase consideration at the time of acquisition and subsequently record changes to those estimates or eventual payments in the statement of operations even though the payment is funded by offering proceeds. Previously under GAAP, these amounts would be capitalized, which is consistent with how these incremental payments are added to the contractual lease basis used to calculate rent for the related property and generates future rental income. Impairments and other non-recurring non-cash write-offs are not indicative of ongoing results of operations. Therefore, we exclude these amounts in the computation of MFFO. By providing MFFO, we present information that we believe is more consistent with management’s long term view of our core operating activities and is more reflective of a stabilized asset base.

We believe that in order to facilitate a clear understanding of our operating performance between periods and as compared to other equity REITs, FFO and MFFO should be considered in conjunction with our net income (loss) and cash flows as reported in the accompanying consolidated financial statements and notes thereto. FFO and MFFO (i) do not represent cash generated from operating activities determined in accordance with GAAP (which, unlike FFO or MFFO, generally reflects all cash effects of transactions and other events that enter into the determination of net income (loss)), (ii) are not necessarily indicative of cash flow available to fund cash needs and (iii) should not be considered as alternatives to net income (loss) determined in accordance with GAAP as an indication of our operating performance, or to cash flow from operating activities determined in accordance with GAAP as a measure of either liquidity or our ability to make distributions. FFO or MFFO as presented may not be comparable to amounts calculated by other companies, and is defined differently than Funds from Operations as used in “Description of Notes.”

The following table presents a reconciliation of net income (loss) to FFO and MFFO for the years ended December 31, 2006, 2007, 2008, 2009 and 2010 (in thousands except per share data) and for the three months ended March 31, 2011 and 2010:

	Year Ended December 31,					Three Months Ended March 31,
	2006	2007	2008	2009	2010	2010	2011
						(unaudited)
Net income (loss)	$19,385	$35,525	$36,636	$(19,320)	$(81,889)	$6,789	$(20,630)
Adjustments:
Depreciation and amortization	8,489	64,883	98,901	124,040	126,223	31,156	30,254
Gain on sale of real estate investment properties	—	—	(4,470)	—	—	—	—
Net effect of FFO adjustment from unconsolidated entities(a)	12,163	17,970	17,786	15,856	11,219	2,910	5,758

Total funds from operations	40,037	118,378	148,853	120,576	55,553	40,855	15,382

Acquisition fees and expenses(b)	—	—	—	14,616	14,149	2,825	4,926
Impairments of real estate related investments	—	—	—	—	26,880	—	217
Impairments of lease assets	—	—	—	569	21,347	—	—
Impairments of notes receivable	—	—	—	—	4,072	—	—
Assumption of non-cash deferred charges in connection with lease terminations	—	—	—	2,189	1,705	—	—
Contingent purchase price adjustments	—	—	—	3,472	(1,500)	—	—
MFFO adjustment from unconsolidated entities Acquisition costs	—	—	—	—	—	—	6,119

Modified funds from operations	$40,037	$118,378	$148,853	$141,422	$122,206	$43,680	$26,644

Weighted average number of shares of common stock outstanding (basic and diluted)	62,461	159,807	210,192	235,893	263,516	250,327	290,079
FFO per share	0.64	0.74	0.71	0.51	0.21	0.16	0.05
MFFO per share	0.64	0.74	0.71	0.60	0.46	0.17	0.09

FOOTNOTES:

(a)	This amount represents our share of the FFO adjustments allowable under the NAREIT definition (primarily depreciation) multiplied by the percentage of income or loss recognized under the hypothetical liquidation at book value, or HLBV, method.

(b)	Acquisition fees and costs that were directly identifiable with properties acquired were not required to be expensed under GAAP prior to January 1, 2009. Accordingly, no adjustments to funds from operations are necessary for periods prior to 2009.

(6)	The ratios of earnings to fixed charges are computed by dividing adjusted earnings by fixed charges. “Earnings” consist of income (loss) from continuing operations before adjustments for equity in earnings (loss) of equity method investees, cumulative effects of changes in accounting principles, amortization of capitalized interest, income distributed from equity method investees and fixed charges. Fixed charges consist of interest expense, capitalized interest and amortization of deferred financing fees, whether expensed or capitalized, and interest within rental expense. For the periods ended March 31, 2011 and December 31, 2010 and 2009, there was a deficiency in the amount of earnings to fixed charges of $13.1 million, $80.1 million and $8.2 million, respectively.

THE EXCHANGE OFFER

Purpose of the Exchange Offer

On April 5, 2011, we issued an aggregate principal amount of $400.0 million of the private notes to Jefferies, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Fifth Third Securities, Inc., BB&T Capital Markets and Morgan Keegan & Company, Inc., the initial purchasers, pursuant to a purchase agreement dated March 29, 2011. The initial purchasers subsequently sold the private notes to “qualified institutional buyers,” as defined in Rule 144A under the Securities Act, in reliance on Rule 144A, and outside the United States under Regulation S of the Securities Act. As a condition to the sale of the private notes, we entered into a registration rights agreement with the initial purchasers on April 5, 2011. Pursuant to the registration rights agreement, we agreed that we would:

•	file an exchange offer registration statement with the SEC within 90 days of the closing date of the offering;

•	use our reasonable efforts to have the exchange offer registration statement declared effective by the SEC on or prior to 180 days from the closing date of the offering;

•	unless the exchange offer would not be permitted by applicable law or SEC policy, we will:

¡	commence the exchange offer; and

¡

use reasonable efforts to issue on or prior to 30 business days, or longer, if required by the federal securities laws, after the date on which the exchange offer registration statement was declared effective by the SEC, exchange notes in exchange for all private notes tendered prior thereto in the exchange offer; and

•

if obligated to file the shelf registration statement, we will use reasonable efforts to file the shelf registration statement with the SEC on or prior to 30 days after such filing obligation arises and to cause the shelf registration statement to be declared effective by the SEC on or prior to 90 days after such obligation arises.

Upon the effectiveness of the exchange offer registration statement of which this prospectus forms a part, we will offer the exchange notes in exchange for the private notes. We filed a copy of the registration rights agreement as an exhibit to the this prospectus.

Resale of the Exchange Notes

Based upon an interpretation by the staff of the SEC contained in no-action letters issued to third parties, we believe that you may exchange the private notes for exchange notes in the ordinary course of business. For further information on the SEC’s position, see Exxon Capital Holdings Corporation, available May 13, 1988, Morgan Stanley & Co. Incorporated, available June 5, 1991, and Shearman & Sterling, available July 2, 1993, and other interpretive letters to similar effect. You will be allowed to resell exchange notes to the public without further registration under the Securities Act and without delivering to purchasers of the exchange notes a prospectus that satisfies the requirements of Section 10 of the Securities Act so long as you do not participate, do not intend to participate, and have no arrangement with any person to participate, in a distribution of the exchange notes. However, the foregoing does not apply to you if you are: a broker-dealer who purchased the exchange notes directly from us to resell pursuant to Rule 144A or any other available exemption under the Securities Act; or an “affiliate” of ours within the meaning of Rule 405 under the Securities Act.

In addition, if you are a broker-dealer, or you acquire exchange notes in the exchange offer for the purpose of distributing or participating in the distribution of the exchange notes, you cannot rely on the position of the staff of the SEC contained in the no-action letters mentioned above or other interpretive letters to similar effect and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, unless an exemption from registration is otherwise available.

Each broker-dealer that receives exchange notes for its own account in exchange for private notes, which the broker-dealer acquired as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. By delivering a prospectus, a broker-dealer may be deemed to be an “underwriter” within the meaning of the Securities Act. A broker-dealer may use this prospectus, as it may be amended or supplemented from time to time, in connection with resales of exchange notes received in exchange for private notes which the broker-dealer acquired as a result of market-making or other trading activities.

Terms of the Exchange Offer

Upon the terms and subject to the conditions described in this prospectus and in the accompanying letter of transmittal, which together constitute the exchange offer, we will accept any and all private notes validly tendered and not withdrawn before the expiration date. We will issue $2,000 principal amount of exchange notes in exchange for each $2,000 principal amount of outstanding private notes surrendered pursuant to the exchange offer. You may tender private notes only in denominations of $2,000 and integral multiples of $1,000.

The form and terms of the exchange notes are the same as the form and terms of the private notes except that:

•	we will register the exchange notes under the Securities Act and, therefore, the exchange notes will not bear legends restricting their transfer; and

•

holders of the exchange notes will not be entitled to any of the rights of holders of private notes under the registration rights agreement, which rights will terminate upon the completion of the exchange offer.

The exchange notes will evidence the same debt as the private notes and will be issued under the same indenture, so the exchange notes and the private notes will be treated as a single class of debt securities under the indenture.

As of the date of this prospectus, $400.0 million in aggregate principal amount of the private notes are outstanding and registered in the name of Cede & Co., as nominee for DTC. Only registered holders of the private notes, or their legal representative or attorney-in-fact, as reflected on the records of the trustee under the indenture, may participate in the exchange offer. We will not set a fixed record date for determining registered holders of the private notes entitled to participate in the exchange offer.

You do not have any appraisal or dissenters’ rights under the indenture in connection with the exchange offer. We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement and the applicable requirements of the Securities Act, the Exchange Act and the rules and regulations of the SEC.

We will be deemed to have accepted validly tendered private notes when, as and if we have given written notice of acceptance to the Exchange Agent. The Exchange Agent will act as your agent for the purposes of receiving the exchange notes from us.

If you tender private notes in the exchange offer you will not be required to pay brokerage commissions or fees with respect to the exchange of private notes pursuant to the exchange offer. We will pay all charges and expenses, other than the applicable taxes described below, in connection with the exchange offer.

Expiration Date; Extensions; Amendments

The term “expiration date” will mean 5:00 p.m., New York City time on , 2011 unless we, in our sole discretion, extend the exchange offer, in which case the term expiration date will mean the latest date and time to which we extend the exchange offer.

To extend the exchange offer, we will notify the Exchange Agent and each registered holder of any extension in writing by a press release or other public announcement before 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. The notice of extension will disclose the aggregate principal amount of the private notes that have been tendered as of the date of such notice.

We reserve the right, in our reasonable discretion:

•	to delay accepting any private notes due to an extension of the exchange offer; or

•	if any conditions listed below under “—Conditions” are not satisfied, to terminate the exchange offer,

in each case by written notice of the delay, extension or termination to the Exchange Agent and by press release or other public announcement.

We will follow any delay in acceptance, extension or termination as promptly as practicable by written notice to the registered holders by a press release or other public announcement. If we amend the exchange offer in a manner we determine constitutes a material change, we will promptly disclose the amendment in a prospectus supplement that we will distribute to the registered holders. We will also extend the exchange offer for a period of five to ten business days, depending upon the significance of the amendment and the manner of disclosure, if the exchange offer would otherwise expire during the five to ten business day period.

Interest on the Exchange Notes

The exchange notes will bear interest at the same rate and on the same terms as the private notes. Consequently, the exchange notes will bear interest at a rate equal to 7.250% per year (calculated using a 360-day year). Interest will be payable on the exchange notes semi-annually on each April 15 and October 15, commencing on October 15, 2011.

Interest on the exchange notes will accrue from the last interest payment date on which interest was paid on the private notes or, if no interest has been paid on the private notes, from the date of initial issuance of the private notes. We will deem the right to receive any interest accrued but unpaid on the private notes waived by you if we accept your private notes for exchange.

Procedures for Tendering

Valid Tender

Except as described below, a tendering holder must, prior to the expiration date, transmit to the Exchange Agent, at the address listed under the heading “—Exchange Agent”:

•	a properly completed and duly executed letter of transmittal, including all other documents required by the letter of transmittal; or

•	if the private notes are tendered in accordance with the book-entry procedures listed below, an agent’s message.

In addition, a tendering holder must:

•	deliver certificates, if any, for the private notes to the Exchange Agent at or before the expiration date; or

•

deliver a timely confirmation of book-entry transfer of the private notes into the Exchange Agent’s account at DTC, the book-entry transfer facility, along with the letter of transmittal or an agent’s message; or

•	comply with the guaranteed delivery procedures described below.

The term “agent’s message” means a message, transmitted by DTC to and received by the Exchange Agent and forming a part of a book-entry confirmation, that states that DTC has received an express acknowledgment that the tendering holder agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against this holder.

If the letter of transmittal is signed by a person other than the registered holder of private notes, the letter of transmittal must be accompanied by a written instrument of transfer or exchange in satisfactory form duly executed by the registered holder with the signature guaranteed by an eligible institution. The private notes must be endorsed or accompanied by appropriate powers of attorney. In either case, the private notes must be signed exactly as the name of any registered holder appears on the private notes.

If the letter of transmittal or any private notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, these persons should so indicate when signing. Unless waived by us, proper evidence satisfactory to us of their authority to so act must be submitted.

By tendering the private notes pursuant to the exchange offer, each holder will represent to us that, among other things, the exchange notes are being acquired in the ordinary course of business of the person receiving the exchange notes, whether or not that person is the holder, and neither the holder nor the other person has any arrangement or understanding with any person to participate in the distribution of the exchange notes. In the case of a holder that is not a broker-dealer, that holder, by tendering private notes pursuant to the exchange offer, will also represent to us that the holder is not engaged in and does not intend to engage in a distribution of the exchange notes.

The method of delivery of private notes, letters of transmittal and all other required documents is at your election and risk. If the delivery is by mail, we recommend that you use registered mail, properly insured, with return receipt requested. In all cases, you should allow sufficient time to assure timely delivery. You should not send letters of transmittal or private notes to us.

If you are a beneficial owner whose private notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and wish to tender, you should promptly instruct the registered holder to tender on your behalf. Any registered holder that is a participant in DTC’s book-entry transfer facility system may make book-entry delivery of the private notes by causing DTC to transfer the private notes into the Exchange Agent’s account, including by means of DTC’s Automated Tender Offer Program.

Any registered holder that holds the private notes through Euroclear Bank S.A./N.V., or Euroclear, or Clearstream Banking, S.A., or Clearstream, must comply with the procedures of Euroclear or Clearstream, as applicable, before the expiration date.

Signature Guarantees

Signatures on a letter of transmittal or a notice of withdrawal must be guaranteed, unless the private notes surrendered for exchange are tendered:

•	by a registered holder of the private notes who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal; or

•	for the account of an “eligible institution.”

If signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, the guarantees must be by an “eligible institution.” An “eligible institution” is an “eligible guarantor institution” meeting the requirements of the registrar for the notes, which requirements include membership or participation in the Security Transfer Agent Medallion Program, or STAMP, or such other “signature guarantee program” as may be determined by the registrar for the notes in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act.

Book-Entry Transfer

The Exchange Agent will make a request to establish an account for the private notes at DTC for purposes of the exchange offer within two business days after the date of this prospectus. Any financial institution that is a participant in DTC’s systems must make book-entry delivery of private notes by causing DTC to transfer those private notes into the Exchange Agent’s account at DTC in accordance with DTC’s procedure for transfer. The participant should transmit its acceptance to DTC at or prior to the expiration date or comply with the guaranteed delivery procedures described below. DTC will verify this acceptance, execute a book-entry transfer of the tendered private notes into the Exchange Agent’s account at DTC and then send to the Exchange Agent confirmation of this book-entry transfer. The confirmation of this book-entry transfer will include an agent’s message confirming that DTC has received an express acknowledgment from this participant that this participant has received and agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against this participant.

Participants in Euroclear’s or Clearstream’s book-entry transfer facility system must electronically transmit their acceptance of the exchange to Euroclear or Clearstream. The receipt of such electronic acceptance instruction by Euroclear or Clearstream will be acknowledged in accordance with the standard practices of such book-entry transfer facility and will result in the blocking of such private notes in that book-entry transfer facility. By blocking such private notes in the relevant book-entry transfer facility, each holder of private notes will be deemed to consent to have the relevant book-entry transfer facility provide details concerning such holder’s identity to the Exchange Agent. The receipt of an electronic instruction by Euroclear or Clearstream shall mean that Euroclear or Clearstream, as applicable, has received an express acknowledgment from a participant in Euroclear or Clearstream, as the case may be, that such participant is tendering private notes that are the subject of the book-entry confirmation and the participant has received and agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against the participant.

Delivery of exchange notes issued in the exchange offer may be effected through book-entry transfer at DTC. However, the letter of transmittal or facsimile of it or an agent’s message, with any required signature guarantees and any other required documents, must:

•	be transmitted to and received by the Exchange Agent at the address listed under “—Exchange Agent” at or prior to the expiration date; or

•	comply with the guaranteed delivery procedures described below.

Delivery of documents to DTC in accordance with DTC’s procedures does not constitute delivery to the Exchange Agent.

Guaranteed Delivery

If a registered holder of private notes desires to tender private notes, and the private notes are not immediately available, or time will not permit the holder’s private notes or other required documents to reach the Exchange Agent before the expiration date, or the procedure for book-entry transfer described above cannot be completed on a timely basis, a tender may nonetheless be made if:

•	the tender is made through an eligible institution;

•

prior to the expiration date, the Exchange Agent received from an eligible institution a properly completed and duly executed notice of guaranteed delivery, substantially in the form provided by us, by facsimile transmission, mail or hand delivery:

¡	stating the name and address of the holder of private notes and the amount of private notes tendered;

¡	stating that the tender is being made; and

¡

guaranteeing that within three New York Stock Exchange trading days after the expiration date, the certificates for all physically tendered private notes, in proper form for transfer, or a book-entry confirmation, as the case may be, and a properly completed and duly executed letter of transmittal, or an agent’s message, and any other documents required by the letter of transmittal will be deposited by the eligible institution with the Exchange Agent; and

•

the certificates for all physically tendered private notes, in proper form for transfer, or a book-entry confirmation, as the case may be, and a properly completed and duly executed letter of transmittal, or any agent’s message, and all other documents required by the letter of transmittal, are received by the Exchange Agent within three New York Stock Exchange trading days after the expiration date.

Determination of Validity

We will determine in our sole discretion all questions as to the validity, form and eligibility of private notes tendered for exchange. This discretion extends to the determination of all questions concerning the time of receipt, acceptance and withdrawal of tendered private notes. These determinations will be final and binding. We reserve the absolute right to reject any and all private notes not properly tendered or any private notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to any particular private note either before or after the expiration date, including the right to waive the ineligibility of any tendering holder. Our interpretation of the terms and conditions of the exchange offer as to any particular private note either before or after the expiration date, including the letter of transmittal and the instructions to the letter of transmittal, shall be final and binding on all parties. Unless waived, you must cure any defects or irregularities with respect to tenders of private notes within the time we determine. Although we intend to notify you of defects or irregularities with respect to tenders of private notes, neither we, the Exchange Agent nor any other person will incur any liability for failure to give you that notification. Unless waived, we will not deem tenders of private notes to have been made until you cure the defects or irregularities.

Other Rights

While we have no present plan to acquire any private notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any private notes that are not tendered in the exchange offer, we reserve the right in our sole discretion to purchase or make offers for any private notes that remain outstanding after the expiration date. We also reserve the right to terminate the exchange offer, as described below under “—Conditions,” and, to the extent permitted by applicable law, purchase private notes in the open market, in privately negotiated transactions or otherwise. The terms of any of those purchases or offers could differ from the terms of the exchange offer.

Acceptance of Private Notes for Exchange; Issuance of Exchange Notes

Upon the terms and subject to the conditions of the exchange offer, we will accept, promptly after the expiration date, all private notes properly tendered. We will issue the exchange notes promptly after acceptance of the private notes. For purposes of the exchange offer, we will be deemed to have accepted properly tendered private notes for exchange when, as and if we have given oral or written notice to the Exchange Agent, with prompt written confirmation of any oral notice.

In all cases, issuance of exchange notes for private notes will be made only after timely receipt by the Exchange Agent of:

•	certificates for the private notes, or a timely book-entry confirmation of the private notes, into the Exchange Agent’s account at the book-entry transfer facility;

•	a properly completed and duly executed letter of transmittal or an agent’s message; and

•	all other required documents.

For each private note accepted for exchange, the holder of the private note will receive an exchange note having a principal amount equal to that of the surrendered private note.

Return of Notes

Unaccepted or non-exchanged private notes will be returned without expense to the tendering holder of the private notes. In the case of private notes tendered by book-entry transfer in accordance with the book-entry procedures described above, the non-exchanged private notes will be credited to an account maintained with DTC as promptly as practicable after the expiration or termination of the exchange offer.

Withdrawal of Tenders

Except as otherwise provided in this prospectus, you may withdraw tenders of private notes at any time before 5:00 p.m., New York City time, on the expiration date.

For a withdrawal to be effective, the Exchange Agent must receive a written notice of withdrawal at the address or, in the case of eligible institutions, at the facsimile number, indicated under “—Exchange Agent” before the expiration date. Any notice of withdrawal must:

•	specify the name of the person, referred to as the depositor, having tendered the private notes to be withdrawn;

•	identify the private notes to be withdrawn, including the certificate number or numbers and principal amount of the private notes;

•	contain a statement that the holder is withdrawing its election to have the private notes exchanged;

•

be signed by the holder in the same manner as the original signature on the letter of transmittal by which the private notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer to have the trustee with respect to the private notes register the transfer of the private notes in the name of the person withdrawing the tender; and

•	specify the name in which the private notes are registered, if different from that of the depositor.

If certificates for private notes have been delivered or otherwise identified to the Exchange Agent, then, prior to the release of these certificates the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and signed notice of withdrawal with signatures guaranteed by an eligible institution, unless this holder is an eligible institution. If private notes have been tendered in accordance with the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn private notes.

We will determine in our sole discretion all questions as to the validity, form and eligibility of the notices, and our determination will be final and binding on all parties. We will not deem any properly withdrawn private notes to have been validly tendered for purposes of the exchange offer, and we will not issue exchange notes with respect to those private notes, unless you validly retender the withdrawn private notes. You may retender properly withdrawn private notes by following the procedures described above under “—Procedures for Tendering” at any time before 5:00 p.m., New York City time, on the expiration date.

Conditions

Notwithstanding any other term of the exchange offer, we will not be required to accept for exchange, or exchange the exchange notes for, any private notes, and may terminate the exchange offer as provided in this prospectus before the expiration of the exchange offer, if, in our reasonable judgment, the exchange offer violates applicable law, rules or regulations or an applicable interpretation of the staff of the SEC.

If we determine in our reasonable discretion that any of these conditions are not satisfied, we may:

•	refuse to accept any private notes and return all tendered private notes to you;

•	extend the exchange offer and retain all private notes tendered before the exchange offer expires, subject, however, to your rights to withdraw the private notes; or

•	waive the unsatisfied conditions with respect to the exchange offer and accept all properly tendered private notes that have not been withdrawn.

If the waiver constitutes a material change to the exchange offer, we will promptly disclose the waiver by means of a prospectus supplement that we will distribute to the registered holders of the private notes, and we will extend the exchange offer for a period of five to ten business days, depending upon the significance of the waiver and the manner of disclosure to the registered holders, if the exchange offer would otherwise expire during the five to ten business day period.

Termination of Rights

All of your rights under the registration rights agreement will terminate upon consummation of the exchange offer, except with respect to our continuing obligations:

•	to indemnify you and parties related to you against liabilities, including liabilities under the Securities Act; and

•	to provide, upon your request, the information required by Rule 144A(d)(4) under the Securities Act to permit resales of the notes pursuant to Rule 144A.

Shelf Registration

If:

(1)    we are not

(a)	required to file the exchange offer registration statement; or

(b)	permitted to consummate the exchange offer because the exchange offer is not permitted by applicable law or SEC policy; or

(2)    any holder of transfer restricted securities notifies us prior to the 20th business day following consummation of the exchange offer that:

(a)	it is prohibited by law or SEC policy from participating in the exchange offer;

(b)	it may not resell the exchange notes acquired by it in the exchange offer to the public without delivering a prospectus and the prospectus contained in the exchange offer registration statement is not appropriate or available for such resales; or

(c)	it is a broker-dealer and owns notes acquired directly from us or one of our affiliates,

we will file with the SEC a shelf registration statement (as defined in the registration rights agreement) to cover resales of the private notes by the holders of the private notes who satisfy certain conditions relating to the provision of information in connection with the shelf registration statement.

For purposes of the foregoing, “transfer restricted securities” means each private note until the earliest to occur of:

(1)    the date on which such note has been exchanged by a person other than a broker-dealer for an exchange note in the exchange offer;

(2)    following the exchange by a broker-dealer in the exchange offer of a note for an exchange note, the date on which such exchange note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the exchange offer registration statement

(3)    the date on which such note has been effectively registered under the Securities Act and disposed of in accordance with the shelf registration statement; or

(4)    the date on which such note is distributed to the public pursuant to Rule 144 under the Securities Act, provided that a private note will not cease to be a private note for purposes of the exchange offer.

If:

(1)    we fail to file any of the registration statements required by the registration rights agreement on or prior to the date specified for such filing;

(2)    any of such registration statements is not declared effective by the SEC on or prior to the date specified for such Effectiveness, or the effectiveness target date;

(3)    we fail to consummate the exchange offer within 30 business days of the effectiveness target date with respect to the exchange offer registration statement; or

(4)    the shelf registration statement or the exchange offer registration statement is declared effective but thereafter ceases to be effective or usable in connection with resales of transfer restricted securities during the periods specified in the registration rights agreement (each such event referred to in clauses (1) through (4) above, a “registration default”).

then we will pay liquidated damages to each holder of transfer restricted securities and notify the trustee that liquidated damages apply to the transfer restricted securities.

With respect to the first 90-day period immediately following the occurrence of the first registration default, liquidated damages will be paid in an amount equal to one quarter of one percent (0.25%) per annum of the principal amount of transfer restricted securities. The amount of the liquidated damages will increase by an additional one quarter of one percent (0.25%) per annum with respect to each subsequent 90-day period until such registration default(s) have been cured, up to a maximum amount of liquidated damages for all registration defaults of one percent (1.0%) per annum of the principal amount of transfer restricted securities.

All accrued liquidated damages will be paid by us on the next scheduled interest payment date to DTC or its nominee by wire transfer of immediately available funds or by federal funds check and to holders of transfer restricted securities in the form of certificated notes by wire transfer to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified.

Following the cure of all registration defaults, the accrual of liquidated damages will cease.

Exchange Agent

We have appointed Wilmington Trust FSB as Exchange Agent for the exchange offer of the private notes. All executed letters of transmittal and any other required documents should be directed to the Exchange Agent at the address (by overnight courier or mail) or facsimile number set forth below. You should direct questions and requests for assistance and requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery to the Exchange Agent as follows:

By Mail, Hand or Overnight Delivery:	By Facsimile:

Wilmington Trust FSB	(302) 636-4139
c/o Wilmington Trust Company Corporate Capital Markets Rodney Square North 1100 North Market Street Wilmington, Delaware 19890-1626	For Information or Confirmation by Telephone: Sam Hamed (302) 636-6181

Fees and Expenses

We will bear the expenses of soliciting tenders. We have not retained any dealer manager in connection with the exchange offer and will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer. We will, however, pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses.

We will pay the cash expenses incurred in connection with the exchange offer. These expenses include registration fees, fees and expenses of the Exchange Agent and the trustee, accounting and legal fees and printing costs, among others.

We will pay all transfer taxes, if any, applicable to the exchange of notes pursuant to the exchange offer. If, however, a transfer tax is imposed for any reason other than the exchange of the private notes pursuant to the exchange offer, then you must pay the amount of the transfer taxes. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to you.

Consequence of Failures to Exchange

Participation in the exchange offer is voluntary. We urge you to consult your financial and tax advisors in making your decisions on what action to take. Private notes that are not exchanged for exchange notes pursuant to the exchange offer will remain restricted securities. Accordingly, those private notes may be resold only:

•	to a person whom the seller reasonably believes is a qualified institutional buyer in a transaction meeting the requirements of Rule 144A;

•	in a transaction meeting the requirements of Rule 144 under the Securities Act;

•	outside the United States to a foreign person in a transaction meeting the requirements of Rule 903 or 904 of Regulation S under the Securities Act;

•	in accordance with another exemption from the registration requirements of the Securities Act and based upon an opinion of counsel if we so request;

•	to us; or

•	pursuant to an effective registration statement.

In each case, the private notes may be resold only in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction.

Accounting Treatment

The exchange notes will be recorded at the same carrying value as the original notes, as reflected in our accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

Introduction

We were organized pursuant to the laws of the State of Maryland on August 11, 2003. We were formed primarily to acquire lifestyle properties in the United States that we generally lease on a long-term, triple-net basis (generally between five to 20 years, plus multiple renewal options) to tenants or operators that we consider to be significant industry leaders. We also engage third-party operators to manage certain properties on our behalf as permitted under applicable tax regulations. We define lifestyle properties as those properties that reflect or are impacted by the social, consumption and entertainment values and choices of our society. We also make and acquire loans (including mortgage, mezzanine and other loans) generally collateralized by interests in real estate. Our Advisor has been engaged to provide management, acquisition, advisory and administrative services. See “The Advisor and the Advisory Agreement” elsewhere in this prospectus.

General

Our principal business objectives include investing in and owning a diversified portfolio of real estate with a goal to preserve, protect and enhance the long-term value of those assets. We have built a portfolio of properties that we consider to be well-diversified by region, asset type and operator. As of June 24, 2011, we had a portfolio of 150 lifestyle properties which when aggregated by initial purchase price is diversified as follows: approximately 23% in ski and mountain lifestyle, 21% in golf facilities, 14% in senior living, 16% in attractions, 7% in marinas and 19% in additional lifestyle properties. These assets consist of 22 ski and mountain lifestyle properties, 53 golf facilities, 29 senior living facilities, 21 attractions, 17 marinas and eight additional lifestyle properties. As of March 31, 2011, we had 150 properties of which 113 properties are consolidated with the following investment structure: 90 properties are subject to lease arrangements that are leased to single tenant operators (fully occupied) with a weighted-average lease rate of 8.8% (based on weighted-average annualized straight-line rent due under our leases) and average lease expiration of 17 years, 22 properties operated by third-party management companies and one property under development. Thirty-seven of these 150 properties are owned through unconsolidated ventures of which 30 are operated under third-party management contracts.

We currently operate and have elected to be taxed as a REIT for federal income tax purposes. As a REIT, we generally will not be subject to federal income tax at the corporate level to the extent that we distribute at least 90% of our taxable income to our stockholders and meet other compliance requirements. However, we are subject to income taxes on taxable income from properties operated by third-party managers. If we fail to qualify as a REIT in any taxable year, we will be subject to federal income tax on all of our taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year in which our qualification is lost. Such an event could materially and adversely affect our net income (loss) and cash flows. However, we believe that we are organized and have operated in a manner to qualify for treatment as a REIT beginning with the year ended December 31, 2004. In addition, we intend to continue to be organized and to operate so as to remain qualified as a REIT for federal income tax purposes.

Economic and Market Trends

We continue to monitor the economic environment, capital markets and the financial stability of our tenants in an effort to mitigate the impact of any negative trends. We cannot predict the extent to which these trends will continue, worsen or improve or the timing and nature of any changes to the macroeconomic environment, including the impact it may have on our future results of operations and cash flows. In response to the economic and market pressures, we have focused on liquidity, maintained a strong balance sheet with significant cash balances and low leverage, proactively monitored tenant performance, restructured tenant leases and terminated tenant relationships when necessary and strengthened relationships with key constituents including tenants and lenders.

Recent trends in the bond markets and interest rates provided an opportunity for us to obtain unsecured senior financing at low borrowing rates. On April 5, 2011, we issued $400 million in senior unsecured notes, a portion of which was used to refinance existing indebtedness and the remainder of which we intend to use to acquire additional lifestyle and other income producing properties and for other general corporate purposes. This new financing allowed us to extend debt maturities at a rate that we believe is favorable for an eight year term and obtain new capital to continue to grow our portfolio, as we completed our third offering of common stock to new investors on April 9, 2011. During the first quarter and up through the end of the primary stock offering we experienced a significant increase in sales of our common stock and raised an additional $207.6 million.

We believe we have, and intend to maintain, a low leverage ratio. Our conservative lease structures generally require security deposits and include cross-default provisions when multiple properties are leased to a single tenant. Our leases also provide inflationary protection through scheduled increases in base rent over the term as well as additional rents due based on a percentage of gross revenues at the properties. Over the next year, we plan to focus on asset management and accretive acquisitions in order to maximize our income and capitalize on the economic recovery, particularly with respect to our 22 managed properties that are not subject to lease arrangements and allow us to capture potential up-side as economic conditions improve or in an inflationary environment, which we expect to see in the coming year.

Industry and Portfolio Trends

The majority of our real estate portfolio is operated by third-party tenant operators under long-term triple-net leases for which we report rental income and are not directly exposed to the variability of property-level operating revenues and expenses. We also engage third-party operators to manage certain properties on our behalf for which we record the property-level operating revenues and expenses and are directly exposed to the variability of the property’s operations which impacts our results of operations.

We believe that the financial and operational performance of our tenants and operators, and the general conditions of the industries within which they operate, provide indicators about our tenants’ health and their ability to pay our rent. We evaluate all of our lifestyle properties as a single industry segment and review performance on a property-by property basis. During the three months ended March 31, 2011, our operators reported to us an average increase in revenue of 5.0% and average increase in property-level earnings before interest, taxes, depreciation and amortization, or EBITDA, of 3.4% as compared to the same period in the prior year. The following table illustrates, comparable properties’ property-level operating results reported to us from our tenants and operators. Although these operating results are not necessarily indicative of the results we recognize from properties that are subject to triple-net leases or joint venture arrangements, due to the effect of straight-lining contractual rental income in accordance with general accepted accounting principles, or GAAP, they are indicative of the changing health of our underlying tenants and operating trends in our industry. We have no reason not to believe in the accuracy or completeness of this information, but it has not been verified (in millions):

	Three Months Ended March 31,
	2011		2010		Increase/(Decrease)
	Revenue	EBITDA (1)	Revenue	EBITDA (1)	Revenue	EBITDA
Ski & Mountain Lifestyle	$219.1	$103.9	$212.7	$102.2	3.0%	1.7%
Golf	33.6	5.8	33.1	6.8	1.5%	(14.7)%
Attractions	7.1	(9.5)	6.8	(8.9)	4.4%	6.7%
Senior Living	39.0	11.1	33.5	9.7	16.4%	14.4%
Marinas	5.9	2.1	6.1	2.2	(3.3)%	(4.5)%
Additional Lifestyle Properties	49.0	15.8	44.7	13.0	9.6%	21.5%

Total	$353.7	$129.2	$336.9	$125.0	5.0%	3.4%

FOOTNOTE:

(1)	Represents property-level EBITDA before management fees and rent payments to us on net-leased properties, as applicable.

Ski and Mountain Lifestyle. According to the National Ski Area Association, or NSAA, and the Kottke National End of Season Survey 2010/11, the U.S. ski industry recorded an exceptional snow year with 60.1 million ski and snowboard visits for the 2010/11 ski season, representing the second best season on record. On average, our ski resorts finished the winter season for 2010/11 with skier visits totaling 5.8 million, or 2.4% higher than previous year. This is largely attributed to favorable snow conditions which allowed many ski resorts throughout the industry to continue their operations beyond the normal ski season and to an improvement in the U.S. economy with visitors increasing discretionary spending on retail items and food and beverage, in addition to “core” revenue areas including lift tickets, ski and snowboard rentals, and ski school.

Golf.    According to Golf Datatech, one of the industry’s leading providers of information, total rounds played in the U.S. for the three month period ended March 31, 2011, was up 3.5% from the same period in 2010. The National Golf Foundation, or NFG, reported a decrease in the supply of facilities (openings less closures) in 2010 and is projecting a similar decline in 2011 until the supply and demand reach equilibrium. Through the first quarter of 2011, our golf portfolio of daily fee courses and private clubs showed year-over-year improvements in both rounds and property-level revenue, up by 2.6% and 1.5%, respectively, compared to the same period in 2010.

Attractions.    Our properties include regional gated amusement parks and water parks that generally draw most of their visitation from local markets. Regional and local attractions have historically been somewhat resistant to recession, with inclement weather being a more significant factor impacting attendance. Through the first quarter of 2011, our attractions portfolio showed property-level revenue of $7.1 million, an increase of 4.4% as compared to the same period in 2010.

Senior Living.    According to the National Investment Center for Seniors Housing & Care Industry Publications, or the NIC, occupancy has shown signs of improvement with an average rate of 87.7% among the top 31 top market areas in the United States with fewer new senior housing properties being constructed. For the next 12 months, as occupancy improves, senior housing rents are also expected to rise. Through the first quarter of 2011, our senior living portfolio of assisted living and independent assisted living facilities showed property-level revenue of $39.0 million, an increase of 16.4% compared to the same period in 2010.

We continue to closely monitor the performance of all tenants, their financial strength and their ability to pay rent under the leases for our properties. Our asset managers review operating results and rent coverage compared to budget for each of our properties on a monthly basis, monitor the local and regional economy, competitor activity, and other environmental, regulatory or operating conditions for each property, make periodic site visits and engage in regular discussions with our tenants.

Seasonality

Many of the asset classes in which we invest experience seasonal fluctuations due to the nature of their business, geographic location, climate and weather patterns. As a result, these businesses experience seasonal variations in revenues that may require our operators to supplement operating cash from their properties in order to be able to make scheduled rent payments to us. We have structured the leases for certain tenants such that rents are paid on a seasonal schedule with most, if not all, of the rent being paid during the tenant’s seasonally busy operating period.

As part of our diversification strategy, we have considered the varying and complimentary seasonality of our asset classes and portfolio mix. For example, the peak operating season of our ski and mountain lifestyle assets is staggered against the peak seasons in our attractions and golf portfolios to balance and mitigate the risks associated with seasonality. Generally seasonality does not significantly affect our recognition of rental income from operating leases due to straight-line revenue recognition in accordance with GAAP. However, seasonality does impact the timing of when base rent payments are made by our tenants, which impacts our operating cash flows and the amount of rental revenue we recognize in connection with capital improvement reserve revenue and percentage rents paid by our tenants, which is recognized in the period in which it is earned and is generally based on a percentage of tenant revenues. In addition, seasonality directly impacts properties where we engage third-party operators to manage on our behalf and where we record property operating revenues and expenses rather than straight-line rents from operating leases. These properties will likely generate net operating losses during their non-peak months while generating most, if not all, of their operating income during their peak operating months. As of March 31, 2011, we had a total of 22 managed properties consisting of two golf properties, 16 attractions properties and four additional lifestyle properties which include three waterpark hotels and one ski resort. Our consolidated operating results and cash flows during the first and fourth quarters will be lower primarily due to the non-peak operating months of our larger attractions properties, offset, by the peak operating months of our managed ski resort property. Conversely, during the second and third quarters, our consolidated operating results and cash flows will improve during the peak operating months of our large attraction properties, offset, by the non-peak operating months of our ski resort property.

Effects of Recent Trends on Our Portfolio

Lease Terminations. As noted above, although visitation at our properties has generally been sustained or slightly changed, some of our tenants continued to experience operating challenges and limited ability to obtain working capital from lenders or capital partners. While PARC Management, or PARC, was current on its contractual scheduled rent payments to us through September 30, 2010 and reported improved property-level performance over the prior year, its management continued to experience working capital issues and defaulted on its leases and loan obligations to us in October 2010. As a result, we terminated our leases with PARC and transitioned the properties to new third-party operators effective on or before February 2011. In connection with this transition, we recorded a loss on lease terminations for the year ended December 31, 2010 totaling approximately $53.7 million, which includes the write-offs and expenses of approximately $5.5 million in intangible lease assets, approximately $14.6 million in lease incentives, approximately $18.4 million in deferred rents and approximately $15.2 million in lease termination payments. In addition, we recorded a loan loss provision of approximately $4.1 million related to the notes receivable and accrued interest, which were deemed uncollectible. For the year ended December 31, 2010, we also terminated our lease on an additional lifestyle property and recorded loss on lease termination of approximately $1.8 million. Going forward, the rental income that was previously recorded under the operating leases will be replaced by the operating revenues and expenses of the properties in our consolidated statements of operations until new leases are entered into. Our operating results will experience seasonal fluctuations on these attraction properties resulting in losses during the winter months due to closure of the properties and income during their profitable summer months.

We continue to have concentrations of credit risk with our EAGLE and Boyne tenants, which, individually accounted for 10% or more of our total revenue for the years ended December 31, 2010, 2009 and 2008, and we continuously monitor the property performance and health of these operators. The failure of any of these tenants to pay contractual lease payments could significantly impact our results of operations and cash flows from operations.

We continue to closely monitor the performance of all tenants, their financial strength and their ability to pay rent under the leases for our properties. Our asset managers review operating results and rent coverage compared to budget for each of our properties on a monthly basis, monitor the local and regional economy, competitor activity, and other environmental, regulatory or operating conditions for each property, make periodic site visits and engage in regular discussions with our tenants.

Impairments. We have been monitoring the performance of our two Great Wolf Lodge properties, which have had ongoing challenges due to the general economic conditions, local market conditions and competition over the past several years. During 2010, management determined that the property level performance was not recovering as originally anticipated and that it was no longer in our best interest to fund debt service on the non-recourse loans encumbering the properties at the current level without a modification of the existing terms. If we are unable to restructure the loans with more favorable terms, we may decide to deed the properties back to the lender in lieu of foreclosure to satisfy the non-recourse loans. As of the date of this prospectus, we continue our negotiation to modify the loan in an attempt to obtain more favorable terms. Due to these changes in circumstances, we evaluated the carrying values of the properties for impairment, and based on a probability weighted analysis of the estimated undiscounted cash flows under the potential scenarios and holding periods, we determined that the carrying value of the assets may not be recoverable. As a result, at September 30, 2010, we reduced the carrying values of the properties to the estimated fair value of approximately $58.9 million by recording an impairment provision in the amount of $24.2 million.

Also, during the year ended December 31, 2010, we determined that the carrying values of one golf property and one attractions property were not fully recoverable and recorded an impairment provision of approximately $2.7 million for the related assets.

We continue to believe that our properties have long-term value, and we will continue to manage our portfolio through these temporary and cyclical market conditions with a long-term view. Our portfolio contains unique, iconic or nonreplicable properties with long-established operating histories. The following information shows the average operating history of each of our operating asset classes based on the date the properties in our portfolio were first opened. Further, it demonstrates the longevity of these assets through a number of economic down-cycles during their operating history.

SOURCE: Economic Cycles as defined by the National Bureau of Economic Research. Average years of operation by property and asset class compiled from Schedule III as included with the financial statements included elsewhere in this prospectus.

Liquidity and Capital Resources

General

Our principal demand for funds during the short and long-term will be for property acquisitions and enhancements, payment of operating expenses, debt service and distributions to stockholders. Generally, our cash needs for items other than property acquisitions and enhancements are generated from operations and our existing investments. The sources of our operating cash flows are primarily driven by the rental income, net security deposits received from leased properties, property operating income for managed properties, interest payments on the loans we make, interest earned on our cash balances and distributions from our unconsolidated entities. A reduction in cash flows from any of these sources could result in the need to borrow more to maintain the same level of distributions or in a decrease in the level of distributions. In addition, we have a revolving line of credit of $85.0 million, of which $58.0 million was drawn as of March 31, 2011 and was subsequently repaid with the proceeds from the issuance of the private notes.

Going forward, we intend to make select property acquisitions within the parameters of our conservative investment policies with our cash on hand, the proceeds from our reinvestment plan, our line of credit and other long-term debt financing including the senior unsecured notes. See “Events Occurring Subsequent to March 31, 2011 – Senior

Unsecured Notes” for additional information. If sufficient funds are not raised, or if affordable debt is unavailable, it could limit our ability to make significant acquisitions.

We intend to continue to pay distributions to our stockholders on a quarterly basis. Operating cash flows are expected to continue to be generated from properties, loans and other permitted investments to cover a significant portion of such distributions and any temporary shortfalls are expected to be funded with borrowings. In the event that our properties do not perform as expected or our lenders place additional limitations on our ability to pay distributions, we may not be able to continue to pay distributions to stockholders or may need to reduce the distribution rate or borrow to continue paying distributions, all of which may negatively impact a stockholder’s investment in the long-term.

We believe that our current liquidity needs for operating expenses, debt service and cash distributions to stockholders will be adequately covered by cash generated from our investments and other sources of available cash. We believe that we will be able to refinance the majority of our debt as it comes due and will be exploring additional borrowing opportunities. The acquisition of additional real estate investments will be dependent upon the amount and pace of capital raised through our reinvestment plan and our ability to obtain additional long-term debt financing.

Sources and Uses of Liquidity and Capital Resources

Common Stock Offering

Our main source of capital has been from our common stock offerings. As of March 31, 2011, we had received approximately $3.2 billion (317.5 million shares) in total offering proceeds from our three offerings. During the period from April 1, 2011 through April 9, 2011, we received additional subscription proceeds of approximately $45.5 million (4.6 million shares). We completed our third offering of common stock on April 9, 2011 and do not intend to commence another public offering of our shares. However, we will continue to offer our shares of common stock to existing stockholders through our reinvestment plan. On May 2, 2011, we filed a Form S-3 under the Securities Exchange Act of 1933, as amended, to register for the sale of up to $250 million in shares of common stock (26.3 million shares at $9.50 per share).

Borrowings

We have borrowed and intend to continue to borrow money to acquire properties and to pay certain related fees and to cover periodic shortfalls between distributions paid and cash flows from operating activities. See “Distributions” below for additional information. In many cases, we have pledged our assets in connection with such borrowings. We have also borrowed, and may continue to borrow, money to pay distributions to stockholders in order to avoid distribution volatility. The aggregate amount of long-term financing is not expected to exceed 50% of our total assets on an annual basis. As of March 31, 2011, our leverage ratio was 24% using our total indebtedness over our total assets. On April 5, 2011, we issued $400 million of our private notes, a portion of which we used to refinance existing indebtedness. See “Events Occurring Subsequent to March 31, 2011” for additional information.

As of March 31, 2011 and December 31, 2010, our indebtedness consisted of the following (in thousands):

	March 31, 2011	December 31, 2010
Mortgages payable
Fixed rate debt	$409,328	$415,877
Variable rate debt (1)	157,012	138,666
Discount	(3,061)	(3,399)
Sellers financing
Fixed rate debt	52,000	52,000

Total mortgages and other notes payable	615,279	603,144

Line of credit	58,000	58,000

Total indebtedness	$673,279	$661,144

FOOTNOTE:

(1)	Amount includes variable rate debt of approximately $104.7 million and $86.5 million as of March 31, 2011 and December 31, 2010, respectively, that has been swapped to fixed rates.

In March 2011, we repaid approximately $2.7 million on one of our loans with an outstanding principal balance of approximately $119.9 million as of March 31, 2011.

In January 2011, we obtained a loan for $18.0 million that is collateralized by one of our ski and lifestyle properties. The loan bears interest at 30-day LIBOR + 4.5% and requires monthly payments of principal and interest with the remaining principal and accrued interest due at maturity on December 31, 2015. On January 13, 2011, we entered into an interest swap thereby fixing the rate at 6.68%.

We continue our negotiations to modify our non-recourse mortgage loans encumbering two waterpark hotel properties with an outstanding principal balance of approximately $62.0 million in an attempt to obtain more favorable terms. If we are successful in obtaining a modification of the loan, we may consider continuing to hold the properties long term. However, there can be no assurance that we will be successful in obtaining a modification of the loan terms. If we are unsuccessful in negotiating more favorable terms, we may decide that it is in our best interest to deed the properties back to the lender in lieu of foreclosure to satisfy the non-recourse loan.

Operating Cash Flows

Our net cash flow provided by operating activities was approximately $24.3 million for the three months ended March 31, 2011 and consisted primarily of rental income from operating leases, property operating revenues from managed properties, interest income on mortgages and other notes receivable, distributions from our unconsolidated entities and interest earned on cash balances offset by payments made for operating expenses including property operating expenses and asset management fees to our Advisor. Net cash flows provided by operating activities were approximately $25.1 million for the three months ended March 31, 2010. The decrease in operating cash flows of approximately $0.8 million or 3.0% as compared to the same period in 2010 is principally attributable to:

•	net operating losses related to our managed attraction properties that were previously leased and were in their non-peak operating months;

•	an increase in asset management fees and acquisition fees paid to our advisor, offset, in part, by;

•	a decrease in interest paid on our borrowings due to repayments and troubled debt restructuring subsequent to March 31, 2010; and

•	an increase in cash received from operating leases from properties acquired subsequent to March 31, 2010.

Distributions from Unconsolidated Entities

As of March 31, 2011, we had investments in 37 properties through unconsolidated entities. We are entitled to receive quarterly cash distributions from our unconsolidated entities to the extent there is cash available to distribute. For the three months ended March 31, 2011 and 2010, we received approximately $3.6 million and $2.8 million, respectively.

The following table summarizes the distributions declared to us from our unconsolidated entities (in thousands):

Period	DMC Partnership	Intrawest Venture	Sunrise Venture (1)	Total
Three months ended March 31, 2011	$2,777	$640	$3,442	$6,859
Three months ended March 31, 2010	2,777	-	-	2,777

Increase (decrease)	$-	$640	$3,442	$4,082

FOOTNOTE:

(1)	Amount represents distribution declared to us from date of acquisition through the period presented. See “Acquisitions and Investments in unconsolidated entities” for additional information.

Acquisitions and Investments in Unconsolidated Entities

On January 10, 2011, we acquired an ownership interest in 29 senior living facilities, or the Communities. We entered into agreements with US Assisted Living Facilities III, Inc., an affiliate of an institutional investor, and Sunrise Senior Living Investments, Inc., or Sunrise, to acquire the Communities through a new joint venture formed by us and Sunrise, or the Sunrise Venture, valued at approximately $630.0 million. We acquired sixty percent (60%) of the membership interests in the Sunrise Venture for an equity contribution of approximately $134.3 million, including certain transactional and closing costs. Sunrise contributed cash and its interest in the previous joint venture with Seller for a forty percent (40%) membership interest in the Sunrise Venture. The Sunrise Venture obtained $435.0 million in loan proceeds from a new debt financing, a portion of which was used to refinance the existing indebtedness encumbering the Communities. The non-recourse loan has a three-year term and a fixed-interest rate of 6.76% requiring monthly interest-only payments with all principal and accrued interest due upon maturity on February 6, 2014.

Under the terms of our venture agreement with Sunrise, we are entitled to receive a preferred return of 11.0% to 11.5% on our invested capital for the first six years and share control over major decisions with Sunrise. Sunrise holds an option to buy out our interest in the venture in years three through six at a price which would provide us with a 13% to 14% internal rate of return depending on the date of exercise.

The Sunrise Venture is accounted for under equity method of accounting and we record our equity in earnings of the venture under the HLBV method of accounting due to the venture structure and preferences we receive on the distributions and liquidation. Under this method, we recognize income or loss in each period based on the change in liquidation proceeds we would received from a hypothetical liquidation of our investment in the venture from the beginning to the end of the periods presented. The HLBV method is based on depreciated book value of the investment which may not necessarily be indicative of the fair market value of our investment in a venture. The HLBV method may create significant variability in earnings or losses from the venture while cash distribution may be more consistent as a result of distribution preferences we have ahead of our partner.

Mortgages and Other Notes Receivable, net

As of March 31, 2011 and December 31, 2010, mortgages and other notes receivable consisted of the following (in thousands):

	March 31, 2011	December 31, 2010
Principal	$121,495	$116,503
Accrued interest	2,635	2,347
Acquisition fees, net	1,546	1,750
Loan origination fees, net	(84)	(101)
Loan loss provision (1)	-	(4,072)

Total carrying amount	$125,592	$116,427

FOOTNOTE:

(1)	We settled loans and wrote off the related loan loss provision for loans that were deemed uncollectible in connection with the lease termination and settlement agreement with PARC.

During the three months ended March 31, 2011, we sold one of our attraction properties to PARC as part of the lease termination and settlement agreement and received a note from PARC for approximately $9.0 million, which is collateralized by the property sold. The loan bears interest at an annual fixed rate of 7.5% and requires monthly interest-only payments with $1.8 million due in February 2016 and the remainder of the principal and accrued and unpaid interest due at maturity on February 10, 2021. In connection with the sale, no gain or loss was recognized.

Distributions

We intend to pay distributions to our stockholders on a quarterly basis. The amount of distributions declared to our stockholders is determined by our board of directors and is dependent upon a number of factors, including:

•

Sources of cash available for distribution such as current year and inception to date cumulative cash flows, Funds from Operations, or FFO, and Modified Funds from Operations, or MFFO, as well as, expected future long-term stabilized cash flows, FFO and MFFO;

•	The proportion of distributions paid in cash compared to the amount being reinvested through our reinvestment program;
•	Limitations and restrictions contained in the terms of our current and future indebtedness concerning the payment of distributions; and
•	Other factors such as the avoidance of distribution volatility, our objective of continuing to qualify as a REIT, capital requirements, the general economic environment and other factors.

We may use borrowings and proceeds from our reinvestment plan to fund a portion of our distributions in order to avoid distribution volatility.

The following table represents total distributions declared including cash distributions, distributions reinvested and distributions per share for the three months ended March 31, 2011 and 2010 (in thousands except per share data):

					Sources of Distributions Paid in Cash
Periods	Distributions Per Share	Total Distributions Declared (1)	Distributions Reinvested	Cash Distributions	Cash Flows From Operating Activities (2)
2011 Quarter
First	$0.1563	$45,040	$20,072	$24,968	$24,317	(3)
2010 Quarter
First	$0.1563	$38,987	$17,463	$21,524	$25,134

FOOTNOTES:

(1)	Distributions reinvested may be dilutive to stockholders to the extent that they are not covered by operating cash flows, FFO and MFFO and such shortfalls are instead covered by borrowings.

(2)	Cash flows from operating activities calculated in accordance with GAAP are not necessarily indicative of the amount of cash available to pay distributions. For example, GAAP requires that the payment of acquisition fees and costs be classified as a use of cash in operating activities in the statement of cash flows, which directly reduces the measure of cash flows from operations. However, acquisition fees and costs are paid for with proceeds from our offerings and debt financings as opposed to operating cash flows. The board of directors also uses other measures such as FFO and MFFO in order to evaluate the level of distributions.

(3)	The shortfall in cash flows from operating activities versus cash distributions paid was funded with temporary borrowings under our revolving line of credit.

Common Stock Redemptions

The following details our redemptions for the three months ended March 31, 2011 and for the years ended December 31, 2010 and 2009 (in thousands except per share data).

2011 Quarter	First
Requests in queue	3,595
Redemptions requested	1,227
Shares redeemed:
Prior period requests	(631)
Current period requests	(135)
Adjustments (1)	(20)

Pending redemption requests (2)	4,036

Average price paid per share	$9.79

2010 Quarters	First	Second	Third	Fourth	Full Year
Requests in queue	1,324	1,387	2,263	3,043	1,324
Redemptions requested	1,981	1,746	1,583	1,372	6,682
Shares redeemed:
Prior period requests	(1,200)	(538)	(540)	(558)	(2,836)
Current period requests	(594)	(225)	(226)	(208)	(1,253)
Adjustments (1)	(124)	(107)	(37)	(54)	(322)

Pending redemption requests (2)	1,387	2,263	3,043	3,595	3,595

Average price paid per share	$9.73	$9.83	$9.79	$9.79	$9.77

2009 Quarters	First	Second	Third	Fourth	Full Year
Requests in queue	—	—	1,297	1,301	—
Redemptions requested	2,268	3,409	1,762	1,872	9,311
Shares redeemed:
Prior period requests	—	—	(1,297)	(1,173)	(2,470)
Current period requests	(2,268)	(2,112)	(461)	(598)	(5,439)
Adjustments (1)	—	—	—	(78)	(78)

Pending redemption requests (2)	—	1,297	1,301	1,324	1,324

Average price paid per share	$9.55	$9.58	$9.70	$9.35	$9.55

FOOTNOTES:

(1)	This amount represents redemption request cancellations and other adjustments.

(2)	Requests that are not fulfilled in whole during a particular quarter will be redeemed on a pro rata basis pursuant to the redemption plan.

The redemption price per share is based on the amount of time that the redeeming stockholder has held the applicable shares, but in no event is the redemption price greater than the price of shares sold to the public in our offerings.

In the event there are insufficient funds to redeem all of the shares for which redemption requests have been submitted, redemptions will occur on a pro rata basis at the end of each quarter, with the actual redemption occurring at the beginning of the next quarter. Stockholders whose shares are not redeemed due to insufficient funds in that quarter will have their requests carried forward and be honored at such time as sufficient funds exist. In such case, the redemption request will be retained and such shares will be redeemed before any subsequently received redemption requests are honored, subject to certain priority groups for hardship cases. Redeemed shares are considered retired and will not be reissued.

Stock Issuance Costs and Other Related Party Arrangements

Certain of our directors and officers hold similar positions with our Advisor and CNL Securities Corp., or the Managing Dealer, which was the managing dealer for our public offerings. Our chairman of the board indirectly owns a controlling interest in CNL Financial Group, the parent company of our Advisor and indirect parent of the Managing Dealer. These entities receive fees and compensation in connection with our stock offerings and the acquisition, management and sale of our assets. Amounts incurred relating to these transactions were approximately $33.9 million and $14.6 million for the three months ended March 31, 2011 and 2010, respectively. Of these amounts, approximately $4.2 million and $5.6 million is included in the due to affiliates line item in the accompanying unaudited condensed consolidated balance sheets as of March 31, 2011 and December 31, 2010, respectively. Our Advisor and its affiliates are entitled to reimbursement of certain expenses and amounts incurred on our behalf in connection with our organization, offering, acquisitions, and operating activities. Reimbursable expenses for the three months ended March 31, 2011 and 2010 were approximately $3.0 million and $2.6 million, respectively.

Pursuant to the advisory agreement, we will not reimburse our Advisor for any amount by which total operating expenses paid or incurred by us exceed the greater of 2.0% of average invested assets or 25.0% of net income, or the Expense Cap, in any expense year. For the expense years ended March 31, 2011 and 2010, operating expenses did not exceed the Expense Cap.

We also maintain accounts at a bank in which our chairman and vice-chairman serve as directors. We had deposits at that bank of approximately $5.9 million and $5.3 million as of March 31, 2011 and December 31, 2010, respectively.

Critical Accounting Policies And Estimates

Consolidation. Our consolidated financial statements include the accounts of the Company and our wholly owned subsidiaries. All inter-company transactions, balances and profits have been eliminated in consolidation. In addition, we evaluate our investments in partnerships and joint ventures for consolidation based on whether we have a controlling interest, including those in which we have been determined to be a primary beneficiary of a variable interest entity, or VIE, or meets certain criteria of a sole general partner or managing member in accordance with the Consolidation guidance of the Financial Accounting Standards Board, or FASB, Accounting Standards Codification, or ASC..

Effective January 1, 2010, we adopted the amended accounting guidance on consolidations as follows: (i) replaced the quantitative-based risks and rewards calculation for determining when a reporting entity has a controlling financial interest in a VIE with a qualitative approach focused on identifying which reporting entity has the power to direct the activities of a VIE that most significantly impact the entity’s economic performance and the obligation to absorb losses of the entity or the right to receive benefits from the entity and (ii) requires additional disclosures about a reporting entity’s involvement in VIEs. This consolidation guidance for VIEs also: (i) requires ongoing consideration, rather than only when specific events occur, of whether an entity is a primary beneficiary of a VIE; (ii) eliminates substantive removal rights consideration in determining whether an entity is VIE; and (iii) eliminates the exception for troubled debt restructurings as an event triggering reconsideration of an entity’s status as a VIE. The adoption of this guidance did not have a material impact on our financial position or results of operations.

The application of these accounting principles requires management to make significant estimates and judgments about our rights and our venture partners’ rights, obligations and economic interests in the related venture entities. For example, under this pronouncement, there are judgments and estimates involved in determining if an entity in which we have made an investment is a VIE and if so, if we are the primary beneficiary. This includes determining the expected future losses of the entity, which involves assumptions of various possibilities of the results of future operations of the entity, assigning a probability to each possibility and using a discount rate to determine the net present value of those future losses. A change in the judgments, assumptions and estimates outlined above could result in consolidating an entity that should not be consolidated or accounting for an investment on the equity method that should in fact be consolidated, the effects of which could be material to our the financial statements.

Investments in unconsolidated entities. The equity method of accounting is applied with respect to investments in entities for which we have determined that consolidation is not appropriate and we have significant influence. We record equity in earnings of the entities under the HLBV method of accounting. Under this method, we recognize income in each period equal to the change in our share of assumed proceeds from the liquidation of the underlying unconsolidated entities at depreciated book value. Under this method, in any given period, we could be recording more or less income than actual cash distributions received and more or less than what we may receive in the event of an actual liquidation.

Leases. Our leases are accounted for as operating leases. Lease accounting principles require management to estimate the economic life of the leased property, the residual value of the leased property and the present value of minimum lease payments to be received from the tenant in order to determine the proper lease classification. Changes in our estimates or assumptions regarding collectability of lease payments, the residual value or economic lives of the leased property could result in a change in lease classification and our accounting for leases.

Revenue recognition. For properties subject to operating leases, rental revenue is recorded on a straight-line basis over the terms of the leases. Additional percentage rent that is due contingent upon tenant performance thresholds, such as gross revenues, is deferred until the underlying performance thresholds have been achieved. Property operating revenues from managed properties, which are not subject to leasing arrangements, are derived from room rentals, food and beverage sales, ski and spa operations, golf operations, membership dues, ticket sales, concessions, waterpark and themepark operations and other service revenues. Such revenues, excluding membership dues, are recognized when rooms are occupied, when services have been performed, and when products are delivered. Membership dues are recognized ratably over the term of the membership period. For mortgages and other notes receivable, interest income is recognized on an accrual basis when earned, except for loans placed on non-accrual status, for which interest income is recognized when received. Any deferred portion of contractual interest is recognized on a straight-line basis over the term of the corresponding note. Loan origination fees charged and acquisition fees incurred in connection with the making of loans are recognized as interest income, and a reduction in interest income, respectively over the term of the notes.

Impairments. We test the recoverability of our directly-owned real estate whenever events or changes in circumstances indicate that the carrying value of those assets may be impaired. Factors that could trigger an impairment analysis include, among others: (i) significant underperformance relative to historical or projected future operating results; (ii) significant changes in the manner of use or estimated holding period of our real estate assets or the strategy of our overall business; (iii) a significant increase in competition; (iv) a significant adverse change in legal factors or an adverse action or assessment by a regulator, which could affect the value of our real estate assets; or (v) significant negative industry or economic trends. When such factors are present, we assess potential impairment by comparing estimated future undiscounted operating cash flows expected to be generated over the life of the asset and from its eventual disposition, to the carrying amount of the asset. In the event that the carrying amount exceeds the estimated future undiscounted operating cash flows, we would recognize an impairment provision to adjust the carrying amount of the asset to the estimated fair value. Fair values are generally determined based on incorporating market participant assumptions, discounted cash flow models and our estimates reflecting the facts and circumstances of each acquisition.

For investments in unconsolidated entities, management monitors on a continuous basis whether there are any indicators, including the underlying investment property operating performance and general market conditions, that the value of the investments in unconsolidated entities may be impaired. An investment’s value is impaired only if management’s estimate of the fair value of the investment is less than the carrying value of the investment and such difference is deemed to be other-than-temporary. To the extent an impairment has occurred, the loss would be measured as the excess of the carrying amount of the investment over the estimated fair value of the investment.

The estimated fair values of our unconsolidated entities are based upon a discounted cash flow model that includes all estimated cash inflows and outflows over the expected holding period. The discounted cash flow model contains significant judgments and assumptions including discount and capitalization rates and forecasted operating performance of the underlying properties. The capitalization rates and discount rates utilized in these models are based upon rates that we believe to be within a reasonable range of current market rates for the underlying properties.

Mortgages and other notes receivable. Mortgages and other notes receivable are recorded at the stated principal amounts net of deferred loan origination costs or fees. A loan is considered to be impaired when, based on current information and events, it is probable that we will be unable to collect all amounts due according to the contractual terms of the note. An allowance for loan loss is calculated by comparing the carrying value of the note to the estimated fair value of the underlying collateral. Increases and decreases in the allowance due to changes in the measurement of the impaired loans are included in the provision for loan loss not to exceed the original carrying amount of the loan. Interest income on performing loans is accrued as earned. Interest income on impaired loans is recognized as collected. The estimated fair market value of the underlying loan collateral is determined by management using appraisals and internally developed valuation methods. These models are based on a variety of assumptions. Changes in these assumptions could positively or negatively impact the valuation of our impaired loans.

Derivative instruments and hedging activities. We utilize derivative instruments to partially offset the effect of fluctuating interest rates on the cash flows associated with our variable-rate debt. We follow established risk management policies and procedures in our use of derivatives and do not enter into or hold derivatives for trading or speculative purposes. We record all derivative instruments on the balance sheet at fair value. On the date we enter into a derivative contract, the derivative is designated as a hedge of the exposure to variable cash flows of a forecasted transaction. The effective portion of the derivative’s gain or loss is initially reported as a component of other comprehensive income (loss) and subsequently recognized in the statement of operations in the periods in which earnings are impacted by the variability of the cash flows of the hedged item. Any ineffective portion of the gain or loss is reflected in interest expense in the statement of operations. Determining fair value and testing effectiveness of these financial instruments requires management to make certain estimates and judgments. Changes in assumptions could have a positive or negative impact on the estimated fair values and measured effectiveness of such instruments could in turn impact our results of operations.

Accounting for property acquisitions. For each acquisition, we record the fair value of the land, buildings, equipment, intangible assets, including in-place lease origination costs and above or below market lease values, and any assumed liabilities on contingent purchase consideration. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Fair values are determined based on incorporating market participant assumptions, discounted cash flow models and our estimates reflecting the facts and circumstances of each acquisition.

Mortgages and other notes payable. Mortgages and other notes payable are recorded at the stated principal amount and are generally collateralized by our lifestyle properties with monthly interest only and/or principal payments. A loan that is accounted for as a troubled debt restructure is recorded at the future cash payments, principal and interest, specified by the new terms. We have and may undergo a troubled debt restructuring if management determines that the underlying collateralized properties are not performing to meet debt service. In order to qualify as a troubled debt restructuring, the following must apply: (i) the underlying collateralized property value decreased as a result of the economic environment, (ii) transfer of asset (cash) to partially satisfy the loan has occurred and (iii) new loan terms decrease the interest rate and extend the maturity date. The difference between the future cash payments specified by the new terms and the carrying value immediately preceding the restructure is recorded as gain on extinguishment of debt. For the year ended December 31, 2010, we restructured one of our loans with a principal outstanding balance of approximately $85.4 million, repaid $6.0 million in cash and recorded a gain on extinguishment of debt of approximately $14.4 million resulting in a new outstanding balance of approximately $66.4 million, as of December 31, 2010.

Fair value of non-financial assets and liabilities. Effective January 1, 2009, we adopted a new fair value pronouncement for non-financial assets and liabilities such as real estate, intangibles, investments in unconsolidated entities and other long-lived assets, including the incorporation of market participant assumptions. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement dated. We generally determine fair value based on incorporating market participant assumptions, discounted cash flow models and our management’s estimates reflecting the facts and circumstances of each non-financial asset or liability. Consequently, the adoption of this guidance did not have a material impact.

Acquisition fees and costs. Effective January 1, 2009, we began expensing acquisition fees and costs in accordance with a new accounting pronouncement. Prior to this date, acquisition fees and costs were capitalized and allocated to the cost basis of the assets acquired in connection with a business combination. The adoption of this pronouncement had, and will continue to have, a significant impact on our operating results due to the highly acquisitive nature of our business. This pronouncement also causes a decrease in cash flows from operating activities, as acquisition fees and costs historically have been included in cash flows from investing activities, but are treated as cash flows from operating activities under this new pronouncement. The characterization of these acquisition fees and costs to operating activities in accordance with GAAP does not change the nature and source of how the amounts are funded and paid with proceeds from our public offerings. Upon the adoption of this pronouncement, we expensed approximately $5.9 million in acquisition fees and costs for acquisitions that were being pursued in 2008 but which did not close as of December 31, 2008. Additionally, we expensed approximately $14.1 million and $8.7 million in new acquisition fees and costs incurred during the years ended December 31, 2010 and 2009, respectively. We will continue to capitalize acquisition fees and costs incurred in connection with the making of loans, simple asset purchases and other investments not subject to this pronouncement.

Impact Of Recent Accounting Pronouncements

See our consolidated financial statements and the notes thereto included elsewhere in this prospectus for additional information about the impact of recent accounting pronouncements.

Results of Operations - Three Months Ended March 31, 2011 and 2010

General Trends and Effects of Seasonality

Certain of our properties are operated seasonally due to geographic location, climate and weather patterns. Generally, the effect of seasonality will not significantly affect our recognition of base rental income from operating leases due to straight-line revenue recognition in accordance with GAAP. However, seasonality does impact the timing of when base rent payment is made by our tenants which impacts our operating cash flows, the amount of rental revenue we recognize in connection with capital improvement reserve revenue and other percentage rents paid by our tenants, which is recognized in the period in which it is earned and is generally based on a percentage of tenant revenues. In addition, seasonality directly impacts the property operating revenues and expenses we record for properties where we have engaged third-party operators to manage on our behalf. These properties will likely generate net operating losses during their non-peak months while generating most, if not all, of their net operating income during their peak season.

As of March 31, 2011 and 2010, we had invested in 150 and 119 properties, respectively, through the following investment structures:

	March 31,
	2011	2010
Leased properties	90	104
Managed properties	22	5
Unconsolidated joint ventures	37	8
Other	1	2

	150	119

As we expected, beginning in the first quarter of 2011 we began to experience significant effects of seasonality on our operating results due to the transition of certain attractions properties from leased to managed properties during their seasonally slow period. Accordingly, our unaudited condensed consolidated results of operations, as well as our FFO and MFFO, for the three months ended March 31, 2011 and 2010 are not directly comparable primarily attributable to: (i) the reduction in rental income of approximately $6.0 million from operating leases as a result of 17 properties that were previously leased but converted to managed properties; (ii) the recording of the property operating revenues and expenses of the 16 managed attraction properties, most significant of which are operated seasonally and were experiencing their non-peak operating months during the first quarter of 2011 resulting in net operating losses for those properties of approximately $6.3 million primarily due to off-season wages, insurance, property taxes and pre-season marketing; and (iii) a reduction in our equity in earnings from our unconsolidated entities of approximately $7.0 million primarily as a result of the non-recurring transaction costs associated with the initial formation of the Sunrise Venture.

The elimination of rents from the attractions properties were not immediately replaced with property operating revenues during the first quarter, as most of the larger gated attraction properties are closed for the off-season. However, these attractions properties experience their high season over the summer months and will generate the majority of their revenues and income in the second and third quarters. These significant variations in seasonal operations were anticipated, and our results of operations, FFO and MFFO for the quarter are in line with budgeted expectations.

The following is an analysis and discussion of our operations for the three months ended March 31, 2011 as compared to the same period in 2010 (in thousands except per share data):

	Three Months Ended
	March 31,
	2011	2010	$ Change	% Change
Revenues:
Rental income from operating leases	$48,374	$54,389	$(6,015)	-11.1%
Property operating revenues	31,577	25,754	5,823	22.6%
Interest income on mortgages and other notes receivable	3,210	3,523	(313)	-8.9%

Total revenues	83,161	83,666	(505)	-0.6%

Expenses:
Property operating expenses	37,780	20,812	16,968	81.5%
Asset management fees to advisor	7,498	6,487	1,011	15.6%
General and administrative	3,217	3,093	124	4.0%
Ground lease and permit fees	2,996	2,908	88	3.0%
Acquisition fees and costs	4,926	2,825	2,101	74.4%
Other operating expenses	1,752	1,172	580	49.5%
Depreciation and amortization	30,254	31,156	(902)	-2.9%

Total expenses	88,423	68,453	19,970	29.2%

Operating income (loss)	(5,262)	15,213	(20,475)	-134.6%

Other income (expense):
Interest and other income (expense)	(25)	310	(335)	-108.1%
Interest expense and loan cost amortization	(11,477)	(11,911)	434	3.6%
Equity in earnings (loss) of unconsolidated entities	(3,866)	3,177	(7,043)	-221.7%

Total other expense	(15,368)	(8,424)	(6,944)	-82.4%

Net income (loss)	$(20,630)	$6,789	$(27,419)	-403.9%

Earnings (loss) per share of common stock (basic and diluted)	$(0.07)	$0.03	$(0.10)	-333.3%

Weighted average number of shares of common stock outstanding (basic and diluted)	290,079	250,327

The elimination of rents from the attractions properties were not immediately replaced with property operating revenues during the first quarter, as most of the larger gated attraction properties are closed for the off-season. However, these attractions properties experience their high season over the summer months and will generate the majority of their revenues and income in the second and third quarters. These significant variations in seasonal operations were anticipated, and our results of operations, FFO and MFFO for the quarter are in line with budgeted expectations.

Rental income from operating leases. Overall, we experienced a net decrease of 11.1% in rental income for the three months ended March 31, 2011 as compared to the same period in 2010, respectively. The decrease is attributable to the lease terminations in the prior year, offset, in part, by capital expansion projects that have increased the lease basis and base rents for certain of our properties. The following information summarizes trends in rental income from operating leases and base rents for certain of our properties based on the period in which the properties were acquired and leased and the increase (decrease) in rental income attributable to those properties on a comparable basis; period over period (in thousands).

Properties Subject to Operating Leases	Number of Properties	Total Rental Income for the Three Months Ended March 31,		Percentage of Increase / (Decrease) Period-over- Period in Rental Income	Percentage of Total 2011 Rental Income	Percentage of Total 2010 Rental Income	Percentage of Total Decrease in Rental Income
		2011	2010
Acquired prior to January 1, 2010 (1)	83	$44,965	$43,441	3.5%	93.0%	79.9%	-25.3%
Acquired after January 1, 2010 (1)	7	3,331	485	586.8%	6.9%	0.9%	-47.3%
Terminated leases (2)	21	78	10,463	-99.3%	0.1%	19.2%	172.6%

Total		$48,374	$54,389	-11.1%	100.0%	100.0%	100.0%

FOOTNOTES:

(1)	The numbers only include our consolidated properties operated under long-term triple-net leases and our multi-family residential property.

(2)	This represents rental income on properties prior to the lease terminations.

As of March 31, 2011 and 2010, the weighted-average lease rate for our portfolio of wholly-owned leased properties was 8.8% and 8.9%, respectively. These rates are based on annualized straight-lined base rent due under our leases and the weighted-average contractual lease basis of our real estate investment properties subject to operating leases. The weighted-average lease rate of our portfolio will fluctuate based on our asset mix, timing of property acquisitions, lease terminations and reductions in rent granted to tenants.

Property operating revenues. Property operating revenues from managed properties, which are not subject to leasing arrangements, are derived from room rentals, food and beverage sales, ski and spa operations, golf operations, membership dues, ticket sales, concessions, waterpark and themepark operations and other service revenues. As of March 31, 2011 and 2010, we had a total of 22 and five managed properties, respectively, which are operated seasonally due to geographic location, climate and weather patterns as discussed above. During the three months ended March 31, 2011, 76.9% of our properties operating revenues were generated primarily from our ski resort property, which was in its peak operating months and 23.1% were generated from our attraction, golf and waterpark hotel properties, which were in their non-peak operating months. The following information summarizes the revenues of our properties that are managed by third-party operators for the three months ended March 31, 2011 and 2010 (in thousands):

Properties Managed Under Third- party Operators	Number of Properties	Property Operating Revenues for the Three Months Ended March 31,		Percentage of Increase Period-over- Period in Property Operating Revenues	Percentage of Total 2011 Property Operating Revenues	Percentage of Total 2010 Property Operating Revenues	Percentage of Total Increase in Property Operating Revenues
		2011	2010
Managed prior to January 1, 2010 Golf	2	$3,686	$3,544	4.0%	11.7%	13.8%	2.4%
Additional Lifestyle Properties	3	24,279	22,210	9.3%	76.9%	86.2%	35.6%
Managed after March 31, 2010 Attractions	16	1,946	-	n/a	6.1%	n/a	33.4%
Additional Lifestyle Properties	1	1,666	-	n/a	5.3%	n/a	28.6%

Total		$31,577	$25,754	22.6%	100.0%	100.0%	100.0%

Interest income on mortgages and other notes receivable. For the three months ended March 31, 2011 and 2010, we earned interest income of approximately $3.2 million and $3.5 million, respectively, on our performing loans with an aggregate principal balance of approximately $121.5 million and $143.0 million as of March 31, 2011 and 2010, respectively. The decrease is attributable to three loans that were deemed uncollectible in connection with PARC’s lease terminations and were written-off, offset, in part, by additional loans made by us subsequent to March 31, 2010.

Property operating expenses. Property operating expenses from managed properties are derived from the operations as discussed above. During the three months ended March 31, 2011, 49.1% of our property operating expenses were generated primarily from our ski resort property, which was in its peak operating months and 50.9% were generated from our attraction, golf and waterpark hotel properties, which were in their non-peak operating months. The following information summarizes the expenses of our properties that are managed by third-party operators for the three months ended March 31, 2011 and 2010 (in thousands):

Properties Managed Under Third- party Operators	Number of Properties	Property Operating Expenses for the Three Months Ended March 31,		Percentage of Increase Period-over- Period in Property Operating Expenses	Percentage of Total 2011 Property Operating Expenses	Percentage of Total 2010 Property Operating Expenses	Percentage of Total Increase in Property Operating Expenses
		2011	2010
Managed prior to January 1, 2010 Golf	2	$3,367	$3,070	9.7%	8.9%	14.8%	1.8%
Additional Lifestyle Properties	3	18,560	17,742	4.6%	49.1%	85.2%	4.8%
Managed after March 31, 2010 Attractions	16	14,000	-	n/a	37.1%	n/a	82.5%
Additional Lifestyle Properties	1	1,853	-	n/a	4.9%	n/a	10.9%

Total		$37,780	$20,812	81.5%	100.0%	100.0%	100.0%

Asset management fees to advisor. Monthly asset management fees of 0.08334% of invested assets are paid to the Advisor in connection with managing our real estate assets and making loans. For three months ended March 31, 2011 and 2010, asset management fees to our advisor were approximately $7.5 million and $6.5 million, respectively. The increase in such fees is due to the acquisition of additional real estate properties and loans made subsequent to March 31, 2010.

General and administrative. General and administrative expenses were approximately $3.2 million and $3.1 million for the three months ended March 31, 2011 and 2010, respectively. The slight increase is primarily due to an increase in legal expense relating to the PARC lease termination and settlement agreement and expenses relating to printing and distribution of our 2010 annual report, offset, in part, by reduction in professional services.

Ground leases and permit fees. Ground lease payments and land permit fees are generally based on a percentage of gross revenue of the underlying property over certain thresholds and, with respect to properties that are subject to our triple-net leases, are paid by the tenants in accordance with the terms of our leases with those tenants. These expenses have corresponding equivalent revenues included in rental income from operating leases. For the three months ended March 31, 2011 and 2010, ground lease and land permit fees were approximately $3.0 million and $2.9 million, respectively. The slight increase is attributable to the growth of our property portfolio offset against the reduction in gross revenue of certain underlying properties reducing ground lease and permit fees.

Acquisition fees and costs. Acquisition fees are paid to our advisor for services in connection with the selection, purchase, development or construction of real property and are generally 3% of gross offering proceeds. Acquisition fees and costs totaled approximately $4.9 million and $2.8 million for the three months ended March 31, 2011 and 2010, respectively. The increase is primarily due to higher sales of our common stock, which for the three months ended March 31, 2011, totaled approximately $162.1 million as compared to $77.4 million during the same period in 2010.

Other operating expenses. Other operating expenses totaled approximately $1.8 million and $1.2 million for the three months ended March 31, 2011 and 2010, respectively. The increase is primarily attributable to the bad debt expense resulting from the write-off of past due rents receivable that were deemed uncollectible and lease termination loss of approximately $0.6 million.

Depreciation and amortization. Depreciation and amortization expenses were approximately $30.3 million and $31.2 million for the three months ended March 31, 2011 and 2010, respectively. The slight decrease is primarily due to the recording of an impairment provision reducing the carrying value on two waterpark hotel properties in 2010 which reduced the depreciation expense applicable to those properties, offset, in part, by depreciation on newly acquired properties.

Interest and other income (expense). Interest and other income (expense) totaled approximately ($0.03) million and $0.3 million for the three months ended March 31, 2011 and 2010, respectively. The change is primarily due to a general decrease in rates paid by depository institutions on short-term deposits and a loss from disposals of fixed assets. During the three months ended March 31, 2011, we received an average yield of 0.29% as compared to an average yield of 0.95% during the same period in 2010.

Interest expense and loan cost amortization. Interest expense and loan cost amortization were approximately $11.5 million and $11.9 million for the three months ended March 31, 2011 and 2010, respectively. The decrease is attributable to the repayment and troubled debt restructuring of our loans subsequent to March 31, 2010.

Equity in earnings (loss) of unconsolidated entities. The following table summarizes equity in earnings (loss) from our unconsolidated entities (in thousands):

	Three Months Ended March 31,
	2011	2010	$ Change	% Change
DMC Partnership	$2,655	$2,654	$1	0.0%
Intrawest Venture	440	523	(83)	-15.9%
Sunrise Venture	(6,961)	-	(6,961)	n/a

Total	$(3,866)	$3,177	$(7,043)

Equity in earnings (loss) of unconsolidated entities decreased by approximately $7.0 million for the three months ended March 31, 2011, as compared to 2010, primarily due to the loss allocated to us from the Sunrise Venture. The Sunrise Venture was formed on January 10, 2011. In connection with the initial formation of the Sunrise Venture and acquisition of the Communities, the venture incurred approximately $10.2 million in non-recurring transaction costs, which contributed to the venture’s net loss for the quarter and reduced the equity in earnings we recorded from the Sunrise Venture. However, equity in earnings or losses is allocated using the HLBV method, which can create significant variability in earnings or losses from the venture while the preferred cash distributions that we anticipate to receive from the venture may be more consistent as result of distribution preferences we have. During the period ended March 31, 2011, the Sunrise Venture declared distributions to us totaling $3.4 million, representing our full 11.5% preferred return and property-level revenue increased 16.4% for the first quarter of 2011 as compared to 2010. See “Acquisitions and Investment in Unconsolidated Entities” above for additional information on our preferred return.

Net income (loss) and earnings (loss) per share of common stock. The change from net income to net loss and earnings per share to loss per share for the three months ended March 31, 2011 as compared to 2010 was primarily attributable to (i) net operating losses on managed attraction properties that were previously leased and were in their non-peak operating months, (ii) decrease in equity in earnings from our unconsolidated entities, primarily from the Sunrise Venture and (iii) increase in acquisition fees and costs and asset management fees, offset, in part, by a decrease in interest expense from borrowings as a result of repayment of loans subsequent to March 31, 2010.

Results Of Operations - Years Ended December 31, 2010, 2009 and 2008

The following table summarizes our operations for the years ended December 31, (in thousands except per share data):

	Year Ended December 31,			% Change 2010 vs 2009	% Change 2009 vs 2008
	2010	2009	2008
Revenues:
Rental income from operating leases	$202,029	$205,247	$203,031	(1.6)%	1.1%
Property operating revenues	86,567	35,246	—	145.6%	n/a
Interest income on mortgages and other notes receivable	15,832	12,778	7,384	23.9%	73.0%

Total revenues	304,428	253,271	210,415	20.2%	20.4%

Expenses:
Property operating expenses	79,365	34,665	—	128.9%	n/a
Asset management fees to advisor	26,808	25,075	21,937	6.9%	14.3%
General and administrative	14,242	13,935	14,003	2.2%	(0.5)%
Ground lease and permit fees	12,589	11,561	9,477	8.9%	22.0%
Acquisition fees and costs	14,149	14,616	—	(3.2)%	n/a
Other operating expenses	2,528	9,548	8,943	(73.5)%	6.8%
Bad debt expense	2,315	2,313	328	0.1%	605.2%
Loan loss provision	4,072	—	—	n/a	n/a
Loss on lease terminations	55,528	4,506	—	1132.3%	n/a
Impairment provision	26,880	—	—	n/a	n/a
Depreciation and amortization	126,223	124,040	98,149	1.8%	26.4%

Total expenses	364,699	240,259	152,837	51.8%	57.2%

Operating income (loss)	(60,271)	13,012	57,578	(563.2)%	(77.4)%

Other income (expense):
Interest and other income	2,759	2,676	5,718	3.1%	(53.2)%
Interest expense and loan cost amortization	(50,616)	(40,638)	(32,076)	(24.6)%	(26.7)%
Gain on extinguishment of debt	15,261	—	—	n/a	n/a
Equity in earnings of unconsolidated entities	10,978	5,630	3,020	95.0%	86.4%

Total other expense	(21,618)	(32,332)	(23,338)	33.1%	38.5%

Income (loss) from continuing operations	(81,889)	(19,320)	34,240	(323.9)%	(156.4)%
Discontinued operations	—	—	2,396	n/a	n/a

Net income (loss)	$(81,889)	$(19,320)	$36,636	(323.9)%	(152.7)%

Earnings (loss) per share of common stock (basic and diluted)
Continuing operations	$(0.31)	$(0.08)	$0.16	(287.5)%	(150.0)%
Discontinued operations	$—	$—	$0.01	n/a	n/a

	$(0.31)	$(0.08)	$0.17	(287.5)%	(147.1)%

Weighted average number of shares of common stock outstanding (basic and diluted)	263,516	235,873	210,192

Year ended December 31, 2010 vs. Year ended December 31, 2009

Rental income from operating leases. Overall, we experienced a decrease of 1.6% in rental income for the year ended December 31, 2010 as compared to 2009. The decrease in rental income is attributable to the lease terminations offset, in part, by recently acquired properties and capital expansion projects that have increased the lease basis and base rents for certain of our properties.

The following information summarizes trends in rental income from operating leases in relation to the timing and number of our property acquisitions (in thousands):

Properties Subject to Operating Leases	Number of Properties	Total Rental Income (in thousands) for the Year Ended December 31,		Percentage of Total 2010 Rental Income	Percentage of Total 2009 Rental Income	Percentage of Total Increase (Decrease) in Rental Income
		2010	2009
Acquired prior to 2009 (1)	81	$150,170	$150,539	74.3%	73.3%	(11.5)%
Acquired in 2009 (1)	2	7,210	5,230	3.6%	2.5%	61.5%
Acquired in 2010 (1)	7	6,997	—	3.5%	0.0%	217.4%
Terminated leases (2)	21	37,652	49,478	18.6%	24.2%	(367.4)%

Total	111	$202,029	$205,247	100.0%	100.0%	100.0%

FOOTNOTES:

(1)	The numbers only include our consolidated properties operated under long-term triple-net leases and our multi-family residential property.

(2)	This represents rental income on properties prior to the lease terminations.

As of December 31, 2010 and 2009, the weighted-average lease rate for our portfolio of leased properties was 8.8% and 8.9%, respectively. These rates are based on annualized straight-lined base rent due under our leases and the weighted-average contractual lease basis of our real estate investment properties subject to operating leases. The decrease is primarily a result of reduced rents on certain properties and 18 lease terminations in 2010. Additionally, the weighted-average lease rate of our portfolio will fluctuate based on our asset mix, timing of property acquisitions, lease terminations and reductions in rent granted to tenants.

Property operating revenues. Property operating revenues totaled $86.6 million and $35.2 million for the years ended December 31, 2010 and 2009, respectively, and are not directly comparable. For the year ended December 31, 2010, we recorded the operating results of three properties for a full year that operated for only a partial year in 2009 as well as eight properties for one month during 2010 which were leased in 2009. In addition, we began recording the operations of two properties that were previously unconsolidated and owned by the Wolf Partnership that we began consolidating effective August 6, 2009 upon our acquisition of our former partner’s interest in that partnership.

Interest income on mortgages and other notes receivable. For the years ended December 31, 2010 and 2009, we earned interest income of approximately $15.8 million and $12.8 million, respectively, on our performing loans with an aggregate principal balance of approximately $111.4 million and $140.2 million as of December 31, 2010 and 2009, respectively. The increase is attributable to loans made by us subsequent to December 31, 2009, offset, in part, by the three loans that were deemed uncollectible in connection with PARC’s lease terminations for which no interest income was recorded during fourth quarter of 2010.

Property operating expenses. For the years ended December 31, 2010 and 2009, property operating expenses were approximately $79.4 million and $34.7 million, respectively, and are not directly comparable. See “Property operating revenues” above for further information.

Asset management fees to advisor. Monthly asset management fees of 0.08334% of invested assets are paid to the Advisor in connection with managing our real estate assets and making loans. For the years ended December 31, 2010 and 2009, asset management fees to our advisor were approximately $26.8 million and $25.1 million, respectively. The increase in such fees is due to the acquisition of additional real estate properties and loans made.

General and administrative. General and administrative expenses totaled approximately $14.2 million and $13.9 million for the years ended December 31, 2010 and 2009, respectively. The increase is primarily due to an increase in legal and professional services, offset, in part, by a reduction in accounting, legal and administrative personnel charges.

Ground leases and permit fees. These expenses have corresponding equivalent revenues included in rental income above. For the years ended December 31, 2010 and 2009, ground lease, concession holds and land permit fees were approximately $12.6 million and $11.6 million, respectively. The increase is attributable to the growth of our property portfolio offset against the reduction in gross revenue of certain underlying properties reducing ground lease and permit fees.

Acquisition fees and costs. Effective January 1, 2009, we began expensing acquisition fees and costs as a result of a newly issued accounting standard. Upon adoption of the new standard on January 1, 2009, we were required to initially expense approximately $5.9 million in acquisition fees and costs that were incurred prior to December 31, 2008 and capitalized on our balance sheet. Acquisition fees and costs incurred for the years ended December 31, 2010 and 2009 were approximately $14.1 million and $14.6 million, of which approximately $8.7 million for the year ended December 31, 2009, was unrelated to the initial adoption of the new standard.

Other operating expenses. Other operating expenses totaled approximately $2.5 million and $9.5 million for the years ended December 31, 2010 and 2009, respectively. The decrease is partially due to a reduction in the additional purchase price consideration expense recorded in 2009 relating to the acquisition of Wet’n’Wild Hawaii. During 2010, the operating income of the property did not exceed certain performance threshold resulting in a reduction in the estimated contingent purchase consideration to be paid of $1.5 million from the $3.5 million recorded for the year ended December 31, 2009. In addition, the decrease is a result of lower repairs and maintenance incurred. Capital expenditures are made from the capital improvement reserve accounts for replacements, refurbishments, repairs and maintenance at our properties. Certain expenditures, which do not substantially enhance the property value or increase the estimated useful lives, cannot be capitalized and are expensed.

Bad debt expense. Bad debt expense was approximately $2.3 million for both years ended December 31, 2010 and 2009 resulting from the write-off of past due rents receivable that were deemed uncollectible from tenants whose leases have been terminated.

Loan loss provision. Loan loss provision was approximately $4.1 million for the year ended December 31, 2010 as a result of the notes receivable from PARC that were deemed uncollectible. See “— General — Economic and Market Trends” above for additional information.

Loss on lease terminations. Loss on lease terminations were approximately $55.5 million and $4.5 million for the years ended December 31, 2010 and 2009, respectively. The increase is due to the recording of lease terminations relating to eighteen properties that were previously leased to PARC during 2010, as discussed above, compared to the three properties for which leases were terminated in 2009.

Impairment provision. We recorded an impairment provision totaling approximately $26.9 million for the year ended December 31, 2010 on the two Great Wolf properties, one golf property and one attraction property. See “— General — Asset Class and Industry Trends” above for additional information. Prior to January 1, 2010, we had not recorded any impairment provisions.

Depreciation and amortization. Depreciation and amortization expenses were approximately $126.2 million and $124.0 million for the years ended December 31, 2010 and 2009, respectively. The increase is primarily due to the acquisition of real estate properties in 2009 of which partial depreciation and amortization were recognized as compared to a full year in 2010 coupled with acquisition of additional real estate properties in 2010.

Interest and other income. Interest and other income totaling approximately $2.8 million and $2.7 million for the years ended December 31, 2010 and 2009, respectively, and was consistent.

Interest expense and loan cost amortization. Interest expense and loan cost amortization were approximately $50.6 million and $40.6 million for the years ended December 31, 2010 and 2009, respectively. The increase is attributable to the increase in our borrowings. In addition, in March 2010, we wrote off the remaining unamortized loan costs from our previous line of credit as a result of obtaining a new line of credit.

Gain on extinguishment of debt. Gain on extinguishment of debt was approximately $15.3 million for the year ended December 31, 2010 resulting from the restructuring of one of our debts with a principal balance of approximately $85.4 million and the repayment of seller financing to PARC at a discount resulting in approximately $0.9 million gain. We had no debt restructures in 2009. See “Borrowings” above for additional information.

Equity in earnings of unconsolidated entities. The following table summarizes equity in earnings from our unconsolidated entities (in thousands):

	For the Year Ended December 31,
	2010	2009	$ Change	% Change
Wolf Partnership	$—	$(2,657)	$2,657	100.0%
DMC Partnership	10,775	9,931	844	8.5%
Intrawest Venture	203	(1,644)	1,847	112.3%

Total	$10,978	$5,630	$5,348

Equity in earnings is recognized using the HLBV method of accounting due to the preferences we receive upon liquidation, which means we recognize income in each period equal to the change in our share of assumed proceeds from the liquidation of the underlying unconsolidated entities at depreciated book value. Because our equity in earnings is calculated in this manner, we have historically recognized more income than the underlying unconsolidated entities have generated and our partners have historically been allocated losses to offset the amount of earnings that we have recorded over and above the net income generated from the entities. This will continue until our partner’s capital has been reduced to zero, at which point no further losses can be allocated to our partners.

Equity in earnings of unconsolidated entities increased by approximately $5.3 million for the year ended December 31, 2010, as compared to 2009, primarily due to our acquisition of the remaining interest in the Wolf Partnership in August 2009 which resulted in the consolidation of these properties’ operations and no longer reporting its operating results within equity in earnings. In addition, during 2009, we increased our ownership interest in the DMC Partnership which resulted in an increase in our allocation of income due to our distribution preferences and how such preferences impact income allocations under HLBV method of accounting. Operating results for the Intrawest Venture showed improvement as a result of increased rents resulting from an increase in consumer spending at the properties.

We received cash distributions from our unconsolidated entities of approximately $12.7 million and $10.8 million for the years ended December 31, 2010 and 2009, respectively.

Net income (loss) and earnings (loss) per share of common stock. The increase in net loss and loss per share for the year ended December 31, 2010 as compared to 2009 was attributable to (i) the recording of an impairment provisions on two Great Wolf properties, one golf property and one attraction property, (ii) losses recorded on the lease terminations and loan impairments relating to our attractions properties leased to PARC, (iii) an increase in interest expense from additional borrowings and depreciation expense in the current year as a result of acquisitions of properties, offset, in part, by (iv) an increase in net operating income from properties that are being operated by third-party management companies that were leased in the prior year and (v) gain on extinguishment of debt from the restructuring of one of our debts and the repayment of seller financing.

Year ended December 31, 2009 vs. Year ended December 31, 2008

Rental income from operating leases. Overall, we experienced a 1.1% increase in rental income for the years ended December 31, 2009 as compared to the same period in 2008. The increase was attributable to properties newly acquired during 2008 and 2009, offset, in part, by lease restructures and the termination of leases for three properties.

The following information summarizes trends in rental income from operating leases in relation to the timing and number of our property acquisitions:

Properties Subject to Operating Leases	Number of Properties	Total Rental Income (in thousands) for the Year Ended December 31,		Percentage of Total 2009 Rental Income	Percentage of Total 2008 Rental Income	Percentage of Total Increase (Decrease) in Rental Income
		2009	2008
Acquired prior to 2008 (1)	85	$165,097	$177,398	80.4%	87.4%	(555.1)%
Acquired in 2008 (1)	15	31,348	12,677	15.3%	6.2%	842.5%
Acquired in 2009 (1)	2	5,231	—	2.5%	—	236.1%
Terminated leases (2)	3	3,571	12,956	1.8%	6.4%	(423.5)%

Total	105	$205,247	$203,031	100.0%	100.0%	100.0%

FOOTNOTES:

(1)	The numbers only include our consolidated properties operated under long-term triple-net leases and our multi-family residential property.

(2)	This represents rental income on two golf properties and one additional lifestyle property prior to the lease termination at which point we began recording the properties’ operating revenues and expenses in place of rental income.

As of December 31, 2009 and 2008, the weighted-average lease rate for our portfolio of leased properties was 8.9% and 9.0%, respectively. These rates are based on annualized straight-lined base rent due under our leases and the weighted-average contractual lease basis of our real estate investment properties subject to operating leases. The decrease was primarily a result of reduced rents on certain properties and three lease terminations. Additionally, the weighted-average lease rate of our portfolio will fluctuate based on our asset mix, timing of property acquisitions, lease terminations and reductions in rent granted to tenants.

Property operating revenues. Property operating revenues totaled approximately $35.2 million for the year ended December 31, 2009 and are not directly comparable. For the year ended December 31, 2009, we recorded the operating results of three properties that are operated by third-party management companies as a result of lease terminations and were previously accounted for as operating leases. In addition, we began recording the operations of two properties that were previously unconsolidated and owned by the Wolf Partnership that we began consolidating effective August 6, 2009 upon our acquisition of our former partner’s interest in that partnership. Prior to January 1, 2009, there were no lease terminations.

Interest income on mortgages and other notes receivable. For the year ended December 31, 2009, we earned interest income of approximately $12.8 million on our performing loans with an aggregate principal balance of approximately $140.2 million. Comparatively, for the year ended December 31, 2008, we recorded interest income of approximately $7.4 million on our performing loans with an aggregate principal balance of approximately $129.7 million. The increase was attributable to partial interest income recognized on loans made by us during the year ended December 31, 2008 as compared to full year during 2009 coupled with new loans made by us during the year ended December 31, 2009.

Property operating expenses. For the year ended December 31, 2009, property operating expenses were approximately $34.7 million and are not directly comparable. See “Property operating revenues” above for further information.

Asset management fees to advisor. Monthly asset management fees of 0.08334% of invested assets are paid to the advisor for the acquisition of real estate assets and making loans. For the years ended December 31, 2009 and 2008, asset management fees to our advisor were approximately $25.1 million and $21.9 million, respectively. The increase in such fees is due to the acquisition of additional real estate properties and loans made.

General and administrative. General and administrative expenses totaled approximately $13.9 million and $14.0 million for the years ended December 31, 2009 and 2008, respectively. The slight decrease was primarily due to cost control efforts in 2009.

Ground leases and permit fees. For the years ended December 31, 2009 and 2008, ground lease, concession holds and land permit fees were approximately $11.6 million and $9.5 million, respectively. The increase was attributable to the growth of our property portfolio and gross revenues at certain properties. As of December 31, 2009, 37 of our properties are subject to ground leases, concession holds or land permit fees, as compared to 36 properties in 2008.

Acquisition fees and costs. Effective January 1, 2009, we began expensing acquisition fees and costs as a result of a newly issued accounting standard. Upon adoption of the new standard on January 1, 2009, we were required to initially expense approximately $5.9 million in acquisition fees and costs that were incurred prior to December 31, 2008 and capitalized on our balance sheet. Acquisition fees and costs incurred for the year ended December 31, 2009 were approximately $14.6 million, of which approximately $8.7 million for the year ended December 31, 2009 was unrelated to the initial adoption of the new standard.

Other operating expenses. Other operating expenses totaled approximately $9.5 million and $8.9 million for the years ended December 31, 2009 and 2008, respectively. The increase was primarily a result of expensing approximately $3.5 million due to a change in estimate of contingent purchase consideration payable in connection with the acquisition of Wet’n’Wild Hawaii in 2009, offset by a decrease in repairs and maintenance expenses incurred. Capital expenditures are made from the capital improvement reserve accounts for replacements, refurbishments, repairs and maintenance at our properties. Certain expenditures, which do not substantially enhance the property value or increase the estimated useful lives, cannot be capitalized and are expensed.

Bad debt expense. Bad debt expense was approximately $2.3 million and $0.3 million for the years ended December 31, 2009 and 2008, respectively. The increase was primarily due to the write-off of past due rents receivable that were deemed uncollectible from a tenant whose lease was terminated.

Loss on lease terminations. Loss on lease terminations was approximately $4.5 million for the year ended December 31, 2009 and was attributable to the termination of leases for three properties which are now operated by third parties under management contracts. Prior to January 1, 2009, there were no lease terminations.

Depreciation and amortization. Depreciation and amortization expenses were approximately $124.0 million and $98.1 million for the years ended December 31, 2009 and 2008, respectively. The increase was primarily due to the acquisition of real estate properties in 2008 of which partial depreciation and amortization were recognized as compared to a full year in 2009 coupled with acquisition of additional real estate properties in 2009.

Interest and other income. Interest and other income totaled approximately $2.7 million and $5.7 million for the years ended December 31, 2009 and 2008, respectively. The decrease primarily resulted from a general reduction in rates paid by depository institutions on short-term deposits during 2009 as compared to 2008. We continue to monitor depository institutions that hold our cash and cash equivalents. During 2009, we received an average yield of 0.8% as compared to an average yield of 2.4% during 2008. Our average uninvested offering proceeds, based on month-end money market balances, was approximately $166.2 million during 2009 as compared to approximately $222.8 million during 2008.

Interest expense and loan cost amortization. Interest expense and loan cost amortization were approximately $40.6 million and $32.1 million for the years ended December 31, 2009 and 2008, respectively. The increase was attributable to the increase in our borrowings as a result of acquisitions and renovation of our properties and an increase in interest expense on our line of credit of which partial expense was recognized in 2008 compared to a full year in 2009. As of December 31, 2009, we had loan obligations totaling $739.0 million as compared to total loan obligations of $639.2 million at December 31, 2008.

Equity in earnings of unconsolidated entities. The following table summarizes equity in earnings (losses) from our unconsolidated entities (in thousands):

	For the Year Ended December 31,
	2009	2008	$ Change	% Change
Wolf Partnership	$(2,657)	$(5,773)	$3,116	54.0%
DMC Partnership	9,931	9,480	451	4.8%
Intrawest Venture	(1,644)	(687)	(957)	(139.3)%

Total	$5,630	$3,020	$2,610

Equity in earnings increased by approximately $2.6 million for the year ended December 31, 2009, as compared to 2008, primarily due to a decrease in the loss we were allocated from the Wolf Partnership of approximately $3.1 million, mainly as a result of negotiated reduction in management and license fees of $1.8 million and because on August 6, 2009, we acquired all the remaining interest in the Wolf Partnership and began consolidating the properties operations. As a result, we recorded equity in losses from the Wolf Partnership through August 5, 2009 compared to a full year in 2008. In addition, the increase in equity in earnings was due to the allocation from the DMC Partnership of approximately $0.5 million, resulting from a reduction in ground rent after the partnership acquired a majority of the underlying land.

The Intrawest Venture was significantly impacted by a reduction in retail spending at its resort village retail locations, which is a direct result of the recent recession. While visitation at many of these locations did not decline, spending by consumers during their visits declined. We believe that operations at these properties will return to historical levels when the broader economy improves. Additionally, during the first quarter of 2009, the Intrawest Venture determined that it made certain accounting errors in 2008 which totaled approximately $0.4 million. We concluded that these errors were not material to our financial statements for the year ended December 31, 2009 or 2008. As such, we recorded the cumulative effect of these adjustments during the three months ended March 31, 2009, which resulted in a reduction in equity in earnings of unconsolidated entities of $0.4 million.

We received cash distributions from our unconsolidated entities of approximately $10.8 million and $14.9 million for the years ended December 31, 2009 and 2008, respectively.

Discontinued operations. For the year ended December 31, 2008, results of discontinued operations were approximately $2.4 million relating to the sale of the Talega Golf Course property, which was sold in December 2008.

Net income (loss) and earnings (loss) per share of common stock. The decrease in net income (loss) and earnings (loss) per share for the year ended December 31, 2009 as compared to the prior year was primarily due to (i) the reduction in rental income from certain of our properties, including those for which the leases were terminated and have been restructured offset by additional rent from properties acquired in 2008 and 2009, (ii) the adoption of a new pronouncement which requires the expensing of all acquisition fees and costs as operating costs, (iii) additional interest expense on our borrowings, and (iv) a reduction in the rates paid by depository institutions on short-term deposits offset by an increase in equity in earnings from unconsolidated entities. Our earnings and earnings per share may fluctuate while we continue to raise capital and make significant acquisitions.

Other

Funds from Operations and Modified Funds from Operations

FFO is a non-GAAP financial measure that is widely recognized in the REIT industry as a supplemental measure of operating performance. FFO is defined by the NAREIT as net income (loss) computed in accordance with GAAP, excluding gains or losses from sales of property, plus depreciation and amortization on real estate assets, and after adjustments for unconsolidated partnerships and joint ventures. FFO was developed by NAREIT as a relative measure of performance of an equity REIT in order to recognize that income-producing real estate has historically not depreciated on the basis as determined under GAAP, which implies that the value of real estate assets diminishes predictably over time. We believe that FFO is a useful measure that should be considered along with, but not as an alternative to, net income (loss) when evaluating operating performance.

In addition to FFO, we use MFFO, which further adjusts net income (loss) and FFO to exclude acquisition-related costs, impairments, contingent purchase price adjustments and other non-recurring charges in order to further evaluate our ongoing operating performance. Changes in the accounting and reporting rules under GAAP that have been put into effect since the establishment of NAREIT’s definition of FFO have increased the number of non-cash and non-operating items included in net income (loss) and FFO, which management consider to be more reflective of investing activities. For example, the accounting for acquisition costs and expenses have changed from a capitalize and depreciate model to expense as incurred. These costs are paid for with proceeds from our common stock offerings or debt proceeds rather than paid for with cash generated from operations. Similarly, recent accounting standards require us to estimate any future contingent purchase consideration at the time of acquisition and subsequently record changes to those estimates or eventual payments in the statement of operations even though the payment is funded by offering proceeds. Previously under GAAP, these amounts would be capitalized, which is consistent with how these incremental payments are added to the contractual lease basis used to calculate rent for the related property and generates future rental income. Impairments and other non-recurring non-cash write-offs are not indicative of ongoing results of operations. Therefore, we exclude these amounts in the computation of MFFO. By providing MFFO, we present information that we believe is more consistent with management’s long term view of our core operating activities and is more reflective of a stabilized asset base. FFO or MFFO as presented may not be comparable to amounts calculated by other companies and is defined differently thant Funds from Operations as used in the “Description of the Exchange Notes.”

We believe that in order to facilitate a clear understanding of our operating performance between periods and as compared to other equity REITs, FFO and MFFO should be considered in conjunction with our net income (loss) and cash flows as reported in the accompanying consolidated financial statements and notes thereto. FFO and MFFO (i) do not represent cash generated from operating activities determined in accordance with GAAP (which, unlike FFO or MFFO, generally reflects all cash effects of transactions and other events that enter into the determination of net income (loss)), (ii) are not necessarily indicative of cash flow available to fund cash needs and (iii) should not be considered as alternatives to net income (loss) determined in accordance with GAAP as an indication of our operating performance, or to cash flow from operating activities determined in accordance with GAAP as a measure of either liquidity or our ability to make distributions. FFO or MFFO as presented may not be comparable to amounts calculated by other companies.

Three Months Ended March 31, 2011 and 2010

The following table presents a reconciliation of net income (loss) to FFO and MFFO for the three months ended March 31, 2011 and 2010 (in thousands except per share data):

	Three Months Ended March 31,
	2011	2010
Net income (loss)	$(20,630)	$6,789
Adjustments:
Depreciation and amortization	30,254	31,156
Net effect of FFO adjustment fromunconsolidated entities (1)	5,758	2,910

Total funds from operations	15,382	40,855

Acquisition fees and expenses	4,926	2,825
Impairments of lease related investments	217	-
MFFO adjustment from unconsolidated entities
Acquisition costs	6,119	-

Modified funds from operations	$26,644	$43,680

Weighted average number of shares ofcommon stock outstanding (basic and diluted)	290,079	250,327

FFO per share (basic and diluted)	$0.05	$0.16

MFFO per share (basic and diluted)	$0.09	$0.17

FOOTNOTE:

(1)	This amount represents our share of the FFO adjustments allowable under the NAREIT definition (primarily depreciation) multiplied by the percentage of income or loss recognized under the HLBV method.

Total FFO decreased from approximately $40.9 million for the three months ended March 31, 2010 to approximately $15.4 million for the three months ended March 31, 2011. FFO per share decreased from $0.16 per share for the three months ended March 31, 2010 to $0.05 per share for the three months ended March 31, 2011. The decrease in FFO and FFO per share is attributable principally to: (i) decrease in equity in earnings from our unconsolidated entities primarily, the Sunrise Venture and the non-recurring costs associated with the acquisition as discussed above (ii) net operating losses from the managed attraction properties that were previously leased in 2010 and were in their non-peak operating months and (iii) increase in asset management fees and acquisition fees and costs, offset, in part, by a slight decrease in interest expense from our borrowings resulting from prepayment.

MFFO decreased from approximately $43.7 million for the three months ended March 31, 2010 to approximately $26.6 million for the three months ended March 31, 2011. MFFO per share decreased from $0.17 per share for the three months ended March 31, 2010 to $0.09 per share for the three months ended March 31, 2011. The decrease in MFFO and MFFO per share are attributable principally to (i) decrease in equity in earnings from our unconsolidated entities primarily, the Sunrise Venture as discussed above, (ii) net operating losses from the managed attraction properties that were previously leased in 2010 and were in their non-peak operating months and (iii) increase in asset management fees, offset, in part, by a slight decrease in interest expense from our borrowings resulting from prepayment.

Years Ended December 31, 2010, 2009 and 2008

The following table presents a reconciliation of net income (loss) to FFO and MFFO for the years ended December 31, 2010, 2009, and 2008 (in thousands except per share data):

	Year Ended December 31,
	2010	2009	2008
Net income (loss)	$(81,889)	$(19,320)	$36,636
Adjustments:
Depreciation and amortization	126,223	124,040	98,901
Gain on sale of real estate investment properties	—	—	(4,470)
Net effect of FFO adjustment from unconsolidated entities (1)	11,219	15,856	17,786

Total funds from operations	55,553	120,576	148,853

Acquisition fees and expenses (2)	14,149	14,616	—
Impairments of real estate assets	26,880	—	—
Impairments of lease related investments	21,347	569	—
Impairments of notes receivable	4,072	—	—
Assumption of non-cash deferred charges in connection with lease terminations	1,705	2,189	—
Contingent purchase price adjustments	(1,500)	3,472	—

Modified funds from operations	$122,206	$141,422	$148,853

Weighted average number of shares of common stock outstanding (basic and diluted)	263,516	235,873	210,192

FFO per share (basic and diluted)	$0.21	$0.51	$0.71

MFFO per share (basic and diluted)	$0.46	$0.60	$0.71

FOOTNOTES:

(1)	This amount represents our share of the FFO adjustments allowable under the NAREIT definition (primarily depreciation) multiplied by the percentage of income or loss recognized under the HLBV method.
(2)	Acquisition fees and costs that were directly identifiable with properties acquired were not required to be expensed under GAAP prior to January 1, 2009. Accordingly, no adjustments to funds from operations are necessary for periods prior to 2009.

Total FFO decreased from approximately $120.6 million for the year ended December 31, 2009 to approximately $55.6 million for the year ended December 31, 2010. FFO per share decreased from $0.51 per share for the year ended December 31, 2009 to $0.21 per share for the year ended December 31, 2010. The decrease in FFO and FFO per share are attributable principally to: (i) the recording of real estate impairments relating to the two Great Wolf properties, one golf property and one attraction property, (ii) the write-off of lease assets resulting from lease terminations which includes deferred rent and (iii) an increase in interest expense from additional borrowings, offset, in part, by an increase in net operating income from properties that are being operated by third-party management companies that were being leased in the prior year, a reduction in acquisition fees and costs and the restructuring of one of our mortgage debt resulting in a gain in extinguishment of debt.

MFFO decreased from approximately $141.4 million for the year ended December 31, 2009 to approximately $122.2 million for the year ended December 31, 2010. MFFO per share decreased from $0.60 per share for the year ended December 31, 2009 to $0.46 per share for the year ended December 31, 2010. The decrease in MFFO and MFFO per share are attributable principally to (i) the write-off of deferred rent and the incurrence of off-season carrying costs associated with the transition of the properties previously leased to PARC and (ii) an increase in interest expense from additional borrowings.

Total FFO decreased from approximately $148.9 million for the year ended December 31, 2008 to approximately $120.6 million for the year ended December 31, 2009. FFO per share decreased from $0.71 per share for the year ended December 31, 2008 to $0.51 per share for the year ended December 31, 2009. The decrease in FFO and FFO per share were attributable principally to (i) the reduction in rental income from certain of our properties, including those for which the leases were terminated and have been restructured, offset by, additional rent from properties acquired in 2008 and 2009, (ii) an increase in bad debt expense and the write-off of in-place lease intangibles related to terminated and restructured leases, (iii) the adoption of a new accounting pronouncement and expensing of acquisition fees and costs and (iv) additional interest expense paid on our borrowings.

MFFO decreased from approximately $148.9 million for the year ended December 31, 2008 to approximately $141.4 million for the year ended December 31, 2009. MFFO per share decreased from $0.71 per share for the year ended December 31, 2008 to $0.60 per share for the year ended December 31, 2009. The decrease in MFFO and MFFO per share was attributable to (i) the reduction in rental income from certain of our properties, including those for which the leases were terminated and have been restructured offset by additional rent from properties acquired in 2008 and 2009, (ii) an increase in bad debt expense and (iii) additional interest expense paid on our borrowings.

Off Balance Sheet And Other Arrangements

On January 10, 2011, we acquired a 60% ownership interest in 29 senior living facilities with Sunrise and formed a new venture, or the Sunrise Venture, for an equity contribution of approximately $134.3 million. The Sunrise Venture obtained $435.0 million in loan proceeds from new debt financing, a portion of which was used to refinance the existing indebtedness encumbering the Communities. The non-recourse loan has a three-year term and a fixed-interest rate of 6.76% requiring monthly interest-only payment with all principal and accrued interest due upon maturity on February 6, 2014. See “Acquisition and Investment in Unconsolidated Entities” above for additional information relating to the acquisition and our preferred return using the HLBV method of accounting.

We have investments in unconsolidated entities that own and lease commercial real estate: the DMC Partnership, in which we own an 81.9% interest, and the Intrawest Venture, in which we own an 80.0% interest. Our equity in earnings from unconsolidated entities for the years ended December 31, 2010, 2009 and 2008 contributed approximately $11.0 million, $5.6 million and $3.0 million, respectively, to our results of operations. The partnership agreements governing the allocation of cash flows from the entities provide for the annual payment of a preferred return on our invested capital and thereafter in accordance with specified residual sharing percentages..

Borrowings of Our Unconsolidated Entities

The aggregate principal debt of our unconsolidated entities was approximately $207.8 million and $211.4 million as of December 31, 2010 and 2009, respectively, and was approximately $655.5 million as of March 31, 2011. In connection with the loans encumbering properties owned by our unconsolidated entities, if we engage in certain prohibited activities, we could become liable for the obligations of the unconsolidated entities which own the properties for certain enumerated recourse liabilities related to those entities and their properties. In the case of the borrowing for the resort village properties located in Canada, our obligations are such that we could become liable for the entire loan if we triggered a default due to bankruptcy or other similar events.

Commitments, Contingencies And Contractual Obligations

The following tables present our contractual obligations and contingent commitments and the related payment periods as of March 31, 2011:

Contractual Obligations

	Payments Due by Period (in thousands)
	Less than 1 year	Years 1-3 (3)	Years 3-5	More than 5 years	Total
Mortgages and other notes payable
(principal and interest) (1)	$144,421	$203,769	$333,912	$122,269	$804,371
Obligations under capital leases	2,749	3,088	240	-	6,077
Obligations under operating leases (2)	14,376	28,752	28,717	250,352	322,197

Total	$161,546	$235,609	$362,869	$372,621	$1,132,645

FOOTNOTES:

(1)	This line item includes all third-party and seller financing obtained in connection with the acquisition of properties, and the $58.0 million drawn on our syndicated revolving line of credit. Future interest payments on our variable rate debt and line of credit were estimated based on a 30-day LIBOR forward rate curve. In connection with the completion of our Senior Unsecured Notes on April 5, 2011, we refinanced approximately $210.1 million in existing mortgage debts. See “Events Occurring Subsequent to March 31, 2011” for additional information.

(2)	This line item represents obligations under ground leases, concession holds and land permits of which the majority are paid by our third-party tenants on our behalf. Ground lease payments, concession holds and land permit fees are generally based on a percentage of gross revenue of the related property exceeding a certain threshold. The future obligations have been estimated based on current revenue levels projected over the term of the leases or permits.

(3)	Includes mortgage loans of approximately $62.0 million that may be accelerated at the option of the lender.

Contingent Commitments

		Payments Due by Period (in thousands)
	Less than 1 year	Years 1-3	Years 3-5	More than 5 years	Total
Contingent purchase consideration (1)	$656	$-	$-	$-	$656
Capital improvements (2)	33,378	3,406	2,137	-	38,921
Loan commitments (3)	1,119	-	-	-	1,119

Total	$35,153	$3,406	$2,137	$-	$40,696

FOOTNOTES:

(1)	In connection with the acquisition of Wet’n’Wild Hawaii in 2009, we agreed to pay additional purchase consideration of up to $14.7 million upon the property achieving certain financial performance goals over the next three years, of which approximately $12.4 million was paid as of March 31, 2011. The additional purchase price consideration is not to provide compensation for services but is based on the property achieving certain financial performance goals. In accordance with relevant accounting standards, we recorded the fair value of this contingent liability in our consolidated balance sheets as of March 31, 2011.

In	connection with our acquisition on March 12, 2010 of four marinas, we agreed to pay additional purchase consideration up to a maximum of $10.0 million, contingent upon the properties achieving certain performance thresholds. However, we have determined, based on our estimates and the likelihood of the properties achieving such thresholds, that the fair value of the liability was zero as of March 31, 2011.

(2)	We have committed to fund ongoing equipment replacements and other capital improvement projects on our existing properties through capital reserves set aside by us for this purpose and additional capital investment in the properties that will increase the lease basis and generate additional rental income.

(3)	In connection with certain loans we have made, we are committed to fund, in aggregate, approximately $10.1 million in construction loans of which approximately $9.0 million was drawn as of March 31, 2011.

Events Occurring Subsequent to March 31, 2011

Senior Unsecured Notes

On March 31, 2011, we entered into a purchase agreement, or the Purchase Agreement, by and among us and certain of our subsidiaries and Jefferies & Company, Inc. and Merrill, Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several initial purchasers, relating to the issuance and sale of $400 million in aggregate principal amount of our 7.25% senior notes due 2019, or the private notes. On April 5, 2011, we completed our private placement of the private notes, which were sold at an offering price of 99.249% of par value, resulting in net proceeds to us of approximately $388 million after deducting the initial purchasers’ discount and the offering expenses paid by us excluding debt acquisition fees payable to our advisor pursuant to the advisory agreement.

The private notes will mature on April 15, 2019, and bear interest at a rate of 7.25% per annum, payable semi-annually in cash in arrears on April 15 and October 15 of each year, beginning on October 15, 2011. The private notes are our senior unsecured obligations and are guaranteed by certain of our subsidiaries.

The terms of the indenture governing the private notes are further described in “Description of the Exchange Notes” included elsewhere in this prospectus.

The net proceeds of the private notes were used to refinance approximately $210.1 million in existing secured indebtedness. The remainder of the proceeds will be used to acquire lifestyle and other income producing properties and for other general corporate purposes.

Other

Our board of directors declared distributions of $0.0521 per share to stockholders of record at the close of business on April 1, 2011 and May 1, 2011. These distributions are to be paid by June 30, 2011.

As of April 9, 2011, we engaged CNL Lifestyle Advisor Corporation as our advisor and entered into an advisory agreement with substantially similar terms and services as those provided under our previous advisory agreement. The directors and officers of our prior Advisor, CNL Lifestyle Company, LLC, were elected and appointed as the directors and officers of the new Advisor and have similar responsibilities and roles with the new Advisor as they previously held with the prior Advisor. In addition, the new Advisor will continue to engage and contract with other affiliates of CFG to cause those affiliates to provide services and personnel to perform duties on our behalf as consistent with the prior Advisor.

On April 9, 2011, we completed our third offering of common stock. We will not commence another public offering, but we will continue to offer our shares of common stock to existing stockholders through our reinvestment plan. On May 2, 2011, we filed a Form S-3 under the Securities Exchange Act of 1933, as amended, to register for the sale of up to $250 million in shares of common stock (26.3 million shares at $9.50 per share) pursuant to our reinvestment plan.

Quantitative and Qualitative Disclosures About Market Risk

We are exposed to interest rate changes primarily as a result of long-term debt used to acquire properties, make loans and other permitted investments. Our interest rate risk management objectives are to limit the impact of interest rate changes on earnings and cash flows and to lower our overall borrowing costs. To achieve our objectives, we expect to borrow and lend primarily at fixed rates or variable rates with the lowest margins available, and in some cases, with the ability to convert variable rates to fixed rates. With regard to variable rate financing, we will assess interest rate cash flow risk by continually identifying and monitoring changes in interest rate exposures that may adversely impact expected future cash flows and by evaluating hedging opportunities.

The following is a schedule of our fixed and variable debt maturities for each of the next five years, and thereafter (in thousands):

	Expected Maturities
	2011		2012	2013	2014	2015	Thereafter (1)		Total	Fair Value
Fixed rate debt	$59,642		$12,108	$72,135	$96,406	$8,893	$212,144		$461,328	$432,993	(4)
Weighted average interest rates of maturities	9.08%		6.19%	6.10%	6.12%	6.25%	6.28%		6.58%
Variable rate debt	46,404		3,589	61,647	21,297	16,629	65,446		215,012	214,572	(5)
Average interest rate	Prime or LIBOR + 2%	(2)				CDOR + 3.75%	LIBOR + Spread	(2) (3)

Total debt	$106,046		$15,697	$133,782	$117,703	$25,522	$277,590		$676,340	$647,565

FOOTNOTES:

(1)	In connection with the completion of our Senior Unsecured Notes on April 5, 2011, we refinanced approximately $210.1 million in existing mortgage debts. See “Events Occurring Subsequent to March 31, 2011” for additional information.

(2)	The 30-day LIBOR rate was approximately 0.24% at March 31, 2011. The 30-day CDOR rate was approximately 1.20% at March 31, 2011.

(3)	In January 2011, we obtained a loan for $18.0 million that is collateralized by one of its ski and lifestyle properties. The loan bears interest at 30-day LIBOR + 4.5% and requires monthly payments of principal and interest with the remaining principal and accrued interest due at maturity on December 31, 2015. On January 13, 2011, we entered into an interest swap thereby fixing the rate at 6.68%. The fair value of this instrument has been recorded as a liability of approximately $33,000.

(4)	The fair value of our fixed-rate debt was determined using discounted cash flows based on market interest rates as of March 31, 2011. We determined market rates through discussions with our existing lenders pricing our loans with similar terms and current rates and spreads.

(5)	The estimated fair value of our variable rate debt was determined using discounted cash flows based on market interest rates as of March 31, 2011. We determined market rates through discussions with our existing lenders pricing our loans with similar terms and current rates and spreads.

Management estimates that a hypothetical one-percentage point increase in LIBOR would have resulted in additional interest costs of approximately $0.3 million for the three months ended March 31, 2011. This sensitivity analysis contains certain simplifying assumptions, and although it gives an indication of our exposure to changes in interest rates, it is not intended to predict future results and our actual results will likely vary.

Our fixed rate mortgage and other notes receivable, which totaled $121.5 million at March 31, 2011, are subject to market risk to the extent that the stated interest rates vary from current market rates for borrowings under similar terms. The estimated fair value of the mortgage notes receivable was approximately $121.0 million and $110.8 million at March 31, 2011 and December 31, 2010, respectively.

We are exposed to foreign currency exchange rate fluctuations as a result of our direct ownership of one property in Canada which is leased to a third-party tenant. The lease payments we receive under the triple-net lease and debt service payments are denominated in Canadian dollars. Management does not believe this to be a significant risk or that currency fluctuations would result in a significant impact to our overall results of operations.

We are also indirectly exposed to foreign currency risk related to our investment in unconsolidated Canadian entities and interest rate risk from debt at our unconsolidated entities. However, we believe our risk of foreign exchange loss and exposure to credit and interest rate risks are mitigated as a result of our right to receive a preferred return on our investments in our unconsolidated entities. Our preferred returns as stated in the governing venture agreements are denominated in U.S. dollars.

BUSINESS AND PROPERTIES

General

Our principal investment objectives include investing in a diversified portfolio of real estate with a goal to preserve, protect and enhance the long-term value of those assets. We primarily invest in lifestyle properties in the United States that we believe have the potential for long-term growth and income generation. Our investment thesis is supported by demographic trends which we believe affect consumer demand for the various lifestyle asset classes that are the focus of our investment strategy. We define lifestyle properties as those properties that reflect or are impacted by the social, consumption and entertainment values and choices of our society. We primarily lease our properties on a long-term, triple-net or gross basis (generally five to 20 years, plus multiple renewal options) to tenants or operators that we consider to be significant industry leaders. To a lesser extent, we also make and acquire loans (including mortgage, mezzanine and other loans), enter into joint ventures related to interests in real estate and engage third-party operators to manage certain properties on our behalf as permitted under applicable tax regulations.

Following our investment policies of acquiring carefully selected and well-located lifestyle and other income producing properties, we believe we have built a unique portfolio of assets with established long-term operating histories, and have created balanced diversification within the portfolio by region, operator and asset class. We will continue to focus on select acquisitions of income producing properties that we believe will enhance the portfolio and provide long-term value to our stockholders, while also concentrating on the management and oversight of our existing portfolio. We have also maintained a strong balance sheet and cash position with a low leverage ratio.

While we have primarily acquired wholly owned properties subject to long-term triple-net leases, we also make investments in properties through joint ventures, and to a lesser extent, engaged third-party operators to manage certain properties on our behalf.

Asset classes and portfolio diversification. As of March 31, 2011, we had a portfolio of 150 lifestyle properties which when aggregated by initial purchase price was diversified as follows: approximately 23% in ski and mountain lifestyle, 21% in golf facilities, 14% in senior living, 16% in attractions, 7% in marinas and 19% in additional lifestyle properties. These assets consist of 22 ski and mountain lifestyle properties, 53 golf facilities, 29 senior living facilities, 21 attractions, 17 marinas and eight additional lifestyle properties. Thirty-seven of these 150 properties are owned through unconsolidated entities. Many of our properties feature characteristics that are common to more than one asset class, such as a ski resort with a golf facility. Our asset classifications are based on the primary property usage. The pie chart below shows our asset class diversification as of March 31, 2011, by initial purchase price.

Our real estate investment portfolio is geographically diversified with properties in 32 states and two Canadian provinces. The map below shows our current property allocations across geographic regions as of March 31, 2011.

Our tenants and operators. We generally attempt to lease our properties to tenants and operators that we consider to be significant industry leaders. However, we do not believe the success of our properties is based solely on the performance or abilities of our tenant operators. In some cases, we consider the assets we have acquired to be unique, iconic or nonreplicable which by their nature have an intrinsic value. In addition, in the event a tenant is in default and vacates a property, under special provisions in the tax laws we are able to engage a third-party manager to operate the property on our behalf for a period of time until we re-lease it to a new tenant. During this period, the property remains open and we receive any net earnings from the property’s operations, although these amounts may be less than the rents that were contractually due under the prior leases. Any taxable income from these properties will be subject to income tax until we re-lease these properties to new tenants.

Our leases and ventures. As part of our net lease investment strategy, we either acquire properties directly or purchase interests in entities that own the properties. Once we acquire the properties, we either lease them back to the original seller or to a third-party operator. These leases are usually structured as triple-net leases which means our tenants are generally responsible for repairs, maintenance, property taxes, ground lease or permit expenses (where applicable), utilities and insurance for the properties that they lease. As of March 31, 2011, we had 150 properties of which 113 properties are consolidated with the following investment structure: 90 properties are subject to lease arrangements that are leased to single tenant operators (fully occupied) with a weighted-average lease rate of 8.8% (based on weighted-average annualized straight-line rent due under our leases) and average lease expiration of 17 years, 22 properties operated by third-party management companies and one property is under development. Thirty-seven of these 150 properties are owned through unconsolidated ventures, of which 30 are operated under third-party management contracts.

Our leases are generally long-term in nature (generally five to 20 years with multiple renewal options). We have no near-term lease expirations (other than at our one multi-family residential property, which generally enters into one-year leases with its tenants) with the first long-term lease expiring in December 2021, excluding available renewal periods.

We typically structure our leases to provide for the payment of a minimum annual base rent with periodic increases in base rent over the lease term. In addition, our leases provide for the payment of percentage rent normally based on a percentage of gross revenues generated at the property over certain thresholds. Within the provisions of our leases, we also generally require the payment of capital improvement reserve rent. Capital improvement reserves are paid by the tenant and are generally based on a percentage of gross revenue of the property and are set aside by us for capital improvements, replacements and other capital expenditures at the property. These amounts are and will remain our property during and after the term of the lease and help maintain the integrity of our assets.

To a lesser extent, when beneficial to our investment structure, certain properties may be leased to wholly-owned tenants that are taxable REIT subsidiaries or that are owned through taxable REIT subsidiaries (referred to as TRS entities). Under this structure, we engage third-party managers to conduct day-to-day operations. Under the TRS leasing structure, our results of operations will include the operating results of the underlying properties as opposed to rental income from operating leases that is recorded for properties leased to third-party tenants.

We have entered into joint ventures in which our partners subordinate their returns to our minimum return. This structure provides us with some protection against the risk of downturns in performance but may allow our partners to obtain a higher rate of return on their investment than we receive if the underlying performance of the properties exceeds certain thresholds. As of March 31, 2011, we had a total of 37 properties owned through three unconsolidated joint ventures.

Our managed properties. In certain circumstances, and subject to applicable tax regulations, we may engage third-party operators to manage properties on our behalf. For example, when beneficial to our investment structure, we may engage third-party operators to manage hotels and senior living properties under the TRS leasing structure. In addition, in the case of a tenant default and lease termination, we may engage a third-party manager to operate the property on our behalf for a period of time until we can re-lease the property. This allows us time to stabilize the property, if necessary, and enter into a new lease when market conditions are potentially more favorable. During this managed period, we recognize all the underlying property operating revenues and expenses in our consolidated financial statements and may be subject to more direct operating risk. As of March 31, 2011, we had 22 managed properties including four hotels, two golf courses, 16 attractions and one multi-family residential property.

Our loans. As part of our overall investment and lending strategy, we have made and may continue to make or acquire loans (including mortgage, mezzanine or other loans) with respect to any of the asset classes in which we invest. We generally make loans to the owners of properties to enable them to acquire land, buildings, or both, or to develop property or as part of a larger acquisition. In exchange, the owner generally grants us a first lien or collateralized interest in a participating mortgage collateralized by the property or by interests in the entity that owns the property. Our loans generally require fixed interest payments. We expect that the interest rate and terms for long-term mortgage loans (generally, 10 to 20 years) will be similar to the rate of return on our long-term net leases. Mezzanine loans and other financings for which we have a secondary-lien or collateralized interest will generally have shorter terms (one to two years) and higher interest rates than our net leases and long-term mortgage loans. With respect to the loans that we make, we generally seek loans with collateral values resulting in a loan-to-value ratio of not more than 85%.

Competition. As a REIT, we have historically experienced competition from other REITs (both traded and non-traded), real estate partnerships, mutual funds, institutional investors, specialty finance companies, opportunity funds, healthcare providers, and other investors, including, but not limited to, banks and insurance companies, many of which generally have had greater financial resources than we do for the purposes of leasing and financing properties within our targeted asset classes. These competitors often also have a lower cost of capital and are subject to less regulation. The level of competition impacts both our ability to raise capital, find real estate investments and locate suitable tenants. We may also face competition from other funds in which affiliates of our Advisor participate or advise.

In general, we perceive there to be a lower level of competition for the types of assets that we have acquired and intend to acquire in comparison to assets in core real estate sectors based on the number of willing buyers and the volume of transactions in their respective markets. Accordingly, we believe that being focused in specialty or lifestyle asset classes allows us to take advantage of unique opportunities. Some of our key competitive advantages are as follows:

•	We acquire assets in niche sectors which historically trade at higher cap rates than other core commercial real estate sectors such as apartment, industrial, office and retail.

•	Some of our targeted assets classes, such as golf and ski, have experienced a net reduction in new supply, which has better equalized supply and demand.

•

Certain of our lifestyle properties have inherently high barriers to entry. For example, the process of obtaining permits to create a new ski resort or marina is highly regulated and significantly more difficult than obtaining permits for the construction of new office or retail space. Additionally, general geographic constraints, such as the availability of suitable waterfront property or mountain terrain, are an inherent barrier to entry in several of our asset classes. There are also high costs associated with building a new ski resort or regional gated attractions that may be prohibitive to potential market participants.

•

Our leasing arrangements generally require the payment of capital improvement reserve rent which is paid by the tenants and set aside by us to be reinvested into the properties. This arrangement allows us to maintain the integrity of our properties and mitigates deferred maintenance issues.

•

Unlike our competitors in many other commercial real estate sectors that generally receive no income in the event a tenant defaults or vacates a property, applicable tax laws allow us to engage a third-party manager to operate a property on our behalf for a period of time until we can re-lease it to a new tenant. During that period, we receive any net earnings from the underlying business operations, which may be less than rents collected under the previous leasing arrangement. However, our ability to continue to operate the property under such an arrangement helps to off-set taxes, insurance and other operating costs that would otherwise have to be absorbed by a landlord and allows the property some time to stabilize, if necessary, before entering into a new lease.

Significant tenants and borrowers. As of December 31, 2010 and 2009 and for the three years ended through December 31, 2010, we had the following tenants that individually accounted for 10% or more of our aggregate total revenues or assets.

Tenant	Number & Type of Leased Properties	Percentage of Total Revenues				Percentage of Total Assets
		2010		2009	2008	2010	2009
PARC Management, LLC (“PARC”) (1)	— (1)	11.0	%(1)	18.3%	21.0%	— (1)	14.3%

Boyne USA, Inc. (“Boyne”)	7 Ski & Mountain Lifestyle Properties	12.6%		15.3%	19.4%	8.8%	9.2%

Evergreen Alliance Golf Limited, L.P. (“EAGLE”)	43 Golf Facilities	12.1%		14.3%	20.6%	14.6%	15.4%

Booth Creek Ski Holding, Inc. (2) (“Booth”)	1 Ski & Mountain Lifestyle Property	1.8%		8.3%	12.2%	1.2%	6.3%

FOOTNOTES:

(1)	As of December 31, 2010, we were in the process of transitioning all of our properties previously leased to PARC to new third-party managers. This process was completed in February 2011 and PARC is no longer a tenant of the Company.

(2)

On October 25, 2010, Vail Resorts Inc. acquired 100% of the equity interest in the companies that operate Northstar-at-Tahoe Resort and The Village at Northstar from Booth Creek Resort Properties LLC and became our tenant under the existing leases on the properties.

The significance of any given tenant or operator, and the related concentration of risk generally decrease as additional properties and operators are added to the portfolio. As shown above, there were only two tenants that individually accounted for 10% or more of our total revenues or assets as of December 31, 2010.

Tax status. We currently operate and have elected to be taxed as a REIT for federal income tax purposes beginning with the taxable year ended December 31, 2004. As a REIT, we generally will not be subject to federal income tax at the corporate level to the extent we distribute annually at least 90% of our taxable income to our stockholders and meet other compliance requirements. If we fail to qualify as a REIT in any taxable year, we will be subject to federal income tax on our taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year in which our qualification is lost.

Financial Information About Industry Segments.

Our current business consists of investing in, owning and leasing lifestyle properties primarily in the United States. We evaluate all of our lifestyle properties as a single industry segment and review performance on a property-by-property basis. Accordingly, we do not report segment information.

Financial Information About Geographic Areas.

We have one consolidated property located in British Columbia, Canada, Cypress Mountain, that generated total rental income of approximately $6.3 million for both of the years ended December 31, 2010 and 2009 and $6.7 million for the year ended December 31, 2008. We also own interests in two properties located in Canada through unconsolidated entities that generated a combined equity in earnings of approximately $0.1 million during the year ended December 31, 2010 and a combined equity in losses of approximately $0.3 million and $0.2 million during the years ended December 31, 2009 and 2008, respectively. The remainder of our rental income was generated from properties or investments located in the United States.

Legal and Regulatory Considerations.

General. Our properties are subject to various laws, ordinances and regulations, including regulations relating to common areas. We believe that each of our properties as of December 31, 2010 has the necessary permits and approvals to operate its business.

Americans with Disabilities Act. Our U.S. properties must comply with Title III of the Americans with Disabilities Act of 1990, or the ADA, to the extent that such properties are “public accommodations” as defined by the ADA. The ADA may require removal of structural barriers to access by persons with disabilities in certain public areas of our properties where such removal is readily achievable. We believe that our properties are in substantial compliance with the ADA and that we will not be required to make substantial capital expenditures to address the requirements of the ADA. However, noncompliance with the ADA could result in imposition of fines or an award of damages to private litigants. The obligation to make readily achievable accommodations is an ongoing one, and we will continue to assess our properties and to make alterations as appropriate in this respect.

Environmental, Health, and Safety Matters. We are subject to many federal, state, and local environmental, health, and safety laws. The applicability of specific environmental, health, and, safety laws to each of our individual properties is dependent upon a number of property-specific factors, including: the current and former uses of the property; any impacts to the property from other properties; the type and amount of any emissions or discharges from or releases at the property; the building materials used at the property, including any asbestos-containing materials; and, among other factors, the type and amount of any hazardous substances or wastes used, stored, or generated at the property.

Under various laws relating to protection of the environment, current and former owners and operators of real property may be liable for any contamination resulting from the presence or release of hazardous or toxic substances at the property. Current and former owners and operators may also be held liable to the government or to third parties for property damage and for investigation and remediation costs related to contamination, regardless of whether the owners and operators were responsible for or even knew of the contamination, and the liability may be joint and several. The government may be entitled to a lien on a contaminated property. Certain environmental laws, as well as the common law, may subject us to liability for damages or injuries suffered by third parties as a result of environmental contamination or releases originating at our properties, including releases of asbestos, and the liabilities associated with our properties could exceed the values of the respective properties. Some of our properties were previously used for industrial purposes, and those properties may contain some degree of contamination. Environmental impacts or contamination at our properties may prevent us from selling or leasing the properties or using them as collateral. Environmental laws may regulate the use of our properties or the types of operations which can be conducted at our properties, and these regulations may necessitate corrective or other expenditures.

Some of our properties may contain asbestos-containing building materials. Asbestos-containing building materials are subject to management and maintenance requirements under environmental laws, and owners and operators may be subject to penalty for noncompliance. Environmental laws may allow suits by third parties for recovery from owners and operators for personal injury related to exposure to asbestos-containing building materials.

Prior to the purchase of our properties, we generally engaged independent environmental consultants to perform Phase I environmental assessments, which normally do not involve soil, groundwater or other invasive sampling. When Phase I environmental assessment results indicated the need to do so, we conducted Phase II assessments, which do involve invasive sampling. These assessments have not revealed any materially adverse environmental conditions which impact or have impacted our properties other than conditions which have been remediated or are currently undergoing remediation. There can be no assurance, however, that new environmental liabilities have not developed since the assessments were performed, that the assessment failed to reveal material adverse environmental conditions, liabilities, or compliance concerns, or that future developments, including changes in laws or regulations, will not impose environmental costs or liabilities upon us. If we become subject to material environmental liabilities, these liabilities could adversely effect us, our business and assets, the results of our operations, and our ability to meet our obligations.

Insurance. We maintain, or cause operators to maintain, insurance including, but not limited to, liability, fire, wind, earthquake, and business income coverage on all of our properties that are not being leased on a triple-net basis under various policies. We select policy specifications and insured limits which we believe to be appropriate given the relative risk of loss, the cost of the coverage and industry practice and, in the opinion of our company’s management, our properties that are not being leased on a triple-net basis are currently adequately insured. We do not carry insurance for generally uninsured losses such as loss from war or nuclear reaction. Certain of our properties are located in areas known to be seismically active. See “Risk Factors — Risks Related to Our Business and Operations — Potential losses may not be covered by insurance.”

Properties.

As of March 31, 2011, through various wholly-owned limited partnerships and limited liability companies, we had invested in 150 real estate investment properties. The following tables set forth details about our property holdings by asset class beginning with wholly-owned properties followed by properties owned through joint venture arrangements (in thousands):

Name and Location	Description	Operator	Initial Purchase Price	Date Acquired

Ski and Mountain Lifestyle

Brighton Ski Resort— Brighton, Utah	1,050 skiable acres, seven chairlifts; permit and fee interests	Boyne	$35,000	1/8/07

Crested Butte Mountain Resort— Mt. Crested Butte, Colorado	1,167 skiable acres, 16 chairlifts; permit and leasehold interests	Triple Peaks	$41,000	12/5/08

Cypress Mountain— Vancouver, BC, Canada	358 skiable acres, five chairlifts; permit and fee interests	Boyne	$27,500	5/30/06

Gatlinburg Sky Lift— Gatlinburg, Tennessee	Scenic chairlift; leasehold interest	Boyne(4)	$19,940	12/22/05

Jiminy Peak Mountain Resort— Hancock, Massachusetts	800 skiable acres, eight chairlifts; fee interest	FO Ski Resorts, LLC	$27,000	1/27/09

Loon Mountain Resort— Lincoln, New Hampshire	275 skiable acres, ten chairlifts; leasehold, permit and fee interests	Boyne	$15,539	1/19/07

Mount Sunapee Mountain Resort— Newbury, New Hampshire	230 skiable acres, ten chairlifts leasehold interest	Triple Peaks	$19,000	12/5/08

Mountain High Resort— Wrightwood, California	290 skiable acres, 59 trails, 16 chairlifts; permit interest	Mountain High Resorts Associates, LLC	$45,000	6/29/07

Northstar-at-Tahoe Resort— Lake Tahoe, California	2,480 skiable acres, 16 chairlifts; permit and fee interests	Trimont Land Company	$80,097	1/19/07

Okemo Mountain Resort— Ludlow, Vermont	624 skiable acres, 19 chairlifts; leasehold interest	Triple Peaks	$72,000	12/5/08

Sierra-at-Tahoe Resort— South Lake Tahoe, California	1,680 skiable acres, 12 chairlifts; permit and fee interests	Booth	$39,898	1/19/07

Name and Location	Description	Operator	Initial Purchase Price	Date Acquired

Ski and Mountain Lifestyle (continued)

Sugarloaf Mountain Resort— Carrabassett Valley, Maine	525 skiable acres, 15 chairlifts; fee and leasehold interests	Boyne	$26,000	8/7/07

Summit-at-Snoqualmie Resort— Snoqualmie Pass, Washington	1,697 skiable acres, 26 chairlifts; permit and fee interests	Boyne	$34,466	1/19/07

Sunday River Resort— Newry, Maine	668 skiable acres, 18 chairlifts; leasehold, permit and fee interests	Boyne	$50,500	8/7/07

The Village at Northstar— Lake Tahoe, California	79,898 leasable square feet	Trimont Land Company	$36,100	11/15/07

	Total		$569,040

Name and Location	Description	Operator	Initial Purchase Price	Date Acquired

Golf

Ancala Country Club— Scottsdale, Arizona	18-hole private course	EAGLE	$14,107	11/30/07

Arrowhead Country Club— Glendale, Arizona	18-hole private course	EAGLE	$17,357	11/30/07

Arrowhead Golf Club— Littleton, Colorado	18-hole public course	EAGLE	$15,783	11/30/07

Bear Creek Golf Club— Dallas, Texas	36-hole public course; leasehold interest	Billy Casper Golf	$11,100	9/8/06

Canyon Springs Golf Club— San Antonio, Texas	18-hole public course	EAGLE	$13,010	11/16/06

Clear Creek Golf Club— Houston, Texas	18-hole public course; concession-hold interest	EAGLE	$1,888	1/11/07

Continental Golf Course— Scottsdale, Arizona	18-hole public course	EAGLE	$6,419	11/30/07

Cowboys Golf Club— Grapevine, Texas	18-hole public course; leasehold interest	EAGLE	$25,000	12/26/06

David L. Baker Golf Course— Fountain Valley, California	18-hole public course; concession interest	EAGLE	$9,492	4/17/08

Deer Creek Golf Club— Overland Park, Kansas	18-hole public course	EAGLE	$8,934	11/30/07

Desert Lakes Golf Club— Bullhead City, Arizona	18-hole public course	EAGLE	$2,637	11/30/07

Eagle Brook Country Club— Geneva, Illinois	18-hole private course	EAGLE	$16,253	11/30/07

Foothills Golf Club— Phoenix, Arizona	18-hole public course	EAGLE	$9,881	11/30/07

Forest Park Golf Course— St. Louis, Missouri	27-hole public course; leasehold interest	EAGLE	$13,372	12/19/07

Fox Meadow Country Club— Medina, Ohio	18-hole private course	EAGLE	$9,400	12/22/06

Name and Location	Description	Operator	Initial Purchase Price	Date Acquired
Golf (continued)

Golf Club at Fossil Creek— Fort Worth, Texas	18-hole public course	EAGLE	$7,686	11/16/06

Hunt Valley Golf Club— Phoenix, Maryland	27-hole public course	EAGLE	$23,430	11/30/07

Kokopelli Golf Club— Phoenix, Arizona	18-hole public course	EAGLE	$9,416	11/30/07

Lake Park Golf Club— Dallas-Fort Worth, Texas	27-hole public course; concession-hold interest	EAGLE	$5,632	11/16/06

Lakeridge Country Club— Lubbock, Texas	18-hole private course	EAGLE	$7,900	12/22/06

Las Vegas Golf Club— Las Vegas, Nevada	18-hole public course	EAGLE	$10,951	4/17/08

Legend at Arrowhead Golf Resort— Glendale, Arizona	18-hole public course	EAGLE	$10,438	11/30/07

London Bridge Golf Club— Lake Havasu, Arizona	36-hole public course	EAGLE	$11,805	11/30/07

Majestic Oaks Golf Club— Ham Lake, Minnesota	45-hole public course	EAGLE	$13,217	11/30/07

Mansfield National Golf Club— Dallas-Fort Worth, Texas	18-hole public course; leasehold interest	EAGLE	$7,147	11/16/06

Meadowbrook Golf & Country Club— Tulsa, Oklahoma	18-hole private course	EAGLE	$11,530	11/30/07

Meadowlark Golf Course— Huntington Beach, California	18-hole public course; leasehold interest	EAGLE	$16,945	4/17/08

Mesa del Sol Golf Club— Yuma, Arizona	18-hole public course	EAGLE	$6,850	12/22/06

Micke Grove Golf Course— Lodi, California	18-hole public course; leasehold interest	EAGLE	$6,550	12/19/07

Mission Hills Country Club— Northbrook, Illinios	18-hole private course	EAGLE	$4,779	11/30/07

Name and Location	Description	Operator	Initial Purchase Price	Date Acquired
Golf (continued)

Montgomery Country Club— Laytonsville, Maryland	18-hole private course	Traditional Golf	$6,300	9/11/08

Painted Desert Golf Club— Las Vegas, Nevada	18-hole public course	EAGLE	$9,468	11/30/07

Painted Hills Golf Club— Kansas City, Kansas	18-hole public course	EAGLE	$3,850	12/22/06

Palmetto Hall Plantation Club— Hilton Head, South Carolina	36-hole public course	Heritage Golf	$7,600	4/27/06

Plantation Golf Club— Dallas-Fort Worth, Texas	18-hole public course	EAGLE	$4,424	11/16/06

Raven Golf Club at South Mountain— Phoenix, Arizona	18-hole public course	I.R.I. Golf	$12,750	6/9/06

Royal Meadows Golf Course— Kansas City, Missouri	18-hole public course	EAGLE	$2,400	12/22/06

Ruffled Feathers Golf Club— Lemont, Illinois	18-hole public course	EAGLE	$13,883	11/30/07

Shandin Hills Golf Club— San Bernardino, California	18-hole public course; leasehold interest	EAGLE	$5,249	3/7/08

Signature Golf Course— Solon, Ohio	18-hole private course	EAGLE	$17,100	12/22/06

Stonecreek Golf Club— Phoenix, Arizona	18-hole public course	EAGLE	$14,095	11/30/07

Superstition Springs Golf Club— Mesa, Arizona	18-hole public course	EAGLE	$11,042	11/30/07

Tallgrass Country Club— Wichita, Kansas	18-hole private course	EAGLE	$5,405	11/30/07

Tamarack Golf Club— Naperville, Illinois	18-hole public course	EAGLE	$7,747	11/30/07

Tatum Ranch Golf Club— Cave Creek, Arizona	18-hole private course	EAGLE	$6,379	11/30/07

Name and Location	Description	Operator	Initial Purchase Price	Date Acquired
Golf (continued)

The Golf Club at Cinco Ranch— Houston, Texas	18-hole public course	EAGLE	$7,337	11/16/06

The Links at Challedon Golf Club— Mount Airy, Maryland	18-hole public course	Traditional Golf	$3,650	9/11/08

The Tradition Golf Club at Broad Bay— Virginia Beach, Virginia	18-hole private course	Traditional Golf	$9,229	3/26/08

The Tradition Golf Club at Kiskiack— Williamsburg, Virginia	18-hole public course	Traditional Golf	$6,987	3/26/08

The Tradition Golf Club at The Crossings— Glen Allen, Virginia	18-hole public course	Traditional Golf	$10,084	3/26/08

Valencia Country Club— Santa Clarita, California	18-hole private course	Kemper Sports	$39,533	10/16/06

Weston Hills Country Club— Weston, Florida	36-hole private course	Century Golf	$35,000	10/16/06

Weymouth Country Club— Medina, Ohio	18-hole private course	EAGLE	$10,500	12/22/06

	Total		$578,921

Name and Location	Description	Operator	Initial Purchase Price	Date Acquired

Attractions

Camelot Park— Bakersfield, California	Miniature golf course, go-karts, batting cages and arcade; fee and leasehold interest	Amusement(1) Management Partners, LLC	$948	10/6/06

Darien Lake— Buffalo, New York	978-acre theme park and waterpark	Herschend Family(1) Entertainment Corp.	$109,000	4/6/07

Elitch Gardens— Denver, Colorado	62-acre theme park and waterpark	Herschend Family(1) Entertainment Corp.	$109,000	4/6/07

Fiddlesticks Fun Center— Tempe, Arizona	Miniature golf course, bumper boats, batting cages and go-karts	Amusement(1) Management Partners, LLC	$5,016	10/6/06

Frontier City— Oklahoma City, Oklahoma	113-acre theme park	Premier Attractions(1) Management, LLC	$17,750	4/6/07

Funtasticks Fun Center— Tucson, Arizona	Miniature golf course, go-karts, batting cages, bumper boats and kiddie land with rides	Amusement(1) Management Partners, LLC	$6,424	10/6/06

Grand Prix Tampa— Tampa, Florida	Miniature golf course, go-kart and batting cages	Grand Prix Tampa	$3,254	10/6/06

Hawaiian Falls-Garland— Garland, Texas	11-acre waterpark; leasehold interest	HFE Horizon	$6,318	4/21/06

Hawaiian Falls-The Colony— The Colony, Texas	12-acre waterpark; leasehold interest	HFE Horizon	$5,807	4/21/06

Magic Springs and Crystal Falls— Hot Springs, Arkansas	70-acre theme park and waterpark	Amusement(1) Management Partners, LLC	$20,000	4/16/07

Mountasia Family Fun Center— North Richland Hills, Texas	Two miniature golf courses, go- karts, bumper boats, batting cages, paintball fields and arcade	Amusement(1) Management Partners, LLC	$1,776	10/6/06

Pacific Park— Santa Monica, California	2-acre theme park; leasehold interest	Santa Monica Amusements, LLC	$34,000	12/29/10

Name and Location	Description	Operator	Initial Purchase Price	Date Acquired
Attractions (continued)

Splashtown— Houston, Texas	53-acre waterpark	Premier Attractions(1) Management, LLC	$13,700	4/6/07

Waterworld— Concord, California	23-acre waterpark; leasehold interest	Palace(1) Entertainment	$10,800	4/6/07

Wet’nWild Hawaii— Honolulu, Hawaii	29-acre waterpark; leasehold interest	Village Roadshow	$25,800	5/6/09

White Water Bay— Oklahoma City, Oklahoma	21-acre waterpark	Premier Attractions(1) Management, LLC	$20,000	4/6/07

Wild Waves— Seattle, Washington	67-acre theme park and waterpark; leasehold interest	NorPoint(1) Entertainment	$31,750	4/6/07

Zuma Fun Center— Charlotte, North Carolina	Miniature golf course, batting cages, bumper boats and go- karts	Amusement(1) Management Partners, LLC	$7,378	10/6/06

Zuma Fun Center— Knoxville, Tennessee	Miniature golf course, batting cages, bumper boats, rock climbing and go-karts	Amusement(1) Management Partners, LLC	$2,037	10/6/06

Zuma Fun Center— North Houston, Texas	Miniature golf course, batting cages, bumper boats and go- karts	Amusement(1) Management Partners, LLC	$916	10/6/06

Zuma Fun Center— South Houston, Texas	Miniature golf course, batting cages, bumper boats and go- karts	Amusement(1) Management Partners, LLC	$4,883	10/6/06

	Total		$436,557

Name and Location	Description	Operator	Initial Purchase Price	Date Acquired
Marinas

Anacapa Isle Marina— Oxnard, California	438 wet slips; leasehold interest	Almar Management, Inc.	$9,829	3/12/10

Ballena Isle Marina— Alameda, California	504 wet slips; leasehold interest	Almar Management, Inc.	$8,179	3/12/10

Beaver Creek Marina— Monticello, Kentucky	275 wet slips; leasehold interest	Marinas International	$10,525	12/22/06

Brady Mountain Resort & Marina— Royal (Hot Springs), Arkansas	585 wet slips, 55 dry storage units; leasehold interest	Marinas International	$14,140	4/10/08

Bohemia Vista Yacht Basin— Chesapeake City, Maryland	239 wet slips; fee interest	Aqua Marine Partners, LLC	$4,970	5/20/10

Burnside Marina— Somerset, Kentucky	400 wet slips; leasehold interest	Marinas International	$7,130	12/22/06

Cabrillo Isle Marina— San Diego, California	463 slips; leasehold interest	Almar Management, Inc.	$20,575	3/12/10

Crystal Point Marina— Point Pleasant, New Jersey	200 wet slips	Marinas International	$5,600	6/8/07

Eagle Cove Marina— Byrdstown, Tennessee	106 wet slips; leasehold and fee interests	Marinas International	$5,300	8/1/07

Great Lakes Marina— Muskegon, Michigan	350 wet slips, 150 dry storage units	Marinas International	$10,088	8/20/07

Hack’s Point Marina— Earleville, Maryland	239 wet slips; fee interest	Aqua Marine Partners, LLC	$2,030	5/20/10

Holly Creek Marina— Celina, Tennessee	250 wet slips; leasehold and fee interests	Marinas International	$6,790	8/1/07

Lakefront Marina— Port Clinton, Ohio	470 wet slips; leasehold and fee interests	Marinas International	$5,600	12/22/06

Manasquan River Club— Brick Township, New Jersey	199 wet slips	Marinas International	$8,900	6/8/07

Pier 121 Marina and Easthill Park— Lewisville, Texas	1,007 wet slips, 250 dry storage units; leasehold interest	Marinas International	$37,190	12/22/06

Name and Location	Description	Operator	Initial Purchase Price	Date Acquired
Marinas (continued)

Sandusky Harbor Marina— Sandusky, Ohio	660 wet slips; leasehold and fee interests	Marinas International	$8,953	12/22/06

Ventura Isle Marina— Ventura, California	579 slips; leasehold interest	Almar Management, Inc.	$16,417	3/12/10

	Total		$182,216

Additional Lifestyle Properties Dealership

Route 66 Harley-Davidson— Tulsa, Oklahoma	46,000 square-foot retail and service facility with restaurant	Route 66 Motorcycle, LLC	$6,500	4/27/06

	Total		$6,500

Multi-family Residential

Mizner Court at Broken Sound— Boca Raton, Florida	450-unit apartment complex	Greystar	$104,413	12/31/07

	Total		$104,413

Hotels

Coco Key Water Resort— Orlando, Florida	399-room waterpark hotel (closed during renovation)	Sage Hospitality (3)	$18,527	5/28/08

Great Wolf Lodge—Sandusky— Sandusky, Ohio	271-room waterpark resort	Great Wolf Resorts	$43,400	8/6/09

Great Wolf Lodge—Wisconsin Dells— Wisconsin Dells, Wisconsin	309-room waterpark resort	Great Wolf Resorts	$46,900	8/6/09

The Omni Mount Washington Resort and Bretton Woods Ski Area— Bretton Woods, New Hampshire	284-room hotel, 434 skiable acres and nine chairlifts	Omni Hotels Management Corporation	$45,000	6/23/06

	Total		$153,827

Name and Location	Description	Operator	Initial Purchase Price	Date Acquired

Other
Granby Development Lands Granby, Colorado	1,553 acres with infrastructure and improvements such as roads, water, sewer, golf course in various stages of completion	N/A	$51,255	10/29/09

	Total		$51,255

	Total Properties		$2,091,829

As of March 31, 2011, we own interests in three unconsolidated ventures that are in the business of owning and leasing real estate. We own an 80% interest in the Intrawest Retail Village Properties, an 81.9% interest in the Dallas Market Center and a 60% interest in the Sunrise Joint Venture. As of March 31, 2011, we have invested, through unconsolidated entities, in the following properties which are divided by asset class (in thousands):

Name and Location	Description	Initial Purchase Price	Date Acquired
Destination Retail—Intrawest Venture

Village of Baytowne Wharf— Destin, Florida	56,104 leasable square feet	$17,100	12/16/04

Village at Blue Mountain—Collingwood, ON, Canada	39,723 leasable square feet	$10,781	12/3/04

Village at Copper Mountain— Copper Mountain, Colorado	97,928 leasable square feet	$23,300	12/16/04

Village at Mammoth Mountain—Mammoth Lakes, California	57,924 leasable square feet	$22,300	12/16/04

Village of Snowshoe Mountain—Snowshoe, West Virginia	39,846 leasable square feet	$8,400	12/16/04

Village at Stratton— Stratton, Vermont	47,837 leasable square feet	$9,500	12/16/04

Whistler Creekside— Vancouver, BC, Canada	70,802 leasable square feet	$19,500	12/3/04

	Total	$110,881

Merchandise Marts -DMC Venture

Dallas Market Center— International Floral and Gift Center—Dallas, Texas	4.8 million leasable square feet; leasehold and fee interests	$260,659	2/14/05

	Total	$260,659

Name and Location	Description	Operator	Initial Purchase Price(1)	Date Acquired
Senior Living—Sunrise Venture

Sunrise of Alta Loma Rancho Cucamonga, California	59 residential units	Sunrise Senior Living Management, Inc.	$10,170	1/10/11

Sunrise of Baskin Ridge Baskin Ridge, New Jersey	77 residential units	Sunrise Senior Living Management, Inc.	$31,150	1/10/11

Sunrise of Belmont Belmont, California	78 residential units	Sunrise Senior Living Management, Inc.	$31,150	1/10/11

Sunrise of Chesterfield Chesterfield, Missouri	74 residential units	Sunrise Senior Living Management, Inc.	$41,400	1/10/11

Sunrise of Claremont Claremont, California	54 residential units	Sunrise Senior Living Management, Inc.	$11,710	1/10/11

Sunrise of Crystal Lake Crystal Lake, Illinois	58 residential units	Sunrise Senior Living Management, Inc.	$14,590	1/10/11

Sunrise of Dix Hills Dix Hills, New York	76 residential units	Sunrise Senior Living Management, Inc.	$33,700	1/10/11

Sunrise of East Meadow East Meadow, New York	82 residential units	Sunrise Senior Living Management, Inc.	$35,310	1/10/11

Sunrise of East Setauket East Setauket, New York	82 residential units	Sunrise Senior Living Management, Inc.	$28,700	1/10/11

Sunrise of Edgewater Edgewater, New Jersey	70 residential units	Sunrise Senior Living Management, Inc.	$26,040	1/10/11

Sunrise of Flossmoor Flossmoor, Illinois	62 residential units	Sunrise Senior Living Management, Inc.	$12,300	1/10/11

Sunrise of Gahanna Gahanna, Ohio	50 residential units	Sunrise Senior Living Management, Inc.	$9,170	1/10/11

Sunrise of Gurnee Gurnee, Illinois	59 residential units	Sunrise Senior Living Management, Inc.	$21,850	1/10/11

Sunrise of Holbrook Holbrook, New York	79 residential units	Sunrise Senior Living Management, Inc.	$30,500	1/10/11

Sunrise of Huntington Commons Kennebunk, Maine	180 residential units	Sunrise Senior Living Management, Inc.	$29,290	1/10/11

Sunrise of Lincroft Lincroft, New York	60 residential units	Sunrise Senior Living Management, Inc.	$19,340	1/10/11

Sunrise of Marlboro Marlboro, New Jersey	63 residential units	Sunrise Senior Living Management, Inc.	$12,930	1/10/11

Name and Location	Description	Operator	Initial Purchase Price(1)	Date Acquired
Senior Living—Sunrise Venture - continued

Sunrise of Montgomery Village Montgomery Village, Maryland	141 residential units	Sunrise Senior Living Management, Inc.	$9,680	1/10/11

Sunrise of Naperville North Naperville, Illinois	77 residential units	Sunrise Senior Living Management, Inc.	$30,550	1/10/11

Sunrise of Plainview Plainview, New York	51 residential units	Sunrise Senior Living Management, Inc.	$21,900	1/10/11

Sunrise of Roseville Roseville, Minnesota	77 residential units	Sunrise Senior Living Management, Inc.	$27,810	1/10/11

Sunrise of Schaumburg Schaumburg, Illinois	82 residential units	Sunrise Senior Living Management, Inc.	$30,450	1/10/11

Sunrise of Silver Spring Silver Spring, Maryland	65 residential units	Sunrise Senior Living Management, Inc.	$18,370	1/10/11

Sunrise of Tustin Santa Ana, California	48 residential units	Sunrise Senior Living Management, Inc.	$14,890	1/10/11

Sunrise of University Park Colorado Springs, Colorado	53 residential units	Sunrise Senior Living Management, Inc.	$12,580	1/10/11

Sunrise of West Babylon West Babylon, New York	79 residential units	Sunrise Senior Living Management, Inc.	$34,600	1/10/11

Sunrise of West Bloomfield West Bloomfield, Michigan	52 residential units	Sunrise Senior Living Management, Inc.	$9,700	1/10/11

Sunrise of West Hills West Hills, California	65 residential units	Sunrise Senior Living Management, Inc.	$8,770	1/10/11

Sunrise of Weston Weston, Massachusetts	29 residential units	Sunrise Senior Living Management, Inc.	$7,600	1/10/11

	Total		$626,200

FOOTNOTE:

(1)	Initial purchase price represents the fair value of the properties at the date of acquisition net of cash and other working capital.

Legal Proceedings.

We are subject, from time to time, to various legal proceedings and claims that arise in the ordinary course of business. While resolution of these matters cannot be predicted with certainty, we believe, based upon currently available information that the final outcome of such matters will not have a material adverse effect on our results of operations or financial condition.

MANAGEMENT

Directors and Executive Officers

Our directors and executive officers, as of April 30, 2011, are listed below:

Name	Age	Position

James M. Seneff, Jr.	64	Director and Chairman of the Board

Robert A. Bourne	64	Director, Vice Chairman of the Board and Treasurer

Bruce Douglas	78	Independent Director

Dennis N. Folken	76	Independent Director

Robert J. Woody	67	Independent Director

R. Byron Carlock, Jr.	48	President and Chief Executive Officer

Charles A. Muller (1)	52	Chief Operating Officer and Executive Vice President

Joseph T. Johnson	36	Senior Vice President, Chief Accounting Officer and Principal Financial Officer

Holly Greer	39	Senior Vice President, General Counsel and Secretary

FOOTNOTE:

(1)	As previously disclosed on a Current Report on Form 8-K filed with the SEC on June 3, 2011, Mr. Muller has resigned effective July 31, 2011.

We have no employees. Our executive officers are compensated through our Advisor and/or its affiliates. See “The Advisor and the Advisory Agreement” elsewhere in this prospectus.

James M. Seneff, Jr. Chairman of the Board and Director. Mr. Seneff has served as the chairman of our board and an officer and/or director of our Advisor since our inception in 2003. He is the sole member of CNL Holdings, LLC, or CNL Holdings, and has served as the chairman, chief executive officer and/or president of several of CNL Holdings’ subsidiaries, including CFG and CNL Financial Group, Inc. Mr. Seneff serves or has served in similar capacities for a number of CNL Holdings’ affiliates, including: CPT, a newly formed corporation that intends to operate as a REIT (June 2010 to present); CNL Macquarie Global Growth Trust, Inc., a public, unlisted REIT, and its advisor, CNL Macquarie Global Advisors, LLC (December 2008 to present); Macquarie CNL Global Income Trust, Inc. (March 2009 to present), a public unlisted REIT, and its advisor, Macquarie CNL Global Income Advisors, LLC (December 2008 to present); CNL Hotels & Resorts, Inc., a public, unlisted REIT, and its advisor, CNL Hospitality Corp. (1997 to 2006 (became self-advised)); CNL Retirement Properties, Inc., a public, unlisted REIT, and its advisor, CNL Retirement Corp. (1997 to 2006); CNL Restaurant Properties, Inc., a public, unlisted REIT, and its advisor (1994 to 2005 (became self-advised); National Retail Properties, Inc., a publicly traded REIT (1994 to 2005); Trustreet Properties, Inc., a publicly traded REIT (2005 to 2007); CNL Securities Corp., the managing dealer for our public offerings (1979 to present); CNL Capital Markets Corp. (1990 to present). Mr. Seneff is also the chairman and a principal stockholder of CNL Bancshares, Inc. (1999 to present), which owns CNLBank. Mr. Seneff received his degree in business administration from Florida State University.

As a result of these professional and other experiences, Mr. Seneff possesses particular knowledge of real estate acquisition, ownership and dispositions in a variety of public and private real estate investment vehicles. This experience strengthens the board’s collective knowledge, capabilities and experience. Mr. Seneff is principally responsible for overseeing the formulation of our Company’s strategic objectives.

Robert A. Bourne. Vice Chairman of the Board, Treasurer and Director. Mr. Bourne has served as vice chairman of our board and our treasurer since 2003, and as an officer and/or director of our Advisor since 2003. He has served as an executive officer of CNL Financial Group, Inc. since 1984, Vice President of CFG since 2008 and as an executive officer and/or director for a number of other CNL Holdings affiliates, including: CPT, a newly formed corporation that intends to operate as a REIT (June 2010 to present); CNL Macquarie Global Growth Trust, Inc., and its advisor (December 2008 to present); Macquarie CNL Global Income Trust, Inc. (March 2009 to present) and its advisor (December 2008 to present); CNL Hotels & Resorts, Inc. and its advisor (1997 to 2006); CNL Retirement Properties, Inc. and its advisor (1997 to 2006); CNL Restaurant Properties, Inc. (1994 to 2005); National Retail Properties, Inc. (1996 to 2005); CNL Securities Corp. (1979 to present); and CNL Capital Markets Corp. (2000 to present). Mr. Bourne has also served as a director of Trustreet Properties, Inc. (2005 to 2007) and CNLBancshares, Inc. (1999 to present). Mr. Bourne was a certified public accountant employed by Coopers & Lybrand, Certified Public Accountants, from 1971 through 1978, and attained the position of tax manager in 1975. Mr. Bourne graduated with honors from Florida State University with a degree in Accounting.

Mr. Bourne is primarily responsible for setting the capital markets strategy and broadly overseeing the financial management of our Company. His background in capital markets and financial management enhances the board’s collective knowledge, capabilities and experience.

Bruce Douglas. Independent Director. Dr. Douglas has served as one of our independent directors since 2004. He additionally serves as an independent director for CPT, a newly formed corporation that intends to operate as a REIT (June 2010 to present). Dr. Douglas founded and has been the chief executive officer of Harvard Development Company, a real estate development organization specializing in urban revitalization and rejuvenation since 2001. Dr. Douglas was the President of Sterling College from 2005 through 2008. Dr. Douglas founded The Douglas Company, a construction and engineering firm, and was chairman and chief executive officer between 1975 and 2001. Dr. Douglas is a member of the Taubman Center Advisory Board of Harvard University and serves on the boards of the Festival of Orchestras, Orlando EDC Governor’s Council, Orlando Museum of Art, Winter Park Public Library and the Rollins College Crummer School Board of Advisors. Dr. Douglas received his BA in Physics from Kalamazoo College in 1954, BS in Civil Engineering from the University of Michigan in 1955, MPA from Harvard University in 1995 and Ph.D. in History at the University of Toledo in 2004.

As a result of these professional and other experiences, Dr. Douglas possesses particular knowledge of real estate development and planning that strengthens the board’s collective knowledge, capabilities and experience.

Dennis N. Folken. Independent Director. Mr. Folken has served as one of our independent directors since 2004. He additionally serves as an independent director for CPT, a newly formed corporation that intends to operate as a REIT (June 2010 to present). He is a retired certified public accountant who worked with several local accounting firms before joining Coopers & Lybrand, Certified Public Accountants, where he served as an office managing partner and group managing partner from 1969 until 1988. From 1989 until his retirement in 1997, Mr. Folken served as a manager of Devex Realty, Inc. & Comreal, Inc., a real estate brokerage firm, and an adviser to Fiduciary Associates, Inc., a trust administration company. He currently serves on the board of the Transylvania Endowment. Mr. Folken received a BA from Rollins College in 1956 and attended the University of Florida Graduate School of Business. He received his certified public accountant designation in 1957.

As a result of these professional and other experiences, Mr. Folken possess particular knowledge of accounting and tax practices that strengthens the board’s collective knowledge, capabilities and experience.

Robert J. Woody. Independent Director. Mr. Woody has served as one of our independent directors since 2004. He additionally serves as an independent director for CPT, a newly formed corporation that intends to operate as a REIT (June 2010 to present). He serves as a partner in Elgin Energy Partners, LLC, the general partner of a private equity limited partnership in Washington, D.C. He also serves as Chairman of Elgin Energy, LLC, an engineering, technology and exploration company located in Colorado. He served as deputy chairman and general counsel for Northstar Financial Services Ltd. (2005 through 2008) and as CEO of Northstar Consulting Group, Inc. (2004 through 2008). Mr. Woody was the executive vice president and general counsel for Northstar Companies, Inc., an international wealth management firm, from 2002 until 2004. Before joining Northstar Companies, Inc., Mr. Woody was a partner at the law firm of Shook, Hardy & Bacon, L.L.P. (1997-2002). Mr. Woody received a Bachelor of Arts in 1966 and a J.D. in 1969 from the University of Kansas and undertook graduate legal study in international law at the University of Exeter, England, in 1972.

As a result of these professional and other experiences, Mr. Woody possesses particular knowledge of business management and government relations that strengthens the board’s collective knowledge, capabilities and experience.

R. Byron Carlock, Jr. Chief Executive Officer and President. Mr. Carlock has served as our president (April 2004 to present) and chief executive officer (September 2005 to present), and has also served as president of our Advisor since April 2004. Mr. Carlock additionally serves as the president and chief executive officer of CPT, a newly formed corporation that intends to operate as a REIT (June 2010 to present), and as president and chief executive officer of its advisor (June 2010 to present). From March 1998 through June 1998 and since 2000, Mr. Carlock has served as the chairman and CEO of The Carlock Companies LLC, a Dallas-based advisory firm specializing in mergers, acquisitions and recapitalizations. Mr. Carlock, through The Carlock Companies, LLC and its predecessors, has provided consulting services to a number of our Advisor’s affiliates. Prior to 2000, Mr. Carlock served as chief investment officer and executive vice president of Post Corporate Services and as president and chief operating officer of W.B. Johnson Properties, LLC. He was employed by the Trammell Crow Company and then Crow Holdings International in various capacities between 1987 and 1997, ultimately as managing director of capital markets for the last two years of that term. Mr. Carlock received an M.B.A. from the Harvard Business School in 1988 and a B.A. in Accounting from Harding University in Arkansas in 1984. Mr. Carlock is an inactive certified public accountant and a member of the Urban Land Institute and the Real Estate Round Table. He completed additional studies as a Rotary Scholar at the Chinese University of Hong Kong in 1985.

Charles A. Muller. Chief Operating Officer and Executive Vice President. Mr. Muller has served as our chief operating officer since April 2004, and executive vice president since April 2005, and served in the same capacities with our Advisor until June 2011. Mr. Muller has announced that he has resigned as our Chief Operating Officer, effective July 31, 2011. Mr. Muller served as executive vice president and chief operating officer of CNL Hotels & Resorts, Inc., a public, unlisted REIT, and its advisor from 1997 to 2003. Before joining CNL Hotels & Resorts, Inc., Mr. Muller spent 15 years in hotel and resort sector investment, development and operations working for companies such as AIRCOA Hospitality Services, Inc., PKF Consulting, Wyndham Hotels & Resorts and Tishman Hotel Corporation. Mr. Muller currently serves on the Urban Land Institute, Recreational Development Council. He received a B.A. in Hotel Administration from Cornell University in 1981.

Joseph T. Johnson. Senior Vice President, Chief Accounting Officer and Principal Financial Officer. Mr. Johnson has served as senior vice president and chief accounting officer of us and our advisor since February 2007 and as our principal financial officer since April 9, 2011. He served as secretary of us and our advisor from January 2011 to March 2011. Mr. Johnson also serves as senior vice president, chief accounting officer of CPT and its advisor since June 2010 and as its principal financial officer as of April 9, 2011. From July 2005 through February 2007, he was our and our advisor’s vice president of accounting and financial reporting. Prior to joining us, Mr. Johnson was employed by CNL Hospitality Corp. from 2001 to 2005, most recently as vice president of accounting and financial reporting. Prior to joining CNL Hospitality Corp., Mr. Johnson was employed in the audit practice of KPMG LLP. Mr. Johnson is a certified public accountant. He received a B.S. in Accounting in 1997 and a M.S. in Accounting in 1999 from the University of Central Florida.

Holly J. Greer. Senior Vice President, General Counsel and Secretary. Ms Greer has served as our senior vice president, general counsel and secretary since March 2011 and as senior vice president, legal affairs, of our advisor since April 9, 2011. Prior to that, she served as vice president and associate general counsel of us and our advisor since November 2009. Ms. Greer joined us in August 2006, when she initially served as acquisition counsel for our advisor until April 2007. From April 2007 until October 2009, Ms. Greer served as counsel to us and our advisor, overseeing real estate and general corporate legal matters. Ms. Greer also serves as senior vice president, general counsel and secretary for CPT since March 2011 and as senior vice president, legal affairs, of its advisor since April 19, 2011. Prior to joining us, Ms. Greer spent seven years in private legal practice, primarily at the law firm of Lowndes, Drosdick, Doster, Kantor & Reed, P.A. in Orlando, Florida. Ms. Greer is licensed to practice law in Florida and is a member of the Florida Bar Association and the Association of Corporate Counsel. She received a B.S. in Communications and Political Science from Florida State University and her J.D. from the University of Florida.]1

Board Leadership Structure: Board Independence

The board is composed of five directors, with Mr. Seneff serving as the chairman of the board. Our bylaws allow the roles of chairman of the board and chief executive officer to be separated or combined, and the board believes that it is appropriate to have these as separate positions at this time on account of the varying strengths, experiences and relationships of each of these individuals in the real estate industry. The chairman, Mr. Seneff, has unique knowledge, experience and relationships with the board and management and within a broad spectrum of the real estate market, and his continued role as chairman provides significant value to us. Mr. Carlock, the chief executive officer, has extensive experience and relationships in the sectors that we acquire and owns real estate properties and the board believes that these attributes are complementary to the strengths of Mr. Seneff.

For the year ended December 31, 2010, each of Messrs. Douglas, Folken and Woody served as independent directors. Although our shares are not listed on the New York Stock Exchange, we applied the exchange’s standards of independence to its own outside directors, and for the year ended December 31, 2010, each of Messrs. Douglas, Folken and Woody met the definition of “independent” under Section 303A.02 of the New York Stock Exchange listing standards.

Committees of the Board of Directors

We have a standing audit committee, the members of which are selected by the board of directors each year. During 2010, the audit committee was comprised of Bruce Douglas, Dennis N. Folken and Robert J. Woody, each of whom has been determined to be “independent” under the listing standards of the New York Stock Exchange. Our audit committee operates under a written charter adopted by the board of directors. A copy of the audit committee charter is posted on our website at www.cnllifestylereit.com/n-filings.asp. The audit committee assists the board of directors by providing oversight responsibilities relating to:

•	the integrity of financial reporting;

•	the independence, qualifications and performance of our independent auditors;

•	the systems of internal controls;

•	the performance of our internal audit function; and

•	compliance with management’s audit, accounting and financial reporting policies and procedures.

In addition, the audit committee recommends the independent auditors for appointment by the board of directors and is responsible for the compensation and oversight of our independent auditor and internal auditors. In performing these functions, the audit committee meets periodically with the independent auditors, management and internal auditors (including private sessions) to review the results of their work. During the year ended December 31, 2010, the audit committee met four times with our independent auditors, internal auditors and management to discuss the annual and quarterly financial reports prior to filing them with the SEC. The audit committee has determined that Mr. Folken, the chairman of the audit committee and an independent director, is an “audit committee financial expert” under the rules and regulations of the SEC for purposes of Section 407 of the Sarbanes-Oxley Act of 2002.

Currently, we do not have a nominating committee, and therefore, does not have a nominating committee charter. The board is of the view that it is not necessary to have a nominating committee at this time because the board is composed of only five members, including three “independent directors” (as defined under the New York Stock Exchange listing standards), and each director is responsible for identifying and recommending qualified board candidates. The board does not have a formal policy regarding diversity. The board considers many factors with regard to each candidate, including judgment, integrity, diversity, prior professional experience, background, the interplay of the candidate’s experience with the experience of other Board members, the extent to which the candidate would be desirable as a member of the audit committee, and the candidate’s willingness to devote substantial time and effort to board responsibilities.

Currently, we do not have a compensation committee because it does not have any employees and does not separately compensate its executive officers for their services as officers. At such time, if any, as our shares of common stock are listed on a national securities exchange or included for quotation on the National Market System of The NASDAQ Stock Market, we will form a compensation committee, the members of which will be selected by the full board each year.

Corporate Governance

The board has adopted corporate governance policies and procedures that the board believes are in the best interest of the Company and its stockholders as well as compliant with the Sarbanes-Oxley Act of 2002 and the SEC’s rules and regulations. In particular:

•	The majority of the board is independent of the Company and management, and all of the members of the audit committee are independent.

•	The board has adopted a charter for the audit committee. One member of the audit committee is an “audit committee financial expert” under SEC rules.

•	The audit committee hires, determines compensation of, and decides the scope of services performed by our independent auditors.

•

We have adopted a code of business conduct that applies to all of our directors and officers as well as all directors, officers and employees of our Advisor. The code of business conduct sets forth the basic principles to guide their day-to-day activities.

•

We have adopted a “whistleblower” policy that applies to the Company and all employees of our advisor, and establishes procedures for the anonymous submission of employee complaints or concerns regarding financial statement disclosures, accounting, internal accounting controls or auditing matters.

Our audit committee charter, code of business conduct and whistleblower policy are available on our website at http://www.cnllifestylereit.com/n-filings.asp.

Compensation of Independent Directors

During the year ended December 31, 2010, each independent director received a $45,000 annual fee for services as well as $2,000 per board meeting attended whether they participated by telephone or in person. Each director serving on the audit committee received $2,000 per audit committee meeting attended whether they participated by telephone or in person. The audit committee chair received an annual retainer of $10,000 in addition to audit committee meeting fees and fees for meeting with the independent accountants as a representative of the audit committee. In addition, each director is entitled to receive $2,000 (or 2,000, in the case of the chairman of any committee) per meeting of any other committee of the board attended or telephonic meeting of any such committee in which the director participates. Independent directors are also paid $2,000 per day for their participation in certain meetings and other company-related business outside of normally scheduled board meetings. No additional compensation is paid for attending the annual meeting.

The following table sets forth the compensation paid to our directors during the year ended 2010 for their service on the board and audit committee (where applicable).

Name	Fees Earned or Paid in Cash	Total

James M. Seneff, Jr.	None	None
Robert A. Bourne	None	None
Bruce Douglas	$78,250	$78,250
Dennis N. Folken	$112,750	$112,750
Robert A. Woody	$78,250	$78,250

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

We have no employees and all of our executive officers are officers of the Advisor and/or one or more of the Advisor’s affiliates and are compensated by those entities, in part, for their service rendered to us. We do not separately compensate our executive officers for their service as officers. We did not pay any annual salary or bonus or long-term compensation to our executive officers for services rendered in all capacities to us during the year ended December 31, 2010. See “Certain Relationships and Related Transactions” for a description of the fees paid and expenses reimbursed to the Advisor and its affiliates.

If we determine to compensate named executive officers in the future, the Board will review all forms of compensation and approve all stock option grants, warrants, stock appreciation rights and other current or deferred compensation payable with respect to the current or future value of our shares.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of May 31, 2011 the number and percentage of outstanding shares beneficially owned by all persons known by us to own beneficially more than five percent of our common stock, by each director and nominee, by each executive officer and by all executive officers and directors as a group, based upon information furnished by such stockholders, directors and officers. The address of the named officers and directors is CNL Center at City Commons, 450 South Orange Avenue, Orlando, Florida 32801.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Shares

James M. Seneff, Jr.	50,046(1)	(2)

Robert A. Bourne	—	—

Bruce Douglas	10,206	(2)

Dennis N. Folken	8,751	(2)

Robert J. Woody	—	—

R. Byron Carlock, Jr.	3,333	(2)

Charles A. Muller	2,500	(2)

Joseph T. Johnson	—	—

Holly Greer	—	—

All directors and executive officers as a group (10 persons)	74,836	(2)

FOOTNOTES:

(1)	This number represents shares attributed to Mr. Seneff as a result of his control of CNL Lifestyle Company, LLC, our former advisor and an indirect subsidiary of CFG. None of CNL Lifestyle Company, LLC, any director, or any affiliate may vote or consent on matters submitted to the stockholders regarding removal of our Advisor, directors or any of their affiliates, or any transaction between us and any of them. In determining the requisite percentage interest of shares of common stock necessary to approve a matter on which CNL Lifestyle Company, LLC, our directors, and any affiliate may not vote or consent, any shares of common stock owned by any of them will not be included.

(2)	This number represents less than one percent of all shares beneficially owned.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Advisor and certain of its affiliates receive fees and compensation in connection with our stock offerings and in connection with the acquisition, management and sale of our assets. The related-party fees and compensation incurred by us have been reviewed by our independent directors, who have determined that such transactions are fair and reasonable and are on terms and conditions not less favorable to us than those available from unaffiliated third parties.

Certain of our directors and officers hold similar positions with the Advisor and CNL Securities Corp., the managing dealer for our public offerings, or the managing dealer. The chairman of our Board indirectly owns a controlling interest in CFG, the parent company of the Advisor and the managing dealer. The Advisor and the managing dealer receive fees and compensation in connection with our stock offerings and the acquisition, management and sale of our assets.

Under the terms of the Advisory Agreement, our Advisor is entitled to receive a fee of 3% of the loan proceeds received by us for services in connection with the incurrence of debt from lines of credit and other financing that is used to acquire properties or to make or acquire loans or other permitted investments. We estimate that we will be required to pay our Advisor a fee of approximately $7.4 million in connection with the offering of the private notes. Depending on the ultimate use of funds in accordance with the proposed uses of cash, the actual amount of the acquisition fee payable to our Advisor may differ from this estimate. See “The Advisor and the Advisory Agreement” in this prospectus.

The managing dealer for our public offerings was entitled to selling commissions of up to 7.0% of gross offering proceeds and marketing support fees of 3.0% of gross offering proceeds in connection with our public offerings, as well as actual expenses of up to 0.10% of proceeds in connection with due diligence. A substantial portion of the selling commissions and marketing support fees and all of the due diligence expenses were reallowed to third-party participating broker dealers. For the years ended December 31, 2010, 2009 and 2008, and the three months ended March 31, 2011, we incurred the following fees (in thousands) to the managing dealer in connection with our public offerings of common stock:

	Year Ended December 31,			Three Months Ended March 31,
	2010	2009	2008	2011
Selling commissions	$23,141	$15,484	$21,899	$9,747
Marketing support fee & due diligence expense reimbursements	9,931	6,654	9,392	4,188

Total	$33,072	$22,138	$31,291	$13,935

For the years ended December 31, 2010, 2009 and 2008, and the three months ended March 31, 2011, the Advisor earned fees and incurred reimbursable expenses as follows (in thousands):

	Year Ended December 31,			Three Months Ended March 31,
	2010	2009	2008	2011
Acquisition fees: (1)
Acquisition fees from offering proceeds	$10,990	$6,512	$10,239	$4,647
Acquisition fees from debt proceeds	1,535	2,614	5,506	7,830

Total	12,525	9,126	15,745	12,477

Asset management fees: (2)	26,808	25,075	21,937	7,498

Reimbursable expenses: (3)
Offering costs	3,706	3,618	5,587	697
Acquisition costs	226	114	1,732	79
Operating expenses	9,254	9,616	4,235	2,186

Total	13,186	13,348	11,554	2,962

Total fees earned and reimbursable expenses	$52,519	$47,549	$49,236	$22,937

FOOTNOTES:

(1)	Acquisition fees are paid for services in connection with the selection, purchase, development or construction of real property, generally equal to 3.0% of gross offering proceeds, and 3.0% of loan proceeds for services in connection with the incurrence of debt.
(2)	Asset management fees are equal to 0.08334% per month of our “real estate asset value,” as defined in our stock offering prospectus previously filed with the SEC, and the outstanding principal amount of any mortgage loan as of the end of the preceding month.
(3)	The Advisor and its affiliates are entitled to reimbursement of certain expenses incurred on behalf of us in connection with our organization, offering, acquisitions, and operating activities. Pursuant to the advisory agreement, we will not reimburse the Advisor any amount by which total operating expenses paid or incurred by us exceed the Expense Cap, in any expense year, as defined in the advisory agreement. For the expense years ended March 31, 2011 and December 31, 2010, 2009 and 2008, operating expenses did not exceed the Expense Cap.

THE ADVISOR AND THE ADVISORY AGREEMENT

Our Advisor

Our Advisor, CNL Lifestyle Advisor Corporation, is a Florida corporation that provides us with management, advisory and administrative services and has a fiduciary responsibility to us and to our stockholders. We are party to an advisory agreement with our Advisor, or the Advisory Agreement, effective as of April 9, 2011, which Advisory Agreement has a one-year term that is subject to extension. The advisory agreement with our prior advisor, CNL Lifestyle Company LLC, was terminated on April 9, 2011 without the payment of any penalty or termination fee by us or the former advisor.

In addition, the Advisor will continue to engage and contract with other affiliates of CFG (as further described in “Conflicts of Interest” in this prospectus) to cause those affiliates to provide services and personnel to perform duties on behalf of the Company as is currently in place with the Advisor.

The executive officers and directors of our Advisor are as follows:

Name	Age	Position
R. Byron Carlock, Jr	48	President and Chief Executive Officer
Joseph T. Johnson	36	Senior Vice President, Principal Financial Officer and Chief Accounting Officer

Messrs. Seneff and Bourne are directors and officers of the managing member of our Advisor. The backgrounds of the individuals listed above are described under “Management — Directors and Executive Officers.”

None of our Advisor, any director, or any affiliate may vote or consent on matters submitted to the stockholders regarding removal of our Advisor, directors or any of their affiliates, or any transaction between us and any of them. In determining the requisite percentage interest of shares of common stock necessary to approve a matter on which our Advisor, directors, and any affiliate may not vote or consent, any shares of common stock owned by any of them will not be included.

The Advisory Agreement

Under the terms of the Advisory Agreement, our Advisor has responsibility for our day-to-day operations, administers our bookkeeping and accounting functions, serves as our consultant in connection with policy decisions to be made by the board of directors, manages our properties, loans and other permitted investments and renders other services as the board of directors deems appropriate. Our Advisor is subject to the supervision of our board of directors and has only such functions as are delegated to it.

Our Advisor receives a fee equal to 3% of the gross proceeds of our sales of common stock for services in connection with the selection, purchase, development and construction of real property or equity investments and a fee of 3% of the loan proceeds received by us for services in connection with the incurrence of debt from lines of credit and other financing that is used to acquire properties or to make or acquire loans or other permitted investments. Our Advisor also receives a monthly asset management fee in an amount equal to 0.08334% of our real estate asset value and of the principal amount or any loans or other permitted investments as of the end of the preceding month, in connection with in managing our real estate assets and making loans.

We reimburse our Advisor for all of the costs it incurs in connection with the services it provides to us, including, but not limited to:

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organizational and offering expenses, which are defined to include expenses attributable to preparing the documents relating to our stock offerings, our formation and organization, qualification of our shares for sale in the states, escrow arrangements, filing fees and expenses attributable to selling our shares;

•	expenses of managing and operating our properties whether payable to an affiliate or an unaffiliated person;

•	audit, accounting and legal fees;

•	the actual cost of goods and materials we use and obtain from entities not affiliated with our Advisor, including brokerage fees paid in connection with the purchase and sale of securities;

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administrative services (including personnel costs; provided, however, that no reimbursement shall be made for costs of personnel to the extent that such personnel perform services in transactions for which our Advisor receives a separate fee, at the lesser of actual cost or 90% of the competitive rate charged by unaffiliated persons providing similar goods and services in the same geographic location);

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acquisition expenses, which are defined to include expenses related to the selection and acquisition of investments, for goods and services provided by our Advisor in connection with the selection and acquisition of investments at the lesser of actual cost or 90% of the competitive rate charged by unaffiliated persons providing similar goods and services in the same geographic location; and

•	expenses related to negotiating and servicing loans and other permitted investments.

We will not reimburse our Advisor at the end of any fiscal quarter for operating expenses that, in any expense year, exceed the Expense Cap for such year. Within 60 days after the end of any of our fiscal quarters for which total operating expenses for the expense year exceed the Expense Cap, our Advisor shall reimburse us the amount by which the total operating expenses paid or incurred by us exceed the Expense Cap. We will not reimburse our Advisor or its affiliates for services for which our Advisor or its affiliates are entitled to compensation in the form of a separate fee.

The total of all acquisition fees and acquisition expenses shall be reasonable and shall not exceed an amount equal to 6% of the real estate asset value of a property, or in the case of a loan or other permitted investment, 6% of the funds advanced, unless a majority of the board of directors, including a majority of the independent directors not otherwise interested in the transaction, approves fees in excess of this limit subject to a determination that the transaction is commercially competitive, fair and reasonable to us.

In the event that the Advisor provides a substantial amount of services in connection with the sale of a property, loan or other investment, we will pay the Advisor a deferred, subordinated disposition fee in an amount equal to the lesser of (i) one-half of a competitive real estate commission on such property or properties, or (ii) 3% of the sales price of such property or properties. Such fee shall be paid only if our stockholders previously have received distributions equal to or greater than the sum of (i) an aggregate cumulative, non-compounded, annual 8% return on their invested capital, and (ii) 100% of their invested capital. If, at the time of a sale, payment of the disposition fee is deferred because the foregoing conditions have not been satisfied, then the disposition fee shall be paid at such later time as the conditions are satisfied. Upon the listing of our common stock on a national securities exchange or the quotation of our common stock on the NASDAQ national market system, or a Listing, if our Advisor has accrued but not been paid such disposition fee, then for purposes of determining whether the conditions have been satisfied, stockholders will be deemed to have received a distribution in the amount equal to the product of the total number of shares of common stock outstanding and the average closing price of our shares over a period, beginning 180 days after Listing, of 30 days during which our shares are traded. In addition, prior to Listing, we will pay our Advisor a deferred, subordinated fee equal to 10% of the net sales proceeds received from the sale of one or more of our properties, loans or other investments, which fee shall be payable only after receipt by our stockholders of distributions equal to or greater than the sum of (i) an aggregate cumulative, non-compounded, annual 8% return on their invested capital, and (ii) 100% of their invested capital.

Also pursuant to the Advisory Agreement, our Advisor is entitled to receive a subordinated incentive fee if Listing occurs, which fee may be paid, at our option, in cash, in shares, by delivery of a promissory note payable to our Advisor, or by any combination thereof. The subordinated incentive fee is an amount equal to 10% of the amount by which (i) our market value, measured by taking the average closing price or average of bid and asked prices, as the case may be, over a period of 30 days during which our shares are traded, with such period beginning 180 days after listing, or the Market Value, plus the total distributions paid to stockholders from our inception until the date of listing, exceeds (ii) the sum of (A) 100% of invested capital and (B) the total distributions required to be paid to the stockholders in order to pay a cumulative, non-compounded, annual 8% return from inception through the date the Market Value is determined. The subordinated incentive fee will be reduced by the amount of any prior payment to our Advisor of a deferred subordinated share of net sales proceeds from the sales of our assets. In the event the subordinated incentive fee is paid to our Advisor following Listing, no performance fee (defined as the fee payable under certain circumstances if certain performance standards are met, such circumstances and standards being described below) will be paid to our Advisor under the Advisory Agreement nor will any additional share of net sales proceeds of our properties, loans or other investments be paid to our Advisor.

If our Advisor or an affiliate of CNL Holdings performs services that are outside of the scope of the Advisory Agreement, compensation will be at such rates and in such amounts as are agreed to by our Advisor and our independent directors.

If Listing occurs, we automatically will become a perpetual life entity. Prior to, or in conjunction with, Listing we anticipate merging with our Advisor and becoming self-advised. Management anticipates that any transaction by which we would become self-advised would be submitted to our stockholders for approval.

In the event that we do not become self-advised, we will negotiate in good faith with our Advisor a fee structure appropriate for an entity with a perpetual life, subject to approval by a majority of the independent directors. In negotiating a new fee structure, the independent directors will consider all of the factors they deem relevant. These are expected to include, but will not necessarily be limited to:

•	the amount of the advisory fee in relation to the asset value, composition, and profitability of our portfolio;

•	the success of our Advisor in generating opportunities that meet our investment objectives;

•	the rates charged to other REITs and to investors other than REITs by advisors that perform the same or similar services;

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additional revenues realized by our Advisor and its affiliates through their relationship with us, including loan administration, underwriting or broker commissions, servicing, engineering, inspection and other fees, whether paid by us or by others with whom we do business;

•	the quality and extent of service and advice furnished by our Advisor;

•	the performance of our investment portfolio, including income, conservation or appreciation of capital, and number and frequency of problem investments; and

•	the quality of our property, loan and other permitted investments portfolio in relationship to the investments generated by our Advisor for its own account.

The board of directors, including a majority of the independent directors, may not approve a new fee structure that, in its judgment, is more favorable to our Advisor than the current fee structure.

The independent directors are responsible for reviewing our fees and expenses at least annually or with sufficient frequency to determine that our total fees and expenses are reasonable in light of our investment performance, net assets, net income, and the fees and expenses of other comparable unaffiliated REITs. For purposes of this determination, net assets are our total assets (other than intangibles), calculated at cost before deducting depreciation or other non-cash reserves, less total liabilities, and computed at least quarterly on a basis consistently applied. Such determination will be reflected in the minutes of the meetings of the board of directors. In addition, a majority of the independent directors must approve each transaction with our Advisor or its affiliates. The board of directors also is responsible for reviewing and evaluating the performance of our Advisor before entering into or renewing an Advisory Agreement. The independent directors shall determine from time to time and at least annually whether compensation to be paid to our Advisor is reasonable in relation to the nature and quality of services to be performed and shall supervise the performance of our Advisor and the compensation we pay to it to determine that the provisions of the Advisory Agreement are being carried out. Specifically, the independent directors will consider factors such as the amount of the fees paid to our Advisor in relation to the size, composition and performance of our investments, the success of our Advisor in generating appropriate investment opportunities, rates charged to other comparable REITs and other investors by entities performing similar services, additional revenues realized by our Advisor and its affiliates through their relationship with us, whether paid by us or by others with whom we do business, the quality and extent of service and advice furnished by our Advisor, the performance of our investment portfolio and the quality of our portfolio relative to the investments generated by our Advisor for its own account. Such review and evaluation will be reflected in the minutes of the meetings of the board of directors.

Many REITs that are listed on a national securities exchange are self-administered, which means that they employ persons or agents to perform all significant management functions. The costs to perform these management functions are “internalized” rather than external and no third-party fees, such as advisory and acquisition fees, are paid by the REIT. We will consider becoming a self-administered REIT if our board of directors determines that internalizing the management functions performed by our Advisor is in the best interests of our stockholders. If our board should make this determination in the future and propose to our Advisor such a transaction, we would anticipate that our Advisor would engage an independent investment banking firm to advise it as to the value of our Advisor.

Upon the receipt of any proposal from our Advisor, we would expect to make a formal presentation to our board of directors, which would consider whether to continue a process of discussion with our Advisor. If our board of directors determined to move forward, it would then form a special committee comprised entirely of independent directors to consider a possible business combination with our Advisor. In such case, the board would, subject to applicable law, delegate all of its decision-making power and authority to the special committee with respect to these matters. The special committee would be authorized to, and would be expected to, retain its own financial advisors and legal counsel to, among other things, negotiate with representatives of our Advisor regarding a possible business combination. In addition, any business combination with our Advisor would be contingent upon the receipt by the special committee of an opinion from an independent financial advisor or investment banking firm that the consideration to be paid to the stockholders of our Advisor in connection with the transaction was fair to our stockholders from a financial point of view, and the approval of the proposed transaction at a duly convened meeting of our stockholders at which a quorum of the holders of a majority of the outstanding shares of our common stock is present; provided however, that, for these purposes, any shares held by our Advisor or any of its affiliates will be counted only for purposes of determining the presence of quorum and not for determining the number of votes necessary to approve the acquisition.

We anticipate that any consideration we may offer in connection with a business combination with our Advisor will be payable solely in shares of our common stock. Unless and until definitive documentation is executed, we will not be obligated to complete a business combination with our Advisor.

The Advisory Agreement, which we entered into with the unanimous approval of our board of directors, including our independent directors, expires one year from the date of its execution, subject to successive one-year renewals upon mutual consent of the parties. In the event that a new advisor is retained, the previous advisor will cooperate with us and the directors in effecting an orderly transition of the advisory functions. Our board of directors (including a majority of the independent directors) shall approve a successor advisor only upon a determination that the new advisor possesses sufficient qualifications to perform our advisory functions and that the compensation to be received by the new advisor pursuant to the new advisory agreement is justified.

The Advisory Agreement may be terminated without cause or penalty by either party or by the mutual consent of the parties (by a majority of our independent directors or a majority of our Advisor’s directors, as the case may be) upon 60 days’ prior written notice. At that time, our Advisor shall be entitled to receive the performance fee if performance standards have been achieved in a manner satisfactory to a majority of our board of directors, including a majority of the independent directors, when compared to:

•	the performance of our Advisor in comparison with its performance for other entities, and

•	the performance of other advisors for similar entities. If Listing has not occurred, the performance fee, if any, shall equal 10% of the amount, if any, by which:

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the appraised value of our assets on the termination date, less the amount of all indebtedness collateralized by our assets, plus the total distributions made to stockholders from our inception through the termination date, exceeds

•	invested capital plus an amount equal to a cumulative, non-compounded, annual 8% return from inception through the termination date.

Our Advisor is entitled to receive all accrued but unpaid compensation and expense reimbursements in cash within 30 days of the termination date. All other amounts payable to our Advisor in the event of a termination will be evidenced by a promissory note and payable from time to time. The performance fee will be paid in 12 equal quarterly installments without interest on the unpaid balance, provided, however, that no payment will be made in any quarter in which such payment would jeopardize our REIT status, in which case any such payment or payments will be delayed until the next quarter in which payment would not jeopardize our REIT status. Notwithstanding the preceding sentence, any amounts which may be deemed payable at the date the obligation to pay the performance fee is incurred which relate to the appreciation of our assets shall be an amount which provides compensation to the terminated advisor only for that portion of the holding period for the respective assets during which such terminated advisor provided services to us. If Listing occurs, the performance fee, if any, then payable will be as negotiated between us and our Advisor. Our Advisor shall not be entitled to payment of the performance fee in the event the Advisory Agreement is terminated because we fail to establish a fee structure appropriate for a perpetual-life entity at such time, if any, as our shares become listed. The performance fee, to the extent payable at the time of Listing, will not be paid in the event that the subordinated incentive fee is paid.

Our Advisor has the right to assign the Advisory Agreement to an affiliate subject to approval by our independent directors. We have the right to assign the Advisory Agreement to any successor to all of our assets, rights, and obligations.

Our Advisor will not be liable to us or our stockholders or others, except by reason of acts constituting bad faith, fraud, misconduct, or negligence, and will not be responsible for any action of the board of directors in following or declining to follow any advice or recommendation given by our Advisor. We have agreed to indemnify our Advisor with respect to acts or omissions of our Advisor undertaken in good faith and pursuant to the authority set forth in the Advisory Agreement. Any indemnification made to our Advisor may be made only out of our net assets and not from our stockholders.

CONFLICTS OF INTEREST

As is typical with non-traded REITs, we have no employees and are externally advised by our advisor, which is an affiliate of CFG. CFG, which is wholly-owned by James M. Seneff, Jr., the Chairman of our board of directors, has in the past organized over 100 real estate investments for entities other than us. In addition, these affiliates currently have other real estate holdings and in the future expect to form, offer interests in, and manage other real estate programs in addition to those for our Company, and to make additional real estate investments. Future real estate programs may involve affiliates of our Advisor in the ownership, financing, operation, leasing, and management of properties that may be suitable for us.

Certain of these affiliated public or private real estate programs may invest in properties which may be suitable for us, may purchase properties concurrently with us and may lease properties to tenants who also lease or operate certain of our properties. In particular, CPT, a non-traded REIT sponsored by CFG with similar investment strategies and objectives and that intends to acquire assets in several of the asset classes in which we currently invest, has filed with the SEC a registration statement for the sale of shares of its common stock to the public. Two other non-traded REITs sponsored by CFG, CNL Macquarie Global Growth Trust, Inc. and Macquarie CNL Global Income Trust, Inc., are currently in the process of conducting public offerings of their common stock and intending to invest the proceeds of such sales of shares of common stock into a pool of real estate assets that could include properties that are among our targeted asset classes. Such conflicts between us and affiliated programs may affect the value of our investments as well as our results of operations. Affiliates of our Advisor and other entities sponsored or sold by CFG or its affiliates may compete with us to acquire properties or to make or acquire loans or other investments of a type suitable for acquisition or investment by us and may be better positioned to make such acquisitions or investments as a result of relationships that may develop with various operators of the types of properties in which we might invest or relationships with tenants or operators of the same such properties.

Affiliates of our Advisor serve as our directors and, in this capacity, have a fiduciary obligation to act in the best interest of our stockholders. Further, as general partners or directors of affiliates of CFG, they have a fiduciary obligation to act in the best interests of the investors in other programs with investments that may be similar to ours. Such persons will use their best efforts to assure that we will be treated as favorably as any such other program. We have also developed procedures to resolve potential conflicts of interest in the allocation of properties, loans and other investments between us and certain of our affiliates.

In order to reduce or eliminate certain potential conflicts of interest, our articles of incorporation, or the Articles, contain, and/or our board has adopted restrictions relating to (i) transactions between us and our Advisor or its affiliates, (ii) certain future offerings, and (iii) allocation of properties and loans among certain affiliated entities. These restrictions include the following:

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Provision of goods and services:  No goods or services will be provided by the Advisor or its affiliates to us except for transactions in which the Advisor or its affiliates provide those goods or services in accordance with the Articles, or, if a majority of our directors (including a majority of our independent directors not otherwise interested in such transactions) approve such transactions as fair and reasonable and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

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Purchase or lease of properties:  We will not purchase or lease properties in which the Advisor or its affiliates have an interest without the determination, by a majority of the directors (including a majority of the independent directors not otherwise interested in such transaction), that such transaction is fair, competitive and commercially reasonable to the Company and at a price no greater than the cost of the asset to the Advisor or its affiliate unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. In no event shall we acquire any such asset at an amount in excess of its appraised value. Further, we will not sell or lease properties to the Advisor or its affiliates unless a majority of the directors (including a majority of the independent directors not otherwise interested in such transaction) determine the transaction is fair and reasonable to us.

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Loans to affiliates:  We will not make loans to CFG, our Advisor, directors or any affiliates thereof, except (a) loans subject to the restrictions governing loans in the Articles or (b) to our subsidiaries or to ventures or partnerships in which we hold an interest. Any loans to us by the Advisor or its affiliates must be approved by a majority of the directors (including a majority of the independent directors not otherwise interested in such transaction) as fair, competitive, and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties.

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Suitable investment opportunities:  Our board and the Advisor have agreed that, in the event an investment opportunity becomes available which is suitable for both us and a public or private entity with which the Advisor or its affiliates are affiliated, for which both entities have sufficient uninvested funds, then the entity which has had the longest period of time elapse since it was offered an investment opportunity will first be offered the investment opportunity. (Our board and the Advisor have agreed that for purposes of this conflict resolution procedure, an investment opportunity will be considered “offered” to us when an opportunity is presented to the board of directors for its consideration.) In determining whether or not an investment opportunity is suitable for more than one program, the Advisor and its affiliates will examine such factors, among others, as the cash requirements of each program, the effect of the acquisition both on diversification of each program’s investments by types of properties and geographic area, and on diversification of the tenants of each program’s properties (which also may affect the need for one of the programs to prepare or produce audited financial statements for a property or a tenant), the anticipated cash flow of each program, the size of the investment, the amount of funds available to each program, and the length of time such funds have been available for investment. If a subsequent development, such as a delay in the closing of a property or a delay in the construction of a property, causes any such investment, in the opinion of the Advisor and its affiliates, to be more appropriate for an entity other than the entity which committed to make the investment, however, the Advisor has the right to agree that the other entity affiliated with the Advisor or its affiliates may make the investment.

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Voting of shares:  With respect to shares owned by the Advisor, our directors, or any affiliate thereof, neither the Advisor, nor our directors, nor any of their affiliates may vote or consent on matters submitted to the our stockholders regarding the removal of the Advisor, directors, or any affiliate thereof or any transaction between the us and any of them. In determining the requisite percentage in interest of shares necessary to approve a matter on which the Advisor, directors, and any affiliate thereof may not vote or consent, any shares owned by any of them shall not be included.

DESCRIPTION OF OTHER INDEBTEDNESS

This description contains a summary of our outstanding indebtedness after giving effect to the sale of the private notes. This description is only a summary of the applicable agreements. The following summaries do not purport to be complete, but do discuss the provisions that are, in our view, material for investors in the notes, and are subject to, and qualified in their entirety by reference to, all of the provisions of the corresponding agreements, including the definitions of certain terms therein that are not otherwise defined in this prospectus.

Revolving Credit Facility

In March 2010, we obtained an $85.0 million revolving credit facility with a syndicate of financial institutions as lenders and Fifth Third Bank, as administrative agent and a lender. The facility is currently collateralized by a pool of ten of our properties. We used the revolving credit facility to repay our previous line of credit and expect to use it for funding our acquisitions of new properties, working capital, capital expenditures for the collateral pool properties and other corporate purposes. The facility bears interest at LIBOR plus 4.75% and matures in March 2013.

The credit agreement governing the revolving credit facility contains customary events of default and requires us to maintain customary financial covenants, including minimum debt service, fixed charge and interest coverage ratios and a maximum leverage ratio. In addition, the agreement contains covenants that restrict, among other things, incurring additional indebtedness, engaging in mergers or other business combinations, liquidating, dissolving or winding up, or selling or leasing any of the assets of the properties collateralizing the loan.

As of March 31, 2011, we had an outstanding balance of $58.0 million under our revolving credit facility. In connection with the sale of the private notes, we repaid approximately $58.0 million, the entire outstanding balance under the credit facility.

Mortgage Financings

In December 2008, in connection with our acquisition of three ski resorts, the sellers of such resorts provided us $37.6 million in senior seller financing collateralized by a first mortgage on these ski resort properties. The senior seller financing bears interest at a fixed rate of 9.5% and matures in December 2011. In addition, the seller provided us $14.4 million in junior seller financing. The junior seller financing bears interest at a fixed rate of 9.5% and matures in December 2011. As of March 31, 2011, we had an aggregate outstanding principal balance of $52.0 million under these loans.

In January 2008, The Prudential Insurance Company of America provided us $140.0 million in mortgage financing secured by 22 golf course properties, which mortgage financing bears an interest rate of 6.09% and has a five-year term. In August 2010, the maturity date of the loan was extended three years, the principal amount of the loan was reduced by $9.0 million, and our Gatlinburg, TN sky lift property was added as collateral under the loan. As of March 31, 2011, the aggregate outstanding balance under the loan was approximately $119.9 million. We repaid approximately $22.1 million of the outstanding balance with proceeds from the sale of the private notes.

In December 2007, PB (USA) Realty Corporation provided us $85.4 million in mortgage financing, secured by our Mizner Court apartment complex in Florida. In December 2010, we purchased two of the tranches and the loan was modified to reflect the remaining tranche amount of $57.3 million, an interest rate of 3.12% and to extend the maturity date to January 2016. As of March 31, 2011, the aggregate outstanding balance under this loan was $65.9 million.

In March 2007, The Prudential Insurance Company of America provided us $111.5 million in mortgage financing secured by five ski resorts, which mortgage financing bears a fixed interest rate of 6.11% and has a seven-year term. As of March 31, 2011, the aggregate outstanding balance under the loan was approximately $97.6 million.

In October 2005, we formed a joint venture with Great Wolf Resorts, Inc. to jointly own, operate, market and lease two hotel and water resort properties. In March 2006, Citigroup through NSPL, Inc., a loan funding affiliate, provided the joint venture with an aggregate of $63.0 million in mortgage financing secured by the resort properties. The loan has been securitized and bears a fixed interest rate of 6.08% and has a seven-year term. We have been monitoring the performance of the Great Wolf Lodge properties, which have had ongoing challenges due to the general economic conditions, local market conditions and competition over the past several years. We have determined that it is not in our best interest to continue to fund debt service at the current level without a modification to the existing loan terms. Therefore, in order to induce the special servicer of the loan pool to enter into discussions with us regarding a loan restructure, on November 1, 2010, we elected not to make the scheduled loan payment, thereby defaulting under the non-recourse loan. As a result, the loan may be accelerated at the option of the lender. We are currently in negotiations to modify the loan in an attempt to obtain more favorable terms. However, there can be no assurances that we will be successful in obtaining a modification of the loan terms. If we are successful in obtaining a modification of the loan, we may consider continuing to hold the properties long term. However, if we are unsuccessful in negotiating more favorable terms, we may decide that it is in our best interest to deed the properties back to the lender in lieu of foreclosure to satisfy the non-recourse loan. As of March 31, 2011, the aggregate outstanding balance under the loan was approximately $61.9 million.

Financings of Unconsolidated Entities

In January 2011, we formed a joint venture with Sunrise Senior Living, Inc. to acquire 29 senior living communities where we own 60% of the joint venture. Goldman Sachs Lending Partners LLC provided the joint venture with an aggregate of $435.0 million to finance such acquisitions, $325.0 million of which was mortgage loan financing secured by the 29 senior living communities, and an aggregate of $110 million of which was three tiers of mezzanine loan financing secured by the direct and certain indirect equity owners of the owners of the 29 senior living communities. Each loan has a three-year term and bears interest at a fixed rate, with interest rates of approximately 6.1% for the mortgage loan, 8.0% for the senior tier mezzanine loan, 8.50% for the second tier mezzanine loan and 10.15% for the junior mezzanine loan, resulting in a blended rate of approximately 6.76%. As of March 31, 2011, the aggregate outstanding balance under these loans for the joint venture was approximately $435.0 million, and our payments under this loan are interest-only until the maturity date.

In February 2005, we formed a partnership with Dallas Market Center Company, Ltd. to acquire a wholesale merchandise mart in Dallas, TX. Upon the closing of that acquisition, the partnership became obligated for approximately $142.3 million in existing debts on the merchandise mart property. The loans have been securitized and bear interests at a fixed rate of 5.5% and 6.04% and mature on September 2012 and September 2014. As of March 31, 2011, the partnership had an aggregate outstanding principal balance of approximately $141.1 million under the loan.

In December 2004, we formed a partnership with Intrawest Corporation to acquire the commercial retail property at five ski resorts. In connection with that acquisition, Intrawest Resort Finance, Inc. provided bridge financing in the principal amount of $45.0 million. In May 2005, the $45.0 million bridge loan was refinanced with loans from Sun Life made to the partnership’s property-owner subsidiaries in the aggregate principal amount of $46.0 million. The loans bear interest at a fixed rate of 5.75% and mature in June 2015. As of March 31, 2011, the venture had an aggregate outstanding principal balance of approximately $40.4 million under the loan.

Other Mortgage Financings

As of March 31, 2011, we had eleven other mortgage financings and one construction loan, each of which is $42.0 million or less, totaling approximately $232.8 million. The aggregate outstanding balances under these facilities as of March 31, 2011 were approximately $221.1 million.

DESCRIPTION OF EXCHANGE NOTES

The following description summarizes certain terms and provisions of the notes and the indenture, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the actual terms and provisions of the notes and the indenture, which are incorporated herein by reference. Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the notes or the indenture, as applicable. As used in this section, the terms “we,” “us,” “our” or “Issuer” refer to CNL Lifestyle Properties, Inc. and not to any of its Subsidiaries. Unless the context requires otherwise, references to “notes” in this section mean the exchange notes, the term “interest” includes liquidated damages, if any, as described below and references to dollars mean U.S. dollars.

The registered holder of a exchange note will be treated as the owner of it for all purposes. Only registered holders will have rights under the indenture.

General

We issued the private notes and will issue the exchange notes pursuant to an indenture, dated as of April 5, 2011 by and among CNL Lifestyle Properties, Inc., the guarantors, and Wilmington Trust FSB, as trustee. You may request copies of the indenture and the form of the notes from us.

The notes will initially be limited to an aggregate principal amount of $400.0 million. We may from time to time, without notice to or consent of existing note holders, create and issue additional notes having the same terms and conditions as the notes offered by this prospectus in all respects, except for the issue date and, under certain circumstances, the issue price and first payment of interest thereon, provided that such issuance complies with the covenants described under “—Certain Covenants.” Additional notes issued in this manner will be consolidated with and will form a single series with the previously outstanding notes, but will not necessarily be fungible with such previously outstanding notes. The exchange notes offered by this prospectus and any additional notes would rank equally and ratably in right of payment and would be treated as a single series of debt securities for all purposes under the indenture.

The exchange notes will be issued only in fully registered, book-entry form, in denominations of $2,000 and integral multiples of $1,000. The registered holder of a note will be treated as its owner for all purposes.

The Exchange Notes

The notes:

•	will be general unsecured obligations of Issuer;

•	will be pari passu in right of payment with all existing and future unsecured senior Indebtedness of Issuer;

•	will be senior in right of payment to any future subordinated Indebtedness of Issuer; and

•	will be unconditionally guaranteed by the Guarantors.

However, the notes will be effectively subordinated to the Guarantee of Issuer of borrowings under the Credit Agreement to the extent of certain assets of Issuer that secure the payment of amounts due under the Credit Agreement. See “Risk Factors — The exchange notes and the guarantees will be effectively subordinated to our and the guarantors’ existing and future secured debt to the extent of the value of the collateral securing such debt.”

The Note Guarantees

The notes will be guaranteed by certain of Issuer’s Domestic Subsidiaries.

Each guarantee of the notes:

•	will be a general unsecured obligation of the Guarantor;

•	will be pari passu in right of payment with all existing and future unsecured senior Indebtedness of Guarantor; and

•	will be senior in right of payment to any future subordinated Indebtedness of that Guarantor.

However, each guarantee of the notes will be effectively subordinated to all borrowings of that Guarantor, which are secured by certain assets of that Guarantor that do not secure the notes. See “Risk Factors — The notes and the guarantees will be effectively subordinated to our and the guarantors’ existing and future secured debt to the extent of the value of the collateral securing such debt.” As of March 31, 2011, after giving effect to the offering of the private notes and the use of proceeds therefrom, the Guarantors would have had $176.2 million of secured indebtedness.

In addition, not all of our Subsidiaries will guarantee the notes. Also, CNL Village Retail Partnership, LP, a Delaware limited partnership, CNL Dallas Market Center, L.P., a Delaware limited partnership, and CC3 Acquisition, LLC, a Delaware limited liability company, and their respective Subsidiaries (which are not Subsidiaries of Issuer as of the date the indenture) are not Guarantors and are not subject to any of the obligations and covenants described hereunder. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor Subsidiaries, the non-guarantor Subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to us. See “Risk Factors — The notes are effectively subordinated to the liabilities of our subsidiaries that do not guarantee the notes.” In addition CNL Village Retail Partnership, LP, and CNL Dallas Market Center, L.P. and their respective Subsidiaries, are not consolidated in our financial statements, but generated equity in earnings of $11.0 million in the year ended December 31, 2010 and held an investment in unconsolidated entities balance totalling $140.4 million as of December 31, 2010. CC3 Acquisition, LLC is our 60% owned joint venture with Sunrise, which completed an acquisition of 29 senior living communities on January 10, 2011.

As of the date of the indenture, all of our Subsidiaries will be “Restricted Subsidiaries.” However, under the circumstances described below under the caption “— Certain Covenants — Designation of Restricted and Unrestricted Subsidiaries,” we will be permitted to designate certain of our Subsidiaries as “Unrestricted Subsidiaries.” Our Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the indenture. Our Unrestricted Subsidiaries will not guarantee the notes.

These Note Guarantees will be joint and several obligations of the Guarantors. The obligations of each Guarantor under its Note Guarantee will be limited as necessary to prevent that Note Guarantee from constituting a fraudulent conveyance under applicable law. See “Risk Factors — Federal, state and foreign fraudulent transfer laws may permit a court to void the notes and the guarantees, subordinate claims in respect of the notes and the guarantees and require noteholders to return payments received.” If this occurs, noteholders may not receive any payments on the notes.

A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than Issuer or another Guarantor, unless:

(1) immediately after giving effect to such transaction, no Default or Event of Default exists; and

(2) either:

(a) the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger unconditionally assumes all the obligations of that Guarantor under its Note Guarantee, the indenture, and the registration rights agreement pursuant to a supplemental indenture satisfactory to the trustee; or

(b) the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the indenture.

The Note Guarantee of a Guarantor will be released:

(1) in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor, by way of merger, consolidation or otherwise, to a Person that is not (either before or after giving effect to such transaction) Issuer or a Restricted Subsidiary of Issuer, if the sale or other disposition does not violate the “Asset Sale” provisions of the indenture;

(2) in connection with any sale or other disposition of Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) Issuer or a Restricted Subsidiary of Issuer, if the sale or other disposition does not violate the “Asset Sale” provisions of the indenture and the Guarantor ceases to be a Restricted Subsidiary of Issuer as a result of the sale or other disposition;

(3) if Issuer designates any Restricted Subsidiary that is a Guarantor to be an Unrestricted Subsidiary in accordance with the applicable provisions of the indenture; or

(4) upon legal defeasance, covenant defeasance or satisfaction and discharge of the indenture as provided below under the captions “— Legal Defeasance and Covenant Defeasance” and “— Satisfaction and Discharge.”

See “— Repurchase at the Option of Holders — Asset Sales.”

Interest

Interest on the notes will accrue at the rate of 7.250% per year, payable semi-annually in arrears on April 15 and October 15 of each year, beginning October 15, 2011. The interest so payable will be paid to each holder in whose name a note is registered at the close of business on the April 1 or October 1 (whether or not a business day) immediately preceding the applicable interest payment date. Interest on the notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.

Interest on the notes will accrue from the last interest payment date on which interest was paid on the private notes. Holders whose private notes are accepted for exchange will be deemed to have waived the right to receive any interest accrued but unpaid on the private notes.

If we redeem the notes in accordance with the terms of such notes, we will pay accrued and unpaid interest and premium, if any, to the holder that surrenders such notes for redemption. However, if a redemption falls after a record date and on or prior to the corresponding interest payment date, we will pay the full amount of accrued and unpaid interest and premium, if any, due on such interest payment date to the holder of record at the close of business on the corresponding record date.

If any interest payment date, stated maturity date, redemption date or repurchase date is not a business day, the payment otherwise required to be made on such date will be made on the next business day without any additional payment as a result of such delay. All payments will be made in U.S. dollars.

The exchange terms of the notes provide that we are permitted to withhold from interest payments and payments upon a redemption or maturity of the notes any amounts we are required to withhold by law. For example, non-U.S. holders of notes may, under some circumstances, be subject to U.S. federal withholding tax with respect to payments of interest on the notes. See “United States Federal Income Tax Consequences—Non-U.S. Holders” in this prospectus.

Maturity

The notes will mature on April 15, 2019 and will be paid against presentation and surrender thereof at the corporate trust office of the trustee unless earlier redeemed by us at our option, as described under “—Optional Redemption at Our Election” below. The notes will not be entitled to the benefits of, or be subject to, any sinking fund.

Methods of Receiving Payments on the Notes

If a holder of notes has given wire transfer instructions to the paying agent, the paying agent will pay all principal of, premium on, if any, interest and Special Interest, if any, on, that holder’s notes in accordance with those instructions. All other payments on the notes will be made at the office or agency of the paying agent and registrar unless Issuer elects to make interest payments by check mailed to the noteholders at their address set forth in the register of holders.

Paying Agent and Registrar for the Notes

The trustee will initially act as paying agent and registrar. Issuer may change the paying agent or registrar without prior notice to the holders of the notes, and Issuer or any of its Subsidiaries may act as paying agent or registrar.

Transfer and Exchange

A holder may transfer or exchange the notes in accordance with the provisions of the indenture. The registrar and the Issuer may require a holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of notes. Holders will be required to pay all taxes due on transfer. Issuer will not be required to transfer or exchange any note selected for redemption. Also, Issuer will not be required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

Optional Redemption

At any time prior to April 15, 2014, Issuer may on any one or more occasions redeem up to 35% of the aggregate principal amount of notes issued under the indenture, upon not less than 30 nor more than 60 days’ notice to the holders (with a copy to the trustee), at a redemption price equal to 107.250% of the principal amount of the notes redeemed, plus accrued and unpaid interest and Special Interest, if any, to the date of redemption (subject to the rights of holders of notes on any relevant record date occurring prior to the applicable redemption date to receive interest on such interest payment date), with the net cash proceeds of an Equity Offering by Issuer; provided that:

(1) at least 65% of the aggregate principal amount of notes originally issued under the indenture (excluding notes held by Issuer and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

(2) the redemption occurs within 45 days of the date of the closing of such Equity Offering.

At any time prior to April 15, 2015, Issuer may on any one or more occasions redeem all or a part of the notes, upon not less than 30 nor more than 60 days’ notice to the holders (with a copy to the trustee), at a redemption price equal to 100% of the principal amount of the notes redeemed, plus the Applicable Premium as of, and accrued and unpaid interest and Special Interest, if any, to the date of redemption, subject to the rights of holders of notes on any relevant record date occurring prior to the applicable redemption date to receive interest due on such interest payment date.

Except pursuant to the preceding paragraphs, the notes will not be redeemable at Issuer’s option prior to April 15, 2015.

On or after April 15, 2015, Issuer may on any one or more occasions redeem all or a part of the notes, upon not less than 30 nor more than 60 days’ notice to the holders (with a copy to the trustee), at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest and Special Interest, if any, on the notes redeemed, to the applicable date of redemption, if redeemed during the twelve-month period beginning on April 15 of the years indicated below, subject to the rights of holders of notes on any relevant record date occurring prior to the applicable redemption date to receive interest on such interest payment date:

Year	Percentage

2015	103.625%
2016	101.813%
2017 and thereafter	100.000%

Unless Issuer defaults in the payment of the redemption price, interest will cease to accrue on the notes or portions thereof called for redemption on the applicable redemption date.

Mandatory Redemption

Issuer is not required to make mandatory redemption or sinking fund payments with respect to the notes.

Repurchase at the Option of Holders

Change of Control

If a Change of Control occurs, each holder of notes will have the right to require Issuer to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that holder’s notes pursuant to a Change of Control Offer on the terms set forth in the indenture. In the Change of Control Offer, Issuer will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of notes repurchased, plus accrued and unpaid interest and Special Interest, if any, on the notes repurchased to the date of purchase, subject to the rights of holders of notes on any relevant record date occurring prior to the applicable redemption date to receive interest due on such interest payment date. Within ten days following any Change of Control, Issuer will mail a notice to each holder (with a copy to the trustee) describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes on the Change of Control Payment Date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the Change of Control Payment Date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the indenture and described in such notice. Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the indenture, Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the indenture by virtue of such compliance.

On the Change of Control Payment Date, Issuer will, to the extent lawful:

(1) accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

(2) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

(3) deliver or cause to be delivered to the trustee the notes properly accepted together with an officers’ certificate stating the aggregate principal amount of notes or portions of notes being purchased by Issuer.

The paying agent will promptly mail to each holder of notes properly tendered the Change of Control Payment for such notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any. Issuer will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

The provisions described above that require Issuer to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of the indenture are applicable. Except as described above with respect to a Change of Control, the indenture does not contain provisions that permit the holders of the notes to require that Issuer repurchase or redeem the exchange notes in the event of a takeover, recapitalization or similar transaction.

Issuer will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by Issuer and purchases all exchange notes properly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption has been given pursuant to the indenture as described above under the caption “—Optional Redemption,” unless and until there is a default in payment of the applicable redemption price. Notwithstanding anything to the contrary contained herein, a Change of Control Offer may be made in advance of a Change of Control, conditioned upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of Issuer and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require Issuer to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of Issuer and its Subsidiaries taken as a whole to another Person or group may be uncertain.

Asset Sales

Issuer will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1) Issuer (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value (measured as of the date of the definitive agreement with respect to such Asset Sale) of the assets or Equity Interests issued or sold or otherwise disposed of; and

(2) at least 75% of the consideration received in the Asset Sale by Issuer or such Restricted Subsidiary is in the form of cash or Cash Equivalents; provided, however, that with respect to the sale of one or more real estate properties up to 75% of the consideration may consist of Indebtedness of the purchaser of such real estate properties so long as such Indebtedness is secured by a first priority Lien on the property or properties sold. For purposes of this provision, each of the following will be deemed to be cash:

(a) any liabilities, as shown on Issuer’s most recent consolidated balance sheet, of Issuer or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the notes or any Note Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation or indemnity agreement that releases Issuer or such Restricted Subsidiary from or indemnifies against further liability;

(b) any securities, notes or other obligations received by Issuer or any such Restricted Subsidiary from such transferee that are converted by Issuer or such Restricted Subsidiary into cash within 90 days of receipt by the Issuer or such Restricted Subsidiary, to the extent of the cash received in that conversion;

(c) any stock or assets of the kind referred to in clauses (2) or (4) of the next paragraph of this covenant; and

(d) any Designated Non-Cash Consideration received by the Issuer or any such Restricted Subsidiary in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (d) that is at the time outstanding, not to exceed $40.0 million, with the Fair Market Value of each item of Designated Non-Cash Consideration being measured at the time received without giving effect to subsequent changes in value.

Within 360 days after the receipt of any Net Proceeds from an Asset Sale, Issuer (or the applicable Restricted Subsidiary, as the case may be) may apply such Net Proceeds:

(1) to repay Indebtedness and other Obligations of Issuer or a Restricted Subsidiary that is pari passu with the notes and secured by a Lien and, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto;

(2) to acquire all or substantially all of the assets of, or any Capital Stock of, another Permitted Business, if, after giving effect to any such acquisition of Capital Stock, the Permitted Business is or becomes a Restricted Subsidiary of Issuer;

(3) to make a capital expenditure; or

(4) to acquire other assets, including real and personal properties, that are not classified as current assets under GAAP and that are used or useful in a Permitted Business.

Pending the final application of any Net Proceeds, Issuer (or the applicable Restricted Subsidiary) may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by the indenture.

Any Net Proceeds from Asset Sales that are not applied or invested as provided in the second paragraph of this covenant will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $15.0 million, within five days thereof, Issuer will make an offer (an “Asset Sale Offer”) to all holders of notes and all holders of other Indebtedness that is pari passu with the notes containing provisions similar to those set forth in the indenture with respect to offers to purchase, prepay or redeem with the proceeds of sales of assets to purchase, prepay or redeem the maximum principal amount of notes and such other pari passu Indebtedness (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith) that may be purchased, prepaid or redeemed out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount, plus accrued and unpaid interest and Special Interest, if any, to the date of purchase, prepayment or redemption, subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, Issuer may use those Excess Proceeds for any purpose not otherwise prohibited by the indenture. If the aggregate principal amount of notes and other pari passu Indebtedness tendered in (or required to be prepaid or redeemed in connection with) such Asset Sale Offer exceeds the amount of Excess Proceeds, the trustee will select the notes to be purchased on a pro rata basis, by lot or such other method the trustee considers fair and appropriate or is required by the Depository and the Issuer or agent for such other pari passu indebtedness will select such other pari passu indebtedness to be purchased, based on the amounts tendered or required to be prepaid or redeemed (with such adjustments as may be deemed appropriate by Issuer so that only notes in denominations of $2,000, or an integral multiple of $1,000 in excess thereof, will be purchased). Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of notes pursuant to a Change of Control Offer or an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control or Asset Sale provisions of the indenture, Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control or Asset Sale provisions of the indenture by virtue of such compliance.

Agreements governing certain of Issuer’s other Indebtedness contain, and future agreements may contain, prohibitions of certain events, including events that would constitute a Change of Control or an Asset Sale and including repurchases of or other prepayments in respect of the notes. The exercise by the holders of notes of their right to require Issuer to repurchase the notes upon a Change of Control or an Asset Sale could cause a default under these other agreements, even if the Change of Control or Asset Sale itself does not, due to the financial effect of such repurchases on Issuer. In the event a Change of Control or Asset Sale occurs at a time when Issuer is prohibited from purchasing notes, Issuer could seek the consent of its senior lenders to the purchase of notes or could attempt to refinance the borrowings that contain such prohibition. If Issuer does not obtain a consent or repay those borrowings, Issuer will remain prohibited from purchasing notes. In that case, Issuer’s failure to purchase tendered notes would constitute an Event of Default under the indenture which could, in turn, constitute a default under the other indebtedness. Finally, Issuer’s ability to pay cash to the holders of notes upon a repurchase may be limited by Issuer’s then existing financial resources. See “Risk Factors — We may not be able to repurchase the notes upon a change of control or to make an offer to repurchase the notes in connection with an asset sale as required by the indenture.”

Selection and Notice

If less than all of the notes are to be redeemed at any time, the trustee will select notes for redemption on a pro rata basis by lot or such other method the trustee considers fair and appropriate or is required by the Depository unless otherwise required by law or applicable stock exchange or depositary requirements.

No notes of $2,000 or less can be redeemed in part. Notices of redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the indenture. Notices of redemption may not be conditional.

If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount of that note that is to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the holder of notes upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes or portions of notes called for redemption.

Certain Covenants

Changes in Covenants when notes Rated Investment Grade

If on any date following the date of the indenture:

(1) the notes are rated Baa3 or better by Moody’s and BBB- or better by S&P (or, if either such entity ceases to rate the notes for reasons outside of the control of Issuer, the equivalent investment grade credit rating from any other “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by Issuer as a replacement agency); and

(2) no Default or Event of Default shall have occurred and be continuing,

then, beginning on that day and subject to the provisions of the following paragraph, the covenants specifically listed under the following captions in this prospectus will be suspended and notice thereof provided to the trustee:

(1)	“— Repurchase at the Option of Holders-Asset Sales;”
(2)	“— Restricted Payments;”
(3)	“— Incurrence of Indebtedness and Issuance of Preferred Stock;”
(4)	“— Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries;”
(5)	“— Designation of Restricted and Unrestricted Subsidiaries;”
(6)	“— Transactions with Affiliates;”
(7)	“— Maintenance of Total Unencumbered Assets;”
(8)	“— Limitation on Issuances of Guarantees of Indebtedness;” and
(9)	clause (4) of the covenant described below under the caption “— Merger, Consolidation or Sale of Assets.”

During any period that the foregoing covenants have been suspended, Issuer’s Board of Directors may not designate any of its Subsidiaries as Unrestricted Subsidiaries pursuant to the covenant described below under the caption “— Designation of Restricted and Unrestricted Subsidiaries” or the second paragraph of the definition of “Unrestricted Subsidiary.”

Notwithstanding the foregoing, if the rating assigned by either such rating agency should subsequently decline to below Baa3 or BBB-, respectively, the foregoing covenants will be reinstituted as of and from the date of such rating decline and notice thereof provided to the trustee. Calculations under the reinstated “Restricted Payments” covenant will be made as if the “Restricted Payments” covenant had been in effect since the date of the indenture except that no default will be deemed to have occurred solely by reason of a Restricted Payment made while that covenant was suspended.

There can be no assurance that the notes will ever achieve an investment grade rating or that any such rating will be maintained. The trustee shall have no obligation to verify the information contained in any such notice or to provide the holders notice of the commencement or termination of the suspension period.

Restricted Payments

Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1) declare or pay any dividend or make any other payment or distribution on account of Issuer’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving Issuer or any of its Restricted Subsidiaries) or to the direct or indirect holders of Issuer’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of Issuer and other than dividends or distributions payable to Issuer or a Restricted Subsidiary of Issuer);

(2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving Issuer) any Equity Interests of Issuer or any direct or indirect parent of Issuer;

(3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of Issuer or any Guarantor that is contractually subordinated to the notes or to any Note Guarantee (excluding any intercompany Indebtedness between or among Issuer and any of its Restricted Subsidiaries), except a payment of interest or principal at the Stated Maturity thereof; or

(4) make any Restricted Investment

(all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as “Restricted Payments”),

unless, at the time of and after giving effect to such Restricted Payment:

(a) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

(b) Issuer would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the tests set forth in the first, second and third paragraphs of the covenant described below under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock;” and

(c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Issuer and its Restricted Subsidiaries since the date of the indenture (excluding Restricted Payments permitted by clauses (2), (3), (4), (5), (6), (7), (8) and (9) of the next succeeding paragraph), is less than the sum, without duplication, of:

(1)	95% of Funds From Operations of Issuer for the period (taken as one accounting period) from January 1, 2011 to the end of Issuer’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Funds From Operations for such period is a deficit, less 100% of such deficit); plus

(2)

100% of the aggregate net cash proceeds received by Issuer since the date of the indenture as a contribution to its common equity capital or from the issue or sale of Qualifying Equity Interests of Issuer or from an issuance of Qualifying Equity Interests of Issuer pursuant to the DRP (it being understood that for the purposes of this clause (c)(2), with respect to any issuance pursuant to the DRP, Issuer will be deemed to receive net cash proceeds equal to the amount of the cash dividend they otherwise would have paid in respect of such Equity Interests) or from the issue or sale of convertible or exchangeable Disqualified Stock of Issuer or convertible or exchangeable debt securities of Issuer, in each case that have been converted into or exchanged for Qualifying Equity Interests of Issuer (other than Qualifying Equity Interests and convertible or exchangeable Disqualified Stock or debt securities sold to a Subsidiary of Issuer); plus

(3)	to the extent that any Restricted Investment that was made after the date of the indenture is (a) sold for cash or otherwise cancelled, liquidated or repaid for cash, or (b) made in an entity that subsequently becomes a Restricted Subsidiary of Issuer, the initial amount of such Restricted Investment (or, if less, the amount of cash received upon repayment or sale); plus

(4)	to the extent that any Unrestricted Subsidiary of Issuer designated as such after the date of the indenture is redesignated as a Restricted Subsidiary after the date of the indenture, the lesser of (i) the Fair Market Value of Issuer’s Restricted Investment in such Subsidiary as of the date of such redesignation or (ii) such Fair Market Value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary after the date of the indenture.

Notwithstanding the foregoing, Issuer and any of its Restricted Subsidiaries may declare or pay any dividend or make any distribution or take other action (that would have otherwise been a Restricted Payment) that is necessary to maintain Issuer’s status as a real estate investment trust under the Internal Revenue Code if (i) the aggregate principal amount of all outstanding Indebtedness of Issuer and its Restricted Subsidiaries on a consolidated basis at such time is less than 60% of Adjusted Total Assets and (ii) no Default or Event of Default shall have occurred and be continuing.

The preceding provisions will not prohibit:

(1) the payment of any dividend or the consummation of any irrevocable redemption within 90 days after the date of declaration of the dividend or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or redemption payment would have complied with the provisions of the indenture;

(2) the making of any Restricted Payment in exchange for, or out of or with the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of Issuer) of, Equity Interests of Issuer (other than Disqualified Stock) or from the substantially concurrent contribution of common equity capital to Issuer or from an issuance of Equity Interests (other than Disqualified Stock) of Issuer pursuant to the DRP (it being understood that for the purposes of this clause (2), with respect to any issuance pursuant to the DRP, Issuer will be deemed to receive net cash proceeds equal to the amount of the cash dividend they otherwise would have paid in respect of such Equity Interests); provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will not be considered to be net proceeds of Qualifying Equity Interests for purposes of clause (c)(2) of the preceding paragraph and will not be considered to be net cash proceeds from an Equity Offering for purposes of the “Optional Redemption” provisions of the indenture;

(3) the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Restricted Subsidiary of Issuer to the holders of its Equity Interests on a pro rata basis;

(4) the repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of Issuer or any Guarantor that is contractually subordinated to the notes or to any Note Guarantee with the net cash proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness;

(5) so long as no Default or Event of Default has occurred and is continuing, the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Issuer or any Restricted Subsidiary of Issuer held by any current or former officer, director or employee of Issuer or any of its Restricted Subsidiaries pursuant to any equity subscription agreement, stock option agreement, shareholders’ agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $1.0 million in any twelve-month period;

(6) the repurchase of Equity Interests deemed to occur upon the exercise of stock options to the extent such Equity Interests represent a portion of the exercise price of those stock options;

(7) so long as no Default or Event of Default has occurred and is continuing, the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Stock of Issuer or any preferred stock of any Restricted Subsidiary of Issuer issued on or after the date of the indenture in accordance with the Consolidated Interest Coverage Ratio test described below under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock;”

(8) payments of cash, dividends, distributions, advances or other Restricted Payments by Issuer or any of its Restricted Subsidiaries to allow the payment of cash in lieu of the issuance of fractional shares upon (i) the exercise of options or warrants or (ii) the conversion or exchange of Capital Stock of any such Person;

(9) so long as no Default or Event of Default has occurred and is continuing, the repurchase, redemption or other acquisition or retirement for value of any subordinated Indebtedness pursuant to provisions similar to those described under the captions “Repurchase at the Option of Holders — Change of Control” or “—Asset Sales”; provided that all notes tendered by holders in connection with a Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed or acquired for value; and

(10) so long as no Default or Event of Default has occurred and is continuing, other Restricted Payments in an aggregate amount not to exceed $20.0 million since the date of the indenture.

The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by Issuer or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The Fair Market Value of any assets or securities that are required to be valued by this covenant will be determined by the Board of Directors of Issuer whose resolution with respect thereto will be delivered to the trustee. The Board of Directors’ determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the Fair Market Value exceeds $25.0 million.

Incurrence of Indebtedness and Issuance of Preferred Stock

Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and Issuer will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock if, immediately after giving effect to the incurrence of such additional Indebtedness or issuance of Disqualified Stock or preferred stock and the receipt and application of the proceeds therefrom, the aggregate principal amount of all outstanding Indebtedness and Disqualified Stock of Issuer and its Restricted Subsidiaries and preferred stock of Restricted Subsidiaries on a consolidated basis is greater than 60% of Adjusted Total Assets.

Issuer will not, and will not permit any of its Restricted Subsidiaries to incur any Secured Indebtedness or Subsidiary Indebtedness (including Acquired Debt) if, immediately after giving effect to the Incurrence of such additional Secured Indebtedness or Subsidiary Indebtedness and the receipt and application of the proceeds therefrom, the aggregate principal amount of all outstanding Secured Indebtedness and Subsidiary Indebtedness of Issuer and its Restricted Subsidiaries on a consolidated basis is greater than 40% of Adjusted Total Assets.

Issuer will not, and will not permit any of its Restricted Subsidiaries to incur any Indebtedness (including Acquired Debt), and Issuer will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that issuer may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and Issuer’s Restricted Subsidiaries may incur Indebtedness (including Acquired Debt) or issue preferred stock, if the Consolidated Interest Coverage Ratio for Issuer’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or such preferred stock is issued, as the case may be, would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or the preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.

The first three paragraphs of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(1) the incurrence by Issuer or any Restricted Subsidiary of additional Indebtedness and letters of credit under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1)(with letters of credit being deemed to have a principal amount equal to the maximum potential liability of Issuer and its Restricted Subsidiaries thereunder) not to exceed $135.0 million less the aggregate amount of all Net Proceeds of Asset Sales applied by Issuer or any of its Restricted Subsidiaries since the date of the indenture to repay any term Indebtedness under a Credit Facility or to repay any revolving credit Indebtedness under a Credit Facility and effect a corresponding commitment reduction thereunder pursuant to the covenant described above under the caption “— Repurchase at the Option of Holders — Asset Sales;”

(2) the incurrence by Issuer and its Restricted Subsidiaries of the Existing Indebtedness;

(3) the incurrence by Issuer and the Guarantors of Indebtedness represented by the notes and the related Note Guarantees to be issued on the date of the indenture and the notes and the related Note Guarantees to be issued pursuant to the registration rights agreement;

(4) the incurrence by Issuer or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge any Indebtedness (other than intercompany Indebtedness) that was permitted by the indenture to be incurred under the first paragraph of this covenant or clauses (2), (3), (5) or (12) of this paragraph;

(5) the incurrence by Issuer or any of its Restricted Subsidiaries of intercompany Indebtedness between or among Issuer and any of its Restricted Subsidiaries; provided, however, that:

(a) if Issuer or any Guarantor is the obligor on such Indebtedness and the payee is not Issuer or a Guarantor, such Indebtedness must be unsecured and expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the notes, in the case of Issuer, or the Note Guarantee, in the case of a Guarantor; and

(b)(i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than Issuer or a Restricted Subsidiary of Issuer and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either Issuer or a Restricted Subsidiary of Issuer, will be deemed, in each case, to constitute an incurrence of such Indebtedness by Issuer or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (5);

(6) Permitted Non-Recourse Guarantees;

(7) the issuance by any of Issuer’s Restricted Subsidiaries to Issuer or to any of its Restricted Subsidiaries of shares of preferred stock; provided, however, that:

(a) any subsequent issuance or transfer of Equity Interests that results in any such preferred stock being held by a Person other than Issuer or a Restricted Subsidiary of Issuer; and

(b) any sale or other transfer of any such preferred stock to a Person that is not either Issuer or a Restricted Subsidiary of Issuer,

will be deemed, in each case, to constitute an issuance of such preferred stock by such Restricted Subsidiary that was not permitted by this clause (7);

(8) the incurrence by Issuer or any of its Restricted Subsidiaries of Hedging Obligations in the ordinary course of business;

(9) the guarantee by Issuer or any of the Guarantors of: (i) Indebtedness of Issuer, or (ii) Indebtedness of a Restricted Subsidiary of Issuer that is a Guarantor, in each case, to the extent that the guaranteed Indebtedness was permitted to be incurred by another provision of this covenant; provided that if the Indebtedness being guaranteed is subordinated to or pari passu with the notes, then the Guarantee must be subordinated or pari passu, as applicable, to the same extent as the Indebtedness guaranteed;;

(10) the incurrence by Issuer or any of its Restricted Subsidiaries of Indebtedness in respect of workers’ compensation claims, self-insurance obligations, bankers’ acceptances, performance and surety bonds in the ordinary course of business;

(11) the incurrence by Issuer or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five business days; and

(12) the incurrence by Issuer or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (12), not to exceed $30.0 million.

Issuer will not incur, and will not permit any Guarantor to incur, any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of Issuer or such Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the notes and the applicable Note Guarantee on substantially identical terms; provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness of Issuer solely by virtue of being unsecured or by virtue of being secured on a junior priority basis.

For purposes of determining compliance with this “Incurrence of Indebtedness and Issuance of Preferred Stock” covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (12) above, or is entitled to be incurred pursuant to the first three paragraphs of this covenant, Issuer will be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this covenant. $135.0 million of Indebtedness of the Issuer and its Restricted Subsidiaries under Credit Facilities outstanding on the date on which notes are first issued and authenticated under the indenture will initially be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the definition of Permitted Debt. The accrual of interest or preferred stock dividends, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, and the payment of dividends on preferred stock or Disqualified Stock in the form of additional shares of the same class of preferred stock or Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of preferred stock or Disqualified Stock for purposes of this covenant; provided, in each such case, that the amount thereof is included in Consolidated Interest Expense of Issuer as accrued. For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be utilized, calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that Issuer or any Restricted Subsidiary may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

The amount of any Indebtedness outstanding as of any date will be:

(1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(2) the principal amount of the Indebtedness, in the case of any other Indebtedness; and

(3) in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

(a) the Fair Market Value of such assets at the date of determination; and

(b) the amount of the Indebtedness of the other Person.

Maintenance of Total Unencumbered Assets

Issuer and its Restricted Subsidiaries will maintain Total Unencumbered Assets of not less than 150% of the aggregate outstanding principal amount of the Unsecured Indebtedness of Issuer and its Restricted Subsidiaries on a consolidated basis.

Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1)	pay dividends or make any other distributions on its Capital Stock to Issuer or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to Issuer or any of its Restricted Subsidiaries;

(2)	make loans or advances to Issuer or any of its Restricted Subsidiaries; or

(3)	sell, lease or transfer any of its properties or assets to Issuer or any of its Restricted Subsidiaries.

However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(1)	agreements governing Existing Indebtedness and Credit Facilities as in effect on the date of the indenture and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings which, in the reasonable judgment of Issuer are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the date of the indenture;

(2)	the indenture, the notes and the Note Guarantees;

(3)

agreements governing other Indebtedness permitted to be incurred under the provisions of the covenant described above under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock” and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements;

provided that the restrictions therein are not materially more restrictive, taken as a whole, than those contained in the indenture, the notes and the Note Guarantees;

(4)	applicable law, rule, regulation or order;

(5)	any instrument governing Indebtedness or Capital Stock of a Person acquired by Issuer or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the indenture to be incurred;

(6)	customary non-assignment provisions in contracts and licenses entered into in the ordinary course of business;

(7)	purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on the property purchased or leased of the nature described in clause (3) of the preceding paragraph;

(8)	any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

(9)	Permitted Refinancing Indebtedness; provided that in the reasonable judgment of the Issuer the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(10)	provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements (including agreements entered into in connection with a Restricted Investment) entered into with the approval of Issuer’s Board of Directors, which limitation is applicable only to the assets that are the subject of such agreements;

(11)	restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(12)	in the case of clause (3) of the first paragraph of this “Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries” covenant, arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of Issuer or any of its Restricted Subsidiaries in any manner material to Issuer and its Restricted Subsidiaries taken as a whole;

(13)	the terms of any Indebtedness or any agreement pursuant to which such Indebtedness was issued if: (i) the encumbrance or restriction applies only to amounts that are earmarked for operating and/or capital expenditures and/or debt service, or in the event of a default contained in such Indebtedness or agreement, (ii) the encumbrance or restriction is not materially less favorable, taken as a whole, to the holders of the notes than is customary in comparable financings (as determined by the reasonable judgment of Issuer), and (iii) Issuer, in its reasonable judgment, determines that such an encumbrance or restriction will not materially affect Issuer’s ability to make principal or interest payments on the notes; and

(14)	limitations on loans and advances to affiliates contained in organizational documents of an SPE Borrower or the terms of Indebtedness or any agreement pursuant to which such Indebtedness was incurred that are customary in secured financings of an SPE Borrower.

Nothing contained in this “Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries” covenant shall prevent Issuer or any of its Restricted Subsidiaries from restricting the sale or other disposition of property or assets of Issuer or any of its Restricted Subsidiaries that secure Indebtedness of Issuer or any of its Restricted Subsidiaries.

Merger, Consolidation or Sale of Assets

Issuer will not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not Issuer is the surviving corporation), or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of Issuer and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

(1)

either: (a) Issuer is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than Issuer) or to which such sale, assignment, transfer, conveyance or other disposition has been made is an entity organized or existing under the laws of the United States, any state of the United States or the

District of Columbia; and, if such entity is not a corporation, a co-obligor of the notes is a corporation organized or existing under any such laws;

(2)	the Person formed by or surviving any such consolidation or merger (if other than Issuer) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of Issuer under the notes and the indenture pursuant to a supplemental indenture or other instrument satisfactory in form to the trustee;

(3)	immediately after such transaction, no Default or Event of Default exists; and

(4)	Issuer or the Person formed by or surviving any such consolidation or merger (if other than Issuer), or to which such sale, assignment, transfer, conveyance or other disposition has been made would, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period be permitted to incur at least $1.00 of additional Indebtedness pursuant to the tests set forth in the first, second and third paragraphs of the covenant described above under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock.”

In addition, Issuer will not, directly or indirectly, lease all or substantially all of the properties and assets of it and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to any single Person or related Persons.

This “Merger, Consolidation or Sale of Assets” covenant will not apply to any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among Issuer and its Restricted Subsidiaries (other than a transfer of any Real Estate Assets in existence on the date of the indenture from the Issuer or a Guarantor to a Restricted Subsidiary of the Issuer that is not a Guarantor). Clauses (3) and (4) of the first paragraph of this covenant will not apply to (1) any merger or consolidation of Issuer with or into one of its Restricted Subsidiaries for any purpose or (2) with or into an Affiliate solely for the purpose of reincorporating Issuer in another jurisdiction.

Prior to the consummation of the foregoing transaction the Issuer shall deliver to the trustee an officers’ certificate and an opinion of counsel stating that the proposed transaction and such supplemental indenture will, upon consummation of the proposed transaction, comply with the indenture.

Transactions with Affiliates

Issuer will not, and will not permit any of its Restricted Subsidiaries to, make any payment to or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of Issuer (each, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $1.0 million, unless:

(1)	the Affiliate Transaction is on terms that are no less favorable to Issuer or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by Issuer or such Restricted Subsidiary with an unrelated Person; and

(2)	Issuer delivers to the trustee:

(a)	with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, a resolution of the Board of Directors of Issuer set forth in an officers’ certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of Issuer; and

(b)	with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25.0 million, an opinion as to the fairness to Issuer or such Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

(1)	any employment agreement, employee benefit plan, officer or director indemnification agreement or any similar arrangement entered into by Issuer or any of its Restricted Subsidiaries in the ordinary course of business and payments pursuant thereto;

(2)	transactions between or among Issuer and/or its Restricted Subsidiaries;

(3)	transactions with a Person (other than an Unrestricted Subsidiary of Issuer) that is an Affiliate of Issuer solely because Issuer owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

(4)	payment of reasonable and customary fees and reimbursements of expenses (pursuant to indemnity arrangements or otherwise) of officers, directors, employees or consultants of Issuer or any of its Restricted Subsidiaries;

(5)	any issuance of Equity Interests (other than Disqualified Stock) of Issuer to Affiliates of Issuer;

(6)	Restricted Payments that do not violate the provisions of the indenture described above under the caption “—Restricted Payments;”

(7)	loans or advances to employees in the ordinary course of business not to exceed $1.0 million in the aggregate at any one time outstanding;

(8)	Permitted Non-Recourse Guarantees;

(9)	Guarantees that are incurred under clause (12) of the definition of Permitted Debt and that would also be permitted as either (i) a Restricted Payment that does not violate the provisions of the indenture described under the caption “—Restricted Payments” or (ii) as a Permitted Investment; and

(10)	transactions pursuant to the Advisory Agreement or any other existing agreement or arrangement referred to in this prospectus under “Certain Relationships and Related Party Transactions” and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the arrangements therein are not materially more adverse to the Issuer and its Restricted Subsidiaries, taken as a whole, than those in existence on the date of the indenture.

Business Activities

Issuer will not, and will not permit any of its Restricted Subsidiaries to, engage in any business other than Permitted Businesses, except to such extent as would not be material to Issuer and its Restricted Subsidiaries taken as a whole.

Limitation on Issuances of Guarantees of Indebtedness

Issuer will not permit any of its Restricted Subsidiaries, directly or indirectly, to Guarantee the payment of any other Indebtedness of Issuer unless such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture providing for the Guarantee of the payment of the notes by such Restricted Subsidiary, which Guarantee will be senior to or pari passu with such Restricted Subsidiary’s Guarantee of or pledge to secure such other Indebtedness.

Designation of Restricted and Unrestricted Subsidiaries

The Board of Directors of Issuer may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by Issuer and its Restricted Subsidiaries in the Subsidiary designated as Unrestricted will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the covenant described above under the caption “—Restricted Payments” or under one or more clauses of the definition of Permitted Investments, as determined by Issuer. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors of Issuer may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if that redesignation would not cause a Default.

Any designation of a Subsidiary of Issuer as an Unrestricted Subsidiary will be evidenced to the trustee by filing with the trustee a certified copy of a resolution of the Board of Directors giving effect to such designation and an officers’ certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption “—Restricted Payments.” If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of Issuer as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock,” Issuer will be in default of such covenant. The Board of Directors of Issuer may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of Issuer; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of Issuer of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption “—Incurrence of

Indebtedness and Issuance of Preferred Stock,” calculated on a pro forma basis as if such designation had occurred at the beginning of the applicable reference period; and (2) no Default or Event of Default would be in existence following such designation.

Payments for Consent

Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any holder of notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture or the notes unless such consideration is offered to be paid and is paid to all holders of the notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Reports

Whether or not required by the rules and regulations of the SEC, so long as any notes are outstanding, Issuer will furnish to the holders of notes and the trustee (or file with the SEC for public availability), within the time periods specified in the SEC’s rules and regulations:

(1)	all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if Issuer were required to file such reports, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report thereon by Issuer’s certified independent accountants; and

(2)	all current reports that would be required to be filed with the SEC on Form 8-K if Issuer were required to file such reports.

All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. In addition, Issuer will file a copy of each of the reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the rules and regulations applicable to such reports (unless the SEC will not accept such a filing) and will post the reports on its website within those time periods. Issuer will at all times comply with TIA §314(a).

If, at any time, Issuer is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, Issuer will nevertheless continue filing the reports specified in the preceding paragraphs of this covenant with the SEC within the time periods specified above unless the SEC will not accept such a filing. Issuer will not take any action for the purpose of causing the SEC not to accept any such filings. If, notwithstanding the foregoing, the SEC will not accept Issuer’s filings for any reason, Issuer will post the reports referred to in the preceding paragraphs on its website within the time periods that would apply if Issuer were required to file those reports with the SEC.

If Issuer has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraphs will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management’s Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of Issuer and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of Issuer.

Beginning with the results and information for the fiscal quarter ended March 31, 2011, the Issuer shall, within a reasonably prompt period of time following the disclosure of the annual and quarterly information required above, conduct a conference call with respect to such information and results of operations for the relevant reporting period. No fewer than three business days prior to (i) the disclosure of the annual, quarterly and periodic information required above and (ii) the date of the conference call required to be held in accordance with the preceding sentence, the Issuer shall issue a press release to the appropriate internationally recognized wire services announcing the date that such information will be available and the time and date of such conference call.

In addition, Issuer and the Guarantors agree that, for so long as any notes remain outstanding, if at any time they are not required to file with the SEC the reports required by the preceding paragraphs, they will furnish to the holders of notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Events of Default and Remedies

Each of the following is an “Event of Default”:

(1)	default for 30 days in the payment when due of interest and Special Interest, if any, on the notes;

(2)	default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the notes;

(3)	failure by Issuer or any of its Restricted Subsidiaries to comply with the provisions described under the captions “—Repurchase at the Option of Holders —Change of Control,” “—Repurchase at the Option of Holders —Asset Sales,” or “Certain Covenants —Merger, Consolidation or Sale of Assets;”

(4)	failure by Issuer or any of its Restricted Subsidiaries for 30 days after written notice to Issuer by the trustee or the holders of at least 25% in aggregate principle amount of the notes then outstanding voting as a single class to comply with the provisions described under the captions “Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock,” “Certain Covenants—Restricted Payments,” or “Certain Covenants—Maintenance of Total Unencumbered Assets;”

(5)	failure by Issuer or any of its Restricted Subsidiaries for 60 days after written notice to Issuer by the trustee or the holders of at least 25% in aggregate principal amount of the notes then outstanding voting as a single class to comply with any of the other agreements in the indenture;

(6)	default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Issuer or any of its Restricted Subsidiaries (or the payment of which is guaranteed by Issuer or any of its Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the date of the indenture, if that default:

(a)	is caused by a failure to pay principal of, premium on, if any, or interest, if any, on, such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or

(b)	results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $20.0 million or more; provided, however, that the foregoing shall not apply to any default existing as of the date of the indenture under the Great Wolf Loan;

(7)	failure by Issuer or any of its Restricted Subsidiaries to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $20.0 million, which judgments are not paid, discharged or stayed, for a period of 60 days;

(8)	except as permitted by the indenture, any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Note Guarantee; and

(9)	certain events of bankruptcy or insolvency described in the indenture with respect to Issuer or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of its Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary.

In the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to Issuer, all outstanding notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding notes may declare all the notes to be due and payable immediately.

Subject to certain limitations, holders of a majority in aggregate principal amount of the then outstanding notes may direct the trustee in its exercise of any right, remedy or power. The trustee may withhold from holders of the notes notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal of, premium on, if any, interest and Special Interest, if any.

In case an Event of Default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any holders of notes unless such holders have offered to the trustee satisfactory indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, interest or Special Interest, if any, when due, no holder of a note may pursue any remedy with respect to the indenture or the notes unless:

(1)	such holder has previously given the trustee written notice that an Event of Default is continuing;

(2)	holders of at least 25% in aggregate principal amount of the then outstanding notes make a written request to the trustee to pursue the remedy;

(3)	such holder or holders offer and, if requested, provide to the trustee security or indemnity satisfactory to the trustee against any loss, liability or expense;

(4)	the trustee does not comply with such request within 60 days after receipt of the request and the offer of security or indemnity; and

(5)	during such 60-day period, holders of a majority in aggregate principal amount of the then outstanding notes do not give the trustee a direction inconsistent with such request.

The holders of a majority in aggregate principal amount of the then outstanding notes by written notice to the trustee may, on behalf of the holders of all of the notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the indenture, if the rescission would not conflict with any judgment or decree and all amounts owing to the trustee have been paid, except a continuing Default or Event of Default in the payment of principal of, premium on, if any, interest or Special Interest, if any, on, the notes.

Issuer is required to deliver to the trustee annually a statement regarding compliance with the indenture. Upon becoming aware of any Default or Event of Default, Issuer is required to deliver to the trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator or stockholder of Issuer or any Guarantor, as such, will have any liability for any obligations of Issuer or the Guarantors under the notes, the indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

Issuer may at any time, at the option of its Board of Directors evidenced by a resolution set forth in an officers’ certificate, elect to have all of its obligations discharged with respect to the outstanding notes and all obligations of the Guarantors discharged with respect to their Note Guarantees (“Legal Defeasance”) except for:

(1)	the rights of holders of outstanding notes to receive payments in respect of the principal of, premium on, if any, interest or Special Interest, if any, on, such notes when such payments are due from the trust referred to below;

(2)	Issuer’s obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3)	the rights, powers, trusts, duties, indemnities and immunities of the trustee under the indenture, and Issuer’s and the Guarantors’ obligations in connection therewith; and

(4)	the Legal Defeasance and Covenant Defeasance provisions of the indenture.

In addition, Issuer may, at its option and at any time, elect to have the obligations of Issuer and the Guarantors released with respect to certain covenants (including its obligation to make Change of Control Offers and Asset Sale Offers) that are described in the indenture (“Covenant Defeasance”) and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, all Events of Default described under “—Events of Default and Remedies” (except those relating to payments on the notes or bankruptcy, receivership, rehabilitation or insolvency events) will no longer constitute an Event of Default with respect to the notes.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1)	Issuer must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, premium on, if any, interest and Special Interest, if any, on, the outstanding notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and Issuer must specify whether the notes are being defeased to such stated date for payment or to a particular redemption date;

(2)	in the case of Legal Defeasance, Issuer must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that (a) Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)	in the case of Covenant Defeasance, Issuer must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)	no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other Indebtedness), and the granting of Liens to secure such borrowings);

(5)	such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the indenture and the agreements governing any other Indebtedness being defeased, discharged or replaced) to which Issuer or any of the Guarantors is a party or by which Issuer or any of the Guarantors is bound;

(6)	Issuer must deliver to the trustee an officers’ certificate stating that the deposit was not made by Issuer with the intent of preferring the holders of notes over the other creditors of Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of Issuer or others; and

(7)	Issuer must deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Amendment, Supplement and Waiver

Except as provided in the next two succeeding paragraphs, the indenture or the notes or the Note Guarantees may be amended or supplemented with the consent of the holders of at least a majority in aggregate principal amount of the then outstanding notes (including, without limitation, additional notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the notes), and any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium on, if any, interest or Special Interest, if any, on, the notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of the indenture or the notes or the Note Guarantees may be waived with the consent of the holders of a majority in aggregate principal amount of the then outstanding notes (including, without limitation, additional notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes).

Without the consent of each holder of notes affected, an amendment, supplement or waiver may not (with respect to any notes held by a non-consenting holder):

(1)	reduce the principal amount of notes whose holders must consent to an amendment, supplement or waiver;

(2)	reduce the principal of or change the fixed maturity of any note or alter or waive any of the provisions with respect to the redemption of the notes (except those provisions relating to the covenants described above under the caption “—Repurchase at the Option of Holders”);

(3)	reduce the rate of or change the time for payment of interest, including default interest, on any note;

(4)

waive a Default or Event of Default in the payment of principal of, premium on, if any, interest or Special Interest, if any, on, the notes (except a rescission of acceleration of the notes by the holders of at least a majority in aggregate principal amount of the then outstanding notes and a waiver of the payment default that resulted from such acceleration);

(5)	make any note payable in money other than that stated in the notes;

(6)	make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of holders of notes to receive payments of principal of, premium on, if any, interest or Special Interest, if any, on, the notes;

(7)	waive a redemption payment with respect to any note (other than a payment required by one of the covenants described above under the caption “—Repurchase at the Option of Holders”);

(8)	release any Guarantor from any of its obligations under its Note Guarantee or the indenture, except in accordance with the terms of the indenture; or

(9)	make any change in the preceding amendment and waiver provisions.

Notwithstanding the preceding, without the consent of any holder of notes, Issuer, the Guarantors and the trustee may amend or supplement the indenture, the notes or the Note Guarantees:

(1)	to cure any ambiguity, defect or inconsistency;

(2)	to provide for uncertificated notes in addition to or in place of certificated notes;

(3)	to provide for the assumption of Issuer’s or a Guarantor’s obligations to holders of notes and Note Guarantees in the case of a merger or consolidation or sale of all or substantially all of Issuer’s or such Guarantor’s assets, as applicable;

(4)	to make any change that would provide any additional rights or benefits to the holders of notes or that does not adversely affect the legal rights under the indenture of any holder;

(5)	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

(6)	to conform the text of the indenture, the notes, the Note Guarantees to any provision of this Description of Notes to the extent that such provision in this Description of Notes was intended to be a verbatim recitation of a provision of the indenture, the notes, the Note Guarantees, which intent may be evidenced by an officers’ certificate to that effect;

(7)	to provide for the issuance of additional notes in accordance with the limitations set forth in the indenture as of the date of the indenture; or

(8)	to allow any Guarantor to execute a supplemental indenture and/or a Note Guarantee with respect to the notes.

Satisfaction and Discharge

The indenture will be discharged and will cease to be of further effect as to all notes issued thereunder, when:

(1)	either:

(a)	all notes that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to Issuer, have been delivered to the trustee for cancellation; or

(b)	all notes that have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the notes not delivered to the trustee for cancellation for principal of, premium on, if any, interest and Special Interest, if any, on, the notes to the date of maturity or redemption;

(2)	in respect of clause 1(b), no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and any similar deposit relating to other Indebtedness and, in each case, the granting of Liens to secure such borrowings) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which Issuer or any Guarantor is a party or by which Issuer or any Guarantor is bound (other than with respect to the borrowing of funds to be applied concurrently to make the deposit required to effect such satisfaction and discharge and any similar concurrent deposit relating to other Indebtedness, and in each case the granting of Liens to secure such borrowings);

(3)	Issuer or any Guarantor has paid or caused to be paid all sums payable by it under the indenture; and

(4)	Issuer has delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of the notes at maturity or on the redemption date, as the case may be.

In addition, Issuer must deliver an officers’ certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the Trustee

If the trustee becomes a creditor of Issuer or any Guarantor, the indenture limits the right of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee (if the indenture has been qualified under the Trust Indenture Act) or resign.

The holders of a majority in aggregate principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee. The indenture provides that in case an Event of Default has occurred and is continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. The trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of notes, unless such holder has offered to the trustee satisfactory indemnity or security to it against any loss, liability or expense.

Depository Procedures

The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. Issuer takes no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.

DTC has advised Issuer that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between the Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the initial purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised Issuer that, pursuant to procedures established by it:

(1)	upon deposit of the Global Notes, DTC will credit the accounts of the Participants designated by the initial purchasers with portions of the principal amount of the Global Notes; and

(2)	ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

Investors in the Rule 144A Global Notes who are Participants may hold their interests therein directly through DTC. Investors in the Rule 144A Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants. Investors in the Regulation S Global Notes must initially hold their interests therein through Euroclear or Clearstream, if they are participants in such systems, or indirectly through organizations that are participants. After the expiration of the Restricted Period (but not earlier), investors may also hold interests in the Regulation S Global Notes through Participants in the DTC system other than Euroclear and Clearstream. Euroclear and Clearstream will hold interests in the Regulation S Global Notes on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositories, which are Euroclear Bank S.A./N.V., as operator of Euroclear, and Citibank, N.A., as operator of Clearstream. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems. The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of the Participants, which in turn act on behalf of the Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of interests in the Global Notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or “holders” thereof under the indenture for any purpose.

Payments in respect of the principal of, premium on, if any, interest and Special Interest, if any, on, a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the indenture. Under the terms of the indenture, Issuer and the trustee will treat the Persons in whose names the notes, including the Global Notes, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes. Consequently, neither Issuer, the trustee nor any agent of Issuer or the trustee has or will have any responsibility or liability for:

(1)	any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or

(2)	any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised Issuer that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe that it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or Issuer. Neither Issuer nor the trustee will be liable for any delay by DTC or any of the Participants or the Indirect Participants in identifying the beneficial owners of the notes, and Issuer and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Subject to the transfer restrictions set forth under “Notice to Investors,” transfers between the Participants will be effected in accordance with DTC’s procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

Subject to compliance with the transfer restrictions applicable to the notes described herein, cross-market transfers between the Participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

DTC has advised Issuer that it will take any action permitted to be taken by a holder of notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange the Global Notes for legended notes in certificated form, and to distribute such notes to its Participants.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Rule 144A Global Notes and the Regulation S Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. None of Issuer, the trustee and any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

A Global Note is exchangeable for Certificated Notes if:

(1)	DTC (a) notifies Issuer that it is unwilling or unable to continue as depositary for the Global Notes or (b) has notified the trustee that it is unwilling or unable to continue to be a depositary for the Global Notes or has ceased to be a clearing agency registered under the Exchange Act and, in either case, Issuer fails to appoint a successor depositary within 15 days of such notice;

(2)	Issuer, at its option, notifies the trustee in writing that it elects to cause the issuance of the Certificated Notes; or

(3)	there has occurred and is continuing a Default or Event of Default with respect to the notes and any holder requests such exchange.

In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the trustee by or on behalf of DTC in accordance with the indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

Exchange of Certificated Notes for Global Notes

Certificated Notes may not be exchanged for beneficial interests in any Global Note unless the transferor first delivers to the trustee a written certificate (in the form provided in the indenture) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such notes.

Same Day Settlement and Payment

Issuer will make payments in respect of the notes represented by the Global Notes, including principal, premium, if any, interest and Special Interest, if any, by wire transfer of immediately available funds to the accounts specified by DTC or its nominee. Issuer will make all payments of principal, premium, if any, interest and Special Interest, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such holder’s registered address. The notes represented by the Global Notes are expected to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. Issuer expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised Issuer that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Certain Definitions

Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all defined terms used therein, as well as any other capitalized terms used herein for which no definition is provided.

“Acquired Debt” means, with respect to any specified Person:

(1)	Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and

(2)	Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Adjusted Total Assets” means, for any person, as of any measurement date, the sum of:

(1)	Total Assets for such Person as of the end of the fiscal quarter preceding such date as set forth on the most recent quarterly or annual consolidated balance sheet of the Issuer and its Restricted Subsidiaries, prepared in conformity with GAAP and filed with the SEC or provided to the trustee pursuant to the “Reports” covenant; and

(2)	any increase in Total Assets following the end of such quarter including, without limitation, any increase in Total Assets resulting from the application of the proceeds of any additional Indebtedness.

“Advisory Agreement” means, collectively, the Advisory Agreement dated as of March 22, 2010, between Issuer and CNL Lifestyle Company, LLC, as amended, and the Advisory Agreement to be dated as of April 9, 2011, between Issuer and CNL Lifestyle Advisor Corporation, as such agreement may be amended, modified, supplemented, renewed or replaced so long as the terms thereof are not, in the reasonable judgment of Issuer, materially more onerous to Issuer than the agreement as of the date of the indenture.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Applicable Premium” means, with respect to any note on any redemption date, the greater of:

(1)	1.0% of the principal amount of the note; or

(2)	the excess of:

(a)	the present value at such redemption date of (i) the redemption price of the note at April 15, 2015, (such redemption price being set forth in the table appearing above under the caption “— Optional Redemption”) plus (ii) all required interest payments due on the note through April 15, 2015, (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(b)	the principal amount of the note.

“Asset Sale” means:

(1)	the sale, lease, conveyance or other disposition of any assets or rights by Issuer or any of Issuer’s Restricted Subsidiaries; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of Issuer and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the indenture described above under the caption “—Repurchase at the Option of Holders—Change of Control” and/or the provisions described above under the caption “—Certain Covenants — Merger, Consolidation or Sale of Assets” and not by the provisions of the Asset Sale covenant; and

(2)	the issuance of Equity Interests by any of Issuer’s Restricted Subsidiaries or the sale by Issuer or any of Issuer’s Restricted Subsidiaries of Equity Interests in any of Issuer’s Subsidiaries.

Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

(1)	the lease or sublease of any real estate asset in the ordinary course of business;

(2)	any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $5.0 million;

(3)	a transfer of assets between or among Issuer and its Restricted Subsidiaries (other than a transfer of any Real Estate Assets in existence on the date of the indenture from the Issuer or a Guarantor to a Restricted Subsidiary of the Issuer that is not a Guarantor);

(4)	an issuance of Equity Interests by a Restricted Subsidiary of Issuer to Issuer or to a Restricted Subsidiary of Issuer;

(5)	the sale, lease or other transfer of products, services or accounts receivable in the ordinary course of business and any sale or other disposition of damaged, worn-out or obsolete assets in the ordinary course of business (including the abandonment or other disposition of intellectual property that is, in the reasonable judgment of Issuer, no longer economically practicable to maintain or useful in the conduct of the business of Issuer and its Restricted Subsidiaries taken as whole);

(6)	licenses and sublicenses by Issuer or any of its Restricted Subsidiaries of software or intellectual property in the ordinary course of business;

(7)	any surrender or waiver of contract rights or settlement, release, recovery on or surrender of contract, tort or other claims in the ordinary course of business;

(8)	the sale or other disposition of cash or Cash Equivalents; and

(9)	a Restricted Payment that does not violate the covenant described above under the caption “—Certain Covenants —Restricted Payments” or a Permitted Investment.

“Asset Sale Offer” has the meaning assigned to that term in the indenture governing the notes.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board of Directors” means:

(1)	with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2)	with respect to a partnership, the Board of Directors of the general partner of the partnership;

(3)	with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(4)	with respect to any other Person, the board or committee of such Person serving a similar function.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital Stock” means:

(1)	in the case of a corporation, corporate stock;

(2)	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)	in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4)	any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Equivalents” means:

(1)	United States dollars;

(2)	securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than six months from the date of acquisition;

(3)	time deposit accounts, certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any lender party to the Credit Agreement or with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of “B” or better;

(4)	repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5)	commercial paper having one of the two highest ratings obtainable from Moody’s or S&P and, in each case, maturing within six months after the date of acquisition; and

(6)	money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

“Change of Control” means the occurrence of any of the following:

(1)	the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Issuer and its Subsidiaries taken as a whole to any Person (including any “person” (as that term is used in Section 13(d)(3) of the Exchange Act));

(2)	the adoption of a plan relating to the liquidation or dissolution of Issuer;

(3)	the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any Person (including any “person” (as defined above) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of Issuer, measured by voting power rather than number of shares;

(4)	Issuer consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, Issuer, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of Issuer or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of Issuer outstanding immediately prior to such transaction constitutes or is converted into or exchanged for a majority of the outstanding shares of the Voting Stock of such surviving or transferee Person (immediately after giving effect to such transaction); or

(5)	the first day on which a majority of the members of the Board of Directors of Issuer are not Continuing Directors.

“Change of Control Offer” has the meaning assigned to that term in the indenture governing the notes.

“Change of Control Payment” has the meaning assigned to that term in the indenture governing the notes.

“Change of Control Payment Date” has the meaning assigned to that term in the indenture governing the notes.

“Consolidated EBITDA” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

(1)	provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(2)	the Consolidated Interest Expense of such Person and its Restricted Subsidiaries for such period, to the extent that such Consolidated Interest Expense was deducted in computing such Consolidated Net Income; plus

(3)	any foreign currency translation losses (including losses related to currency remeasurements of Indebtedness) of such Person and its Restricted Subsidiaries for such period, to the extent that such losses were taken into account in computing such Consolidated Net Income; plus

(4)	depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash charges and expenses (excluding any such non-cash charge or expense to the extent that it represents an accrual of or reserve for cash charges or expenses in any future period or amortization of a prepaid cash charge or expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash charges or expenses were deducted in computing such Consolidated Net Income, including any impairment charges or asset write-offs or write-downs related to intangible assets (including goodwill), lease termination, and long-lived assets pursuant to GAAP; plus

(5)	any foreign currency translation gains (including gains related to currency remeasurements of Indebtedness) of such Person and its Restricted Subsidiaries for such period, to the extent that such gains were taken into account in computing such Consolidated Net Income; minus

(7)	non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business,

in each case, on a consolidated basis and determined in accordance with GAAP.

Notwithstanding the preceding, the income taxes of, and the depreciation and amortization and other non-cash items of, a Subsidiary shall be added (or subtracted) to Consolidated Net Income to compute Consolidated EBITDA only to the extent (and in the same proportion) that net income of such Subsidiary was included in calculating Consolidated Net Income.

“Consolidated Interest Coverage Ratio” means with respect to any specified Person for any period, the ratio of the Consolidated EBITDA of such Person for such period to the Consolidated Interest Expense of such Person for such period.

In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Consolidated Interest Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Consolidated Interest Coverage Ratio is made (the “Calculation Date”), then the Consolidated Interest Coverage Ratio will be calculated giving pro forma effect (determined in good faith by the Issuer’s chief financial officer) to such incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period.

In addition, for purposes of calculating the Consolidated Interest Coverage Ratio:

(1)	acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations, or any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, and including all related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date, or that are to be made on the Calculation Date, will be given pro forma effect (determined in good faith by the Issue’s chief financial officer) as if they had occurred on the first day of the four-quarter reference period;

(2)	the Consolidated EBITDA attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;

(3)	the Consolidated Interest Expense attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Consolidated Interest Expense will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;

(4)	any Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period;

(5)	any Person that is not a Restricted Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period; and

(6)	if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Calculation Date in excess of 12 months).

“Consolidated Interest Expense” means, for any period, the aggregate amount of interest expense in respect of Indebtedness of Issuer and its Restricted Subsidiaries during such period, all as determined on a consolidated basis in conformity with GAAP including, without limitation (without duplication):

(1)	amortization of debt issuance costs, debt discount or premium and other financing fees and expenses;

(2)	the interest portion of any deferred payment obligations;

(3)	all commissions, discounts and other fees and expenses owed with respect to letters of credit and bankers’ acceptance financing;

(4)	the net cash costs associated with Hedging Obligations and Indebtedness that is Guaranteed or secured by assets of Issuer or any of its Restricted Subsidiaries; and

(5)	all but the principal component of rentals in respect of Capital Lease Obligations paid, accrued or scheduled to be paid or to be accrued by Issuer and its Restricted Subsidiaries;

excluding, to the extent included in interest expense above, the amount of such interest expense of any Restricted Subsidiary if the net income of such Restricted Subsidiary is excluded in the calculation of Consolidated Net Income pursuant to clause (3) of the definition thereof (but only in the same proportion as the net income of such Restricted Subsidiary is excluded from the calculation of Consolidated Net Income pursuant to clause (3) of the definition thereof), as determined on a consolidated basis (without taking into account Unrestricted Subsidiaries) in conformity with GAAP.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the net income (loss) of such Person and its Restricted Subsidiaries for such period, on a consolidated basis (excluding the net income

(loss) of any Unrestricted Subsidiary of such Person), determined in accordance with GAAP and without any reduction in respect of preferred stock dividends; provided that:

(1)	all extraordinary gains or losses and all gains or losses realized in connection with any Asset Sale or the disposition of securities or the early extinguishment of Indebtedness, together with any related provision for taxes on any such gain, will be excluded;

(2)	the net income or loss of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be excluded, and the amount of dividends or similar distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person from any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included;

(3)	the net income (but not loss) of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that net income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

(4)	the cumulative effect of a change in accounting principles will be excluded; and

(5)	non-cash gains and losses attributable to movement in the mark-to-market valuation of Hedging Obligations pursuant to Financial Accounting Standards Board Statement No. 133.

“continuing” means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of Issuer who:

(1)	was a member of such Board of Directors on the date of the indenture; or

(2)	was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

“Credit Agreement” means that certain Credit Agreement, dated as of March 30, 2010, and as amended by the Modification of Credit Agreement dated January 24, 2011, by and among the Restricted Subsidiaries then or thereafter party thereto as borrowers, the lenders party thereto in their capacities as lenders thereunder and Fifth Third Bank, as Agent, Lead Arranger and Book Running Manager, providing for up to $135.0 million of revolving credit borrowings, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, restated, modified, renewed, refunded, replaced in any manner (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

“Credit Facilities” means, one or more debt facilities (including, without limitation, the Credit Agreement) or commercial paper facilities, in each case, with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced in any manner (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Designated Non-Cash Consideration” means the Fair Market Value of non-cash consideration received by the Issuer or any of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-Cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, executed by the principal financial officer of the Issuer, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-Cash Consideration.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require Issuer to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that Issuer may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption “— Certain Covenants —

Restricted Payments.” The amount of Disqualified Stock deemed to be outstanding at any time for purposes of the indenture will be the maximum amount that Issuer and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

“Domestic Subsidiary” means any Restricted Subsidiary of Issuer that was formed under the laws of the United States or any state of the United States or the District of Columbia or that guarantees or otherwise provides direct credit support for any Indebtedness of Issuer.

“DRP” means Issuer’s Amended and Restated Reinvestment Plan, as it may be further amended, modified, supplemented, renewed or replaced from time to time, so long as the terms thereof are not, in the reasonable judgment of Issuer, materially more adverse to Issuer than the terms as of the date of the indenture.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means a public sale either (1) of Equity Interests of Issuer by Issuer (other than Disqualified Stock and other than to a Subsidiary of Issuer) or (2) of Equity Interests of a direct or indirect parent entity of Issuer (other than to Issuer or a Subsidiary of Issuer) to the extent that the net proceeds therefrom are contributed to the common equity capital of Issuer.

“Existing Indebtedness” means all Indebtedness of Issuer and its Subsidiaries (other than Indebtedness deemed incurred on the date of the indenture pursuant to clause (1) of the definition of Permitted Debt) in existence on the date of the indenture, until such amounts are repaid.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors of Issuer (unless otherwise provided in the indenture).

“Funds from Operations” for any period means Consolidated Net Income for such period, plus depreciation and amortization of real property (including furniture and equipment) and other real estate assets and excluding (to the extent such amount was added or deducted, as applicable, in calculating such Consolidated Net Income):

(1)	gains or losses from (a) the restructuring or refinancing of Indebtedness or (b) sales of properties;

(2)	non-cash asset impairment charges;

(3)	any non-cash compensation expense attributable to grants of stock options, restricted stock or similar rights to officers, directors and employees of the Issuer and any of its Subsidiaries;

(4)	the amortization of financing fees and the write-off of financing costs; and

(5)	any other non-cash charges associated with the sale or settlement of any hedging or derivative instruments.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

“Great Wolf Loan” means that certain loan from Citigroup through NSPL, Inc. to our joint venture with Great Wolf Resorts, Inc.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

“Guarantors” means, (A) initially:

1.	CNL Income Partners, LP
2.	CNL Beaver Creek Marina TRS Corp.
3.	CNL Burnside Marina TRS Corp.
4.	CNL Gatlinburg Partnership, LP
5.	CNL Income Bear Creek, LLC

6.	CNL Income Beaver Creek Marina, LLC
7.	CNL Income Brady Mountain Marina TRS Corp.
8.	CNL Income Brady Mountain Marina, LLC
9.	CNL Income Brighton TRS Corp.
10.	CNL Income Brighton, LLC
11.	CNL Income Burnside Marina, LLC
12.	CNL Income Canyon Springs, LLC
13.	CNL Income Cinco Ranch, LLC
14.	CNL Income Clear Creek, LLC
15.	CNL Income Colony, LP
16.	CNL Income EAGL Las Vegas, LLC
17.	CNL Income EAGL Leasehold Golf, LLC
18.	CNL Income EAGL Meadowlark, LLC
19.	CNL Income EAGL Mideast Golf, LLC
20.	CNL Income EAGL Midwest Golf, LLC
21.	CNL Income EAGL North Golf, LLC
22.	CNL Income EAGL Southwest Golf, LLC
23.	CNL Income EAGL West Golf, LLC
24.	CNL Income Eagle Cove Marina TRS Corp.
25.	CNL Income Eagle Cove Marina, LLC
26.	CNL Income Enchanted Village TRS Corp.
27.	CNL Income Enchanted Village, LLC
28.	CNL Income FEC Bakersfield, LLC
29.	CNL Income FEC Charlotte, LLC
30.	CNL Income FEC Knoxville, LLC
31.	CNL Income FEC North Houston, LLC
32.	CNL Income FEC Richland Hills, LLC
33.	CNL Income FEC South Houston, LLC
34.	CNL Income FEC Tampa, LLC
35.	CNL Income FEC Tempe, LLC
36.	CNL Income FEC Tucson, LLC
37.	CNL Income Fossil Creek, LLC
38.	CNL Income Fox Meadow, LLC
39.	CNL Income Garland, LP
40.	CNL Income Hawaiian Waters TRS Corp.
41.	CNL Income Hawaiian Waters, LLC
42.	CNL Income Holly Creek Marina TRS Corp.
43.	CNL Income Holly Creek Marina, LLC
44.	CNL Income Lake Park, LLC
45.	CNL Income Lakefront Marina, LLC
46.	CNL Income Lakeridge, LLC
47.	CNL Income Loon Mountain TRS Corp.
48.	CNL Income Loon Mountain, LLC
49.	CNL Income Magic Spring TRS Corp.
50.	CNL Income Magic Spring, LLC
51.	CNL Income Mansfield, LLC
52.	CNL Income Mesa Del Sol, LLC
53.	CNL Income Northstar Commercial, LLC
54.	CNL Income Northstar TRS Corp.
55.	CNL Income Northstar, LLC
56.	CNL Income Painted Hills, LLC
57.	CNL Income Palmetto, LLC
58.	CNL Income Pier 121 Marina, LLC
59.	CNL Income Plantation, LLC
60.	CNL Income Royal Meadows, LLC
61.	CNL Income Sandusky Marina, LLC
62.	CNL Income Sierra TRS Corp.

63.	CNL Income Sierra, LLC
64.	CNL Income Signature of Solon, LLC
65.	CNL Income Snoqualmie TRS Corp.
66.	CNL Income Snoqualmie, LLC
67.	CNL Income South Mountain, LLC
68.	CNL Income Traditional Golf I, LLC
69.	CNL Income Valencia, LLC
70.	CNL Income Weston Hills, LLC
71.	CNL Income Weymouth, LLC
72.	CNL Lakefront Marina TRS Corp.
73.	CNL Pier 121 Marina TRS Corp.
74.	CNL Sandusky Marina TRS Corp.
75.	Grapevine Golf Club, L.P., and

(B) any Subsidiary of Issuer that executes a Note Guarantee in accordance with the provisions of the indenture, and their respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of the indenture.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1)	interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

(2)	other agreements or arrangements designed to manage interest rates or interest rate risk; and

(3)	other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

(1)	in respect of borrowed money;

(2)	evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3)	in respect of banker’s acceptances;

(4)	representing Capital Lease Obligations;

(5)	representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed; or

(6)	representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person. Indebtedness shall be calculated without giving effect to the effects of Statement of Financial Accounting Standards No. 133 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under the indenture as a result of accounting for any embedded derivatives created by the terms of such Indebtedness.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If Issuer or any Restricted Subsidiary of Issuer sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of Issuer such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of Issuer, Issuer will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of Issuer’s Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption “— Certain Covenants — Restricted Payments.” The acquisition by Issuer or any Restricted Subsidiary of Issuer of a Person that holds an Investment in a third

Person will be deemed to be an Investment by Issuer or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of the covenant described above under the caption “— Certain Covenants — Restricted Payments.” Except as otherwise provided in the indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Moody’s” means Moody’s Investors Service, Inc.

“Net Proceeds” means the aggregate cash proceeds and Cash Equivalents received by Issuer or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash or Cash Equivalents received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting, and investment banking fees, and sales commissions, and amounts payable under the Advisory Agreement with respect to such Asset Sale or any prior Asset Sales for which compensation was deferred in accordance with the terms of the Advisory Agreement, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness, other than Indebtedness under a Credit Facility deemed to be incurred on the date of the indenture pursuant to clause (1) of the definition of “Permitted Debt” secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment or indemnification obligations in respect of the sale price of such asset or assets established in accordance with GAAP.

“Non-Recourse Debt” means Indebtedness:

(1)	as to which neither Issuer nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable as a guarantor or otherwise (other than in the case of (a) or (b) Permitted Non-Recourse Guarantees); and

(2)	as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of Issuer or any of its Restricted Subsidiaries (other than the Equity Interests of an Unrestricted Subsidiary or pursuant to Permitted Non-Recourse Guarantees).

“Note Guarantee” means the Guarantee by each Guarantor of Issuer’s obligations under the indenture and the notes, executed pursuant to the provisions of the indenture.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Permitted Business” means any business activity in which Issuer and its Restricted Subsidiaries are engaged or propose to be engaged in (as described in this prospectus) on the date of the indenture, any business activity related to properties customarily constituting assets of a lifestyle real estate investment trust (as described in this prospectus), or any business reasonably related, ancillary or complementary thereto, or reasonable expansions or extensions thereof.

“Permitted Investments” means:

(1)	any Investment in Issuer or in a Restricted Subsidiary of the Issuer; provided that such Investment was not an Investment by the Issuer or any Guarantor in any Restricted Subsidiary that is not a Guarantor consisting of any Real Estate Assets in existence on the date of the indenture;

(2)	any Investment in Cash Equivalents;

(3)	any Investment by Issuer or any Restricted Subsidiary of Issuer in a Person, if as a result of such Investment:

(a)	such Person becomes a Restricted Subsidiary of the Issuer; or

(b)	such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Issuer or a Restricted Subsidiary of Issuer;

(4)        any Investment in a person that is a tenant of a Restricted Subsidiary in the ordinary course of business and related to the leasing or operation of a property, whether in the form of a working capital loan, concession on rent, lease incentive, allowance or otherwise;

(5)	Investments in Unrestricted Subsidiaries and joint ventures having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (5) that are at the time outstanding not to exceed 2% of Total Assets;

(6)	any acquisition of assets or Capital Stock solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of Issuer;

(7)	any Investments received in compromise or resolution of (A) obligations of trade creditors or customers that were incurred in the ordinary course of business of Issuer or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (B) litigation, arbitration or other disputes;

(8)	Investments represented by Hedging Obligations;

(9)	loans or advances to employees made in the ordinary course of business of Issuer or any Restricted Subsidiary of Issuer in an aggregate principal amount not to exceed $1.0 million at any one time outstanding;

(10)	repurchases of the notes;

(11)	any guarantee of Indebtedness permitted to be incurred by the covenant entitled “— Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock” other than a guarantee of Indebtedness of an Affiliate of Issuer that is not a Guarantor;

(12)	any Investment existing on, or made pursuant to binding commitments existing on, the date of the indenture and any Investment consisting of an extension, modification or renewal of any Investment existing on, or made pursuant to a binding commitment existing on, the date of the indenture; provided that the amount of any such Investment may be increased (a) as required by the terms of such Investment as in existence on the date of the indenture or (b) as otherwise permitted under the indenture;

(13)	Investments acquired after the date of the indenture as a result of the acquisition by Issuer or any Restricted Subsidiary of Issuer of another Person, including by way of a merger, amalgamation or consolidation with or into Issuer or any of its Restricted Subsidiaries in a transaction that is not prohibited by the covenant described above under the caption “— Merger, Consolidation or Sale of Assets” after the date of the indenture to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;

(14)	Permitted Mortgage Investments;

(15)	Permitted Non-Recourse Guarantees;

(16)	any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption “— Repurchase at the Option of Holders — Asset Sales;” and

(17)	other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (17) that are at the time outstanding not to exceed 2% of Total Assets.

“Permitted Mortgage Investment” means any Investment in secured notes, mortgages, deeds of trust, collateralized mortgage obligations, commercial mortgage-backed securities, other secured debt securities, secured debt derivatives or other secured debt instruments, so long as such investment relates directly or indirectly to real property that constitutes or is used as a ski or mountain resort, golf facility, senior living facility, amusement or theme park, marina or other property customarily constituting an asset of a real estate investment trust specializing in lifestyle and senior housing properties.

“Permitted Non-Recourse Guarantees” means customary indemnities or Guarantees (including by means of separate indemnification agreements or carve-out guarantees) provided in the ordinary course of business and consistent with past practice by the Issuer or a Restricted Subsidiary in financing transactions that are directly or indirectly secured by real property or other real property-related assets (including Equity Interests) of a Restricted Subsidiary, joint venture or Unrestricted Subsidiary and that may be full recourse or non-recourse to the Restricted Subsidiary, joint venture or Unrestricted Subsidiary that is the borrower in such financing, but is non-recourse to Issuer or any Restricted Subsidiary except for such customary indemnities and carve-out guarantees (that may spring into full recourse in certain limited carve-out events).

“Permitted Refinancing Indebtedness” means any Indebtedness of Issuer or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge other Indebtedness of Issuer or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1)	the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith);

(2)	such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity that is (a) equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged or (b) more than 90 days after the final maturity date of the notes;

(3)	if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to the notes on terms at least as favorable to the holders of notes as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; and

(4)	such Indebtedness is incurred either by Issuer or by the Restricted Subsidiary of Issuer that was the obligor on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged and is guaranteed only by Persons who were obligors on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Qualifying Equity Interests” means Equity Interests of Issuer other than (1) Disqualified Stock and (2) Equity Interests sold in an Equity Offering prior to the third anniversary of the indenture that are eligible to be used to support an optional redemption of notes pursuant to the “Optional Redemption” provisions of the indenture.

“Real Estate Assets” of a Person means, as of any date, the real estate assets of such Person and its Restricted Subsidiaries on such date, on a consolidated basis determined in accordance with GAAP.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

“S&P” means Standard & Poor’s Ratings Group.

“Secured Indebtedness” means any Indebtedness or Disqualified Stock secured by a Lien upon the property of the Issuer or any of its Restricted Subsidiaries.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of the indenture.

“Special Interest” has the meaning assigned to that term pursuant to the registration rights agreement.

“SPE Borrower” means a Restricted Subsidiary borrower that is organized solely for the purpose of owning, managing, leasing, financing and operating real property and related assets, that is restricted from engaging in any business unrelated to the purpose for which it is organized, and that is subject to certain other separateness restrictions and limitations ordinarily provided in the SPE Borrower’s organizational documents towards the end of protecting the SPE Borrower from financial risks of related entities.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the date of the indenture, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any specified Person the accounts of which would be consolidated with those of such Person in its consolidated financial statements in accordance with GAAP, if such statements were prepared as of such date:

(1)

any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)	any partnership or limited liability company of which (a) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (b) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Subsidiary Indebtedness” means, without duplication, all Unsecured Indebtedness (including Guarantees (other than Permitted Non-Recourse Guarantees and Guarantees by Restricted Subsidiaries of Secured Indebtedness) of which a Restricted Subsidiary other than a Guarantor is the obligor). A release of a Guarantee of a Subsidiary Guarantor which remains a Restricted Subsidiary shall be deemed an incurrence of Subsidiary Indebtedness in an amount equal to the Company’s proportionate interest in the Unsecured Indebtedness of such Guarantor.

“Total Assets” means the sum (without duplication) of:

(1)	Undepreciated Real Estate Assets; and

(2)	all other assets (excluding intangibles and accounts receivable) of the Issuer and its Restricted Subsidiaries on a consolidated basis determined in conformity with GAAP.

“Total Unencumbered Assets” means the sum of: (1) those Undepreciated Real Estate Assets not securing any portion of Secured Indebtedness; and (2) all other assets (but excluding intangibles and accounts receivable) of the Issuer and its Restricted Subsidiaries not securing any portion of Secured Indebtedness on a consolidated basis in accordance with GAAP.

“Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to April 15, 2015; provided, however, that if the period from the redemption date to April 15, 2015, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Undepreciated Real Estate Assets” means, as of any date, the cost (being the original cost to the Issuer or any of its Restricted Subsidiaries plus capital improvements) of real estate assets of the Issuer and its Restricted Subsidiaries on such date, before depreciation and amortization of such real estate assets, determined on a consolidated basis in conformity with GAAP.

“Unrestricted Subsidiary” means any Subsidiary of Issuer that is designated by the Board of Directors of Issuer as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors, but only to the extent that such Subsidiary:

(1)	has no Indebtedness other than Non-Recourse Debt;

(2)	except as permitted by the covenant described above under the caption “— Certain Covenants — Transactions with Affiliates,” is not party to any agreement, contract, arrangement or understanding with Issuer or any Restricted Subsidiary of Issuer unless the terms of any such agreement, contract, arrangement or understanding are, in the reasonable judgment of Issuer no less favorable to Issuer or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of Issuer;

(3)        is a Person with respect to which neither Issuer nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(4)	has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of Issuer or any of its Restricted Subsidiaries.

“Unsecured Indebtedness” means any Indebtedness or Disqualified Stock of the Issuer or any Indebtedness or preferred stock of any of the Issuer’s Restricted Subsidiaries that is not Secured Indebtedness.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1)	the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2)	the then outstanding principal amount of such Indebtedness.

PLAN OF DISTRIBUTION

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. Broker-dealers may use this prospectus, as it may be amended or supplemented from time to time, in connection with the resale of exchange notes received in exchange for private notes where the broker-dealer acquired the private notes as a result of market-making activities or other trading activities. We have agreed that for a period of up to one year after the consummation of the exchange offer, we will make this prospectus, as amended or supplemented, available to any broker-dealer that requests it for use in connection with any such resale.

We will not receive any proceeds from any sale of exchange notes by broker-dealers or any other persons. Broker-dealers may sell exchange notes received by broker-dealers for their own account pursuant to the exchange offer from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to the prevailing market prices or negotiated prices. Broker-dealers may resell exchange notes directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any broker-dealer and/or the purchasers of the exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of the exchange notes may be deemed to be “underwriters” within the meaning of the Securities Act and any profit on any resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. By acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

We have agreed to pay all expenses incident to our performance of, or compliance with, the registration rights agreement and will indemnify the holders of the notes (including any broker-dealers) against liabilities under the Securities Act.

By its acceptance of the exchange offer, any broker-dealer that receives exchange notes pursuant to the exchange offer agrees to notify us before using the prospectus in connection with the sale or transfer of exchange notes. The broker-dealer further acknowledges and agrees that, upon receipt of notice from us of the happening of any event which makes any statement in the prospectus untrue in any material respect or which requires the making of any changes in the prospectus to make the statements in the prospectus not misleading or which may impose upon us disclosure obligations that may have a material adverse effect on us, which notice we agree to deliver promptly to the broker-dealer, the broker-dealer will suspend use of the prospectus until we have notified the broker-dealer that delivery of the prospectus may resume and have furnished copies of any amendment or supplement to the prospectus to the broker-dealer.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following summary of the taxation of the Company, material federal tax considerations of holders of our notes and the material federal tax consequences relevant to the exchange of private notes for exchange notes pursuant to the exchange offer, is for general information only and is not tax advice. This summary does not address all aspects of taxation that may be relevant to certain types of holders of the notes (including, but not limited to, insurance companies, tax-exempt entities, financial institutions or broker-dealers, persons holding our securities as part of a hedging, integrated conversion, or constructive sale transaction or a straddle, traders in securities that use a mark-to-market method of accounting for their securities, investors in pass-through entities and, except as discussed below under “— U.S. Federal Income and Estate Taxation of Holders of Our Notes — Non-U.S. Holders of the Notes,” foreign corporations and persons who are not citizens or residents of the United States).

This summary does not discuss all of the aspects of U.S. federal income taxation that may be relevant to you in light of your particular investment or other circumstances. In addition, this summary does not discuss any state or local income taxation or foreign income taxation or other tax consequences. This summary is based on current U.S. federal income tax law. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of purchasing, owning and disposing of our securities as set forth in this summary. You should consult your own tax advisor regarding the particular U.S. federal, state, local, foreign and other tax consequences of owning, acquiring and selling our notes.

Taxation of CNL Lifestyle Properties

General

We elected to be taxed as a real estate investment trust, or a REIT, commencing with our taxable year ended December 31, 2004. We believe that, commencing with such taxable year, we have been organized and have operated in a manner so as to qualify as a REIT for U.S. federal income tax purposes. We intend to continue to operate in such a manner as to qualify as a REIT, but there is no guarantee that we will qualify or remain qualified as a REIT for subsequent years. In connection with this offering of the notes, Arnold & Porter LLP, our special REIT tax counsel, delivered an opinion to us that, commencing with our taxable year ended on December 31, 2004, we have been organized and have operated in conformity with the requirements for qualification as a REIT under the Code.

It must be emphasized that the opinion of Arnold & Porter LLP is based on various assumptions relating to our organization and operation, and is conditioned upon representations and covenants made by us regarding our organization, assets and the past, present and future conduct of our business operations. While we intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by Arnold & Porter LLP or by us that we will so qualify for any particular year. Arnold & Porter LLP has no obligation to advise us or holders of our securities of any subsequent change in the matters stated, represented or assumed in the opinion, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS or any court, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions.

Qualification and taxation as a REIT depends on our ability to meet on a continuing basis, through actual operating results, distribution levels, diversity of share ownership and various qualification requirements imposed upon REITs by the Code, the compliance with which will not be reviewed by Arnold & Porter LLP. Our ability to qualify as a REIT also requires that we satisfy certain asset tests (discussed below), some of which depend upon the fair market values of assets directly or indirectly owned by us. Such values may not be susceptible to a precise determination. While we intend to continue to operate in a manner that will allow us to qualify as a REIT, no assurance can be given that the actual results of our operations for any taxable year will satisfy such requirements for qualification and taxation as a REIT.

In order for distributions to be deductible for U.S. federal income tax purposes and count towards our distribution requirement, they must not be “preferential dividends.” A distribution will not be treated as preferential if it is pro rata among all outstanding shares of stock within a particular class.

In any year in which we qualify as a REIT, in general, we will not be subject to federal income tax on that portion of our REIT taxable income or capital gain that is distributed to stockholders. We will, however, be subject to tax at normal corporate rates on any taxable income or capital gain not distributed. If we elect to retain and pay income tax on our net long-term capital gain, stockholders are required to include their proportionate share of our undistributed long-term capital gain in income, but they will receive a refundable credit for their share of any taxes paid by us on such gain.

Despite the REIT election, we may be subject to federal income and excise tax as follows:

•

To the extent that we do not distribute all of our net capital gain or distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to tax on the undistributed amount at regular corporate tax rates;

•	We may be subject to the “alternative minimum tax,” or AMT, on certain tax preference items to the extent that the AMT exceeds our regular tax;

•

If we have net income from the sale or other disposition of “foreclosure property” that is held primarily for sale to customers in the ordinary course of business or other non-qualifying income from foreclosure property, such income will be taxed at the highest corporate rate;

•

Any net income from prohibited transactions (which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than dispositions of foreclosure property and dispositions of property due to an involuntary conversion) will be subject to a 100% tax;

•

If we fail to satisfy either the 75% or 95% gross income tests (as discussed below), but nonetheless maintain our qualification as a REIT because certain other requirements are met, we will be subject to a 100% tax on an amount equal to (1) the gross income attributable to the greater of (i) 75% of our gross income over the amount of qualifying gross income for purposes of the 75% gross income test (discussed below) or (ii) 95% of our gross income (90% of our gross income for taxable years beginning on or before October 22, 2004) over the amount of qualifying gross income for purposes of the 95% gross income test (discussed below) multiplied by (2) a fraction intended to reflect our profitability;

•

If we fail to distribute during each year at least the sum of (1) 85% of our REIT ordinary income for the year, (2) 95% of our REIT capital gain net income for such year (other than capital gain that we elect to retain and pay tax on) and (3) any undistributed taxable income from preceding periods, we will be subject to a 4% excise tax on the excess of such required distribution over amounts actually distributed; and

•

We will be subject to a 100% tax on the amount of any rents from real property from our tenants or deductions or excess interest paid to us by any of our “taxable REIT subsidiaries” that would be reduced through reallocation under certain federal income tax principles in order to more clearly reflect income of the taxable REIT subsidiary. See “— Qualification as a REIT — Investments in Taxable REIT Subsidiaries.”

If we acquire any assets from a corporation, which is or has been a “C” corporation, in a carryover basis transaction, we could be liable for specified liabilities that are inherited from the “C” corporation. A “C” corporation is generally defined as a corporation that is required to pay full corporate level federal income tax. If we recognize gain on the disposition of the assets during the ten-year period beginning on the date on which the assets were acquired by us, then, to the extent of the assets’ “built-in gain” (i.e., the excess of the fair market value of the asset over the adjusted tax basis in the asset, in each case determined as of the beginning of the ten-year period), we will be subject to tax on the gain at the highest regular corporate rate applicable. The results described in this paragraph with respect to the recognition of built-in gain assume that the built-in gain assets, at the time the built-in gain assets were subject to a conversion transaction (either where a “C” corporation elected REIT status or a REIT acquired the assets from a “C” corporation), were not treated as sold to an unrelated party and gain recognized.

Qualification as a REIT

A REIT is defined as a corporation, trust or association:

(1) which is managed by one or more trustees or directors;

(2) the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

(3) which would be taxable as a domestic corporation but for the federal income tax law relating to REITs;

(4) which is neither a financial institution nor an insurance company;

(5) the beneficial ownership of which is held by 100 or more persons in each taxable year of the REIT except for its first taxable year;

(6) not more than 50% in value of the outstanding stock of which is owned during the last half of each taxable year, excluding its first taxable year, directly or indirectly, by or for five or fewer individuals (which includes certain entities) (the “Five or Fewer Requirement”); and

(7) which meets certain income and asset tests described below.

Conditions (1) to (4), inclusive, must be met during the entire taxable year and condition (5) must be met during at least 335 days of a taxable year of 12 months or during a proportionate part of a taxable year of less than 12 months. For purposes of conditions (5) and (6), pension funds and certain other tax-exempt entities are treated as individuals, subject to a “look-through” exception in the case of condition (6).

Based on publicly available information, we believe we have satisfied the share ownership requirements set forth in (5) and (6) above. In addition, Article 7, Section 7.6 of our Articles of Incorporation provides for restrictions regarding ownership and transfer of shares. These restrictions are intended to assist us in continuing to satisfy the share ownership requirements described in (5) and (6) above. These restrictions, however, may not ensure that we will, in all cases, be able to satisfy the share ownership requirements described in (5) and (6) above.

We have complied with, and will continue to comply with, regulatory rules to send annual letters to certain of our stockholders requesting information regarding the actual ownership of our stock. If, despite sending the annual letters, we do not know, or after exercising reasonable diligence would not have known, whether we failed to meet the Five or Fewer Requirement, we will be treated as having met the Five or Fewer Requirement. If we fail to comply with these regulatory rules, we will be subject to a monetary penalty. If our failure to comply was due to intentional disregard of the requirement, the penalty would be increased. However, if our failure to comply were due to reasonable cause and not willful neglect, no penalty would be imposed.

Ownership of Qualified REIT Subsidiaries. We may own a number of properties through wholly owned subsidiaries. A corporation will qualify as a “qualified REIT subsidiary” if 100% of its stock is owned by a REIT, and the REIT does not elect to treat the subsidiary as a taxable REIT subsidiary. A “qualified REIT subsidiary” will not be treated as a separate corporation, and all assets, liabilities and items of income, deductions and credits of a “qualified REIT subsidiary” will be treated as assets, liabilities and items (as the case may be) of the REIT. A “qualified REIT subsidiary” is not subject to federal income tax, although they may be subject to state and local taxation in certain jurisdictions, and our ownership of the voting stock of a qualified REIT subsidiary will not violate the restrictions against ownership of securities of any one issuer which constitute more than 10% of the value or total voting power of such issuer or more than 5% of the value of our total assets, as described below under “— Asset Tests.”

Ownership of Partnership Interests. If we invest in a partnership, a limited liability company or a trust taxed as a partnership or as a disregarded entity, we will be deemed to own a proportionate share of the partnership’s, limited liability company’s or trust’s assets. Likewise, we will be treated as receiving our share of the income and loss of the partnership, limited liability company or trust, and the gross income will retain the same character in our hands as it has in the hands of the partnership, limited liability company or trust. These “look-through” rules apply for purposes of the income tests and assets tests described below. Thus, our proportionate share of the assets and items of gross income of our operating partnership, including its share of such items of any subsidiaries that are partnerships or limited liability companies that have not elected to be treated as corporations for U.S. federal income tax purposes, are treated as assets and items of gross income of the Company for purposes of applying the requirements described herein.

We may from time to time be a limited partner or non-managing member in some of our partnerships and limited liability companies. If a partnership or limited liability company in which we own an interest takes or expects to take actions that could jeopardize our status as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a gross income or asset test, and that we would not become aware of such action in time to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless we were entitled to relief, as described below.

Investments in Taxable REIT Subsidiaries. For taxable years beginning after December 31, 2000, REITs may own more than 10% of the voting power and value of securities in taxable REIT subsidiaries. We and any taxable corporate entity in which we own an interest are allowed to jointly elect to treat such entity as a “taxable REIT subsidiary.”

Certain of our subsidiaries have elected to be treated as a taxable REIT subsidiary. Taxable REIT subsidiaries are subject to full corporate level federal taxation on their earnings but are permitted to engage in certain types of activities that cannot be performed directly by REITs without jeopardizing their REIT status. Our taxable REIT subsidiaries will attempt to minimize the amount of these taxes, but there can be no assurance whether or the extent to which measures taken to minimize taxes will be successful. To the extent our taxable REIT subsidiaries are required to pay federal, state or local taxes, the cash available for distribution as dividends to us from our taxable REIT subsidiaries will be reduced.

The amount of interest on related-party debt that a taxable REIT subsidiary may deduct is limited. Further, a 100% tax applies to any interest payments by a taxable REIT subsidiary to its affiliated REIT to the extent the interest rate is not commercially reasonable. A taxable REIT subsidiary is permitted to deduct interest payments to unrelated parties without any of these restrictions.

The Internal Revenue Service may reallocate costs between a REIT and its taxable REIT subsidiary where there is a lack of arm’s-length dealing between the parties. Any deductible expenses allocated away from a taxable REIT subsidiary would increase its tax liability. Further, any amount by which a REIT understates its deductions and overstates those of its taxable REIT subsidiary will, subject to certain exceptions, be subject to a 100% tax. Additional taxable REIT subsidiary elections may be made in the future for additional entities in which we own an interest.

Income Tests. There are two separate percentage tests relating to our sources of gross income that we must satisfy for each taxable year.

•

At least 75% of our gross income (excluding gross income from certain sales of property held primarily for sale) must be directly or indirectly derived each taxable year from “rents from real property,” other income from investments relating to real property or mortgages on real property or certain income from qualified temporary investments.

•

At least 95% of our gross income (excluding gross income from certain sales of property held primarily for sale) must be directly or indirectly derived each taxable year from any of the sources qualifying for the 75% gross income test and from dividends (including dividends from taxable REIT subsidiaries) and interest.

For taxable years beginning on or before October 22, 2004, (1) payments to us under an interest rate swap or cap agreement, option, futures contract, forward rate agreement or any similar financial instrument entered into by us to reduce interest rate risk on indebtedness incurred or to be incurred and (2) gain from the sale or other disposition of any such investment are treated as income qualifying under the 95% gross income test and nonqualifying under the 75% gross income test. As to transactions entered into in taxable years beginning after October 22, 2004 but on or before July 30, 2008, any of our income from a “clearly identified” hedging transaction that is entered into by us in the normal course of business, directly or indirectly, to manage the risk of interest rate movements, price changes or currency fluctuations with respect to borrowings or obligations incurred or to be incurred by us, or such other risks that are prescribed by the Internal Revenue Service, is excluded from the 95% gross income test and is treated as nonqualifying under the 75% gross income test.

For transactions entered into after July 30, 2008, any of our income from a “clearly identified” hedging transaction that is entered into by us in the normal course of business, directly or indirectly, to manage the risk of interest rate movements, price changes or currency fluctuations with respect to borrowings or obligations incurred or to be incurred by us is excluded from the 95% and 75% gross income tests.

For transactions entered into after July 30, 2008, any of our income from a “clearly identified” hedging transaction entered into by us primarily to manage risk of currency fluctuations with respect to any item of income or gain that is included in gross income in the 95% and 75% gross income tests is excluded from the 95% and 75% gross income tests. In general, a hedging transaction is “clearly identified” if (1) the transaction is identified as a hedging transaction before the end of the day on which it is entered into and (2) the items or risks being hedged are identified “substantially contemporaneously” with the hedging transaction. An identification is not substantially contemporaneous if it is made more than 35 days after entering into the hedging transaction.

As to gains and items of income recognized after July 30, 2008, “passive foreign exchange gain” for any taxable year will not constitute gross income for purposes of the 95% gross income test and “real estate foreign exchange gain” for any taxable year will not constitute gross income for purposes of the 75% gross income test. Real estate foreign exchange gain is foreign currency gain (as defined in Internal Revenue Code section 988(b)(1)) which is attributable to: (i) any qualifying item of income or gain for purposes of the 75% gross income test; (ii) the acquisition or ownership of obligations secured by mortgages on real property or interests in real property; or (iii) becoming or being the obligor under obligations secured by mortgages on real property or on interests in real property. Real estate foreign exchange gain also includes Internal Revenue Code section 987 gain attributable to a qualified business unit (a “QBU”) of a REIT if the QBU itself meets the 75% income test for the taxable year and the 75% asset test at the close of each quarter that the REIT has directly or indirectly held the QBU. Real estate foreign exchange gain also includes any other foreign currency gain as determined by the Secretary of the Treasury. Passive foreign exchange gain includes all real estate foreign exchange gain and foreign currency gain which is attributable to: (i) any qualifying item of income or gain for purposes of the 95% gross income test; (ii) the acquisition or ownership of obligations; (iii) becoming or being the obligor under obligations; and (iv) any other foreign currency gain as determined by the Secretary of the Treasury.

Generally, other than income from “clearly identified” hedging transactions entered into by us in the normal course of business, any foreign currency gain derived by us from dealing, or engaging in substantial and regular trading, in securities will constitute gross income which does not qualify under the 95% or 75% gross income tests.

Rents received by us will qualify as “rents from real property” for purposes of satisfying the gross income tests for a REIT only if several conditions are met:

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The amount of rent must not be based in whole or in part on the income or profits of any person, although rents generally will not be excluded merely because they are based on a fixed percentage or percentages of receipts or sales.

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Rents received from a tenant will not qualify as rents from real property if the REIT, or an owner of 10% or more of the REIT, also directly or constructively owns 10% or more of the tenant, unless the tenant is our taxable REIT subsidiary and certain other requirements are met with respect to the real property being rented.

•

If rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as “rents from real property.”

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For rents to qualify as rents from real property, we generally must not furnish or render services to tenants, other than through a taxable REIT subsidiary or an “independent contractor” from whom we derive no income, except that we may directly provide services that are “usually or customarily rendered” in the geographic area in which the property is located in connection with the rental of real property for occupancy only, or are not otherwise considered “rendered to the occupant for his convenience.”

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The REIT may lease “qualified lodging facilities” and, for taxable years beginning after July 30, 2008, “qualified health care properties” on an arm’s-length basis to a taxable REIT subsidiary if the property is operated on behalf of such subsidiary by a person who qualifies as an “eligible independent contractor,” which generally is an “independent contractor” and who is, or is related to a person who is, actively engaged in the trade or business of operating qualified lodging facilities or qualified health care facilities, as applicable, for any person unrelated to us or our taxable REIT subsidiary. Generally, the rent that the REIT receives from the taxable REIT subsidiary will be treated as “rents from real property” notwithstanding the limit on 10% owned tenants described above. A “qualified lodging facility” is a hotel, motel or other establishment more than one-half of the dwelling units in which are used on a transient basis, unless wagering activities are conducted at or in connection with such facility by any person who is engaged in the business of accepting wagers and who is legally authorized to engage in such business at or in connection with such facility. A “qualified health care property” includes a real property and any personal property that is, or is necessary or incidental to the use of, a hospital, nursing facility, assisted living facility, congregate care facility, qualified continuing care facility, or other licensed facility which extends medical or nursing or ancillary services to patients and which is operated by a provider of such services which is eligible for participation in the Medicare program with respect to such facility.

A REIT is permitted to render a de minimis amount of impermissible services to tenants and still treat amounts received with respect to that property as rent from real property. The amount received or accrued by the REIT during the taxable year for the impermissible services with respect to a property may not exceed 1% of all amounts received or accrued by the REIT directly or indirectly from the property. The amount received for any service or management operation for this purpose shall be deemed to be not less than 150% of the direct cost of the REIT in furnishing or rendering the service or providing the management or operation. Furthermore, impermissible services may be furnished to tenants by a taxable REIT subsidiary subject to certain conditions, and we may still treat rents received with respect to the property as rent from real property.

The term “interest” generally does not include any amount if the determination of the amount depends in whole or in part on the income or profits of any person, although an amount generally will not be excluded from the term “interest” solely by reason of being based on a fixed percentage of receipts or sales. If a mortgage loan is collateralized by both real property and other property, all the interest on it will nevertheless qualify under the 75% gross income test if the amount of the loan did not exceed the fair market value of the real property at the time of the loan commitment. License income and other income from the right to use property which is not properly characterized as a lease for federal income tax purposes will not qualify under either the 75% or 95% gross income tests. Rents from leases of our marina properties may not qualify under the 75% or 95% gross income tests to the extent of the portion of the rental income properly allocable to the value of the water rights associated with the marina.

Income from sales of property by a REIT which are held for sale to customers may be subject to a 100% prohibited transactions tax and do not constitute gross income for purposes of the 75% and 95% gross income tests. Properties we acquire for the purpose of developing and selling to third parties, such as certain interests in vacation ownership properties, are generally held by us through a taxable REIT subsidiary and subject to corporate level taxes. Net after-tax income of a taxable REIT subsidiary may be distributed to us and will be qualifying income for purposes of the 95% but not the 75% gross income test.

If a REIT acquires real property and personal property incident to such real property through a foreclosure or similar process following a default on a lease of such property or a default on indebtedness owed to the REIT that is secured by the property, and if the REIT makes a timely election to treat such property as “foreclosure property” under applicable provisions of the Internal Revenue Code, net income (including any foreign currency gain) the REIT realizes from such property generally will be subject to tax at the maximum U.S. federal corporate income tax rate, regardless of whether the REIT distributes such income to its shareholders currently. However, such income will nonetheless qualify for purposes of the 75% and 95% gross income tests even if it would not otherwise be qualifying income for such purposes in the absence of the foreclosure property election.

If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for such year if we are eligible for relief. For taxable years beginning on or before October 22, 2004, these relief provisions generally will be available if: (1) our failure to meet such tests was due to reasonable cause and not due to willful neglect; (2) we attach a schedule of the sources of our income to our return; and (3) any incorrect information on the schedule was not due to fraud with intent to evade tax. For taxable years beginning after October 22, 2004, these relief provisions generally will be available if (1) following our identification of the failure, we file a schedule for such taxable year describing each item of our gross income, and (2) the failure to meet such tests was due to reasonable cause and not due to willful neglect.

It is not now possible to determine the circumstances under which we may be entitled to the benefit of these relief provisions. If these relief provisions apply, a 100% tax is imposed on an amount equal to (a) the gross income attributable to (1) 75% of our gross income over the amount of qualifying gross income for purposes of the 75% income test and (2) 95% of our gross income (90% of our gross income for taxable years beginning on or before October 22, 2004) over the amount of qualifying gross income for purposes of the 95% income test, multiplied by (b) a fraction intended to reflect our profitability.

The Secretary of the Treasury is given broad authority to determine whether particular items of income or gain qualify or not under the 75% and 95% gross income tests, or are to be excluded from the measure of gross income for such purposes.

Asset Tests. Within 30 days after the close of each quarter of our taxable year, we must also satisfy several tests relating to the nature and diversification of our assets determined in accordance with generally accepted accounting principles. At least 75% of the value of our total assets must be represented by real estate assets, cash, cash items (including receivables arising in the ordinary course of our operation), government securities and qualified temporary investments. The term “real estate assets” includes real property, interests in real property, leaseholds of land or improvements thereon, and mortgages on the foregoing and any property attributable to the temporary investment of new capital (but only if such property is stock or a debt instrument and only for the one-year period beginning on the date the REIT receives such capital). When a mortgage is secured by both real property and other property, it is considered to constitute a mortgage on real property to the extent of the fair market value of the real property when the REIT is committed to make the loan or, in the case of a construction loan, the reasonably estimated cost of construction.

Although 25% of our assets generally may be invested without regard to the above restrictions, we are prohibited from owning securities representing more than 10% of either the vote, or the 10% vote test or value, or the 10% value test of the outstanding securities of any issuer other than a qualified REIT subsidiary, another REIT or a taxable REIT subsidiary. Further, no more than 25% of the total assets may be represented by securities of one or more taxable REIT subsidiaries, or the 25% asset test and no more than 5% of the value of our total assets may be represented by securities of any non-governmental issuer other than a qualified REIT subsidiary, or the 5% asset test, another REIT or a taxable REIT subsidiary. Each of the 10% vote test, the 10% value test and the 25% and 5% asset tests must be satisfied at the end of each quarter. There are special rules which provide relief if the value related tests are not satisfied due to changes in the value of the assets of a REIT.

Certain items are excluded from the 10% value test, including: (1) straight debt securities of an issuer (including straight debt that provides certain contingent payments); (2) any loan to an individual or an estate; (3) any rental agreement described in Section 467 of the Internal Revenue Code, other than with a “related party tenant”; (4) any obligation to pay rents from real property; (5) certain securities issued by a state or any subdivision thereof, the District of Columbia, a foreign government, or any political subdivision thereof, or the Commonwealth of Puerto Rico; (6) any security issued by a REIT; and (7) any other arrangement that, as determined by the Secretary of the Treasury, is excepted from the definition of security, or excluded securities. Special rules apply to straight debt securities issued by corporations and entities taxable as partnerships for federal income tax purposes. If a REIT, or its taxable REIT subsidiary, holds (1) straight debt securities of a corporate or partnership issuer and (2) securities of such issuer that are not excluded securities and have an aggregate value greater than 1% of such issuer’s outstanding securities, the straight debt securities will be included in the 10% value test.

A REIT’s interest as a partner in a partnership is not treated as a security for purposes of applying the 10% value test to securities issued by the partnership. Further, any debt instrument issued by a partnership will not be a security for purposes of applying the 10% value test (1) to the extent of the REIT’s interest as a partner in the partnership and (2) if at least 75% of the partnership’s gross income (excluding gross income from prohibited transactions) would qualify for the 75% gross income test. For taxable years beginning after October 22, 2004, for purposes of the 10% value test, a REIT’s interest in a partnership’s assets is determined by the REIT’s proportionate interest in any securities issued by the partnership (other than the excluded securities described in the preceding paragraph).

For taxable years beginning after July 30, 2008, if the REIT or its QBU uses a foreign currency as its functional currency, the term “cash” includes such foreign currency, but only to the extent such foreign currency is (i) held for use in the normal course of the activities of the REIT or QBU which give rise to items of income or gain that are included in the 95% and 75% gross income tests or are directly related to acquiring or holding assets qualifying under the 75% asset test, and (ii) not held in connection with dealing or engaging in substantial and regular trading in securities.

With respect to corrections of failures for which the requirements for corrections are satisfied after October 22, 2004, regardless of whether such failures occurred in taxable years beginning on, before or after such date, as to violations of the 10% vote test, the 10% value test or the 5% asset test, a REIT may avoid disqualification as a REIT by disposing of sufficient assets to cure a violation that does not exceed the lesser of 1% of the REIT’s assets at the end of the relevant quarter or $10.0 million, provided that the disposition occurs within six months following the last day of the quarter in which the REIT first identified the violation. For violations of any of the REIT asset tests due to reasonable cause and not willful neglect that exceed the thresholds described in the preceding sentence, a REIT can avoid disqualification as a REIT after the close of a taxable quarter by taking certain steps, including disposition of sufficient assets within the six month period described above to meet the applicable asset test, paying a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the non-qualifying assets during the period of time that the assets were held as non-qualifying assets and filing a schedule with the Internal Revenue Service that describes the non-qualifying assets.

Annual Distribution Requirements. In order to avoid being taxed as a regular corporation, we are required to make distributions (other than capital gain distributions) to our stockholders which qualify for the dividends paid deduction in an amount at least equal to (1) the sum of (i) 90% of our “REIT taxable income” (computed without regard to the dividends paid deduction and our net capital gain) and (ii) 90% of the after-tax net income, if any, from foreclosure property, minus (2) a portion of certain items of non-cash income. These distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for that year and if paid on or before the first regular distribution payment after such declaration. Dividends we declare in October, November, or December of any year and which are payable to a stockholder of record on a specified date in any of these months will be treated as both paid by us and received by the stockholder on December 31 of that year, provided we actually pay the dividend on or before January 31 of the following year. The amount distributed must not be preferential. This means that every stockholder of the class of stock to which a distribution is made must be treated the same as every other stockholder of that class, and no class of stock may be treated otherwise than in accordance with its dividend rights as a class. To the extent that we do not distribute all of our net capital gain or distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to tax on the undistributed amount at regular corporate tax rates. Finally, as discussed above, we may be subject to an excise tax if we fail to meet certain other distribution requirements. We intend to make timely distributions sufficient to satisfy these annual distribution requirements.

It is possible that, from time to time, we may not have sufficient cash or other liquid assets to meet the 90% distribution requirement, or to distribute such greater amount as may be necessary to avoid income and excise taxation, due to, among other things, (1) timing differences between (i) the actual receipt of income and actual payment of deductible expenses and (ii) the inclusion of income and deduction of expenses in arriving at our taxable income, or (2) the payment of severance benefits that may not be deductible to us. For example, in the event of the default or financial failure of one or more tenants, we might be required to continue to accrue rent for some period of time under federal income tax principles even though we would not currently be receiving the corresponding amounts of cash. Similarly, under federal income tax principles, we might not be entitled to deduct certain expenses at the time those expenses are incurred. In either case, our cash available for making distributions might not be sufficient to satisfy the 90% distribution requirement. If the cash available to us is insufficient, we might raise cash in order to make the distributions by borrowing funds, issuing new securities or selling assets. In the event that timing differences occur, we may find it necessary to arrange for borrowings or, if possible, pay dividends in the form of taxable stock dividends in order to meet the distribution requirement.

Under certain circumstances, in the event of a deficiency determined by the Internal Revenue Service, we may be able to rectify a resulting failure to meet the distribution requirement for a year by paying “deficiency dividends” to stockholders in a later year, which may be included in our deduction for distributions paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends; however, we will be required to pay applicable penalties and interest based upon the amount of any deduction taken for deficiency dividend distributions.

Failure to Qualify as a REIT

If we fail to qualify for taxation as a REIT in any taxable year, we will be subject to federal income tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. Distributions to stockholders in any year in which we fail to qualify as a REIT will not be deductible nor will any particular amount of distributions be required to be made in any year. All distributions to stockholders will be taxable as ordinary income to the extent of current and accumulated earnings and profits allocable to these distributions and, subject to certain limitations, will be eligible for the dividends received deduction for corporate stockholders. Unless entitled to relief under specific statutory provisions, we also will be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether in all circumstances we would be entitled to statutory relief. Failure to qualify for even one year could result in our need to incur indebtedness or liquidate investments in order to pay potentially significant resulting tax liabilities. In addition, a failure by us to qualify as a REIT could significantly reduce the cash available to pay dividend on our common shares and interest on the notes, and could materially reduce the value of our common share and debt securities.

In addition to the relief described above under “— Income Tests” and “— Asset Tests,” relief is available in the event that we violate a provision of the Internal Revenue Code that would result in our failure to qualify as a REIT if: (1) the violation is due to reasonable cause and not due to willful neglect; (2) we pay a penalty of $50,000 for each failure to satisfy the provision; and (3) the violation does not include a violation described under “— Income Tests” or “— Asset Tests” above. It is not now possible to determine the circumstances under which we may be entitled to the benefit of these relief provisions.

U.S. Federal Income and Estate Taxation of Holders of Our Notes

The following is a general summary of the United States federal income tax consequences and, in the case that you are a holder that is a non-U.S. holder, as defined below, the United States federal estate tax consequences, of purchasing, owning and disposing of the notes. This summary assumes that you hold the notes as capital assets. This summary does not consider any foreign, state, local or other tax laws that may be applicable to us or a holder of the notes.

Exchange Pursuant to the Exchange Offer

The exchange of the private notes for the exchange notes in the exchange offer will not be treated as an exchange of the private notes for U.S. federal income tax purposes, because the exchange notes will not be considered to differ materially in kind or extent from the private notes. Accordingly, the exchange of private notes for exchange notes will not be a taxable event to holders for U.S. federal income tax purposes. Moreover, the exchange notes will have the same tax attributes as the private notes exchanged therefor and the same tax consequences to holders as the private notes have to holders, including, without limitation, the same issue price, adjusted tax basis and holding period.

Taxable U.S. Holders of the Notes

The following summary applies to you only if you are a U.S. holder, as defined below.

Definition of a U.S. Holder. A “U.S. holder” is a beneficial owner of a note or notes that is for United States federal income tax purposes:

•	a citizen or resident of the United States;

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a corporation, partnership or other entity classified as a corporation or partnership for these purposes, created or organized in or under the laws of the United States or of any political subdivision of the United States, including any state;

•	an estate, the income of which is subject to United States federal income taxation regardless of its source; or

•

a trust, if, in general, a U.S. court is able to exercise primary supervision over the trust’s administration and one or more U.S. persons, within the meaning of the Internal Revenue Code, has the authority to control all of the trust’s substantial decisions.

Payments of Interest. Stated interest on the notes generally will be taxed as ordinary interest income from domestic sources at the time it is paid or accrues in accordance with your method of accounting for tax purposes.

Sale, Exchange or Other Disposition of the Notes. You generally will recognize taxable gain or loss when you sell or otherwise dispose of your notes equal to the difference, if any, between:

•	the amount realized on the sale or other disposition, less any amount attributable to any accrued interest, which will be taxable in the manner described under “— Payments of Interest” above; and

•	your adjusted tax basis in the notes.

The adjusted tax basis in your note will generally be your cost. Your gain or loss generally will be capital gain or loss. This capital gain or loss will be long-term capital gain or loss if at the time of the sale or other disposition you have held the notes for more than one year. Subject to limited exceptions, your capital losses cannot be used to offset your ordinary income.

Market Discount. If you acquire a note at a cost that is less than its stated redemption price at maturity (i.e., its stated principal amount), the amount of such difference is treated as “market discount” for U.S. federal income tax purposes, unless such difference is less than .0025 multiplied by the stated redemption price at maturity multiplied by the number of complete years to maturity (from the date of acquisition). If you purchase notes with market discount then, unless you make the election referred to below, you will be required to treat any gain realized on the sale, exchange, retirement, redemption or other disposition of a note as ordinary income (generally treated as interest income) to the extent of the accrued but unrecognized market discount on the notes. In addition, you may be required to defer, until the maturity of the note or its earlier disposition in a taxable transaction, the deduction of all or a portion of your interest expense on any indebtedness you incur or continue to purchase or carry the notes. In general, market discount will be considered to accrue ratably during the period from the date you purchase the notes to the maturity date of the notes, unless you irrevocably elect to accrue market discount on the notes under a constant yield method. The election to use a constant yield method applies on a debt instrument by debt instrument basis so that if you make an election to use the constant yield method with respect to the notes, it will not apply to other debt instruments you own or subsequently acquire. In addition, you may elect to include market discount in income currently as it accrues (under either a ratable or constant yield method), in which case the rules described above regarding the treatment as ordinary income or gain upon the disposition of the note and the deferral of interest deductions will not apply. If you make the election to include market discount in income as it accrues, the election will apply to all market discount obligations you acquired on or after the first day of the first taxable year to which the election applies, and may not be revoked without the consent of the IRS.

Amortizable Bond Premium. In general, if you purchase notes for an amount (excluding any amount attributable to any pre-issuance accrued interest with respect to such notes) in excess of all amounts payable on the notes after the acquisition date (other than stated interest payable on the notes at least annually in cash), you will be treated as purchasing the notes with bond premium in an amount equal to such excess. In such case you generally would be permitted to make an election to amortize such bond premium over the term on the notes on a constant yield method as an offset to interest on the notes includible in income under your regular method of accounting. However, because the amount and timing of any payments pursuant to optional redemption of the notes may not be known at the time of purchase (see “Description of the Exchange Notes—Optional Redemption”), the method for determining the amount of any bond premium on the notes and the amortization of any such bond premium is unclear. You should consult your own tax advisor concerning the amount and amortization of any bond premium on the notes. An election to amortize premium on a constant yield method will apply to all taxable debt obligations held or subsequently acquired by you on or after the first day of the first taxable year to which the election applies. You may not revoke the election without the consent of the IRS. You should consult your own tax advisor before making this election. If you do not elect to amortize bond premium, the premium will decrease the gain or increase the loss you otherwise would recognize on a disposition of your notes

Constant Yield Election on the Notes. You may elect to include in gross income all interest that accrues on notes held by you, including any stated interest and market discount (as adjusted for bond premium), on the constant yield method prescribed in the Code and applicable Treasury Regulations. If such an election were made, you would be deemed to have made an election to amortize bond premium, which as discussed above applies to all debt instruments held or subsequently acquired by you. Particularly for U.S. holders who are on the cash method of accounting, a constant yield election may have the effect of causing you to include interest in income earlier than would be the case if no such election were made, and the election may not be revoked without the consent of the IRS. You should consult your own tax advisor before making this election

Additional Payments. If we redeem or otherwise repurchase the notes, we may be obligated to pay additional amounts in excess of stated principal and interest (See “Description of Exchange Notes—Optional Redemption” and “Description of Exchange Notes—Repurchase at the Option of Holders—Change of Control”). In addition, we may be obligated to pay additional interest if we do not meet certain obligations under the Registration Rights Agreement (See “Description of Exchange Notes”). We intend to take the position that the notes should not be treated as contingent payment debt instruments because of these additional payments. Assuming such position is respected, a U.S. holder would be required to include in income the amount of any such additional payment pursuant to any such redemption or repurchase as described above under “—Sale, Exchange or Other Disposition of the Notes,” and any payments of additional interest as ordinary income in the event we do not comply with our obligations under the Registration Rights Agreement at the time such payment is received or accrued in accordance with such U.S. holder’s method of accounting for United States federal income tax purposes. If the Internal Revenue Service successfully challenged this position, and the notes were treated as contingent payment debt instruments, U.S. holders could be required to accrue interest income at a rate higher than the stated interest rate on the debt securities and to treat as ordinary income, rather than capital gain, any gain recognized on a sale, exchange or redemption of a note. U.S. holders are urged to consult their tax advisors regarding the potential application to the notes of the contingent payment debt instrument rules and the consequences thereof.

Backup Withholding and Information Reporting. In general, “backup withholding” may apply to any payments made to you of principal and interest on your note, and to payment of the proceeds of a sale or other disposition of your note before maturity, if you are a non-exempt U.S. holder and: (1) fail to provide a correct taxpayer identification number, which if you are an individual, is ordinarily your social security number; (2) furnish an incorrect taxpayer identification number; (3) are notified by the Internal Revenue Service that you have failed to properly report payments of interest or dividends; or (4) fail to certify, under penalties of perjury, that you have furnished a correct taxpayer identification number and that the Internal Revenue Service has not notified you that you are subject to backup withholding.

The amount of any reportable payments, including interest, made to you (unless you are an exempt recipient) and the amount of tax withheld, if any, with respect to such payments will be reported to you and to the Internal Revenue Service for each calendar year. You should consult your tax advisor regarding your qualification for an exemption from backup withholding and the procedures for obtaining such an exemption, if applicable. The backup withholding tax is not an additional tax, and amount withheld may be refunded to you and/or credited against your U.S. federal income tax liability, provided that required and correct information is provided to the Internal Revenue Service.

Non-U.S. Holders of the Notes

The following summary applies to you if you are a beneficial owner of a note and are not a U.S. holder, as defined above (a “non-U.S. holder”).

Special rules may apply to certain non-U.S. holders such as “controlled foreign corporations,” “passive foreign investment companies” and “foreign personal holding companies.” Such entities are encouraged to consult their tax advisors to determine the United States federal, state, local and other tax consequences that may be relevant to them.

U.S. Federal Withholding Tax. Subject to the discussion below, U.S. federal withholding tax will not apply to payments by us or our paying agent, in its capacity as such, of principal and interest on your notes under the “portfolio interest” exception of the Internal Revenue Code, provided that:

•	you do not, directly or indirectly, actually or constructively, own 10% or more of the total combined voting power of all classes of our stock entitled to vote;

•

you are not (1) a controlled foreign corporation for U.S. federal income tax purposes that is related, directly or indirectly, to us through sufficient stock ownership, as provided in the Internal Revenue Code, or (2) a bank receiving interest described in Section 881(c)(3)(A) of the Internal Revenue Code;

•	such interest is not effectively connected with your conduct of a U.S. trade or business; and

•

you provide a signed written statement, under penalties of perjury, which can reliably be related to you, certifying that you are not a U.S. person within the meaning of the Internal Revenue Code and providing your name and address to:

¡	us or our paying agent; or

¡

a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and holds your notes on your behalf and that certifies to us or our paying agent under penalties of perjury that it, or the bank or financial institution between it and you, has received from you your signed, written statement and provides us or our paying agent with a copy of such statement.

Treasury regulations provide that:

•	if you are a foreign partnership, the certification requirement will generally apply to your partners, and you will be required to provide certain information;

•

if you are a foreign trust, the certification requirement will generally be applied to you or your beneficial owners depending on whether you are a “foreign complex trust,” “foreign simple trust,” or “foreign grantor trust” as defined in the Treasury regulations; and

•	look-through rules will apply for tiered partnerships, foreign simple trusts and foreign grantor trusts.

If you are a foreign partnership or a foreign trust, you should consult your own tax advisor regarding your status under these Treasury regulations and the certification requirements applicable to you.

If you cannot satisfy the portfolio interest requirements described above, payments of interest will be subject to the 30% United States withholding tax, unless you provide us or our paying agent with a properly executed (1) Internal Revenue Service Form W-8BEN claiming an exemption from or reduction in withholding under the benefit of an applicable treaty or (2) Internal Revenue Service Form W-8ECI stating that interest paid on the note is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States. Alternative documentation may be applicable in certain circumstances.

If you are engaged in a trade or business in the United States and interest on a note is effectively connected with the conduct of that trade or business (and if an income tax treaty applies, you maintain a United States permanent establishment to which such amounts are generally attributable), you will be required to pay United States federal income tax on that interest on a net income basis (although you will be exempt from the 30% withholding tax provided the certification requirement described above is met) in the same manner as if you were a U.S. person, except as otherwise provided by an applicable tax treaty. If you are a foreign corporation, you may be required to pay a branch profits tax on the earnings and profits that are effectively connected to the conduct of your trade or business in the United States.

Recent legislation generally will impose U.S. withholding tax at a 30% rate on payments of interest and proceeds of sale in respect of debt instruments to certain non-U.S. holders if certain additional disclosure requirements related to U.S. ownership of such non-U.S. holders or U.S. accounts maintained by such non-U.S. holders are not satisfied. However, the withholding tax will not be imposed on payments pursuant to debt or other obligations outstanding as of March 18, 2012. If payment of withholding taxes is required, non-U.S. holders that are otherwise eligible for an exemption from, or reduction of, U.S. withholding taxes with respect to such distributions and proceeds of a sale of such shares will be entitled to seek a refund from the IRS to obtain the benefit of such exemption or reduction. We will not pay any additional amounts to non-

U.S. holders in respect of any amounts withheld. These new withholding rules are generally effective for payments made after December 31, 2012.

Sale, Exchange or other Disposition of Notes. You generally will not have to pay U.S. federal income tax on any gain or income realized from the sale, redemption, retirement at maturity or other disposition of your notes, unless:

•

in the case of gain, you are an individual who is present in the United States for 183 days or more during the taxable year of the sale or other disposition of your notes, and specific other conditions are met;

•	you are subject to tax provisions applicable to certain United States expatriates; or

•	the gain is effectively connected with your conduct of a U.S. trade or business.

If you are described in the first bullet point above, you will be subject to United States federal income tax at a rate of 30% (or, if applicable, a lower treaty rate) on the gain derived from the sale, which may be offset by certain Untied States source capital losses, even though you are not considered a resident of the United States. If you are described in the second bullet above, you should consult your tax advisor regarding the potential liability for United States federal income tax on you gain realized on the notes. If you are engaged in a trade or business in the United States, and gain with respect to your notes is effectively connected with the conduct of that trade or business (and if an income tax treaty applies, you maintain a United States permanent establishment to which any such gain is generally attributable), you generally will be subject to U.S. income tax on a net basis on the gain as if you were a U.S. Holder. In addition, if you are a foreign corporation, you may be subject to a branch profits tax on your effectively connected earnings and profits for the taxable year, as adjusted for certain items.

U.S. Federal Estate Tax. If you are an individual and are not a U.S. citizen or a resident of the United States, as specially defined for U.S. federal estate tax purposes, at the time of your death, your notes will generally not be subject to the U.S. federal estate tax, unless, at the time of your death (1) you owned actually or constructively 10% or more of the total combined voting power of all our classes of stock entitled to vote, or (2) interest on the notes is effectively connected with your conduct of a U.S. trade or business.

Backup Withholding and Information Reporting. Backup withholding will not apply to payments of principal or interest made by us or our paying agent, in its capacity as such, to you if you have provided the required certification that you are a non-U.S. holder as described in “— U.S. Federal Withholding Tax” above, and provided that neither we nor our paying agent have actual knowledge that you are a U.S. holder, as described in “— U.S. Holders” above. We or our paying agent will, however, report payments of interest on the notes.

The gross proceeds from the disposition of your notes may be subject to information reporting and backup withholding tax. If you sell your notes outside the United States through a non-U.S. office of a non-U.S. broker and the sales proceeds are paid to you outside the United States, then the U.S. backup withholding and information reporting requirements generally will not apply to that payment. However, U.S. information reporting, but not backup withholding, will apply to a payment of sales proceeds, even if that payment is made outside the United States, if you sell your notes through a non-U.S. office of a broker that:

•	is a U.S. person, as defined in the Internal Revenue Code;

•	derives 50% or more of its gross income in specific periods from the conduct of a trade or business in the United States;

•	is a “controlled foreign corporation” for U.S. federal income tax purposes; or

•

is a foreign partnership, if at any time during its tax year, one or more of its partners are U.S. persons who in the aggregate hold more than 50% of the income or capital interests in the partnership, or the foreign partnership is engaged in a U.S. trade or business, unless the broker has documentary evidence in its files that you are a non-U.S. person and certain other conditions are met or you otherwise establish an exemption. If you receive payments of the proceeds of a sale of your notes to or through a U.S. office of a broker, the payment is subject to both U.S. backup withholding and information reporting unless you provide a Form W-8BEN certifying that you are a non-U.S. person or you otherwise establish an exemption.

You should consult your own tax advisor regarding application of backup withholding in your particular circumstance and the availability of and procedure for obtaining an exemption from backup withholding. Any amounts withheld under the backup withholding rules from a payment to you will be allowed as a refund or credit against your U.S. federal income tax liability, provided the required information is furnished to the Internal Revenue Service.

Potential Legislation or Other Actions Affecting Tax Consequences

Current and prospective securities holders should recognize that the present federal income tax treatment of an investment in us may be modified by legislative, judicial or administrative action at any time and that any such action may affect investments and commitments previously made. The rules dealing with federal income taxation are constantly under review by persons involved in the legislative process and by the Internal Revenue Service and the Treasury Department, resulting in revisions of regulations and revised interpretations of established concepts as well as statutory changes. Revisions in federal tax laws and interpretations of these laws could adversely affect the tax consequences of an investment in the notes.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S-4 that we filed with the SEC pursuant to the Securities Act. The registration statement covers the exchange notes being offered and the guarantees of the exchange notes by certain of our subsidiaries, and encompasses all amendments, exhibits, annexes and schedules to the registration statement. This prospectus does not contain all the information in the exchange offer registration statement. For further information about the Company and the exchange offer, reference is made to the registration statement. Statements made in this prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. For a more complete understanding and description of each contract, agreement or other document filed as an exhibit to the registration statement, you should read the documents contained in the exhibits.

We file periodic reports, proxy statements and other information with the SEC. You may read and copy any document that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Mail Stop 2736, Washington, D.C. 20549. You may obtain further information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings also are available to the public over the Internet at the SEC’s website at http://www.sec.gov and through our website at http://www.cnllifestylereit.com. The information contained on the SEC website and our website is not intended to be incorporated by reference into this prospectus, and you should not rely on any such information in connection with your investment decision to exchange outstanding notes for exchange notes.

LEGAL MATTERS

The validity of the exchange notes and the related guarantees offered hereby will be passed upon for us by Arnold & Porter LLP, Washington, D.C. Members of the firm of Arnold & Porter LLP may invest in our common stock but are not expected to hold any substantial interest in us.

EXPERTS

The consolidated financial statements of CNL Lifestyle Properties, Inc. and its Subsidiaries as of December 31, 2010 and 2009, and for each of the three years in the period ended December 31, 2010 and the consolidated financial statements of CNL Dallas Market Center, LP and its Subsidiaries as of December 31, 2010 and 2009 and for each of the three years in the period ended December 31, 2010 included in this registration statement have been so included in reliance on the reports of PricewaterhouseCoopers LLP, and independent registered certified public accounting firm given on the authority of said firm as experts in auditing and accounting.

INDEX TO THE CONSOLIDATED FINANCIAL STATEMENTS AND SCHEDULES

CNL LIFESTYLE PROPERTIES, INC.

AND SUBSIDIARIES

Consolidated Statements of Cash Flows for the years ended December 31, 2010, 2009 and 2008	F-89

Notes to Consolidated Financial Statements	F-90

FINANCIAL INFORMATION

CNL LIFESTYLE PROPERTIES, INC.

AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in thousands except per share data)

	March 31, 2011	December 31, 2010
ASSETS
Real estate investment properties, net (including $215,714 and $216,574 related to consolidated variable interest entities, respectively)	$2,001,348	$2,025,522
Investments in unconsolidated entities	275,770	140,372
Cash	181,493	200,517
Mortgages and other notes receivable, net	125,592	116,427
Deferred rent and lease incentives	81,199	80,948
Other assets	39,162	49,719
Intangibles, net	25,448	25,929
Restricted cash	24,481	19,912
Accounts and other receivables, net	15,341	14,580

Total Assets	$2,769,834	$2,673,926

LIABILITIES AND STOCKHOLDERS’ EQUITY

Mortgages and other notes payable (including $86,836 and $86,408 non-recourse debt of consolidated variable interest entities, respectively)	$615,279	$603,144
Line of credit	58,000	58,000
Other liabilities	49,453	35,555
Accounts payable and accrued expenses	20,381	24,433
Security deposits	15,581	16,140
Due to affiliates	4,164	5,614

Total Liabilities	762,858	742,886

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $.01 par value per share 200 million shares authorized and unissued	—	—
Excess shares, $.01 par value per share 120 million shares authorized and unissued	—	—
Common stock, $.01 par value per share One billion shares authorized; 317,643 and 301,299 shares issued and 300,265 and 284,687 shares outstanding as of March 31, 2011 and December 31, 2010, respectively	3,003	2,847
Capital in excess of par value	2,663,060	2,523,405
Accumulated deficit	(24,393)	(3,763)
Accumulated distributions	(630,852)	(585,812)
Accumulated other comprehensive loss	(3,842)	(5,637)

	2,006,976	1,931,040

Total Liabilities and Stockholders’ Equity	$2,769,834	$2,673,926

See accompanying notes to condensed consolidated financial statements.

CNL LIFESTYLE PROPERTIES, INC.

AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(in thousands except per share data)

	Three Months Ended March 31,
	2011	2010
Revenues:
Rental income from operating leases	$48,374	$54,389
Property operating revenues	31,577	25,754
Interest income on mortgages and other notes receivable	3,210	3,523

Total revenues	83,161	83,666

Expenses:
Property operating expenses	37,780	20,812
Asset management fees to advisor	7,498	6,487
General and administrative	3,217	3,093
Ground lease and permit fees	2,996	2,908
Acquisition fees and costs	4,926	2,825
Other operating expenses	1,752	1,172
Depreciation and amortization	30,254	31,156

Total expenses	88,423	68,453

Operating income (loss)	(5,262)	15,213

Other income (expense):
Interest and other income (expense)	(25)	310
Interest expense and loan cost amortization	(11,477)	(11,911)
Equity in earnings (loss) of unconsolidated entities	(3,866)	3,177

Total other expense	(15,368)	(8,424)

Net income (loss)	$(20,630)	$6,789

Earnings (loss) per share of common stock (basic and diluted)	$(0.07)	$0.03

Weighted average number of shares of common stock outstanding (basic and diluted)	290,079	250,327

See accompanying notes to condensed consolidated financial statements.

CNL LIFESTYLE PROPERTIES, INC.

AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY AND OTHER COMPREHENSIVE INCOME (LOSS)

For the Three Months Ended March 31, 2011 and Year Ended December 31, 2010 (UNAUDITED)

(in thousands except per share data)

	Common Stock		Capital in Excess of Par Value	Accumulated Earnings (Deficit)	Accumulated Distributions	Accumulated Other Comprehensive Loss	Total Stockholders’ Equity	Comprehensive Loss
	Number of Shares	Par Value
Balance at December 31, 2009	247,710	$2,477	$2,195,251	$78,126	$(421,873)	$(4,765)	$1,849,216
Subscriptions received for common stock through public offering and reinvestment plan	41,066	411	406,019	—	—	—	406,430
Redemption of common stock	(4,089)	(41)	(40,355)	—	—	—	(40,396)
Stock issuance and offering costs	—	—	(37,510)	—	—	—	(37,510)
Net loss	—	—	—	(81,889)	—	—	(81,889)	(81,889)
Distributions, declared and paid ($0.6252 per share)	—	—	—	—	(163,939)	—	(163,939)
Foreign currency translation adjustment	—	—	—	—	—	1,061	1,061	1,061
Amortization of loss on termination of cash flow hedges	—	—	—	—	—	331	331	331
Current period adjustment to recognize changes in fair value of cash flow hedges	—	—	—	—	—	(2,264)	(2,264)	(2,264)

Total comprehensive loss	—	—	—	—	—	—	—	$(82,761)

Balance at December 31, 2010	284,687	$2,847	$2,523,405	$(3,763)	$(585,812)	$(5,637)	$1,931,040
Subscriptions received for common stock through public offering and reinvestment plan	16,344	164	161,937	—	—	—	162,101
Redemption of common stock	(766)	(8)	(7,492)	—	—	—	(7,500)
Stock issuance and offering costs	—	—	(14,790)	—	—	—	(14,790)
Net loss	—	—	—	(20,630)	—	—	(20,630)	(20,630)
Distributions, declared and paid ($0.1563 per share)	—	—	—	—	(45,040)	—	(45,040)
Foreign currency translation adjustment	—	—	—	—	—	674	674	674
Amortization of loss on termination of cash flow hedges	—	—	—	—	—	414	414	414
Current period adjustment to recognize changes in fair value of cash flow hedges	—	—	—	—	—	707	707	707

Total comprehensive loss	—	—	—	—	—	—	—	$(18,835)

Balance at March 31, 2011	300,265	$3,003	$2,663,060	$(24,393)	$(630,852)	$(3,842)	$2,006,976

See accompanying notes to condensed consolidated financial statements.

CNL LIFESTYLE PROPERTIES, INC.

AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(in thousands)

	Three Months Ended March 31,
	2011	2010
Increase (decrease) in cash:
Operating activities:
Net cash provided by operating activities	$24,317	$25,134

Investing activities:
Acquisition of properties	—	(40,390)
Capital expenditures	(10,809)	(18,887)
Payment of contingent purchase consideration	—	(11,922)
Proceeds from disposal of assets	—	42
Investments in unconsolidated entities	(131,475)	—
Issuance of mortgage loans receivable	(1,075)	(3,102)
Acquisition fees on mortgage notes receivable	(12)	(143)
Principal payments received on mortgage loans receivable	22	304
Changes in restricted cash	(4,565)	(18,117)

Net cash used in investing activities	(147,914)	(92,215)

Financing activities:
Offering proceeds	142,028	59,899
Redemptions of common stock	(7,500)	(18,378)
Distributions to stockholders, net of reinvestments	(24,968)	(21,524)
Stock issuance costs	(13,667)	(6,787)
Borrowings under line of credit, net of repayments	—	(41,483)
Proceeds from mortgage loans and other notes payable	18,540	7,908
Principal payments on mortgage loans	(7,313)	(5,281)
Principal payments on capital leases	(1,270)	(883)
Payment of loan costs and debt acquisition fees	(1,201)	(7,579)

Net cash provided by (used in) financing activities	104,649	(34,108)

Effect of exchange rate fluctuations on cash	$(76)	$35

Net decrease in cash	(19,024)	(101,154)
Cash at beginning of period	200,517	183,575

Cash at end of period	$181,493	$82,421

See accompanying notes to condensed consolidated financial statements.

CNL LIFESTYLE PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

THREE MONTHS ENDED MARCH 31, 2011

(UNAUDITED)

1.	Organization and Nature of Business:

CNL Lifestyle Properties, Inc. (the “Company”) was organized in Maryland on August 11, 2003. The Company operates and has elected to be taxed as a real estate investment trust (a “REIT”) for federal income tax purposes. Various wholly owned subsidiaries have been and will be formed by the Company for the purpose of acquiring and owning direct or indirect interests in real estate. The Company generally invests in lifestyle properties in the United States that are primarily leased on a long-term (generally five to 20 years, plus multiple renewal options), triple-net or gross basis to tenants or operators that the Company considers to be significant industry leaders. To a lesser extent, the Company also leases properties to taxable REIT subsidiaries (“TRS”) tenants and engages independent third-party managers to operate those properties. In the event of certain tenant defaults, the Company has also engaged third-party managers to operate properties on its behalf until they are re-leased.

As of March 31, 2011, the Company owned a portfolio of 150 lifestyle properties, directly and indirectly, within the following asset classes: ski and mountain lifestyle, golf facilities, senior living, attractions, marinas and additional lifestyle properties. Thirty-seven of these 150 properties are owned through unconsolidated joint ventures and three are located in Canada. Although these are the asset classes in which the Company has invested and is most likely to invest in the future, it may acquire or invest in any type of property that it believes has the potential for long-term growth and income generation. The Company also makes or acquires loans (mortgage, mezzanine and other loans) or other permitted investments.

2.	Significant Accounting Policies:

Basis of Presentation – The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with the instructions to Form 10-Q and do not include all of the information and note disclosures required by generally accepted accounting principles in the United States (“GAAP”). The unaudited condensed consolidated financial statements reflect all normal recurring adjustments, which, in the opinion of management, are necessary for the fair statement of the Company’s results for the interim period presented. Operating results for the three months ended March 31, 2011 may not be indicative of the results that may be expected for the year ending December 31, 2011. Amounts as of December 31, 2010 included in the unaudited condensed consolidated financial statements have been derived from audited consolidated financial statements as of that date but do not include all disclosures required by GAAP. These unaudited condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto included in the Company’s annual report on Form 10-K for the year ended December 31, 2010.

Consolidation and Variable Interest Entities – The accompanying unaudited condensed consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant inter-company balances and transactions have been eliminated in consolidation. In addition, the Company evaluates its investments in partnerships and joint ventures for consolidation based on whether the Company has a controlling interest, including where the Company has been determined to be a primary beneficiary of a variable interest entity (“VIE”) or meets certain criteria of a sole general partner or managing member in accordance with the consolidation guidance of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”).

Use of Estimates – Management has made a number of estimates and assumptions related to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these unaudited condensed consolidated financial statements in conformity with GAAP. For example, significant estimates and assumptions are made in connection with the allocation of purchase price and the analysis of real estate, equity method investments and loan impairments. Actual results could differ from those estimates.

Recent Accounting Pronouncements – In December 2010, the FASB issued ASU 2010-29, Business Combinations (Topic 805), or ASU 2010-29. ASU 2010-29 amends ASC Topic 805 to require the disclosure of pro forma revenue and earnings for all business combinations that occurred during the current year to be presented as of the beginning of the comparable prior annual reporting period. The amendments in ASU 2010-29 also expand the supplemental pro forma disclosures to include a description of the nature and amount of material, non-recurring pro forma adjustments directly attributable to the

CNL LIFESTYLE PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

THREE MONTHS ENDED MARCH 31, 2011

(UNAUDITED)

2.	Significant Accounting Policies (Continued):

business combination included in the reported pro forma revenue and earnings. ASU 2010-29 is effective for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2010. The adoption of this amendment did not have a material impact on the Company’s disclosures.

3.	Acquisitions:

The following table presents the unaudited pro forma results of operations of the Company as if each of the properties acquired subsequent to December 31, 2009 were acquired as of January 1, 2010 and owned through the three months ended March 31, 2010 (in thousands, except per share data):

Three Months Ended March 31,
2010
Revenues	$86,538
Expenses	(70,428)
Other expense	(8,684)

Net income (loss)	$7,426

Income (loss) per share of common stock (basic and diluted)	$0.03

Weighted average number of shares of common stock outstanding (basic and diluted)	250,327

4.	Real Estate Investment Properties, net:

As of March 31, 2011 and December 31, 2010, real estate investment properties consisted of the following (in thousands):

	March 31, 2011	December 31, 2010
Land and land improvements	$1,013,634	$1,011,838
Leasehold interests and improvements	304,429	306,694
Buildings	623,025	626,882
Equipment	500,203	491,278
Less: accumulated depreciation and amortization	(439,943)	(411,170)

	$2,001,348	$2,025,522

For the three months ended March 31, 2011 and 2010, the Company had depreciation expense of approximately $30.0 million and $30.8 million, respectively.

5.	Intangibles, net:

The gross carrying amount and accumulated amortization of the Company’s intangible assets as of March 31, 2011 and December 31, 2010 are as follows (in thousands):

Intangible Assets	Gross Carrying Amount	Accumulated Amortization	Net Book Value as of March 31, 2011
In place leases	$17,034	$3,405	$13,629
Trade name	10,798	1,090	9,708
Trade name	1,531	—	1,531
Below market lease	629	49	580

	$29,992	$4,544	$25,448

CNL LIFESTYLE PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

THREE MONTHS ENDED MARCH 31, 2011

(UNAUDITED)

5.	Intangibles, net (Continued):

Intangible Assets	Gross Carrying Amount	Accumulated Amortization	Net Book Value as of December 31, 2010
In place leases	$17,293	$3,249	$14,044
Trade name	10,798	1,032	9,766
Trade name	1,531	—	1,531
Below market lease	629	41	588

	$30,251	$4,322	$25,929

Amortization expense was approximately $0.3 million and $0.4 million for the three months ended March 31, 2011 and 2010, respectively.

6.	Variable Interest and Unconsolidated Entities:

Consolidated VIEs

The Company has five wholly owned subsidiaries, designed as single property entities to own and lease their respective properties to single tenant operators, which are VIEs due to potential future buy-out options held by the respective tenants. The buy-out options are not currently exercisable. Two other entities that hold the properties in which service providers have a significant variable interest were also determined to be VIEs. The Company determined it is the primary beneficiary and holds a controlling financial interest in each of these entities due to the Company’s power to direct the activities that most significantly impact the economic performance of the entities, as well as its obligation to absorb the losses and its right to receive benefits from these entities that could potentially be significant to these entities. As such, the transactions and accounts of these VIEs are included in the accompanying consolidated financial statements.

The aggregate carrying amount and major classifications of the consolidated assets that can be used to settle obligations of the VIEs and liabilities of the consolidated VIEs that are non-recourse to the Company are as follows (in thousands):

	March 31, 2011	December 31, 2010
Assets
Real estate investment properties, net	$215,714	$216,574
Other assets	$23,000	$23,553

Liabilities
Mortgages and other notes payable	$86,836	$86,408
Other liabilities	$12,859	$13,168

The Company’s maximum exposure to loss as a result of its involvement with these VIEs is limited to its net investment in these entities which totaled approximately $139.0 million and $140.6 million as of March 31, 2011 and December 31, 2010, respectively. The Company’s exposure is limited because of the non-recourse nature of the borrowings of the VIEs.

Unconsolidated Entities

On January 10, 2011, the Company acquired an ownership interest in 29 senior living facilities (the “Communities”). The Company entered into agreements with US Assisted Living Facilities III, Inc., an affiliate of an institutional investor, and Sunrise Senior Living Investments, Inc. (“Sunrise”) to acquire the Communities through a new joint venture formed by the Company and Sunrise (the “Sunrise Venture”), valued at approximately $630.0 million. The Company acquired sixty percent (60%) of the membership interests in the Sunrise Venture for an equity contribution of approximately $134.3 million, including certain transactional and closing costs. Sunrise contributed cash and its interest in the previous joint venture with Seller for a forty percent (40%) membership interest in the Sunrise Venture. The Sunrise Venture obtained $435.0 million in loan proceeds from new debt financing, a portion of which was used to refinance the existing indebtedness encumbering the Communities. The non-recourse loan has a three-year term and a fixed-interest rate of 6.76% requiring monthly interest-only payments with all principal and accrued and unpaid interest due upon maturity on February 6, 2014.

CNL LIFESTYLE PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

THREE MONTHS ENDED MARCH 31, 2011

(UNAUDITED)

6.	Variable Interest and Unconsolidated Entities (Continued):

Under the terms of the Company’s venture agreement with Sunrise, the Company is entitled to receive a preferred return of 11.0% to 11.5% on its invested capital for the first six years and shares control over major decisions with Sunrise. Sunrise holds an option to buy out the Company’s interest in the venture in years three through six at a price which would provide the Company with a 13% to 14% internal rate of return depending on the date of exercise.

The Sunrise Venture is accounted for under the equity method of accounting and the Company records its equity in earnings or losses of the venture under the hypothetical liquidation of book value (“HLBV”) method of accounting due to the venture structure and preferences the Company receives on the distributions. Under this method, the Company recognizes income or loss in each period based on the change in liquidation proceeds it would receive from a hypothetical liquidation of its investment in the venture based on depreciated book value.

The Company also holds ownership interests in two other ventures, the DMC Partnership and the Intrawest Venture. The Company has determined that the DMC Partnership and the Sunrise Venture are not VIEs, and that the Intrawest Venture is a VIE. While several significant decisions are shared between the Company and its respective joint venture partners, the Company does not direct the activities that most significantly impact the respective ventures’ performance and has not consolidated the activities of the entities. The Company’s maximum exposure to loss as a result of its interest in the Intrawest Venture is primarily limited to the carrying amount of its investment in the venture, which totaled approximately $30.0 million and $30.2 million as of March 31, 2011 and December 31, 2010, respectively. The following tables present financial information for the Company’s unconsolidated entities for the three months ended March 31, 2011 and 2010 and as of March 31, 2011 and December 31, 2010 (in thousands):

Summarized Operating Data

	Three Months Ended March 31, 2011
	DMC Partnership	Intrawest Venture	Sunrise Venture (1)	Total
Revenue	$6,869	$3,695	$29,488	$40,052
Property operating expenses	(150)	(1,330)	(19,094)	(20,574)
Depreciation & amortization expenses	(2,217)	(1,033)	(6,246)	(9,496)
Interest expense	(2,115)	(1,384)	(6,949)	(10,448)
Interest and other income (expense)	7	30	(10,189)	(10,152)

Net income (loss)	$2,394	$(22)	$(12,990)	$(10,618)

Loss allocable to other venture partners	$(383)	$(520)	$(6,573)	$(7,476)

Income (loss) allocable to the Company	$2,777	$498	$(6,417)	$(3,142)
Amortization of capitalized costs	(122)	(58)	(544)	(724)

Equity in earnings (loss) of unconsolidated entities	$2,655	$440	$(6,961)	$(3,866)

Distributions declared to the Company	$2,777	$640	$3,442	$6,859

Distributions received by the Company	$2,990	$640	$—	$3,630

FOOTNOTE:

(1)	Represents operating data from date of acquisition through the end of the period presented.

CNL LIFESTYLE PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

THREE MONTHS ENDED MARCH 31, 2011

(UNAUDITED)

6.	Variable Interest and Unconsolidated Entities (Continued):

Summarized Operating Data

	Three Months Ended March 31, 2010
	DMC Partnership	Intrawest Venture	Total
Revenue	$6,869	$4,051	$10,920
Property operating expenses	(130)	(1,497)	(1,627)
Depreciation & amortization expenses	(2,171)	(993)	(3,164)
Interest expense	(2,165)	(1,367)	(3,532)
Interest and other income	7	66	73

Net income	$2,410	$260	$2,670

Loss allocable to other venture partners	$(367)	$(321)	$(688)

Income allocable to the Company	$2,777	$581	$3,358
Amortization of capitalized costs	(123)	(58)	(181)

Equity in earnings of unconsolidated entities	$2,654	$523	$3,177

Distributions declared to the Company	$2,777	$—	$2,777

Distributions received by the Company	$2,839	$—	$2,839

Summarized Balance Sheet Data

	As of March 31, 2011
	DMC Partnership	Intrawest Venture	Sunrise Venture	Total
Real estate assets, net	$245,037	$94,904	$622,537	$962,478
Intangible assets, net	6,259	1,286	3,057	10,602
Other assets	7,001	13,590	35,923	56,514
Mortgages and other notes payable	141,135	77,212	437,123	655,470
Other liabilities	4,335	13,383	16,049	33,767
Partners’ capital	112,827	19,185	208,345	340,357
Carrying amount of investment (1)	107,594	32,442	135,734	275,770
Company’s ownership percentage (1)	81.9%	80.0%	60.0%

	As of December 31, 2010
	DMC Partnership	Intrawest Venture	Total
Real estate assets, net	$246,397	$94,991	$341,388
Intangible assets, net	6,321	1,325	7,646
Other assets	7,051	12,541	19,592
Mortgages and other notes payable	142,015	76,893	218,908
Other liabilities	4,544	13,062	17,606
Partners’ capital	113,210	18,902	132,112
Carrying amount of investment (1)	107,929	32,443	140,372
Company’s ownership percentage (1)	81.9%	80.0%

FOOTNOTE:

(1)	As of March 31, 2011 and December 31, 2010, the Company’s share of partners’ capital determined under HLBV was approximately $256.2 million and $131.3 million, respectively, and the total difference between the carrying amount of investment and the Company’s share of partners’ capital determined under HLBV was approximately $19.6 million and $9.1 million, respectively.

CNL LIFESTYLE PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

THREE MONTHS ENDED MARCH 31, 2011

(UNAUDITED)

7.	Mortgages and Other Notes Receivable, net:

As of March 31, 2011 and December 31, 2010, mortgages and other notes receivable consisted of the following (in thousands):

	March 31, 2011	December 31, 2010
Principal	$121,495	$116,503
Accrued interest	2,635	2,347
Acquisition fees, net	1,546	1,750
Loan origination fees, net	(84)	(101)
Loan loss provision (1)	—	(4,072)

Total carrying amount	$125,592	$116,427

FOOTNOTE:

(1)	The Company settled loans and wrote off the related loan loss provision for loans that were deemed uncollectible in connection with the lease termination and settlement agreement with PARC Management, LLC (“PARC”).

During the three months ended March 31, 2011, the Company sold one of its attraction properties to PARC in connection with the lease termination and settlement agreement and received a note from PARC for approximately $9.0 million which is collateralized by the property sold. The loan bears interest at an annual fixed rate of 7.5% and requires monthly interest-only payments with $1.8 million due in February 2016 and the remainder of the principal and accrued and unpaid interest due at maturity on February 10, 2021. In connection with the sale, no gain or loss was recognized.

In 2010, the Company committed to fund two construction loans to two existing borrowers totaling approximately $10.1 million of which approximately $9.0 million, and $7.9 million was drawn as of March 31, 2011 and December 31, 2010, respectively.

The estimated fair market value of the Company’s mortgages and other notes receivable was approximately $121.0 million and $110.8 million as of March 31, 2011 and December 31, 2010, respectively. The Company estimated the fair market value of mortgages and other notes receivable using discounted cash flows for each individual instrument based on market interest rates as of March 31, 2011 and December 31, 2010, respectively. The Company determined market rates based on current economic conditions and prevailing market rates.

As of March 31, 2011 and December 31, 2010, the Company has two outstanding loans to unrelated VIEs totaling approximately $14.7 million and $13.8 million, respectively, which represents the Company’s maximum exposure to loss related to these investments. The Company determined it is not the primary beneficiary of the VIEs because it does not have the ability to direct the activities that most significantly impact the economic performance of the entities.

8.	Public Offerings and Stockholders’ Equity:

On April 9, 2008, the Company commenced its third common stock offering for the sale of up to $2.0 billion in common stock (200 million shares of common stock at $10.00 per share), including up to $285.0 million in shares of common stock (30.0 million shares of common stock at $9.50 per share) available for sale under the terms of the Company’s reinvestment plan.

As of March 31, 2011, the Company had cumulatively raised approximately $3.2 billion (317.5 million shares) in subscription proceeds through its three public offerings, including approximately $290.1 million (30.5 million shares) received through the reinvestment plan. The Company incurred costs in connection with the offering and issuance of shares, including filing, legal, accounting, printing, marketing support and escrow fees, selling commissions and due diligence expense reimbursements, all of which are deducted from the gross proceeds of the offering. As of March 31, 2011, the total cumulative offering and stock issuance costs incurred were approximately $325.7 million.

CNL LIFESTYLE PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

THREE MONTHS ENDED MARCH 31, 2011

(UNAUDITED)

9.	Indebtedness:

As of March 31, 2011 and December 31, 2010, the Company had the following indebtedness (in thousands):

	March 31, 2011	December 31, 2010
Mortgages payable
Fixed rate debt	$409,328	$415,877
Variable rate debt (1)	157,012	138,666
Discount	(3,061)	(3,399)
Sellers financing
Fixed rate debt	52,000	52,000

Total mortgages and other notes payable	615,279	603,144

Line of credit	58,000	58,000

Total indebtedness	$673,279	$661,144

FOOTNOTE:

(1)	Amount includes variable rate debt of approximately $104.7 million and $86.5 million as of March 31, 2011 and December 31, 2010, respectively, that has been swapped to fixed rates.

In March 2011, the Company repaid approximately $2.7 million on one of its loans with an outstanding principal balance of approximately $119.9 million as of March 31, 2011.

In January 2011, the Company obtained a loan for $18.0 million that is collateralized by one of its ski and lifestyle properties. The loan bears interest at 30-day LIBOR + 4.5% and requires monthly payments of principal and interest with the remaining principal and accrued interest due at maturity on December 31, 2015. On January 13, 2011, the Company entered into an interest swap thereby fixing the rate at 6.68%. See Note 10, “Derivative Instruments and Hedging Activities” below for additional information.

The Company continues its negotiations to modify its non-recourse mortgage loans encumbering two waterpark hotel properties with an outstanding principal balance of approximately $62.0 million in an attempt to obtain more favorable terms. If the Company is successful in obtaining a modification of the loan, it may consider continuing to hold the properties long term. However, there can be no assurances that the Company will be successful in obtaining a modification of the loan terms. If the Company is unsuccessful in negotiating more favorable terms, it may decide that it is in its best interest to deed the properties back to the lender in lieu of foreclosure to satisfy the non-recourse loan.

The estimated fair value of accounts payable and accrued expenses approximates the carrying value as of March 31, 2011 and December 31, 2010 because of the relatively short maturities of the obligations. The Company estimates that the fair value of its fixed rate debt was approximately $433.0 million and $439.0 million and the fair value of its variable rate debt was approximately $214.6 million and $187.0 million as of March 31, 2011 and December 31, 2010, respectively, based upon the current rates and spreads it would expect to obtain for similar borrowings.

10.	Derivative Instruments and Hedging Activities:

The Company utilizes derivative instruments to partially offset the effect of fluctuating interest rates on the cash flows associated with its variable-rate debt. The Company follows established risk management policies and procedures in its use of derivatives and does not enter into or hold derivatives for trading or speculative purposes. The Company records all derivative instruments on its balance sheets at fair value. On the date the Company enters into a derivative contract, the derivative is designated as a hedge of the exposure to the variable cash flows of a forecasted transaction. The effective portion of the derivative’s gain or loss is initially reported as a component of other comprehensive income (loss) and subsequently recognized in the statement of operations in the periods in which earnings are impacted by the variability of the cash flows of the hedged item. Any ineffective portion of the gain or loss is reflected in interest expense in the statement of operations.

CNL LIFESTYLE PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

THREE MONTHS ENDED MARCH 31, 2011

(UNAUDITED)

10.	Derivative Instruments and Hedging Activities (Continued):

The Company has four interest rate swaps that were designated as cash flow hedges of interest payments from their inception. The following table summarizes the terms and fair values of the Company’s derivative financial instruments as of March 31, 2011 and December 31, 2010, which are included in other assets and other liabilities in the accompanying unaudited condensed consolidated balance sheets (in thousands):

						Fair Value as of
Notional Amount		Strike		Trade Date	Maturity Date	March 31, 2011	December 31, 2010
$ 57,300	(1)	1.870	% (1)	12/6/2010	1/2/2016	$953	$510
9,593		6.890%		9/28/2009	9/1/2019	(368)	(495)
19,913	(2)	6.430	% (2)	12/1/2009	12/1/2014	(179)	(341)
17,925	(1)	2.180	% (1)	1/13/2011	12/31/2015	(33)	—

FOOTNOTES:

(1)	The strike rate does not include the credit spread on each of the notional amounts. The credit spread is 1.25% on the $57.3 million swap, totaling a blended fixed rate of 3.12% and 4.5% on the $18.0 million swap, totaling a blended rate of 6.68%.

(2)	The Company swapped the interest rate on its $20.0 million loan, denominated in Canadian dollars, to a fixed interest rate of 6.43%. The notional amount has been converted from Canadian dollars to U.S. dollars at an exchange rate of 1.028 and 0.9999 Canadian dollars for $1.00 U.S. dollar on March 31, 2011 and December 31, 2010, respectively.

In connection with the troubled debt restructuring of one of its loans in 2010, the Company terminated two interest rate swaps and began amortizing the fair value of those interest rate swaps included in other comprehensive income (loss). For the three months ended March 31, 2011, approximately $0.4 million was amortized and included in the unaudited condensed consolidated statement of operations as interest expense.

As of March 31, 2011, the Company’s hedges qualified as highly effective and, accordingly, all of the change in value is reflected in other comprehensive income (loss). Determining fair value and testing effectiveness of these financial instruments requires management to make certain estimates and judgments. Changes in assumptions could have a positive or negative impact on the estimated fair values and measured effectiveness of such instruments could, in turn, impact the Company’s results of operations.

11.	Fair Value Measurements:

The Company’s derivative instruments are valued primarily based on inputs other than quoted prices that are observable for the assets or liabilities (such as interest rates, volatilities, and credit risks), and are classified as Level 2 in the fair value hierarchy. The valuation of derivative instruments also includes a credit value adjustment which is a Level 3 input. However, the impact of the assumption is not significant to its overall valuation calculation and therefore the Company considers its derivative instruments to be classified as Level 2. The fair value of such instruments is included in other assets and other liabilities in the accompanying unaudited condensed consolidated balance sheets.

In connection with certain property acquisitions, the Company has agreed to pay additional purchase consideration contingent upon the respective property achieving certain financial performance goals over a specified period. Upon the closing of the acquisition, the Company estimates the fair value of any expected additional purchase consideration to be paid, which is classified as Level 3 in the fair value hierarchy. Such amounts are recorded and included in other liabilities in the accompanying unaudited condensed consolidated balance sheets and totaled approximately $0.7 million and $0.6 million as of March 31, 2011 and December 31, 2010, respectively. Changes in estimates or the periodic accretion of the estimated payments are recognized as other income (expense) in the accompanying unaudited condensed consolidated statements of operations.

CNL LIFESTYLE PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

THREE MONTHS ENDED MARCH 31, 2011

(UNAUDITED)

11.	Fair Value Measurements (Continued):

The following tables show the fair value of the Company’s financial assets and liabilities carried at fair value (in thousands):

	Fair Value Measurements as of March 31, 2011
	Balance at March 31, 2011	Level 1	Level 2	Level 3
Assets:
Derivative instruments	$953	$—	$953	$—
Liabilities:
Derivative instruments	$580	$—	$580	$—
Contingent purchase consideration	$656	$—	$—	$656

	Fair Value Measurements as of December 31, 2010
	Balance at December 31, 2010	Level 1	Level 2	Level 3
Assets:
Derivative instruments	$510	$—	$510	$—
Liabilities:
Derivative instruments	$836	$—	$836	$—
Contingent purchase consideration	$625	$—	$—	$625

The following information details the changes in the fair value measurements using significant unobservable inputs (Level 3) for the three months ended March 31, 2011 (in thousands):

Liabilities
Beginning balance	$625
Accretion of discounts	31

Ending balance	$656

12.	Related Party Arrangements:

Certain directors and officers of the Company hold similar positions with both its Advisor, CNL Lifestyle Company, LLC (the “Advisor”) which is both a stockholder of the Company as well as its Advisor, and CNL Securities Corp., (the “Managing Dealer”), the managing dealer for the Company’s public offerings. The Company’s chairman of the board indirectly owns a controlling interest in CNL Financial Group, the parent company of the Advisor and Managing Dealer. The Advisor and Managing Dealer receive fees and compensation in connection with the Company’s stock offerings and the acquisition, management and sale of the Company’s assets.

CNL LIFESTYLE PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

THREE MONTHS ENDED MARCH 31, 2011

(UNAUDITED)

12.	Related Party Arrangements (Continued):

For the three months ended March 31, 2011 and 2010, the Company incurred the following fees to related parties in connection with the sale of its common stock (in thousands):

	Three Months Ended March 31,
	2011	2010
Selling commissions	$9,747	$4,162
Marketing support fee & due diligence expense reimbursements	4,188	1,787

Total	$13,935	$5,949

The Managing Dealer is entitled to selling commissions of up to 7.0% of gross offering proceeds and marketing support fees of 3.0% of gross offering proceeds, in connection with the Company’s offerings, as well as actual expenses of up to 0.10% of proceeds in connection with due diligence. A substantial portion of the selling commissions and marketing support fees and all of the due diligence expenses are reallowed to third-party participating broker dealers.

For the three months ended March 31, 2011 and 2010, the Advisor earned fees and incurred reimbursable expenses as follows (in thousands):

	Three Months Ended March 31,
	2011	2010
Acquisition fees: (1)
Acquisition fees from offering proceeds	$4,647	$1,786
Acquisition fees from debt proceeds	7,830	419

Total	12,477	2,205

Asset management fees: (2)	7,498	6,487

Reimbursable expenses: (3)
Offering costs	697	805
Acquisition costs	79	38
Operating expenses	2,186	1,728

Total	2,962	2,571

Total fees earned and reimbursable expenses	$22,937	$11,263

FOOTNOTES:

(1)	Acquisition fees are paid for services in connection with the selection, purchase, development or construction of real property, generally equal to 3.0% of gross offering proceeds, and 3.0% of loan proceeds for services in connection with the incurrence of indebtedness.

(2)	Asset management fees are equal to 0.08334% per month of the Company’s “real estate asset value,” as defined in the Company’s prospectus, and the outstanding principal amount of any mortgage note receivable as of the end of the preceding month.

(3)	The Advisor and its affiliates are entitled to reimbursement of certain expenses incurred on behalf of the Company in connection with the Company’s organization, offering, acquisitions, and operating activities. Pursuant to the advisory agreement, the Company will not reimburse the Advisor for any amount by which total operating expenses paid or incurred by the Company exceed the greater of 2.0% of average invested assets or 25.0% of net income (the “Expense Cap”) in any expense year, as defined in the advisory agreement. For the expense year ended March 31, 2011, operating expenses did not exceed the Expense Cap.

CNL LIFESTYLE PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

THREE MONTHS ENDED MARCH 31, 2011

(UNAUDITED)

12.	Related Party Arrangements (Continued):

Amounts due to affiliates for fees and expenses described above are as follows (in thousands):

	March 31, 2011	December 31, 2010
Due to the Advisor and its affiliates:
Offering expenses	$244	$457
Asset management fees	—	2,291
Operating expenses	1,049	1,211
Acquisition fees and expenses	993	1,113

Total	$2,286	$5,072

Due to Managing Dealer:
Selling commissions	$1,314	$380
Marketing support fees and due diligence expense reimbursements	564	162

Total	$1,878	$542

Total due to affiliates	$4,164	$5,614

The Company also maintains accounts at a bank in which the Company’s chairman and vice-chairman serve as directors. The Company had deposits at that bank of approximately $5.9 million and $5.3 million as of March 31, 2011 and December 31, 2010, respectively.

13.	Redemption of Shares:

The following details the Company’s redemption activity for the three months ended March 31, 2011 (in thousands except per share data):

2011 Quarters	First
Requests in queue	3,595
Redemptions requested	1,227
Shares redeemed:
Prior period requests	(631)
Current period requests	(135)
Adjustments (1)	(20)

Pending redemption requests (2)	4,036

Average price paid per share	$9.79
FOOTNOTES:

(1)	This amount represents redemption request cancellations and other adjustments.

(2)	Requests that are not fulfilled in whole during a particular quarter will be redeemed on a pro rata basis pursuant to the redemption plan.

The redemption price per share is based on the amount of time that the redeeming stockholder has held the applicable shares, but in no event is the redemption price greater than the price of shares sold to the public in the Company’s offerings.

CNL LIFESTYLE PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

THREE MONTHS ENDED MARCH 31, 2011

(UNAUDITED)

14.	Commitments and Contingencies:

The Company has commitments under ground leases, concession holds and land permit fees. Ground lease payments, concession holds and land permit fees are generally based on a percentage of gross revenue of the underlying property over certain thresholds, and are paid by the third-party tenants in accordance with the terms of the triple-net leases with those tenants. These fees and expenses were approximately $3.0 million and $2.9 million for the three months ended March 31, 2011 and 2010, respectively, and have been reflected as ground lease, concession hold and permit fees with a corresponding increase in rental income from operating leases in the accompanying unaudited condensed consolidated statements of operations.

From time to time the Company may be exposed to litigation arising from operations of its business in the ordinary course of business. Management is not aware of any litigation that it believes will have a material adverse impact on the Company’s financial condition or results of operations.

15.	Subsequent Events:

Senior Unsecured Notes

On March 31, 2011, the Company entered into a Purchase Agreement (the “Purchase Agreement”) by and among the Company and certain of its subsidiaries and Jefferies & Company, Inc. and Merrill, Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several initial purchasers, relating to the issuance and sale of $400 million in aggregate principal amount of its 7.25% senior notes due 2019 (the “Notes”). On April 5, 2011, the Company completed its private placement of the Notes, which were sold at an offering price of 99.249% of par value, resulting in net proceeds to the Company of approximately $388.0 million after deducting the initial purchasers’ discount and the offering expenses paid by the Company excluding debt acquisition fees payable to the Company’s advisor pursuant to the advisory agreement.

The Notes will mature on April 15, 2019, and bear interest at a rate of 7.25% per annum, payable semi-annually in cash in arrears on April 15 and October 15 of each year, beginning on October 15, 2011. The Notes are senior unsecured obligations of the Company and are guaranteed by certain of the Company’s subsidiaries.

The terms of the indenture governing the Notes, among other things, places certain limitations on the ability of the Company and certain of its subsidiaries to (i) transfer and sell assets; (ii) pay dividends or make certain distributions, buy subordinated indebtedness or securities or make certain other restricted payments; (iii) incur or guarantee additional indebtedness or issue preferred stock; (iv) incur dividend or other payment restrictions affecting restricted subsidiaries; (v) merge, consolidate or sell all or substantially all of its assets; (vi) enter into certain transactions with affiliates; or (vii) engage in business other than a business that is the same or similar to the Company’s current business or a reasonably related extension thereof. These covenants are subject to a number of limitations and exceptions that are described in the indenture. Additionally, the indenture requires the Company to maintain, at all times, total unencumbered assets of not less than 150% of the aggregated principal amount of its restricted subsidiaries unsecured indebtedness.

At any time prior to April 15, 2014, the Company may use the proceeds of certain equity offerings to redeem up to 35% of the aggregate principal amount of the Notes, including any permitted additional Notes, at a redemption price equal to 107.250% of the principal amount. At any time prior to April 15, 2015, the Company may redeem all or part of the Notes upon not less than 30 nor more than 60 days’ prior notice at a redemption price equal to the sum of (i) 100% of the principal amount thereof, plus (ii) a make-whole premium as of the date of redemption, plus (iii) accrued and unpaid interest and additional interest, if any, thereon, to the date of redemption. In addition, the Company may redeem some or all of the Notes on or after April 15, 2015, at redemption prices set forth in the indenture, together with accrued and unpaid interest.

The net proceeds of the Notes were used to refinance approximately $210.1 million in existing secured indebtedness. The remainder of the proceeds will be used to acquire lifestyle and other income producing properties and for other general corporate purposes.

CNL LIFESTYLE PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

THREE MONTHS ENDED MARCH 31, 2011

(UNAUDITED)

15.	Subsequent Events (Continued):

Other

The Company’s board of directors declared distributions of $0.0521 per share to stockholders of record at the close of business on April 1, 2011 and May 1, 2011. These distributions are to be paid by June 30, 2011.

As of April 9, 2011, the Company engaged CNL Lifestyle Advisor Corporation as its advisor and entered into an advisory agreement with substantially similar terms and services as those provided under its previous advisory agreement. The directors and officers of the Company’s prior Advisor, CNL Lifestyle Company, LLC, were elected and appointed as the directors and officers of the new Advisor and have similar responsibilities and roles with the new Advisor as they previously held with the prior Advisor. In addition, the new Advisor will continue to engage and contract with other affiliates of CNL Financial Group to cause those affiliates to provide services and personnel to perform duties on behalf of the Company as consistent with the prior Advisor.

On April 9, 2011, the Company completed its third offering of common stock. The Company will not commence another public offering, but will continue to offer its shares of common stock to existing stockholders through its reinvestment plan. On May 2, 2011, the Company filed a Form S-3 under the Securities Exchange Act of 1933, as amended, to register for the sale of up to $250 million in shares of common stock (26.3 million shares at $9.50 per share) as pursuant to the Company’s reinvestment plan.

CNL LIFESTYLE PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

THREE MONTHS ENDED MARCH 31, 2011

(UNAUDITED)

16.	Supplemental Condensed Consolidating Financial Statements:

On March 31, 2011, the Company entered into a Purchase Agreement (the “Purchase Agreement”) by and among the Company and certain of its subsidiaries and Jefferies & Company, Inc. and Merrill, Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several initial purchasers, relating to the issuance and sale of $400 million in aggregate principal amount of its 7.25% senior notes due 2019 (the “Notes”). On April 5, 2011, the Company completed its private placement of the Notes, which were sold at an offering price of 99.249% of par value, resulting in net proceeds to the Company of approximately $388.0 million after deducting the initial purchasers’ discount and the offering expenses paid by the Company excluding debt acquisition fees payable to the Company’s advisor pursuant to the advisory agreement.

The Notes will mature on April 15, 2019, and bear interest at a rate of 7.25% per annum, payable semi-annually in cash in arrears on April 15 and October 15 of each year, beginning on October 15, 2011. The Notes are senior unsecured obligations of CNL Lifestyle Properties, Inc. (the “Issuer”) and are guaranteed by certain of the Company’s wholly owned consolidated subsidiaries. The guarantees are joint and several, full and unconditional. The following summarizes the Company’s condensed consolidating financial information as of March 31, 2011 and December 31, 2010 and for the three months ended March 31, 2011 and 2010 (in thousands):

CNL LIFESTYLE PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

THREE MONTHS ENDED MARCH 31, 2011

(UNAUDITED)

16.	Supplemental Condensed Consolidating Financial Statements (Continued):

CONDENSED CONSOLIDATING BALANCE SHEET

March 31, 2011

(in thousands except per share data)

	Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidating Adjustments	Consolidated
ASSETS
Real estate investment properties, net	$—	$1,013,875	$987,473	$—	$2,001,348
Investments in unconsolidated entities	—	275,770	—	—	275,770
Cash	167,175	3,067	11,251	—	181,493
Investments in subsidiaries	1,844,940	1,130,009	967,437	(3,942,386)	—
Mortgages and other notes receivable, net	—	89,363	116,956	(80,727)	125,592
Deferred rent and lease incentives	—	62,047	19,152	—	81,199
Other assets	2,128	20,873	16,161	—	39,162
Intangibles, net	—	19,233	6,215	—	25,448
Restricted cash	—	14,699	9,782	—	24,481
Accounts and other receivables, net	3	11,144	4,194	—	15,341

Total Assets	$2,014,246	$2,640,080	$2,138,621	$(4,023,113)	$2,769,834

LIABILITIES AND STOCKHOLDERS’ EQUITY
Mortgages and other notes payable	$—	$328,332	$348,655	$(61,708)	$615,279
Line of credit	—	58,000	—	—	58,000
Other liabilities	—	32,036	17,417	—	49,453
Accounts payable and accrued expenses	3,138	3,854	32,408	(19,019)	20,381
Security deposits	—	9,694	5,887	—	15,581
Due to affiliates	4,132	2	30	—	4,164

Total Liabilities	7,270	431,918	404,397	(80,727)	762,858

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $.01 par value per share
Excess shares, $.01 par value per share
Common stock, $.01 par value per share	3,003	—	—	—	3,003
Capital in excess of par value	2,663,060	3,960,428	3,870,873	(7,831,301)	2,663,060
Accumulated earnings (deficit)	(29,158)	255,221	314,318	(564,774)	(24,393)
Accumulated distributions	(629,929)	(2,007,487)	(2,447,125)	4,453,689	(630,852)
Accumulated other comprehensive loss	—	—	(3,842)	—	(3,842)

	2,006,976	2,208,162	1,734,224	(3,942,386)	2,006,976

Total Liabilities and Stockholders’ Equity	$2,014,246	$2,640,080	$2,138,621	$(4,023,113)	$2,769,834

CNL LIFESTYLE PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

THREE MONTHS ENDED MARCH 31, 2011

(UNAUDITED)

16.	Supplemental Condensed Consolidating Financial Statements (Continued):

CONDENSED CONSOLIDATING BALANCE SHEET

December 31, 2010

(in thousands except per share data)

	Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidating Eliminations	Consolidated
ASSETS
Real estate investment properties, net	$—	$1,024,724	$1,000,798	$—	$2,025,522
Cash	191,410	2,471	6,636	—	200,517
Investments in unconsolidated entities	—	140,372	—	—	140,372
Investments in subsidiaries	1,749,585	1,360,748	684,057	(3,794,390)	—
Mortgages and other notes receivable, net	—	88,533	106,757	(78,863)	116,427
Deferred rent and lease incentives	—	61,198	19,750	—	80,948
Other assets	2,077	30,398	17,244	—	49,719
Intangibles, net	—	19,647	6,282	—	25,929
Restricted cash	—	12,325	7,587	—	19,912
Accounts and other receivables, net	81	8,347	6,152	—	14,580

Total Assets	$1,943,153	$2,748,763	$1,855,263	$(3,873,253)	$2,673,926

LIABILITIES AND STOCKHOLDERS’ EQUITY
Mortgages and other notes payable	$—	$334,727	$329,978	$(61,561)	$603,144
Line of credit	—	58,000	—	—	58,000
Other liabilities	—	27,413	8,142	—	35,555
Accounts payable and accrued expenses	6,528	3,671	31,536	(17,302)	24,433
Security deposits	—	9,841	6,299	—	16,140
Due to affiliates	5,585	2	27	—	5,614

Total Liabilities	12,113	433,654	375,982	(78,863)	742,886

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $.01 par value per share
Excess shares, $.01 par value per share
Common stock, $.01 par value per share	2,847	—	—	—	2,847
Capital in excess of par value	2,523,405	3,855,043	3,350,828	(7,205,871)	2,523,405
Accumulated earnings (deficit)	(8,528)	263,777	322,429	(581,441)	(3,763)
Accumulated distributions	(586,684)	(1,803,711)	(2,188,339)	3,992,922	(585,812)
Accumulated other comprehensive loss	—	—	(5,637)	—	(5,637)

	1,931,040	2,315,109	1,479,281	(3,794,390)	1,931,040

Total Liabilities and Stockholders’ Equity	$1,943,153	$2,748,763	$1,855,263	$(3,873,253)	$2,673,926

CNL LIFESTYLE PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

THREE MONTHS ENDED MARCH 31, 2011

(UNAUDITED)

16.	Supplemental Condensed Consolidating Financial Statements (Continued):

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS

For the three months ended March 31, 2011

(in thousands)

	Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidating Adjustments	Consolidated
Revenues:
Rental income from operating leases	$—	$28,215	$20,159	$—	$48,374
Property operating revenues	—	5,600	25,977	—	31,577
Interest income on mortgages and other notes receivable	—	2,229	3,097	(2,116)	3,210

Total revenues	—	36,044	49,233	(2,116)	83,161

Expenses:
Property operating expenses	—	10,043	27,737	—	37,780
Asset management fees to advisor	7,498	—	—	—	7,498
General and administrative	2,623	117	477	—	3,217
Ground lease and permit fees	—	2,031	965	—	2,996
Acquisition fees and costs	4,873	—	53	—	4,926
Other operating expenses	53	1,334	365	—	1,752
Depreciation and amortization	—	14,519	15,735	—	30,254

Total expenses	15,047	28,044	45,332	—	88,423

Operating income (loss)	(15,047)	8,000	3,901	(2,116)	(5,262)

Other income (expense):
Interest and other income	82	(5)	(102)	—	(25)
Interest expense and loan cost amortization	—	(6,558)	(7,035)	2,116	(11,477)
Equity in loss of unconsolidated entities	—	(3,866)	—		(3,866)
Equity in loss, intercompany	(5,665)	(6,127)	(4,875)	16,667	—

Total other income (expense)	(5,583)	(16,556)	(12,012)	18,783	(15,368)

Net loss	$(20,630)	$(8,556)	$(8,111)	$16,667	$(20,630)

CNL LIFESTYLE PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

THREE MONTHS ENDED MARCH 31, 2011

(UNAUDITED)

16.	Supplemental Condensed Consolidating Financial Statements (Continued):

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS

For the three months ended March 31, 2010

(in thousands)

	Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidating Adjustments	Consolidated
Revenues:
Rental income from operating leases	$—	$29,604	$24,785	$—	$54,389
Property operating revenues	—	3,544	22,210	—	25,754
Interest income on mortgages and other notes receivable	—	2,806	2,536	(1,819)	3,523

Total revenues	—	35,954	49,531	(1,819)	83,666

Expenses:
Property operating expenses	—	3,070	17,742	—	20,812
Asset management fees to advisor	6,487	—	—	—	6,487
General and administrative	2,266	269	558	—	3,093
Ground lease and permit fees	—	1,789	1,119	—	2,908
Acquisition fees and costs	2,825	—	—	—	2,825
Other operating expenses	40	248	884	—	1,172
Depreciation and amortization	—	15,720	15,436	—	31,156

Total expenses	11,618	21,096	35,739	—	68,453

Operating income (loss)	(11,618)	14,858	13,792	(1,819)	15,213

Other income (expense):
Interest and other income	336	61	(87)	—	310
Interest expense and loan cost amortization	—	(6,181)	(7,549)	1,819	(11,911)
Equity in earnings of unconsolidated entities	—	3,177	—	—	3,177
Equity in earnings, intercompany	18,071	16,275	26,158	(60,504)	—

Total other income (expense)	18,407	13,332	18,522	(58,685)	(8,424)

Net income	$6,789	$28,190	$32,314	$(60,504)	$6,789

CNL LIFESTYLE PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

THREE MONTHS ENDED MARCH 31, 2011

(UNAUDITED)

16.	Supplemental Condensed Consolidating Financial Statements (Continued):

CONSOLIDATING STATEMENT OF CASH FLOWS

For the three months ended March 31, 2011

(in thousands)

	Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidated
Operating activities:
Net cash provided by (used in) operating activities	$(20,852)	$20,440	$24,729	$24,317

Investing activities:
Capital expenditures	—	(3,162)	(7,647)	(10,809)
Investment in unconsolidated enitities	—	(131,475)	—	(131,475)
Issuance of mortgage loans receivable	—	(41)	(1,034)	(1,075)
Acquisition fees on mortgage notes receivable	—	—	(12)	(12)
Principal payments received on mortgage loans receivables	—	22	—	22
Changes in restricted cash	—	(2,374)	(2,191)	(4,565)

Net cash used in investing activities	—	(137,030)	(10,884)	(147,914)
Financing activities:
Offering proceeds	142,028	—	—	142,028
Redemptions of common stock	(7,500)	—	—	(7,500)
Distributions to stockholders, net of reinvestments	(24,968)	—	—	(24,968)
Stock issuance costs	(13,667)	—	—	(13,667)
Proceeds from mortgage loans and other notes payables	—	—	18,540	18,540
Principal payments on mortgage loans	—	(6,395)	(918)	(7,313)
Principal payments on capital leases	—	(780)	(490)	(1,270)
Payment of loan costs	(53)	—	(1,148)	(1,201)
Transfer to (from) Issuer	(99,223)	124,361	(25,138)	—

Net cash provided by (used in) financing activities	(3,383)	117,186	(9,154)	104,649

Effect of exchange rate fluctuation on cash	—	—	(76)	(76)
Net increase (decrease) in cash	(24,235)	596	4,615	(19,024)
Cash at beginning of period	191,410	2,471	6,636	200,517

Cash at end of period	$167,175	$3,067	$11,251	$181,493

CNL LIFESTYLE PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

THREE MONTHS ENDED MARCH 31, 2011

(UNAUDITED)

16.	Supplemental Condensed Consolidating Financial Statements (Continued):

CONSOLIDATING STATEMENT OF CASH FLOWS

For the three months ended March 31, 2010

(in thousands)

	Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidated
Operating activities:
Net cash provided by (used in) operating activities	$(12,175)	$17,901	$19,408	$25,134

Investing activities:
Acquisition of properties	—	—	(40,390)	(40,390)
Capital expenditures	—	(1,733)	(17,154)	(18,887)
Payment of contingent purchase consideration	—	(11,922)	—	(11,922)
Issuance of mortgage loans receivable	—	(3,102)	—	(3,102)
Principal payments received on mortgage	—	—	—	—
Proceeds from disposal of assets	—	—	42	42
Acquisition fees on mortgage notes receivable	—	(143)	—	(143)
Principal payments received on mortgage loans receivables	—	107	197	304
Proceeds from disposal of assets		—		—
Changes in restricted cash	—	(8,993)	(9,124)	(18,117)

Net cash used in investing activities	—	(25,786)	(66,429)	(92,215)

Financing activities:
Offering proceeds	59,899	—	—	59,899
Redemptions of common stock	(18,378)	—	—	(18,378)
Distributions to stockholders, net of reinvestments	(21,524)			(21,524)
Stock issuance costs	(6,787)	—	—	(6,787)
Borrowings under line of credit net of payments	—	(41,483)		(41,483)
Proceeds from mortgage loans and other notes payables	—	—	7,908	7,908
Principal payments on mortgage loans	—	(3,274)	(2,007)	(5,281)
Principal payments on capital leases	—	(542)	(341)	(883)
Payment of loan costs	(3,573)	(4,000)	(6)	(7,579)
Transfer to (from) Issuer	(105,122)	57,134	47,988	—

Net cash provided by (used in) financing activities	(95,485)	7,835	53,542	(34,108)

Effect of exchange rate fluctuation on cash	—	—	35	35
Net increase (decrease) in cash	(107,660)	(50)	6,556	(101,154)
Cash at beginning of period	177,265	1,621	4,689	183,575

Cash at end of period	$69,605	$1,571	$11,245	$82,421

Report of Independent Registered Certified Public Accounting Firm

To the Board of Directors and Stockholders of

CNL Lifestyle Properties, Inc.:

In our opinion, the consolidated financial statements listed in the accompanying index present fairly, in all material respects, the financial position of CNL Lifestyle Properties, Inc. and its subsidiaries at December 31, 2010 and 2009, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2010 in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the financial statement schedules listed in the accompanying index present fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. These financial statements and financial statement schedules are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and financial statement schedules based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

Orlando, Florida

March 18, 2011, except for Note 24 as to which the date is June 29, 2011

CNL LIFESTYLE PROPERTIES, INC.

AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands except per share data)

	December 31,
	2010	2009
ASSETS
Real estate investment properties, net (including $216,574 related to consolidated variable interest entitites)	$2,025,522	$2,021,188
Cash	200,517	183,575
Investments in unconsolidated entities	140,372	142,487
Mortgages and other notes receivable, net	116,427	145,640
Deferred rent and lease incentives	80,948	91,850
Other assets	49,719	24,656
Intangibles, net	25,929	32,032
Restricted cash	19,912	19,438
Accounts and other receivables, net	14,580	11,262

Total Assets	$2,673,926	$2,672,128

LIABILITIES AND STOCKHOLDERS’ EQUITY
Mortgages and other notes payable (including $86,408 non-recourse debt of consolidated variable interest entities)	$603,144	$639,488
Line of credit	58,000	99,483
Other liabilities	35,555	43,931
Accounts payable and accrued expenses	24,433	19,591
Security deposits	16,140	16,180
Due to affiliates	5,614	4,239

Total Liabilities	742,886	822,912

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $.01 par value per share
200 million shares authorized and unissued	—	—
Excess shares, $.01 par value per share
120 million shares authorized and unissued	—	—
Common stock, $.01 par value per share
One billion shares authorized; 301,299 and 260,233 shares issued and 284,687 and 247,710 shares outstanding as of December 31, 2010 and 2009, respectively	2,847	2,477
Capital in excess of par value	2,523,405	2,195,251
Accumulated earnings (deficit)	(3,763)	78,126
Accumulated distributions	(585,812)	(421,873)
Accumulated other comprehensive loss	(5,637)	(4,765)

	1,931,040	1,849,216

Total Liabilities and Stockholders' Equity	$2,673,926	$2,672,128

See accompanying notes to consolidated financial statements.

CNL LIFESTYLE PROPERTIES, INC.

AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands except per share data)

	Year Ended December 31,
	2010	2009	2008
Revenues:
Rental income from operating leases	$202,029	$205,247	$203,031
Property operating revenues	86,567	35,246	—
Interest income on mortgages and other notes receivable	15,832	12,778	7,384

Total revenues	304,428	253,271	210,415

Expenses:
Property operating expenses	79,365	34,665	—
Asset management fees to advisor	26,808	25,075	21,937
General and administrative	14,242	13,935	14,003
Ground lease and permit fees	12,589	11,561	9,477
Acquisition fees and costs	14,149	14,616	—
Other operating expenses	2,528	9,548	8,943
Bad debt expense	2,315	2,313	328
Loan loss provision	4,072	—	—
Loss on lease terminations	55,528	4,506	—
Impairment provision	26,880	—	—
Depreciation and amortization	126,223	124,040	98,149

Total expenses	364,699	240,259	152,837

Operating income (loss)	(60,271)	13,012	57,578

Other income (expense):
Interest and other income	2,759	2,676	5,718
Interest expense and loan cost amortization	(50,616)	(40,638)	(32,076)
Gain on extinguishment of debt	15,261	—	—
Equity in earnings of unconsolidated entities	10,978	5,630	3,020

Total other expense	(21,618)	(32,332)	(23,338)

Income (loss) from continuing operations	(81,889)	(19,320)	34,240
Discontinued operations	—	—	2,396

Net income (loss)	$(81,889)	$(19,320)	$36,636

Earnings (loss) per share of common stock (basic and diluted)
Continuing operations	$(0.31)	$(0.08)	$0.16
Discontinued operations	$—	$—	$0.01

	$(0.31)	$(0.08)	$0.17

Weighted average number of shares of common stock outstanding (basic and diluted)	263,516	235,873	210,192

See accompanying notes to consolidated financial statements.

CNL LIFESTYLE PROPERTIES, INC.

AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

Years ended December 31, 2010, 2009 and 2008

(in thousands except per share data)

	Common Stock		Capital in Excess of Par Value	Accumulated Earnings	Accumulated Distributions	Accumulated Comprehensive Income (Loss)	Total Stockholders’ Equity	Comprehensive Income
	Number of Shares	Par Value
Balance at December 31, 2007	191,827	$1,918	$1,690,018	$60,810	$(139,062)	$3,630	$1,617,314
Subscriptions received for common stock through public offering and reinvestment plan	37,778	378	386,617	—	—	—	386,995
Redemption of common stock	(3,568)	(36)	(33,939)	—	—	—	(33,975)
Stock issuance and offering costs	—	—	(37,549)	—	—	—	(37,549)
Net income	—	—	—	36,636	—	—	36,636	$36,636
Distributions, declared and paid ($0.6150 per share)	—	—	—	—	(128,358)	—	(128,358)
Foreign currency translation adjustment	—	—	—	—	—	(9,992)	(9,992)	(9,992)
Current period adjustment to recognize changes in fair value of cash flow hedges	—	—	—	—	—	(8,699)	(8,699)	(8,699)

Total comprehensive income	—	—	—	—	—	—	—	$17,945

Balance at December 31, 2008	226,037	$2,260	$2,005,147	$97,446	$(267,420)	$(15,061)	$1,822,372
Subscriptions received for common stock through public offering and reinvestment plan	29,660	297	293,006	—	—	—	293,303
Redemption of common stock	(7,987)	(80)	(76,161)	—	—	—	(76,241)
Stock issuance and offering costs	—	—	(26,741)	—	—	—	(26,741)
Net income	—	—	—	(19,320)	—	—	(19,320)	$(19,320)
Distributions, declared and paid ($0.6577 per share)	—	—	—	—	(154,453)	—	(154,453)
Foreign currency translation adjustment	—	—	—	—	—	6,583	6,583	6,583
Current period adjustment to recognize changes in fair value of cash flow hedges	—	—	—	—	—	3,713	3,713	3,713

Total comprehensive income	—	—	—	—	—	—	—	$(9,024)

Balance at December 31, 2009	247,710	$2,477	$2,195,251	$78,126	$(421,873)	$(4,765)	$1,849,216

See accompanying notes to consolidated financial statements.

CNL LIFESTYLE PROPERTIES, INC.

AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY—CONTINUED

Years ended December 31, 2010, 2009 and 2008

(in thousands except per share data)

	Common Stock		Capital in Excess of Par Value	Accumulated Earnings	Accumulated Distributions	Accumulated Comprehensive Income (Loss)	Total Stockholders’ Equity	Comprehensive Loss
	Number of Shares	Par Value
Balance at December 31, 2009	247,710	$2,477	$2,195,251	$78,126	$(421,873)	$(4,765)	$1,849,216
Subscriptions received for common stock through public offering and reinvestment plan	41,066	411	406,019	—	—	—	406,430
Redemption of common stock	(4,089)	(41)	(40,355)	—	—	—	(40,396)
Stock issuance and offering costs	—	—	(37,510)	—	—	—	(37,510)
Net loss	—	—	—	(81,889)	—	—	(81,889)	$(81,889)
Distributions, declared and paid ($0.6252 per share)	—	—	—	—	(163,939)	—	(163,939)
Foreign currency translation adjustment	—	—	—	—	—	1,061	1,061	1,061
Amortization of loss on termination of cash flow hedges	—	—	—	—	—	331	331	331
Current period adjustment to recognize changes in fair value of cash flow hedges, net of reclassifications (Note 14)	—	—	—	—	—	(2,264)	(2,264)	(2,264)

Total comprehensive loss	—	—	—	—	—	—	—	$(82,761)

Balance at December 31, 2010	284,687	$2,847	$2,523,405	$(3,763)	$(585,812)	$(5,637)	$1,931,040

See accompanying notes to consolidated financial statements.

CNL LIFESTYLE PROPERTIES, INC.

AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Year Ended December 31,
	2010	2009	2008
Operating activities:
Net income (loss)	$(81,889)	$(19,320)	$36,636
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	134,190	129,136	100,853
Accretion of note origination costs	(72)	(161)	(248)
Write off of note origination costs	—	—	604
Loan origination fees received	—	—	340
Gain on sale of property	—	—	(4,470)
(Gain)/loss on disposal of fixed assets	(265)	(376)	29
Gain on extinguishment of debt	(15,261)	—	—
Reclassification of hedge loss from extinguishment of debt	2,006	—	—
Deferred interest received on mortgages and other notes receivable	2,814	—	—
Loss on lease termination	55,528	4,506	—
Impairment provision	26,880	—	—
Loan loss provision	4,072	—	—
Swap breakage payment	(9,256)	—	—
Bad debt	2,315	2,313	328
Write-off of intangible assets	—	—	1,085
Equity in earnings net of distributions from unconsolidated entities	1,712	5,156	11,863
Changes in assets and liabilities:
Other assets	(25,923)	(8,937)	1,024
Deferred rent	(24,530)	(47,489)	(17,005)
Accounts and other receivables	2,829	152	(5,636)
Accounts payable, accrued expenses and other liabilities	(2,142)	17,811	1,315
Security deposits from tenants	5,926	(21,399)	(8,406)
Due to affiliates	842	1,008	470

Net cash provided by operating activities	79,776	62,400	118,782

Investing activities:
Acquisition of properties	(81,390)	(42,000)	(167,529)
Capital expenditures	(59,140)	(62,320)	(116,205)
Deposits on real estate investments	(11,220)	(1,022)	—
Acquisition of remaining partnership interest in Wolf Partnership entity, net of $3,752 cash received	—	(2,382)	—
Contributions to unconsolidated entities	—	(16,229)	(1,394)
Payment of contingent purchase consideration	(12,433)	—	—
Issuance of mortgage loans receivable	(14,897)	(28,881)	(68,584)
Payment of additional carrying costs for mortgage loans receivable	—	(7,599)	(3,656)
Principal payments received on mortgage loans receivable	38,614	18,388	—
Acquisition fees on mortgage notes receivable	(461)	(867)	(19,105)
Return of short term investments	8,000	—	—
Proceeds from sale of property	—	—	12,000
Proceeds from disposal of assets	590	560	69
Changes in restricted cash	(6,238)	468	(4,789)

Net cash used in investing activities	(138,575)	(141,884)	(369,193)

See accompanying notes to consolidated financial statements.

CNL LIFESTYLE PROPERTIES, INC.

AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS—CONTINUED

(in thousands)

	Year Ended December 31,
	2010	2009	2008
Financing activities:
Offering proceeds	$333,346	$222,685	$326,198
Redemptions of common stock	(40,396)	(76,958)	(33,730)
Distributions to stockholders, net of reinvestments	(90,855)	(83,835)	(67,561)
Stock issuance costs	(36,574)	(26,940)	(37,910)
Borrowings under line of credit, net of payments	(41,483)	(517)	100,000
Proceeds from mortgage loans and other notes payables	12,202	37,855	159,403
Principal payments on mortgage loans	(50,450)	(10,856)	(19,378)
Principal payments on capital leases	(4,284)	(4,852)	(42)
Payment of loan costs	(5,903)	(3,123)	(2,339)

Net cash provided by financing activities	75,603	53,459	424,641

Effect of exchange rate fluctuation on cash	$138	$99	$193

Net increase (decrease) in cash	16,942	(25,926)	174,423
Cash at beginning of period	183,575	209,501	35,078

Cash at end of period	$200,517	$183,575	$209,501

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$46,693	$36,726	$28,088

Supplemental disclosure of non-cash investing activities:
Amounts incurred but not paid (included in due to affiliates):
Acquisition fees and costs	$—	$—	$664

Offering and stock issuance costs	$457	$256	$657

Allocation of acquisition fees to real estate investments	$—	$—	$8,783

Allocation of acquisition fees to mortgages and other notes receivable	$—	$—	$2,720

Assumption of capital leases	$2,044	$7,102	$2,115

Capital expansion projects incurred but not paid	$1,994	$1,760	$13,545

Discharge of note receivable in connection with foreclosure	$—	$51,255	$16,800

Changes in estimated contingent purchase price	$1,500	$10,800	$—

During the year ended December 31, 2009, the Company acquired the remaining 30.3% interest in the Wolf Partnership for approximately $6.0 million and accounted for this acquisition using the purchase method of accounting. The Wolf Partnership was previously an unconsolidated entity of which the Company had a 69.7% ownership interest. The fair value of the net assets acquired at August 6, 2009 were as follows:

Real estate and intangibles	$90,300
Other assets	7,621
Liabilities	(64,803)

Net assets	$33,118

Supplemental disclosure of non-cash financing activities:
Seller financing obtained in connection with acquisitions	$13,983	$14,400	$43,542

Seller financing provided upon sale of discontinued operations	$—	$—	$10,000

Forgiveness from debt restructure	$15,261	$—	$—

See accompanying notes to consolidated financial statements.

CNL LIFESTYLE PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. Organization and Nature of Business:

CNL Lifestyle Properties, Inc. (the “Company”), was organized in Maryland on August 11, 2003. The Company operates and has elected to be taxed as a real estate investment trust (a “REIT”) for federal income tax purposes beginning with its taxable year ended December 31, 2004. Various wholly owned subsidiaries have been and will be formed by the Company for the purpose of acquiring and owning direct or indirect interests in real estate. The Company generally invests in lifestyle properties in the United States that are primarily leased on a long-term (generally five to 20-years, plus multiple renewal options), triple-net or gross basis to tenants or operators that the Company considers to be significant industry leaders. To a lesser extent, the Company also leases properties to taxable REIT subsidiary (“TRS”) tenants and engages independent third-party managers to operate those properties.

As of December 31, 2010, the Company owned 122 lifestyle properties directly and indirectly within the following asset classes: Ski and Mountain Lifestyle, Golf, Attractions, Marinas and Additional Lifestyle Properties. Eight of these 122 properties are owned through unconsolidated entities and three are located in Canada. Although these are the asset classes in which the Company has invested and are most likely to invest in the future, it may acquire or invest in any type of property that it believes has the potential to generate long-term revenue. The Company may also make or acquire loans (mortgage, mezzanine and other loans) or other permitted investments.

2. Significant Accounting Policies:

Principles of Consolidation and Basis of Presentation—The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant inter-company balances and transactions have been eliminated in consolidation. In addition, the Company evaluates its investments in partnerships and joint ventures for consolidation based on whether the Company has a controlling interest, including where the Company has been determined to be a primary beneficiary of a variable interest entity (“VIE”) or meets certain criteria of a sole general partner or managing member in accordance with the Consolidation guidance of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”).

Real Estate—Upon acquisition of real estate properties, the Company estimates the fair value of acquired tangible assets (consisting of land, buildings, improvements and equipment) and identifiable intangibles (consisting of above and below-market leases, in-place leases and trade names), and any assumed debt or other liabilities such as contingent purchase consideration at the date of acquisition, based on evaluation of information and estimates available at that date. Based on these estimates, the Company allocates the estimated fair value to the applicable assets and liabilities. Fair value is determined based on an exit price approach, which contemplates the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

Real estate assets are stated at cost less accumulated depreciation, which is computed using the straight-line method of accounting over the estimated useful lives of the related assets. Buildings and improvements are depreciated over the lesser of 39 years or the remaining life of the ground lease including renewal options and leasehold and permit interests and equipment are depreciated over their estimated useful lives. On an ongoing basis, management assesses whether there are any indicators, including property operating performance and general market conditions, that the value of the real estate properties (including any related amortizable intangible assets or liabilities) may be impaired. A property value is considered impaired only if management’s estimate of current and projected operating cash flows (undiscounted and unleveraged) of the property over its

CNL LIFESTYLE PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2. Significant Accounting Policies (Continued):

remaining useful life is less than the net carrying value of the property. Such cash flow projections consider factors such as expected future operating income, trends and prospects, as well as the effects of demand, competition and other factors. To the extent impairment has occurred, the carrying value of the property would be adjusted to an amount to reflect the estimated fair value of the property.

Expenditures for maintenance and repairs are charged to operations as incurred. Significant renovations and replacements, which improve and extend the life of the asset, are capitalized.

Impairment of Real Estate Assets—Real estate assets are reviewed on an ongoing basis to determine whether there are any indicators, including property operating performance and general market conditions, that the value of the real estate properties (including any related amortizable intangible assets or liabilities) may be impaired. A property value is considered impaired if management’s estimate of current and projected operating cash flows (undiscounted and unleveraged) of the property over its remaining useful life is less than the net carrying value of the property. Such cash flow projections consider factors such as expected future operating income, trends, and prospects, as well as the effects of demand, competition and other factors. To the extent impairment has occurred, the carrying value of the property is adjusted to an amount to reflect the estimated fair value of the property.

Intangible Assets—Amortization of intangible assets is computed using the straight-line method of accounting over the respective lease term or estimated useful life. The capitalized above-market or below-market intangible is amortized to rental income over the estimated remaining term of the respective leases. If a lease were to be terminated prior to its scheduled expiration, all unamortized costs relating to that lease would be written off. Intangible assets with indefinite lives are not amortized and, like all intangibles are evaluated for impairment on an annual basis or upon a triggering event.

Acquisition Fees and Costs—Effective January 1, 2009, the Company began expensing acquisition fees and costs in accordance with a new accounting pronouncement. Prior to the adoption of this pronouncement, acquisition fees and costs were generally capitalized and allocated to the cost basis of the assets acquired in connection with a property acquisition or business combination. The adoption of this pronouncement had, and will continue to have a significant impact on the Company’s operating results due to the highly acquisitive nature of its business, and also causes a decrease in cash flows from operating activities, as acquisition fees and costs historically have been included in cash flows from investing activities, but are treated as cash flows from operating activities under the new guidance. The characterization of these acquisition fees and costs to operating activities in accordance with generally accepted accounting principles (“GAAP”) does not change the nature and source of how the amounts are funded and paid with proceeds from the Company’s public offerings. Upon adoption of this new pronouncement, the Company expensed approximately $5.9 million in acquisition fees and costs for acquisitions that were being pursued in 2008 but which did not close as of December 31, 2008. Additionally, the Company expensed approximately $14.1 million and $8.7 million in new acquisition fees and costs incurred during the years ended December 31, 2010 and 2009, respectively. The Company will continue to capitalize acquisition fees and costs incurred in connection with the making of loans, simple asset purchases and other investments.

Investment in Unconsolidated Entities—The Company accounts for its investments in unconsolidated joint ventures under the equity method of accounting as the Company exercises significant influence, but does not control these entities. These investments are recorded initially at cost and subsequently adjusted for cash contributions and distributions. Based on the respective venture structures and preferences the Company receives

CNL LIFESTYLE PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2. Significant Accounting Policies (Continued):

on distributions and liquidation, the Company records its equity in earnings of the entities under the hypothetical liquidation at book value (“HLBV”) method of accounting. Under this method, the Company recognizes income or loss in each period as if the net book value of the assets in the venture were hypothetically liquidated at the end of each reporting period. Under this method, in any given period, the Company could be recording more or less income than actual cash distributions received and more or less than what the Company may receive in the event of an actual liquidation.

Management monitors on a continuous basis whether there are any indicators, including the underlying investment property operating performance and general market conditions, that the value of the Company’s investments in unconsolidated entities may be impaired. An investment’s value is impaired only if management’s estimate of the fair value of the investment is less than the carrying value of the investment and such difference is deemed to be other-than-temporary. To the extent an impairment has occurred, the loss would be measured as the excess of the carrying amount of the investment over the estimated fair value of the investment. The Company’s estimated fair values of its unconsolidated entities are based upon a discounted cash flow model that includes all estimated cash inflows and outflows over the expected holding period. Capitalization rates and discount rates utilized in these models are based upon rates that the Company believes to be within a reasonable range of current market rates for the underlying properties.

Mortgages and Other Notes Receivable—Mortgages and other notes receivable are recorded at the stated principal amounts net of deferred loan origination costs or fees. A loan is considered to be impaired when, based on current information and events, it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the note. An allowance for loan loss is calculated by comparing the carrying value of the note to the estimated fair value of the underlying collateral. Increases and decreases in the allowance due to changes in the measurement of the impaired loans are included in the provision for loan loss not to exceed the original carrying amount of the loan. Interest income on performing loans is accrued as earned. Interest income on impaired loans is recognized as collected.

Loan origination and other fees received by the Company in connection with making the loans are recorded as a reduction of the note receivable and amortized into interest income, using the effective interest method, over the term of the loan. The Company records acquisition fees incurred in connection with making the loans as part of the mortgages and other notes receivable balance and amortizes the amounts as a reduction of interest income over the term of the notes.

Cash—Cash consists of demand deposits at commercial banks. The Company also invests in money market funds during the year. As of December 31, 2010, the cash deposits exceeded federally insured amounts. However, the Company has not experienced any losses on such accounts. Management continues to monitor third-party depository institutions that hold the Company’s cash, primarily with the goal of safety of principal and secondarily on maximizing yield on those funds. To that end, the Company has diversified its cash and cash equivalents between several banking institutions in an attempt to minimize exposure to any one of these entities. Management has attempted to select institutions that it believes are strong based on an evaluation of their financial stability and exposure to poor performing assets.

Restricted Cash—Certain amounts of cash are restricted to fund capital expenditures for the Company’s real estate investment properties or represent certain tenant security deposits. The Company’s restricted cash balances as of December 31, 2010 and 2009 were approximately $19.9 million and $19.4 million, respectively.

CNL LIFESTYLE PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2. Significant Accounting Policies (Continued):

Derivative Instruments and Hedging Activities—The Company utilizes derivative instruments to partially offset the effect of fluctuating interest rates on the cash flows associated with its variable-rate debt. The Company follows established risk management policies and procedures in its use of derivatives and does not enter into or hold derivatives for trading or speculative purposes. The Company records all derivative instruments on the balance sheet at fair value. On the date the Company enters into a derivative contract, the derivative is designated as a hedge of the exposure to variable cash flows of a forecasted transaction. The effective portion of the derivative’s gain or loss is initially reported as a component of other comprehensive income (loss) and subsequently recognized in the statement of operations in the periods in which earnings are impacted by the variability of the cash flows of the hedged item. Any ineffective portion of the gain or loss is reflected in interest expense in the statement of operations. As of December 31, 2010 and 2009, the fair value of the hedged net liabilities totaled approximately $0.3 million and $5.0 million, respectively, and has been included in other assets and other liabilities in the accompanying consolidated balance sheets. As of December 31, 2010, the Company’s hedges qualified as highly effective and, accordingly, all of the change in value is reflected in other comprehensive income (loss).

Fair Value of Financial Instruments—The estimated fair value of cash, accounts receivable, accounts payable and accrued expenses approximates carrying value as of December 31, 2010 and 2009, because of the liquid nature of the assets and relatively short maturities of the obligations. The Company estimates that the fair value of its mortgages and other notes receivable at December 31, 2010 and 2009 was approximately $110.8 million and $137.6 million, respectively, based on current economic conditions and prevailing market rates. The Company estimates that at December 31, 2010 and 2009, the fair value of its fixed rate debt was approximately $439.0 million and $465.0 million, respectively, and the fair value of its variable rate debt was approximately $187.0 million and $235.6 million, respectively, based upon the current rates and spreads it would pay to obtain similar borrowings.

Fair Value of Non-Financial Assets and Liabilities—Effective January 1, 2009, the Company adopted new guidance, which affects how fair value is determined for non-financial assets such as real estate, intangibles, investments in unconsolidated entities and other long-lived assets, including the incorporation of market participant assumptions in determining the fair value. The adoption of this guidance did not have a material impact on the Company’s financial position or results of operations.

Deferred Financing Costs—Financing costs paid in connection with obtaining long-term debt are deferred and amortized over the life of the debt using the effective interest method. Amortization expense was approximately $3.6 million, $2.8 million and $1.7 million for the years ended December 31, 2010, 2009 and 2008, respectively.

Foreign Currency Translation—The accounting records for the Company’s one consolidated foreign location, in Vancouver, British Columbia, are maintained in the local currency and revenues and expenses are translated using the average exchange rates during the period. Assets and liabilities are translated to U.S. dollars using the exchange rate in effect at the balance sheet date. The resulting translation adjustments are reflected in stockholders’ equity as a cumulative foreign currency translation adjustment, a component of accumulated other comprehensive income (loss). Gains and losses from foreign currency transactions are included in the accompanying consolidated statements of operations.

Revenue Recognition—For properties subject to operating leases, rental revenue is recorded on a straight-line basis over the terms of the leases. Additional percentage rent that is due contingent upon tenant performance

CNL LIFESTYLE PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.	Significant Accounting Policies (Continued):

thresholds, such as gross revenues, is deferred until the underlying performance thresholds have been achieved. Property operating revenues from managed properties, which are not subject to leasing arrangements, are derived from room rentals, food and beverage sales, ski and spa operations, golf operations, membership dues, ticket sales, concessions, waterpark and themepark operations and other service revenues. Such revenues, excluding membership dues, are recognized when rooms are occupied, when services have been performed, and when products are delivered. Membership dues are recognized ratably over the term of the membership period. For mortgages and other notes receivable, interest income is recognized on an accrual basis when earned, except for loans placed on non-accrual status, for which interest income is recognized when received. Any deferred portion of contractual interest is recognized on a straight-line basis over the term of the corresponding note. Loan origination fees charged and acquisition fees incurred in connection with the making of loans are recognized as interest income, and a reduction in interest income, respectively over the term of the notes.

Capital Improvement Reserve Income—The Company’s leases require the tenants to pay certain contractual amounts that are set aside by the Company for replacements of fixed assets and other improvements to the properties. These amounts are and will remain the property of the Company during and after the term of the lease. The amounts are recorded as capital improvement reserve income at the time that they are earned and are included in rental income from operating leases in the accompanying consolidated statements of operations.

Mortgages and other notes payable—Mortgages and other notes payable are recorded at the stated principal amount and are generally collateralized by the Company’s lifestyle properties with monthly interest only and/or principal payments. A loan that is accounted for as a troubled debt restructure is recorded at the future cash payments, principal and interest, specified by the new terms. The Company may undergo a troubled debt restructuring if management determines that the underlying collateralized properties are not performing to meet debt service. In order to qualify as a troubled debt restructure the following must apply: (i) the underlying collateralized property value decreased as a result of the economic environment, (ii) transfer of asset (cash) to partially satisfy the loan has occurred and (iii) new loan terms decrease the interest rate and extend the maturity date. The difference between the future cash payments specified by the new terms and the carrying value immediately preceding the restructure is recorded as gain on extinguishment of debt. For the year ended December 31, 2010, the Company restructured one of its debts with a principal outstanding balance of approximately $85.4 million, repaid $6.0 million in cash and recorded a gain on extinguishment of debt of approximately $14.4 million resulting in a new outstanding balance of approximately $66.4 million, as of December 31, 2010.

Income Taxes—The Company believes it has qualified as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended and related regulations beginning with the year ended December 31, 2004. As a REIT, the Company generally is not subject to federal corporate income taxes provided it distributes at least 90% of its REIT taxable income and meets certain other requirements for qualifying as a REIT. Subject to compliance with applicable tax law, certain properties may be operated using an eligible third-party manager. In those cases, taxable income from those operations may be subject to federal income tax. Management believes that the Company was organized and operated in a manner that enables the Company to continue to qualify for treatment as a REIT for federal income tax purposes for the years ended December 31, 2010, 2009 and 2008.

Under the provisions of the Internal Revenue Code and applicable state laws, each TRS entity of the Company is subject to taxation of income on the profits and losses from its tenant operations. The Company accounts for federal and state income taxes with respect to its TRS entities using the asset and liability method.

CNL LIFESTYLE PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.	Significant Accounting Policies (Continued):

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and respective tax bases and operating losses and tax-credit carry forwards.

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

Assets Held For Sale and Discontinued Operations—The Company classifies assets as held for sale when management has obtained a firm commitment from a buyer, the sale has been approved by the board of directors, and consummation of the sale is considered probable and expected within one year. The related operations of assets held for sale are reported as discontinued if such operations and cash flows can be clearly distinguished both operationally and financially from the ongoing operations, such operations and cash flows will be eliminated from ongoing operations once the disposal occurs, and if the Company will not have any significant continuing involvement subsequent to the sale.

Earnings Per Share—Earnings per share is calculated based upon the weighted-average number of shares of common stock outstanding during the period. For the years ended December 31, 2010, 2009 and 2008, the weighted-average numbers of shares of common stock outstanding, basic and diluted, were approximately 263,516, 235,873, and 210,192 respectively.

Use of Estimates—Management has made a number of estimates and assumptions related to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these consolidated financial statements in conformity with generally accepted accounting principles. For example, significant estimates and assumptions are made in connection with the allocation of purchase price and the analysis of real estate, equity method investments and loan impairment. Actual results could differ from those estimates.

Reclassifications—Certain prior period amounts in the audited consolidated financial statements have been reclassified to conform to the current period presentation.

Segment Information—Operating segments are components of an enterprise for which separate financial information is available and is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. The Company’s chief operating decision maker currently evaluates the Company’s operations from a number of different operational perspectives including but not limited to a property-by-property basis and by tenant and operator. The Company derives all significant revenues from a single reportable operating segment of business, lifestyle real estate. Accordingly, the Company does not report more than one segment; nevertheless, management periodically evaluates whether the Company continues to have one single reportable segment of business.

Recent Accounting Pronouncements—In December 2010, the FASB issued ASU 2010-29, Business Combinations (Topic 805), or ASU 2010-29. ASU 2010-29 amends ASC Topic 805 to require the disclosure of pro forma revenue and earnings for all business combinations that occurred during the current year to be presented as of the beginning of the comparable prior annual reporting period. The amendments in ASU 2010-29 also expand the supplemental pro forma disclosures to include a description of the nature and amount of material,

CNL LIFESTYLE PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.	Significant Accounting Policies (Continued):

nonrecurring pro forma adjustments directly attributable to the business combination included in the reported pro forma revenue and earnings. ASU 2010-29 is effective for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2010.

3. Acquisitions:

During the year ended December 31, 2010, the Company acquired the following properties (in thousands):

Property/Description	Location	Date of Acquisition	Purchase Price
Anacapa Isle Marina—	California	3/12/2010	$9,829
One marina (leasehold interest)
Ballena Isle Marina—	California	3/12/2010	8,179
One marina (leasehold and fee interests)
Cabrillo Isle Marina—	California	3/12/2010	20,575
One marina (leasehold interest)
Ventura Isle Marina—	California	3/12/2010	16,417
One marina (leasehold interest)
Bohemia Vista Yacht Basin—	Maryland	5/20/2010	4,970
One marina (fee interest)
Hack’s Point Marina—	Maryland	5/20/2010	2,030
One marina (fee interest)
Pacific Park—	California	12/29/2010	34,000
One attraction (leasehold interest)

		Total	$96,000

The properties above are subject to long-term triple-net leases with renewal options. In connection with the transactions, the Company paid approximately $81.0 million in cash, net of approximately $1.0 million deposit made in 2009, excluding transaction costs, and assumed three existing loans collateralized by three properties, Anacapa Isle Marina, Cabrillo Isle Marina and Ventura Isle Marina, with an aggregate outstanding principal balance of approximately $14.0 million, which were recorded at their estimated fair values of approximately $13.6 million.

The following summarizes the allocation of the purchase price for the above properties, which approximates the fair values of the assets acquired and liabilities assumed (in thousands):

Total Purchase Price Allocation

Land and land improvements	$6,091
Leasehold interests and improvements	70,097
Buildings	10,103
Equipment	8,550
Intangibles	765
Below market loan premium	394
Mortgage notes payable	(14,000)

Total	$82,000

CNL LIFESTYLE PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3. Acquisitions (Continued):

The revenue and net operating results attributable to the properties included in the Company’s consolidated statements of operations for the years ended December 31, 2010 and 2009 were approximately $7.0 million and $0.5 million, respectively.

The following presents unaudited pro forma results of operations of the Company as if the properties above were acquired as of January 1, 2009 and owned during the entire years ended December 31, 2010 and 2009 (in thousands, except per share data):

	Year Ended December 31,
	2010	2009
Revenues	$310,513	$265,603
Expenses	(368,690)	(248,996)
Other expense	(21,789)	(33,224)

Net loss	$(79,966)	$(16,617)

Loss per share of common stock (basic and diluted)	$(0.30)	$(0.07)

Weighted average number of shares of common stock outstanding (basic and diluted)	263,516	235,873

In connection with the Company’s acquisition on March 12, 2010 of four marinas, the Company agreed to pay additional purchase consideration up to a maximum of $10.0 million, contingent upon the properties achieving certain performance thresholds. However, the Company determined, based on its estimates and the likelihood of the properties achieving such thresholds, that the fair value of the liability was zero as of the acquisition date and December 31, 2010.

4. Real Estate Investment Properties, net:

As of December 31, 2010 and 2009, real estate investment properties consisted of the following (in thousands):

	2010	2009
Land and land improvements	$1,011,838	$999,355
Leasehold interests and improvements	306,694	235,914
Buildings	626,882	617,100
Equipment	491,278	435,578
Construction in progress	—	20,021
Less: accumulated depreciation and amortization	(411,170)	(286,780)

Total	$2,025,522	$2,021,188

For the years ended December 31, 2010, 2009 and 2008, the Company had depreciation expense of approximately $124.8 million, $122.6 million and $96.7 million, respectively.

The Company has been monitoring the performance of its two Great Wolf Lodge properties, which have had ongoing challenges due to the general economic conditions, local market conditions and competition over the past several years. During 2010, management determined that the property level performance was not recovering

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AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

4.	Real Estate Investment Properties, net (Continued):

as originally anticipated and that it was no longer in the Company’s best interest to fund debt service on the non-recourse loans encumbering the properties at the current level without a modification of the existing terms. If the Company is unable to restructure the loans with more favorable terms, it may decide to deed the properties back to the lender in lieu of foreclosure to satisfy the non-recourse loans. Due to these changes in circumstances, the Company evaluated the carrying values of the properties for impairment, and based on a probability weighted analysis of the estimated undiscounted cash flows under the potential scenarios and holding periods, the Company determined that the carrying value of the assets may not be recoverable. As a result, at September 30, 2010, the Company reduced the carrying values of the properties to the estimated fair value of approximately $58.9 million by recording an impairment provision in the amount of $24.2 million. Also, during the year ended December 31, 2010, the Company determined that the carrying values of one golf property and one attraction property were not fully recoverable and recorded an impairment provision of approximately $2.7 million for the related assets.

5. Intangible Assets, net:

The gross carrying amount and accumulated amortization of the Company’s intangible assets as of December 31, 2010 and 2009 are as follows (in thousands):

Intangible Assets	Gross Carrying Amount	Accumulated Amortization	2010 Net Book Value
In place leases	$17,293	$3,249	$14,044
Trade name	10,798	1,032	9,766
Trade name	1,531	—	1,531
Below market lease	629	41	588

Total	$30,251	$4,322	$25,929

Intangible Assets	Gross Carrying Amount	Accumulated Amortization	2009 Net Book Value
In place leases	$23,093	$3,132	$19,961
Trade name	10,798	776	10,022
Trade name	1,429	—	1,429
Below market lease	629	9	620

Total	$35,949	$3,917	$32,032

CNL LIFESTYLE PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

5.	Intangible Assets, net (Continued):

Amortization expense was approximately $1.4 million, $1.5 million and $1.4 million for the years ended December 31, 2010, 2009 and 2008, respectively. The Company wrote off approximately $5.5 million and $0.6 million of in-place lease intangibles related to lease terminations for the year ended December 31, 2010 and 2009, respectively. The estimated future amortization expense for the Company’s intangible assets with finite lives, as of December 31, 2010 is as follows (in thousands):

2011	$1,149
2012	1,149
2013	1,149
2014	1,149
2015	1,149
Thereafter	18,653

Total	$24,398

6. Operating Leases:

In October 2010, PARC defaulted on its lease and loan obligations to the Company. As a result, on November 19, 2010, the Company entered into a lease termination and settlement agreement with PARC and transitioned nine family entertainment center properties to a new third-party tenant or management company with the remaining nine attraction properties transitioned to new third-party management companies during first the quarter of 2011. In connection with the termination, the Company recorded a loss on lease termination totaling approximately $53.7 million, which includes the write-offs and expenses of approximately $5.5 million in intangible lease assets, approximately $14.6 million in lease incentives, approximately $18.4 million in deferred rents and approximately $15.2 million in lease termination payments. In addition, the Company recorded a loan loss provision of approximately $4.1 million related to the notes receivable and accrued interest, which were deemed uncollectible. For the year ended December 31, 2010, the Company also terminated its lease on an additional lifestyle property and recorded loss on lease termination of approximately $1.8 million. Going forward, the rental income that was previously recorded under the operating leases will be replaced by the operating revenues and expenses of the properties in the Company’s consolidated statements of operations until new leases are entered into.

On October 25, 2010, Vail Resorts Inc. acquired 100% of the equity interest in the companies that operate Northstar-at-Tahoe Resort and the Village at Northstar from Booth Creek Resort Properties LLC and became the Company’s tenant under the existing leases on the properties.

As of December 31, 2010, the Company leased 89 properties under long-term, triple-net leases to third-parties. The following is a schedule of future minimum lease payments to be received under the non-cancellable operating leases with third-parties at December 31, 2010 excluding properties that were previously leased to PARC (in thousands):

2010	$112,258
2012	115,628
2013	119,286
2014	123,053
2015	126,079
Thereafter	1,657,329

Total	$2,253,633

CNL LIFESTYLE PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

6. Operating Leases (Continued):

Under the triple-net leases, the tenants are responsible for paying the Company percentage rent and capital improvement reserve rent. Capital improvement reserves are generally based on a percentage of gross revenue of the property and are set aside by the Company for capital improvements including replacements, from time to time, of furniture, fixtures and equipment. Percentage rent is generally based on a percentage of gross revenue after it exceeds a certain threshold. Total percentage rent recorded was approximately $1.0 million for both of the years ended December 31, 2010 and 2009 and $3.7 million, for the year ended December 31, 2008. Capital improvement reserves are generally based on a percentage of gross revenue at the property and totaled approximately $24.5 million, $24.6 million and $25.5 million, for the years ended December 31, 2010, 2009 and 2008, respectively. In addition, tenants are generally responsible for repairs, maintenance, property taxes, utilities, insurance and expenses of ground leases, concession holds or land permits. For the years ended December 31, 2010, 2009 and 2008, the tenants paid approximately $24.2 million, $21.5 million and $19.3 million, respectively, for property taxes related to properties that the Company owns.

7. Variable Interest and Unconsolidated Entities:

Consolidated VIEs

The Company adopted the new guidance for consolidation and VIEs, where it performed an analysis and determined that it has five wholly owned subsidiaries designed as single property entities to own and lease its respective properties to single tenant operators that are VIEs due to potential future buy-out options held by the respective tenants, which are not currently exercisable. Two other properties in which service providers have a significant variable interest were also determined to be VIEs. The Company determined that it is the primary beneficiary and holds a controlling financial interest in these entities due to the Company’s power to direct the activities that most significantly impact the economic performance of the entities, as well as its obligation to absorb the most significant losses and its right to receive significant benefits from these entities. As such, the transactions and accounts of these VIEs are included in the accompanying consolidated financial statements. The adoption of the new guidance and the identification of these entities as VIEs did not have an impact on the Company’s financial statements, as the subsidiaries have historically been consolidated and continue to be consolidated under the new guidance.

The aggregate carrying amount and major classifications of the consolidated assets that can be used to settle obligations of the VIEs and liabilities of the consolidated VIEs that are non-recourse to the Company as of December 31, 2010 are as follows (in thousands):

Assets
Real estate investment properties, net	$216,574
Other assets	$23,553

Liabilities
Mortgages and other notes payable	$86,408
Other liabilities	$13,168

The Company’s maximum exposure to loss as a result of its involvement with these VIEs is limited to its net investment in these entities which totaled approximately $140.6 million as of December 31, 2010. The Company’s exposure is limited because of the non-recourse nature of the borrowings of the VIEs.

CNL LIFESTYLE PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

7. Variable Interest and Unconsolidated Entities (Continued):

Unconsolidated Entities

The Company has investments in two unconsolidated joint ventures that are accounted for under the equity method of accounting. The adoption of the new consolidation guidance did not impact the Company’s financial statements or reporting of these entities. The Company has determined that the DMC Partnership is not a VIE, and that the Intrawest Venture is a VIE. While several significant decisions are shared between the Company and its joint venture partners, the Company does not direct the activities that most significantly impact the venture’s performance. The Company’s maximum exposure to loss as a result of its involvement with the Intrawest Venture is primarily limited to the carrying amount of its net investment in the venture, which totaled approximately $30.2 million as of December 31, 2010.

The Company uses the HLBV method of accounting to allocate income and losses between venture partners for its unconsolidated entities. The HLBV method allocates income and loss between venture partners to most appropriately match the distribution of cash from unconsolidated entities whose annual operating cash flows and, in some cases, liquidating cash flows are distributed to the Company and its partners based on preferences and complex waterfall calculations as outlined in the respective partnership agreements. Under the HLBV method of accounting, the Company recognizes income in each period equal to the change in its share of assumed proceeds from the liquidation of the underlying unconsolidated entities at depreciated book value. For the years ended December 31, 2010, 2009 and 2008, the Company recognized equity in earnings from the entities of approximately $11.0 million, $5.6 million and $3.0 million, respectively.

The following tables present financial information for the unconsolidated entities for the years ended December 31, 2010, 2009 and 2008 (in thousands):

Summarized Operating Data

	Year Ended December 31, 2010
	DMC Partnership	Intrawest Venture	Total
Revenue	$27,476	$15,396	$42,872
Property operating expenses	(549)	(7,033)	(7,582)
Depreciation & amortization expenses	(8,654)	(3,997)	(12,651)
Interest expense	(8,702)	(5,526)	(14,228)
Interest and other income	37	64	101

Net income (loss)	$9,608	$(1,096)	$8,512

Loss allocable to other venture partners(1)	$(1,655)	$(1,533)	$(3,188)

Income allocable to the Company(1)	$11,263	$437	$11,700
Amortization of capitalized costs	(488)	(234)	(722)

Equity in earnings of unconsolidated entities	$10,775	$203	$10,978

Distributions declared to the Company	$11,263	$1,579	$12,842

Distributions received by the Company	$11,112	$1,579	$12,691

CNL LIFESTYLE PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

7. Variable Interest and Unconsolidated Entities (Continued):

Summarized Operating Data

	Year Ended December 31, 2009
	Wolf Partnership(2)	DMC Partnership	Intrawest Venture	Total
Revenue	$19,750	$29,131	$14,362	$63,243
Property operating expenses	(15,954)	(697)	(7,681)	(24,332)
Depreciation & amortization expenses	(4,413)	(8,659)	(3,863)	(16,935)
Interest expense	(2,357)	(8,894)	(5,592)	(16,843)
Interest and other income (expense)	(4)	24	42	62

Net income (loss)	$(2,978)	$10,905	$(2,732)	$5,195

Income (loss) allocable to other venture partners(1)	$(528)	$478	$(1,322)	$(1,372)

Income (loss) allocable to the Company(1)	$(2,450)	$10,427	$(1,410)	$6,567
Amortization of capitalized costs	(207)	(496)	(234)	(937)

Equity in earnings (loss) of unconsolidated entities	$(2,657)	$9,931	$(1,644)	$5,630

Distributions declared to the Company	$—	$10,427	$809	$11,236

Distributions received by the Company	$—	$9,832	$954	$10,786

Summarized Operating Data

	Year Ended December 31, 2008
	Wolf Partnership	DMC Partnership	Intrawest Venture	Total
Revenue	$31,510	$29,189	$15,963	$76,662
Property operating expenses	(28,158)	(755)	(7,934)	(36,847)
Depreciation & amortization expenses	(7,335)	(8,549)	(4,771)	(20,655)
Interest expense	(3,998)	(9,100)	(5,663)	(18,761)
Interest and other income	21	25	167	213

Net income (loss)	$(7,960)	$10,810	$(2,238)	$612

Income (loss) allocable to other venture partners(1)	$(2,414)	$834	$(1,785)	$(3,365)

Income (loss) allocable to the Company(1)	$(5,546)	$9,976	$(453)	$3,977
Amortization of capitalized costs	(227)	(496)	(234)	(957)

Equity in earnings (loss) of unconsolidated entities	$(5,773)	$9,480	$(687)	$3,020

Distributions declared to the Company	$—	$10,251	$2,876	$13,127

Distributions received by the Company	$—	$10,405	$4,478	$14,883

FOOTNOTES:

(1)	Income is allocated between the Company and its partnership using the HLBV method of accounting.

(2)	As a result of the Company’s purchase of Great Wolf’s 30.3% interest in the Wolf Partnership, the results of operations for the partnership are only presented through August 5, 2009. The results of operations for the properties from August 6, 2009 through December 31, 2009 were consolidated in the Company’s consolidated statements of operations.

CNL LIFESTYLE PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

7. Variable Interest and Unconsolidated Entities (Continued):

Summarized Balance Sheet Data

	As of December 31, 2010
	DMC Partnership(1)	Intrawest Venture(1)	Total(1)
Real estate assets, net	$246,397	$94,991	$341,388
Intangible assets, net	6,321	1,325	7,646
Other assets	7,051	12,541	19,592
Mortgages and other notes payable	142,015	76,893	218,908
Other liabilities	4,544	13,062	17,606
Partners’ capital	113,210	18,902	132,112
Company’s share of partners’ capital	81.9%	80.0%

Summarized Balance Sheet Data

	As of December 31, 2009
	DMC Partnership(1)	Intrawest Venture(1)	Total(1)
Real estate assets, net	$251,791	$97,082	$348,873
Intangible assets, net	6,571	1,506	8,077
Other assets	6,673	11,463	18,136
Mortgages and other notes payable	145,293	77,165	222,458
Other liabilities	4,808	13,036	17,844
Partners’ capital	114,934	19,850	134,784
Company’s share of partners’ capital	81.9%	80.0%

FOOTNOTE:

(1)	As of December 31, 2010 and 2009, the Company’s share of partners’ capital was approximately $131.3 million and $132.4 million, respectively, and the total difference between the carrying amount of investment and the Company’s share of partners’ capital was approximately $9.1 million and $10.1 million, respectively.

The Company’s maximum exposure to loss is primarily limited to the carrying amount of its investment in each of the unconsolidated entities. The unconsolidated entities have debt obligations totaling approximately $207.8 million as of December 31, 2010. If the Company engages in certain prohibited activities there are circumstances which could trigger an obligation on the part of the Company with respect to a portion of this debt.

CNL LIFESTYLE PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

8. Mortgages and Other Notes Receivable, net:

As of December 31, 2010 and 2009, mortgages and other notes receivable consisted of the following (in thousands):

						Loan Principal Amount as of December 31,
Borrower and Description of Collateral Property	Date of Loan Agreement (s)	Maturity Date	Interest Rate	Accrued Interest		2010		2009
PARC Management LLC (equipment)(1)	11/13/2008	11/12/2011	8.00% -8.50%	—		584	(1)	584
Big Sky Resort (one ski resort)	9/23/2008	9/1/2012	12.00%	680		68,000		68,000
Booth Creek Resort Properties LLC (one ski property and one parcel of land)(2)	1/18/2007	1/15/2012	variable	—		—		12,327
CMR Properties, LLC and CM Resort, LLC (one ski property and one construction loan)(2)	6/15/2010	9/30/2017	9.00% - 11.00%	63		13,787		—
Marinas International, Inc.	12/22/2006	12/22/2021	9.00% -10.25%	307		7,449		39,151
(one marina and one construction loan)(3)	3/30/2010
Boyne USA, Inc. (four ski resorts)	8/10/2009	9/1/2012	6.30% -15.00%	1,224		18,208		18,680
PARC Magic Springs LLC (one parcel of land and membership interests)(1)	5/8/2009	8/1/2012	10.00% - 11.00%	13	(1)	1,475	(1)	1,486
PARC Investors, LLC and PARC Operations, LLC	2/10/2010	9/1/2010	9.00%	—		3,000	(1)	—
(membership interest)(1)
Evergreen Alliance Golf Limited, L.P.(4)	11/12/2010	11/1/2013	11.00%	60		4,000		—

Total				$2,347		116,503		140,228

Accrued interest						2,347		2,628
Acquisition fees, net						1,750		2,956
Loan origination fees, net						(101)		(172)
Loan loss provision						(4,072	)(1)	—

Total carrying amount						$116,427		$145,640

FOOTNOTES:

(1)	In connection with the lease termination and settlement agreement with PARC as discussed above, the Company deemed these mortgages and notes receivable uncollectible and recorded a loan loss provision of approximately $4.1 million including accrued interest for these loans.

(2)	During 2010, Booth Creek Resort Properties, LLC (“Booth Creek”), an existing borrower, sold its property (Cranmore Mountain Resort) that is collateralized by a loan from the Company to an affiliate of Jiminy Peak Mountain Resort, LLC, an existing tenant. In addition, Booth Creek sold its 100% equity interest in the company that operates two of our ski and lifestyle properties to Vail Resorts, Inc. In connection with the transactions, Booth Creek repaid a loan with an outstanding balance of approximately $3.9 million, including accrued and deferred interest. An affiliate of Jiminy Peak Mountain Resort LLC assumed one loan that had an outstanding principal balance of approximately $8.8 million. The loan was amended with the following terms: annual interest rate of 6.0% with periodic increases to 11.0% over the life of the loan until maturity on September 30, 2017 with monthly interest-only payments. Simultaneously, the Company committed to provide a $7.0 million construction loan to fund a significant expansion of the property with the following terms: annual interest rate of 9.0% with periodic increases to 11.0% over the life of the loan until maturity on September 30, 2017 with monthly interest-only payments. The Company obtained a call option, and the new borrower retained a put option to allow or cause the Company, to purchase the Cranmore Mountain Resort, if certain criteria are met in years 2015 through 2017. The Company’s obligation to the put option would be limited to the outstanding loan balance. As of December 31, 2010, approximately $5.0 million was drawn on the construction loan for improvements at the resort.

CNL LIFESTYLE PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

8. Mortgages and Other Notes Receivable, net (Continued):

(3)	On December 10, 2010, Marinas International, Inc., an existing borrower, repaid its three outstanding loans of approximately $36.8 million including accrued interest. On March 30, 2010, it entered into a new construction loan for approximately $3.1 million which is collateralized by one marina property. Approximately $2.9 million was drawn as of December 31, 2010. The loan bears an annual interest rate of 9.0% with monthly interest-only payments until January 1, 2011, at which time, monthly payments of principal and interest in the amount of $25,216 with unpaid principal and interest due at maturity on December 22, 2021. In addition, Marinas International is required to pay an exit fee at maturity equal to the aggregate of monthly interest payments that would have been payable if the annual interest rate had been 10.25% instead of 9.0%.

(4)	On November 12, 2010, EAGLE Golf borrowed $4.0 million which is collateralized by substantially all of EAGLE Golf’s accounts receivable, inventory and tangible personal property. The loan bears an annual interest rate of 11.0% with monthly interest only payments. The principal together with all accrued and unpaid interest are due at maturity on November 1, 2013.

The following is a schedule of future maturities for all mortgages and other notes receivable (in thousands):

2011	$93
2012	86,310
2013	4,112
2014	122
2015	134
Thereafter	20,673

Total	$111,444	(1)

FOOTNOTE:

(1)	Amount is presented net of loan loss provision and a parcel of land with a fair value of $1.0 million to be deeded to the Company to satisfy a portion of the loan.

The Company has two outstanding loans to unrelated VIEs totaling approximately $13.8 million, which represents the Company’s maximum exposure to loss related to these investments. The Company determined it is not the primary beneficiary of the VIEs because it does not have the ability to direct the activities that most significantly impact the economic performance of the entities.

9. Discontinued Operations:

On December 12, 2008, the Company sold its Talega Golf Course property to Won & Jay, Inc. (“W&J”) for $22.0 million, resulting in a gain of approximately $4.5 million. At the same time, the Company paid approximately $2.4 million in loan prepayment fees and paid off the portion of the mortgage loan collateralized by this property of approximately $8.8 million. In connection with the sale, the Company received cash in the amount of $12.0 million and a promissory note from W&J in the amount of $10.0 million, which was subsequently repaid, and terminated its lease on the property with Heritage Golf.

CNL LIFESTYLE PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

9. Discontinued Operations: (Continued)

The results of discontinued operations are summarized below (in thousands):

Year ended December 31, 2008
Revenues	$1,626
Expenses	(595)
Depreciation and amortization	(752)

Income from discontinued operations	279
Gain on sale of assets	4,470
Loss on extinguishment of debt	(2,353)

Total	$2,396

10.	Public Offerings and Stockholders’ Equity:

As of December 31, 2010, the Company had cumulatively raised approximately $3.0 billion (301.2 million shares) in subscription proceeds including approximately $270.1 million (28.4 million shares) received through the Company’s dividend reinvestment plan pursuant to a registration statement on Form S-11 under the Securities Act of 1933. The following information provides detail about the Company’s completed and current offerings as of December 31, 2010:

Offering	Commenced	Closed	Maximum Offering	Total Offering Proceeds (in thousands)
1st (File No. 333-108355)	4/16/2004	3/31/2006	$2.0 billion	$520,728
2nd (File No. 333-128662)	4/4/2006	4/4/2008	$2.0 billion	1,520,035
3rd (File No. 333-146457)	4/9/2008	Ongoing	$2.0 billion	954,770

Total				$2,995,533

The Company’s board of directors determined that the Company does not intend to commence another public offering of its shares following the completion of its current public offering on April 9, 2011. However, the Company intends to continue offering shares through its reinvestment plan. In making this decision, the board of directors considered a number of factors, including the Company’s size and diversification of its portfolio and its relatively low leverage and strong cash position, as well as the current stage of the Company’s lifecycle.

In connection with the 3rd Offering, CNL Securities Corp., the Managing Dealer of the Company’s public offerings, will receive selling commissions of up to 7.0% of gross offering proceeds on all shares sold, a marketing support fee of 3.0% of gross proceeds, and reimbursement of actual expenses incurred up to 0.10% of gross offering proceeds in connection with due diligence of the offerings. A substantial portion of the selling commissions and marketing support fees are reallocated to third-party participating broker dealers. In addition, the Advisor will receive acquisition fees of 3.0% of gross offering proceeds of the offering for services in the selection, purchase, development or construction of real property or equity investments and 3.0% of loan proceeds for services in connection with the incurrence of debt. Shares owned by the advisor, the directors, or any of their affiliates are subject to certain voting restrictions. Neither the advisor, nor the directors, nor any of their affiliates may vote or consent on matters submitted to the stockholders regarding the removal of the advisor, directors, or any of their affiliates or any transactions between the Company and any of them.

CNL LIFESTYLE PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

10. Public Offerings and Stockholders’ Equity (Continued):

The Company has and will continue to incur costs in connection with the offering and issuance of shares, including filing fees, legal, accounting, printing, selling commissions, marketing support fees, due diligence expense reimbursements and escrow fees, which are deducted from the gross proceeds of the offering. As of December 31, 2010 and 2009, the total cumulative offering and stock issuance costs incurred were approximately $310.9 million and $273.4 million, respectively.

In accordance with the Company’s amended and restated articles of incorporation, the total amount of selling commissions, marketing support fees, due diligence expense reimbursement, and organizational and offering expenses to be paid by the Company may not exceed 13.0% of the aggregate offering proceeds. As of December 31, 2010 and 2009, there were no offering costs in excess of the 13.0% limitation that had been billed to the Company.

11. Other Assets:

As of December 31, 2010, other assets primarily consisted of deposits of approximately $11.5 million, assets, working capital and collateral received in connection with lease terminations of approximately $17.8 million, costs in connection with obtaining loans of approximately $8.4 million, a security deposit on a ground lease relating to one of our attraction properties of approximately $5.0 million and the change in fair value of one of the Company’s interest rate swaps of approximately $0.5 million. As of December 31, 2009, other assets primarily consisted of a certificate of deposit of approximately $8.2 million, collateralizing one of the Company’s letters of credit and costs in connection with obtaining loans of approximately $7.3 million.

CNL LIFESTYLE PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

12. Mortgages and Other Notes Payable:

As of December 31, 2010 and 2009, the Company had the following indebtedness (in thousands):

	Collateral & Approximate Carrying Value of Collateral at December 31, 2010	Interest Rate(1)	Maturity Date	Balance as of December 31,
				2010		2009
Variable rate debt:
Mortgage debt	1 multi-family residential property, $95.6 million	30-day LIBOR + 1.25%	1/2/2016	$66,379	(2)	$85,413
Mortgage debt	1 hotel property, $70.8 million	30-day LIBOR + 2.00%	7/13/2011	25,000		25,000
Mortgage debt	1 hotel property, $46.1 million	30-day LIBOR + 2.75% and 5.00% floor	7/6/2011	18,129		6,427
Mortgage debt	1 ski and mountain lifestyle property, $24.7 million	30-day LIBOR + 3.25%	9/1/2019	9,664	(2)	9,957
Mortgage debt	1 ski and mountain lifestyle property, $41.2 million	CDOR + 3.75%	11/30/2014	19,494	(2)	19,064

Total variable rate debt				$138,666		$145,861

Fixed rate debt:
Mortgage debt	1 golf property, $8.5 million	7.28%	3/1/2016	$5,660		$5,770
Mortgage debt	23 golf properties, $239.4 million	6.09%	2/5/2016	123,460		135,375
Mortgage debt	8 golf properties, $72.7 million	6.58%	7/1/2017	39,079		39,903
Mortgage debt	5 ski and mountain lifestyle properties, $215.6 million	6.11%	4/5/2014	99,786		103,245
Mortgage debt	5 golf properties, $34.7 million	6.35%	3/1/2017	22,768		23,276

CNL LIFESTYLE PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

12. Mortgages and Other Notes Payable (Continued):

	Collateral & Approximate Carrying Value of Collateral at December 31, 2010	Interest Rate(1)	Maturity Date	Balance as of December 31,
				2010		2009
Fixed rate debt: (continued)
Mortgage debt	2 golf properties, $67.1 million	6.33%	12/1/2016	34,484		35,273
Mortgage debt	3 golf properties, $25.9 million	6.18%	12/1/2016	15,149		15,502
Mortgage debt	2 hotel properties, $58.0 million	6.08%	3/1/2013	58,823	(3)	58,183
Mortgage debt	3 marina properties, $44.1 million	6.29% - 6.50%	9/1/2016 - 12/1/2016	13,269		—
Seller financing	$10.0 million pledged account	8.75%	4/1/2019	—		18,600
Seller financing	3 ski and mountain lifestyle properties, $125.9 million	9.00% - 9.50%	12/31/2011	52,000		52,000
Seller financing	$8.0 million certificate of deposit	5.77%	6/19/2010	—		6,500

Total fixed rate debt				$464,478		$493,627

Total debt				$603,144		$639,488

Discount				3,399		4,304

Total				$606,543		$643,792

FOOTNOTES:

(1)	The 30-day LIBOR rate was approximately 0.26% and 0.23%, respectively as of December 31, 2010 and 2009. The 30-day CDOR rate was approximately 1.20% and 0.40% as of December 31, 2010 and 2009, respectively.

(2)	The Company has entered into interest rate swaps for these variable rate debts. See Note 14, “Derivative instruments and Hedging Activities” for additional information.

(3)	On November 1, 2010, in order to induce the special servicer of the loan pool to enter into discussions regarding a loan restructure, the Company elected not to make the scheduled loan payment, thereby defaulting under the non-recourse loan which had an outstanding principal balance of approximately $62.0 million as of that date. As a result, the loan may be accelerated at the option of the lender. As of the date of this filing, the Company continues its negotiation to modify the loan in an attempt to obtain more favorable terms; however, there can be no assurances that the Company will be successful in obtaining a modification of the loan terms. If the Company is successful in obtaining a modification of the loan, it may consider continuing to hold the properties long term. However, if the Company is unsuccessful in negotiating more favorable terms, it may decide that it is in its best interest to deed the properties back to the lender in lieu of foreclosure to satisfy the non-recourse loan.

CNL LIFESTYLE PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

12. Mortgages and Other Notes Payable (Continued):

On December 6, 2010, the Company restructured the mortgage loan collateralized by its multi-family residential property with an original principal balance of approximately $85.4 million to $66.4 million under a troubled debt restructure. In connection with the restructure, Tranche B and C notes with a principal balance of $22.1 million were satisfied with a repayment of $6.0 million and the remaining balance was forgiven. The Tranche A was modified to an interest rate of LIBOR + 1.25% and the maturity was extended to January 2, 2016. The troubled debt restructure resulted in a gain on extinguishment of debt of approximately $14.4 million or a gain in earnings of approximately $0.05 per share and is included in the accompanying consolidated statements of operations for the year ended December 31, 2010. The management evaluated the residential property’s operating performance and based on the estimated current and projected operating cash flows, the property is not deemed impaired.

On August 18, 2010, the Company repaid $9.0 million and added one additional property as collateral under one of its mortgage loans with an original principal balance of $140.0 million in exchange for an extension of the maturity date from February 5, 2013 to February 5, 2016. As of December 31, 2010, the outstanding balance of this mortgage loan was approximately $123.5 million.

In connection with the lease termination and settlement agreement with PARC as discussed above, the Company repaid the unsecured seller financing with the $10.0 million collateral provided in March 2010 and approximately $6.0 million in cash resulting in a gain in extinguishment of debt of approximately $0.9 million.

On March 12, 2010, in connection with the acquisition of four marina properties, the Company assumed three existing loans that are collateralized by three of the properties with an aggregate outstanding principal balance of approximately $14.0 million, which were recorded at their estimated fair values totaling approximately $13.6 million. The loans bear interest at fixed rates between 6.29% and 6.50%, require monthly payments of principal and interest and mature between September 1, 2016 and December 1, 2016.

The following is a schedule of future principal payments and maturities for all mortgages and other notes payable (in thousands):

2011	$109,123
2012	14,602
2013	74,675
2014	116,096
2015	10,834
Thereafter	281,213

Total	$606,543

As of December 31, 2010, three of the Company’s loans require the Company to meet certain customary financial covenants and ratios, with which the Company is in compliance. The Company’s other long-term borrowings are not subject to any significant financial covenants.

13. Line of Credit:

On March 30, 2010, the Company obtained a syndicated revolving line of credit (the “2013 Revolver”) with $85.0 million in total borrowing capacity, of which $58.0 million was drawn as of December 31, 2010. The 2013 Revolver bears interest at LIBOR plus 4.75%, is collateralized by a pool of the Company’s properties, matures

CNL LIFESTYLE PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

13. Line of Credit (Continued):

on March 30, 2013 and requires the Company to maintain customary financial covenants, including minimum debt service, fixed charge and interest coverage ratios and maximum leverage ratio. As of December 31, 2010, the Company was in compliance with these covenants. In connection with obtaining the 2013 Revolver, the Company recorded approximately $2.9 million in loan costs, repaid its previous line of credit with an outstanding balance of approximately $96.6 million and wrote off approximately $0.4 million in remaining unamortized loan costs from its previous line of credit.

14. Derivative Instruments and Hedging Activities:

The Company utilizes derivative instruments to partially offset the effect of fluctuating interest rates on the cash flows associated with its variable-rate debt. The Company follows established risk management policies and procedures in its use of derivatives and does not enter into or hold derivatives for trading or speculative purposes. The Company records all derivative instruments on its balance sheet at fair value. On the date the Company enters into a derivative contract, the derivative is designated as a hedge of the exposure to variable cash flows of a forecasted transaction. The effective portion of the derivative’s gain or loss is initially reported as a component of other comprehensive income (loss) and subsequently recognized in the statement of operations in the periods in which earnings are impacted by the variability of the cash flows of the hedged item. Any ineffective portion of the gain or loss is reflected in interest expense in the statement of operations.

The Company has three interest rate swaps that were designated as cash flow hedges of interest payments from their inception. The following table summarizes the terms and fair values of the Company’s derivative financial instruments as of December 31, 2010 and 2009, which are included in other assets and other liabilities in the accompanying consolidated balance sheets (in thousands).

Notional Amount		Strike	Trade Date	Maturity Date	Fair Value as of December 31,
					2010	2009
$—	(1)	4.285%(1)	1/2/2008	1/2/2015	$—	$3,802
—	(1)	4.305%(1)	1/2/2008	1/2/2015	—	1,123
57,300		3.120%(1)	12/6/2010	1/2/2016	(510)	—
9,664		6.890%	9/28/2009	9/1/2019	495	46
19,494	(2)	6.430%(2)	12/1/2009	12/1/2014	341	15

$86,458

FOOTNOTES:

(1)

In connection with the restructuring of one of the Company’s mortgage loans as discussed in Note 12, the Company terminated two interest rate swaps that were designated as cash flow hedges totaling $74.0 million with fixed interest rates of 5.805% to 6.0% and entered into a new interest rate swap of $57.3 million with a blended fixed rate of 3.12% for the term of the loan. The fair value of this instrument has been recorded as an asset of approximately $0.5 million as of December 31, 2010. Through the December 6, 2010 date of termination, the Company recorded the changes in the fair value of these interest rate swaps of approximately $9.0 million included in other comprehensive loss of which approximately $2.4 million relating to the ineffectiveness change in fair value and reduction in hedge liabilities resulting from the termination were reclassified and included in statements of operations as interest expense. In addition, the Company began amortizing the remaining approximately $6.6 million in other comprehensive loss over the

CNL LIFESTYLE PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

14. Derivative Instruments and Hedging Activities (Continued):

remaining period of the loan since the originally forecasted payments are still probable of occurring. The strike rate above does not include the credit spread on the notional amount. The credit spread as of December 31, 2010 is 1.25% totaling a blended fixed rate of 3.12% for the term of the loan.

(2)	On November 30, 2009, the Company obtained a $20.0 million loan (denominated in Canadian dollars). The loan bears interest at CDOR plus 3.75% that has been fixed with an interest rate swap to 6.43% for the term of the loan. The notional amount has been converted from Canadian dollars to U.S. dollars at an exchange rate of 0.9999 Canadian dollars for $1.0000 U.S. dollar on December 31, 2010.

As of December 31, 2010, the Company’s hedges qualified as highly effective and, accordingly, all of the change in value is reflected in other comprehensive loss. Determining fair value and testing effectiveness of these financial instruments requires management to make certain estimates and judgments. Changes in assumptions could have a positive or negative impact on the estimated fair values and measured effectiveness of such instruments could, in turn, impact the Company’s results of operations.

15. Fair Value Measurements:

The Company’s derivative instruments are valued primarily based on inputs other than quoted prices that are observable for the assets or liabilities (such as interest rates, volatilities, and credit risks), and are classified as Level 2 in the fair value hierarchy. The valuation of derivative instruments also includes a credit value adjustment which is a Level 3 input. However, the impact of the assumption is not significant to its overall valuation calculation and therefore the Company considers its derivative instruments to be classified as Level 2. The fair value of such instruments was a net liability of approximately $0.3 million and $5.0 million as of December 31, 2010 and 2009, respectively, and is included in other assets and other liabilities in the accompanying consolidated balance sheets.

In connection with certain property acquisitions, the Company has agreed to pay additional purchase consideration contingent upon the respective property achieving certain financial performance goals over a specified period. Upon the closing of the acquisition, the Company estimates the fair value of any expected additional purchase consideration to be paid, which is classified as Level 3 in the fair value hierarchy. Such amounts are recorded and included in other liabilities in the accompanying consolidated balances sheets and totaled approximately $0.6 million and $14.4 million as of December 31, 2010 and 2009, respectively. During the year ended December 31, 2010, the Company paid approximately $12.4 million in additional purchase consideration, thereby satisfying a portion of the estimated liability. Changes in estimates or the periodic accretion of the estimated payments are recognized as a period cost in the accompanying consolidated statements of operations.

The following tables show the fair value of the Company’s financial assets and liabilities carried at fair value (in thousands):

	Fair Value Measurements as of December 31, 2010
	Balance at December 31, 2010	Level 1	Level 2	Level 3

Assets:
Derivative instruments	$510	$—	$510	$—
Liabilities:
Derivative instruments	$836	$—	$836	$—
Contingent purchase consideration	$625	$—	$—	$625

CNL LIFESTYLE PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

15. Fair Value Measurements (Continued):

	Fair Value Measurements as of December 31, 2010
	Balance at December 31, 2009	Level 1	Level 2	Level 3

Liabilities:
Derivative instruments	$4,986	$—	$4,986	$—
Contingent purchase consideration	$14,402	$—	$—	$14,402

The following information details the changes in the fair value measurements using significant unobservable inputs (Level 3) for the year ended December 31, 2010 (in thousands):

Liabilities
Beginning balance	$14,402
Payment of additional purchase consideration	(12,433)
Accretion of discounts	156
Adjustment to estimates(1)	(1,500)

Ending balance	$625

FOOTNOTE:

(1)	In connection with the acquisition of Wet’n’Wild Hawaii in 2009, the Company agreed to pay additional purchase consideration of up to $14.7 million upon the property achieving certain financial performance goals over the next three years. During 2010, the operating income of the property did not exceed certain performance thresholds. As such, the additional purchase price consideration was reduced.

16. Income Taxes:

As of December 31, 2010 and 2009, the Company recorded net current and long-term deferred tax assets related to depreciation differences, deferred income, and net operating losses at its TRS subsidiaries. Because there are no historical earnings and no certainty that such deferred tax assets will be available to offset future tax liabilities, the Company has established a full valuation allowance as of December 31, 2010 and 2009. The components of the deferred taxes recognized in the accompanying consolidated balance sheets at December 31, 2010 and 2009 are as follows (in thousands):

	Year Ended December 31,
	2010	2009
Net operating losses	$69,018	$52,075
Book/tax differences in deferred income	299	(2,647)
Book/tax differences in acquired assets	(35,357)	(28,222)
Total deferred tax asset	33,960	21,206
Valuation allowance	(33,960)	(21,206)

	$—	$—

CNL LIFESTYLE PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

16. Income Taxes (Continued):

The Company’s TRS subsidiaries had net operating loss carry-forwards for federal and state purposes of approximately $166.5 million and $126.8 million as of December 31, 2010 and 2009, respectively, to offset future taxable income. The estimated net operating loss carry-forwards will expire as follows:

Expiration year	Net Operating Loss
2025	$1,600
2026	5,600
2027	26,700
2028	44,900
2029	48,000
2030	39,700

The Company analyzed its material tax positions and determined that it has not taken any uncertain tax positions.

17. Related Party Arrangements:

On March 14, 2008, the Company entered into a services agreement with CNL Capital Markets Corp. (“CCM”), an affiliate of the Company’s advisor and of the managing dealer of the Company’s securities offerings, pursuant to which CCM will serve as the Company’s agent in connection with certain services related to the Company’s offerings and securities. Effective on March 14, 2008, CCM, acting as the Company’s agent, entered into a transfer agency and services agreement with Boston Financial Data Services, Inc. (“Boston Financial”), an affiliate of State Street Bank and Trust Company, pursuant to which Boston Financial has been engaged to act as the transfer agent (the “Transfer Agent”) for the Company’s common stock.

Certain directors and officers of the Company hold similar positions with both its Advisor, CNL Lifestyle Company, LLC (the “Advisor”) which is both a stockholder of the Company as well as its Advisor, and CNL Securities Corp., (the “Managing Dealer”), for the Company’s public offerings. The Company’s chairman of the board indirectly owns a controlling interest in CNL Financial Group, Inc., the parent company of the Advisor and Managing Dealer. The Advisor and Managing Dealer receive fees and compensation in connection with the Company’s stock offerings and the acquisition, management and sale of the Company’s assets.

For the years ended December 31, 2010, 2009 and 2008, the Company incurred the following fees (in thousands):

	Year Ended December 31,
	2010	2009	2008
Selling commissions	$23,141	$15,484	$21,899
Marketing support fee & due diligence expense reimbursements	9,931	6,654	9,392

Total	$33,072	$22,138	$31,291

The Managing Dealer is entitled to selling commissions of up to 7.0% of gross offering proceeds and marketing support fees of 3.0% of gross offering proceeds, in connection with the Company’s offerings, as well as actual expenses of up to 0.10% of proceeds in connection with due diligence. A substantial portion of the selling commissions and marketing support fees and all of the due diligence expenses are reallowed to third-party participating broker dealers.

CNL LIFESTYLE PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

17. Related Party Arrangements (Continued):

For the years ended December 31, 2010, 2009 and 2008, the Advisor earned fees and incurred reimbursable expenses as follows (in thousands):

	Year Ended December 31,
	2010	2009	2008
Acquisition fees:(1)
Acquisition fees from offering proceeds	$10,990	$6,512	$10,239
Acquisition fees from debt proceeds	1,535	2,614	5,506

Total	12,525	9,126	15,745

Asset management fees:(2)	26,808	25,075	21,937

Reimbursable expenses:(3)
Offering costs	3,706	3,618	5,587
Acquisition costs	226	114	1,732
Operating expenses	9,254	9,616	4,235

Total	13,186	13,348	11,554

Total fees earned and reimbursable expenses	$52,519	$47,549	$49,236

FOOTNOTES:

(1)	Acquisition fees are paid for services in connection with the selection, purchase, development or construction of real property, generally equal to 3.0% of gross offering proceeds, and 3.0% of loan proceeds for services in connection with the incurrence of debt.

(2)	Asset management fees are equal to 0.08334% per month of the Company’s “real estate asset value,” as defined in the Company’s prospectus, and the outstanding principal amount of any mortgage loan as of the end of the preceding month.

(3)	The Advisor and its affiliates are entitled to reimbursement of certain expenses incurred on behalf of the Company in connection with the Company’s organization, offering, acquisitions, and operating activities. Pursuant to the advisory agreement, the Company will not reimburse the Advisor any amount by which total operating expenses paid or incurred by the Company exceed the greater of 2% of average invested assets or 25% of net income (the “Expense Cap”) in any expense year, as defined in the advisory agreement. For the expense years ended December 31, 2010, 2009 and 2008, operating expenses did not exceed the Expense Cap.

CNL LIFESTYLE PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

17. Related Party Arrangements (Continued):

Amounts due to the Advisor and its affiliates for fees and expenses described above are as follows (in thousands):

	Year Ended December 31,
	2010	2009
Due to the Advisor and its affiliates:
Offering expenses	$457	$256
Asset management fees	2,291	2,212
Operating expenses	1,211	1,305
Acquisition fees and expenses	1,113	119

Total	$5,072	$3,892

Due to Managing Dealer:
Selling commissions	$380	$243
Marketing support fees and due diligence expense reimbursements	162	104

Total	$542	$347

Total due to affiliates	$5,614	$4,239

The Company also maintains accounts at a bank in which the Company’s chairman and vice-chairman serve as directors. The Company had deposits at that bank of approximately $5.3 million and $26.1 million as of December 31, 2010 and 2009, respectively.

18. Redemption of Shares:

In March 2010, the Company amended its redemption plan to clarify the board of directors’ discretion in establishing the amount of redemptions to be processed each quarter and to allow certain priority groups of stockholders with requests made pursuant to circumstances such as death, qualifying disability, bankruptcy or unforeseeable emergency to have their redemption requests processed ahead of the general stockholder population. The board of directors has determined to limit redemptions to no more than $7.5 million per quarter at this time.

The following details the Company’s redemptions for the year ended December 31, 2010 and 2009 (in thousands except per share data).

2010 Quarters	First	Second	Third	Fourth	Full Year
Requests in queue	1,324	1,387	2,263	3,043	1,324
Redemptions requested	1,981	1,746	1,583	1,372	6,682
Shares redeemed:
Prior period requests	(1,200)	(538)	(540)	(558)	(2,836)
Current period requests	(594)	(225)	(226)	(208)	(1,253)
Adjustments(1)	(124)	(107)	(37)	(54)	(322)

Pending redemption requests(2)	1,387	2,263	3,043	3,595	3,595

Average price paid per share	$9.73	$9.83	$9.79	$9.79	$9.77

CNL LIFESTYLE PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

18. Redemption of Shares (Continued):

2009 Quarters	First	Second	Third	Fourth	Full Year
Requests in queue	—	—	1,297	1,301	—
Redemptions requested	2,268	3,409	1,762	1,872	9,311
Shares redeemed:
Prior period requests	—	—	(1,297)	(1,173)	(2,470)
Current period requests	(2,268)	(2,112)	(461)	(598)	(5,439)
Adjustments(1)	—	—	—	(78)	(78)

Pending redemption requests(2)	—	1,297	1,301	1,324	1,324

Average price paid per share	$9.55	$9.58	$9.70	$9.35	$9.55

FOOTNOTES:

(1)	This amount represents redemption request cancellations and other adjustments.

(2)	Requests that are not fulfilled in whole during a particular quarter will be redeemed on a pro rata basis pursuant to the redemption plan.

19. Distributions:

In order to qualify as a REIT for federal income tax purposes, the Company must, among other things, make distributions each taxable year equal to at least 90% of its REIT taxable income. The Company intends to make regular distributions, and the board of directors currently intends to declare distributions on a monthly basis using the first day of the month as the record date. For the years ended December 31, 2010, 2009 and 2008, the Company declared and paid distributions of approximately $163.9 million ($0.6252 per share), $154.5 million ($0.6577 per share) and $128.4 million ($0.6150 per share), respectively.

For the years ended December 31, 2010, 2009 and 2008, approximately 0.3%, 4.4% and 41.0% of the distributions paid to the stockholders were considered taxable income and approximately 99.7%, 95.6% and 59.0% were considered a return of capital for federal income tax purposes, respectively. No amounts distributed to stockholders are required to be or have been treated as a return of capital for purposes of calculating the stockholders’ return on their invested capital as described in the advisory agreement.

20. Concentrations of Risk:

As of December 31, 2010 and 2009 and for the three years ended through December 31, 2010, the Company had the following tenants that individually accounted for 10% or more of its aggregate total revenues or assets.

Tenant	Number & Type of Leased Properties	Percentage of Total Revenues				Percentage of Total Assets
		2010		2009	2008	2010	2009
PARC Management, LLC (“PARC”)(1)	—(1)	11.0	%(1)	18.3%	21.0%	— (1)	14.3%
Boyne USA, Inc. (“Boyne”)	7 Ski & Mountain Lifestyle Properties	12.6%		15.3%	19.4%	8.8%	9.2%
Evergreen Alliance Golf Limited, L.P. (“EAGLE”)	43 Golf Facilities	12.1%		14.3%	20.6%	14.6%	15.4%
Booth Creek Ski Holding, Inc.(2) (“Booth”)	1 Ski & Mountain Lifestyle Property	1.8%		8.3%	12.2%	1.2%	6.3%

CNL LIFESTYLE PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

20. Concentrations of Risk (Continued):

FOOTNOTES:

(1)	As of December 31, 2010, the Company was in the process of transitioning all of its properties previously leased to PARC to new third-party managers. This process was completed in February 2011 and PARC is no longer a tenant of the Company.

(2)	On October 25, 2010, Vail Resorts Inc. acquired 100% of the equity interest in the companies that operate two of our ski and mountain lifestyle properties from Booth Creek Resort Properties LLC and became our tenant under the existing leases on the properties.

Additionally, the Company has made loans to Boyne and PARC that together generated interest income totaling approximately $11.4 million or 3.7%, $9.0 million or 3.6% and $2.3 million or 1.1% of total revenues for the years ended December 31, 2010, 2009 and 2008, respectively. In connection with the lease termination and settlement agreement with PARC, the Company deemed the loans to be uncollectible and recorded a loan loss provision for the year ended December 31, 2010.

Failure of any of these tenants to pay contractual lease or interest payments could significantly impact the Company’s results of operations and cash flows from operations which, in turn would impact its ability to pay debt service and make distributions to stockholders.

The Company’s real estate investment portfolio is geographically diversified with properties in 32 states and Canada. The Company owns ski and mountain lifestyle properties in eight states and Canada with a majority of those properties located in the northeast, California and Canada. The Company’s golf properties are located in 15 states with a majority of those facilities located in “Sun Belt” states. The Company’s attractions properties are located in 13 states with a majority located in the Southern and Western United States.

As of December 31, 2010, the Company’s investments in real estate when aggregated by initial purchase price were concentrated in the following asset classes: approximately 27% in ski and mountain lifestyle, 24% in golf facilities, 19% in attractions, 8% in marinas and 22% in additional lifestyle properties. Adverse events or conditions affecting those asset classes and related industries, such as severe weather conditions or economic downturn, could significantly impact the Company’s ability to generate rental income or cash flows which, in turn would significantly impact its ability to pay debt service and make distributions to stockholders.

21. Commitments and Contingencies:

The Company has commitments under ground leases, concession holds and land permit fees. Ground lease payments, concession holds and land permit fees are generally based on a percentage of gross revenue of the underlying property over certain thresholds, and are paid by the third-party tenants in accordance with the terms of the triple-net leases with those tenants. These fees and expenses were approximately $12.6 million, $11.6 million and $9.5 million for the years ended December 31, 2010, 2009 and 2008, respectively, and have been reflected as ground lease, concession hold and permit fees with a corresponding increase in rental income from operating leases in the accompanying consolidated statements of operations.

In connection with the acquisition of Wet’n’Wild Hawaii in 2009, the Company agreed to pay additional purchase consideration of up to $14.7 million upon the property achieving certain financial performance goals over the next three years of which approximately $12.4 million was paid during 2010 satisfying a portion of the

CNL LIFESTYLE PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

21. Commitments and Contingencies (Continued)

estimated liability. During 2010, the operating income of the property did not exceed certain performance thresholds. As such, the additional purchase price consideration was reduced. As of December 31, 2010 and 2009, the fair value of the additional purchase consideration was approximately $0.6 million and $14.4 million, respectively, included in other liabilities in accompanying consolidated balance sheets. This additional purchase consideration, if paid, will be added to the contractual lease basis used to calculate rent and will result in additional rent being generated from this property.

The following is a schedule of future obligations under ground leases, concession holds and land permits (in thousands):

2011	$14,376
2012	14,376
2013	14,376
2014	14,376
2015	14,376
Thereafter	253,911

Total	$325,791

From time to time the Company may be exposed to litigation arising from operations of its business in the ordinary course of business. Management is not aware of any litigation that it believes will have a material adverse impact on the Company’s financial condition or results of operations.

22. Selected Quarterly Financial Data (Unaudited):

The following table presents selected unaudited quarterly financial data for the year ended December 31, 2010 and 2009 (in thousands except per share data):

2010 Quarters	First	Second	Third		Fourth		Year
Total revenues	$83,666	$71,465	$80,254		$69,043		$304,428
Operating income (loss)	15,213	5,116	(60,786)		(19,814)		(60,271)
Equity in earnings of unconsolidated entities	3,177	2,525	2,811		2,465		10,978
Net income (loss)	6,789	(4,532)	(69,790	)(1)	(14,356	)(1)	(81,889)
Weighted average number of shares outstanding (basic and diluted)	250,327	257,727	267,353		278,299		263,516
Earnings (loss) per share of common stock (basic and diluted)	$0.03	$(0.02)	$(0.26)		$(0.05)		$(0.31)

2009 Quarters	First	Second	Third		Fourth		Year
Total revenues	$61,003	$57,757	$64,589		$69,922		$253,271
Operating income (loss)	6,762	770	7,046		(1,566)		13,012
Equity in earnings of unconsolidated entities	6	118	3,332		2,174		5,630
Net loss	(2,044)	(6,775)	(93)		(10,408)		(19,320)
Weighted average number of shares outstanding (basic and diluted)	227,611	232,599	238,505		244,562		235,873
Loss per share of common stock (basic and diluted)	$(0.01)	$(0.03)	$(0.00)		$(0.04)		$(0.08)

CNL LIFESTYLE PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

22. Selected Quarterly Financial Data (Unaudited) (Continued):

FOOTNOTE:

(1)	The increases in net loss during the last six months of 2010 was partially attributable to the lease termination with PARC and the impairment provision on four of the Company’s properties as discussed above.

23. Subsequent Events:

The Company’s board of directors declared distributions of $0.0521 per share to stockholders of record at the close of business on January 1, 2011, February 1, 2011 and March 1, 2011. These distributions are to be paid by March 31, 2011.

In January 2011, the Company obtained a loan for $18.0 million that is collateralized by one of its ski and mountain lifestyle properties. The loan bears interest at 30-day LIBOR and requires monthly payments of principal and interest with the remaining principal and accrued interest due at maturity on December 31, 2015. On January 13, 2011, the Company entered into an interest swap thereby fixing the rate at 6.68%.

On January 10, 2011, the Company acquired an ownership interest in 29 senior living properties with an agreed upon value of $630.0 million from US Assisted Living Facilities III, Inc., (“Seller”), and Sunrise Senior Living Investments, Inc. (“Sunrise”) through a newly formed joint venture with Sunrise (the “Sunrise Venture”). The Company acquired 60% of the membership interests in the Sunrise Venture for an equity contribution of approximately $134.3 million, including transaction fees. Sunrise contributed cash and its interest in the previous joint venture with the Seller (“Old Venture”) for a 40% membership interest in the Sunrise Venture. The Sunrise Venture obtained $435.0 million in loan proceeds from new debt financing, a portion of which was used to refinance the existing indebtedness encumbering the properties, and acquired all of Seller’s interests in the Old Venture. Under the terms of the Company’s venture agreement with Sunrise, the Company receives a preferred return on its invested capital for the first six years and share control over major decisions with Sunrise. Sunrise holds the option to buy out the Company’s interest in the venture in years three through six at a price which would provide the Company with a 13% to 14% internal rate of return depending on the exercise date.

The current advisory agreement continues until March 22, 2011, and was extended by unanimous consent of the Company’s board of directors through April 9, 2011, at which time the Company will engage CNL Lifestyle Advisor Corporation (the “New Advisor”) as its advisor and enter into an advisory agreement with substantially similar terms and services as those provided under its current advisory agreement.

CNL LIFESTYLE PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

24. Supplemental Condensed Consolidating Financial Statements:

On March 31, 2011, the Company entered into a Purchase Agreement (the “Purchase Agreement”) by and among the Company and certain of its subsidiaries and Jefferies & Company, Inc. and Merrill, Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several initial purchasers, relating to the issuance and sale of $400 million in aggregate principal amount of its 7.25% senior notes due 2019 (the “Notes”). On April 5, 2011, the Company completed its private placement of the Notes, which were sold at an offering price of 99.249% of par value, resulting in net proceeds to the Company of approximately $388.0 million after deducting the initial purchasers’ discount and the offering expenses paid by the Company excluding debt acquisition fees payable to the Company’s advisor pursuant to the advisory agreement.

The Notes will mature on April 15, 2019, and bear interest at a rate of 7.25% per annum, payable semi-annually in cash in arrears on April 15 and October 15 of each year, beginning on October 15, 2011. The Notes are senior unsecured obligations of CNL Lifestyle Properties, Inc. (the “Issuer”) and are guaranteed by certain of the Company’s wholly owned consolidated subsidiaries. The guarantees are joint and several, full and unconditional. The following summarizes the Company’s condensed consolidating financial information as of December 31, 2010 and 2009 and for the years ended December 31, 2010, 2009 and 2008 (in thousands):

CNL LIFESTYLE PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

CONSOLIDATING BALANCE SHEET

December 31, 2010

(in thousands except per share data)

	Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidating Eliminations	Consolidated
ASSETS
Real estate investment properties, net	$—	$1,024,724	$1,000,798	$—	$2,025,522
Cash	191,410	2,471	6,636	—	200,517
Investments in unconsolidated entities	—	140,372	—	—	140,372
Investments in subsidiaries	1,749,585	1,360,748	684,057	(3,794,390)	—
Mortgages and other notes receivable, net	—	88,533	106,757	(78,863)	116,427
Deferred rent and lease incentives	—	61,198	19,750	—	80,948
Other assets	2,077	30,398	17,244	—	49,719
Intangibles, net	—	19,647	6,282	—	25,929
Restricted cash	—	12,325	7,587	—	19,912
Accounts and other receivables, net	81	8,347	6,152	—	14,580

Total Assets	$1,943,153	$2,748,763	$1,855,263	$(3,873,253)	$2,673,926

LIABILITIES AND STOCKHOLDERS’ EQUITY
Mortgages and other notes payable	$—	$334,727	$329,978	$(61,561)	$603,144
Line of credit	—	58,000	—	—	58,000
Other liabilities	—	27,413	8,142	—	35,555
Accounts payable and accrued expenses	6,528	3,671	31,536	(17,302)	24,433
Security deposits	—	9,841	6,299	—	16,140
Due to affiliates	5,585	2	27	—	5,614

Total Liabilities	12,113	433,654	375,982	(78,863)	742,886

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $.01 par value per share
Excess shares, $.01 par value per share
Common stock, $.01 par value per share	2,847	—	—	—	2,847
Capital in excess of par value	2,523,405	3,855,043	3,350,828	(7,205,871)	2,523,405
Accumulated earnings (deficit)	(8,528)	263,777	322,429	(581,441)	(3,763)
Accumulated distributions	(586,684)	(1,803,711)	(2,188,339)	3,992,922	(585,812)
Accumulated other comprehensive loss	—	—	(5,637)	—	(5,637)

	1,931,040	2,315,109	1,479,281	(3,794,390)	1,931,040

Total Liabilities and Stockholders’ Equity	$1,943,153	$2,748,763	$1,855,263	$(3,873,253)	$2,673,926

CNL LIFESTYLE PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

CONSOLIDATING BALANCE SHEET

December 31, 2009

(in thousands except per share data)

	Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidating Eliminations	Consolidated
ASSETS
Real estate investment properties, net	$—	$1,071,678	$949,510	$—	$2,021,188
Cash	177,265	1,621	4,689	—	183,575
Investments in unconsolidated entities	—	142,487	—	—	142,487
Investments in subsidiaries	1,667,008	1,315,403	695,221	(3,677,632)	—
Mortgages and other notes receivable, net	—	113,814	100,725	(68,899)	145,640
Deferred rent and lease incentives	—	62,502	29,348	—	91,850
Other assets	9,755	5,675	9,226	—	24,656
Intangibles, net	—	21,380	10,652	—	32,032
Restricted cash	—	13,479	5,959	—	19,438
Accounts and other receivables, net	472	5,592	5,198	—	11,262

Total Assets	$1,854,500	$2,753,631	$1,810,528	$(3,746,531)	$2,672,128

LIABILITIES AND STOCKHOLDERS’ EQUITY
Mortgages and other notes payable	$—	$353,933	$341,957	$(56,402)	$639,488
Line of credit	—	99,483	—	—	99,483
Other liabilities	—	29,099	14,832	—	43,931
Accounts payable and accrued expenses	1,067	3,852	27,169	(12,497)	19,591
Security deposits	—	12,547	3,633	—	16,180
Due to affiliates	4,217	3	19	—	4,239

Total Liabilities	5,284	498,917	387,610	(68,899)	822,912

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $.01 par value per share
Excess shares, $.01 par value per share
Common stock, $.01 par value per share	2,477	—	—	—	2,477
Capital in excess of par value	2,195,251	3,466,128	2,826,034	(6,292,162)	2,195,251
Accumulated earnings	73,361	240,284	325,466	(560,985)	78,126
Accumulated distributions	(421,873)	(1,451,698)	(1,723,817)	3,175,515	(421,873)
Accumulated other comprehensive loss	—	—	(4,765)	—	(4,765)

	1,849,216	2,254,714	1,422,918	(3,677,632)	1,849,216

Total Liabilities and Stockholders’ Equity	$1,854,500	$2,753,631	$1,810,528	$(3,746,531)	$2,672,128

CNL LIFESTYLE PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

CONSOLIDATING STATEMENT OF OPERATIONS

For the year ended December 31, 2010

(in thousands)

	Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidating Adjustments	Consolidated
Revenues:
Rental income from operating leases	$—	$109,524	$92,505	$—	$202,029
Property operating revenues	—	15,200	71,367	—	86,567
Interest income on mortgages and other notes receivable	—	11,798	12,014	(7,980)	15,832

Total revenues	—	136,522	175,886	(7,980)	304,428

Expenses:
Property operating expenses	—	14,429	64,936	—	79,365
Asset management fees to advisor	26,808	—	—	—	26,808
General and administrative	11,639	669	1,934	—	14,242
Ground lease and permit fees	—	7,972	4,617	—	12,589
Acquisition fees and costs	14,149	—	—	—	14,149
Other operating (income) expenses	91	(971)	3,408	—	2,528
Bad debt expense	—	826	1,489	—	2,315
Loan loss provision	—	4,072	—	—	4,072
Loss on lease terminations	—	16,395	39,133	—	55,528
Impairment provision	—	2,705	24,175	—	26,880
Depreciation and amortization	—	61,804	64,419		126,223

Total expenses	52,687	107,901	204,111	—	364,699

Operating income (loss)	(52,687)	28,621	(28,225)	(7,980)	(60,271)

Other income (expense):
Interest and other income	718	1,956	85	—	2,759
Interest expense and loan cost amortization	—	(26,722)	(31,874)	7,980	(50,616)
Gain on extinguishment of debt	—	888	14,373	—	15,261
Equity in earnings of unconsolidated entities	—	10,978	—	—	10,978
Equity in earnings (loss), intercompany	(29,920)	7,772	42,604	(20,456)	—

Total other income (expense)	(29,202)	(5,128)	25,188	(12,476)	(21,618)

Net income (loss)	$(81,889)	$23,493	$(3,037)	$(20,456)	$(81,889)

CNL LIFESTYLE PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

CONSOLIDATING STATEMENT OF OPERATIONS

For the year ended December 31, 2009

(in thousands)

	Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidating Adjustments	Consolidated
Revenues:
Rental income from operating leases	$—	$112,119	$93,128	$—	$205,247
Property operating revenues	—	14,227	21,019	—	35,246
Interest income on mortgages and other notes receivable	—	12,308	8,948	(8,478)	12,778

Total revenues	—	138,654	123,095	(8,478)	253,271

Expenses:
Property operating expenses	—	13,123	21,542	—	34,665
Asset management fees to advisor	25,075	—	—	—	25,075
General and administrative	11,757	832	1,346	—	13,935
Ground lease and permit fees	—	8,191	3,370	—	11,561
Acquisition fees and costs	14,616	—	—	—	14,616
Other operating expenses	201	5,071	4,276	—	9,548
Bad debt expense	—	153	2,160	—	2,313
Loss on lease terminations	—	1,568	2,938	—	4,506
Depreciation and amortization	—	65,089	58,951	—	124,040

Total expenses	51,649	94,027	94,583	—	240,259

Operating income (loss)	(51,649)	44,627	28,512	(8,478)	13,012

Other income (expense):
Interest and other income	1,265	1,337	74	—	2,676
Interest expense and loan cost amortization	—	(25,616)	(23,500)	8,478	(40,638)
Equity in earnings of unconsolidated entities	—	5,630	—	—	5,630
Equity in earnings (loss), intercompany	31,064	31,197	52,763	(115,024)	—

Total other income (expense)	32,329	12,548	29,337	(106,546)	(32,332)

Net income (loss)	$(19,320)	$57,175	$57,849	$(115,024)	$(19,320)

CNL LIFESTYLE PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

CONSOLIDATING STATEMENT OF OPERATIONS

For the year ended December 31, 2008

(in thousands)

	Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidating Adjustments	Consolidated
Revenues:
Rental income from operating leases	$—	$127,019	$76,012	$—	$203,031
Interest income on mortgages and other notes receivable	—	11,754	1,871	(6,241)	7,384

Total revenues	—	138,773	77,883	(6,241)	210,415

Expenses:
Asset management fees to advisor	21,937	—	—	—	21,937
General and administrative	11,672	1,307	1,024	—	14,003
Ground lease and permit fees	—	7,885	1,592	—	9,477
Other operating expenses	692	2,805	5,446	—	8,943
Bad debt expense	—	328	—	—	328
Loss on lease terminations	—	—	—	—	—
Depreciation and amortization	—	61,126	37,023	—	98,149

Total expenses	34,301	73,451	45,085	—	152,837

Operating income (loss)	(34,301)	65,322	32,798	(6,241)	57,578

Other income (expense):
Interest and other income	5,603	(25)	140	—	5,718
Interest expense and loan cost amortization	—	(24,323)	(13,467)	5,714	(32,076)
Equity in earnings of unconsolidated entities	—	3,020	—	—	3,020
Equity in earnings, intercompany	65,334	54,363	23,856	(143,553)	—

Total other expense	70,937	33,035	10,529	(137,839)	(23,338)

Income from continuing operations	36,636	98,357	43,327	(144,080)	34,240
Discontinued operations	—	—	2,396	—	2,396

Net income	$36,636	$98,357	$45,723	$(144,080)	$36,636

CNL LIFESTYLE PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

CONSOLIDATING STATEMENT OF CASH FLOWS

For the year ended December 31, 2010

(in thousands)

	Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidated

Operating activities:
Net cash provided by (used in) operating activities	$(44,837)	$93,300	$31,313	$79,776

Investing activities:
Acquisition of properties	—	—	(81,390)	(81,390)
Capital expenditures	—	(16,730)	(42,410)	(59,140)
Deposits on real estate investments	—	(11,220)	—	(11,220)
Investment in Subsidiaries	—	—	—	—
Payment of contingent purchase consideration	—	(12,433)	—	(12,433)
Issuance of mortgage loans receivable	—	(8,598)	(6,299)	(14,897)
Principal payments received on mortgage loans receivable	—	38,614	—	38,614
Acquisition fees on mortgage notes receivable	—	(306)	(155)	(461)
Return of short term investments	8,000	—	—	8,000
Proceeds from disposal of assets	—	590	—	590
Changes in restricted cash	—	(4,812)	(1,426)	(6,238)

Net cash provided by (used in) investing activities	8,000	(14,895)	(131,680)	(138,575)

Financing activities:
Offering proceeds	333,346	—	—	333,346
Redemptions of common stock	(40,396)	—	—	(40,396)
Distributions to stockholders, net of reinvestments	(90,855)	—	—	(90,855)
Stock issuance costs	(36,574)	—	—	(36,574)
Borrowings under line of credit net of payments	—	(41,483)	—	(41,483)
Proceeds from mortgage loans and other notes payables	—	—	12,202	12,202
Principal payments on mortgage loans	—	(19,206)	(31,244)	(50,450)
Principal payments on capital leases	—	(1,976)	(2,308)	(4,284)
Payment of loan costs	(150)	(4,256)	(1,497)	(5,903)
Transfer to (from) Issuer	(114,389)	(10,634)	125,023	—

Net cash provided by (used in) financing activities	50,982	(77,555)	102,176	75,603

Effect of exchange rate fluctuation on cash	—	—	138	138
Net increase in cash	14,145	850	1,947	16,942
Cash at beginning of period	177,265	1,621	4,689	183,575

Cash at end of period	$191,410	$2,471	$6,636	$200,517

CNL LIFESTYLE PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

CONSOLIDATING STATEMENT OF CASH FLOWS

For the year ended December 31, 2009

(in thousands)

	Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidated
Operating activities:
Net cash provided by (used in) operating activities	$(42,075)	$76,725	$27,750	$62,400

Investing activities:
Acquisition of properties	—	(25,914)	(16,086)	(42,000)
Capital expenditures	—	(22,008)	(40,312)	(62,320)
Acquisition of remaining partnership interest in Wolf Partnership	—	—	(2,382)	(2,382)
Contributions to unconsolidated entities	—	(16,229)	—	(16,229)
Deposits on real estate investments	—	—	(1,022)	(1,022)
Issuance of mortgage loans receivable	—	(1,486)	(27,395)	(28,881)
Payment of additional carrying costs	—	(7,599)	—	(7,599)
Principal payments received on mortgage loans receivable	—	2,900	15,488	18,388
Acquisition fees and costs	—	(97)	(770)	(867)
Proceeds from disposal of assets	—	—	560	560
Changes in restricted cash	—	(1,957)	2,425	468

Net cash used in investing activities	—	(72,390)	(69,494)	(141,884)

Financing activities:
Offering proceeds	222,685	—	—	222,685
Redemptions of common stock	(76,958)	—	—	(76,958)
Distributions to stockholders, net of reinvestments	(83,835)	—	—	(83,835)
Stock issuance costs	(26,940)	—	—	(26,940)
Borrowings under line of credit net of payments	—	(517)	—	(517)
Proceeds from mortgage loans and other notes payables	—	—	37,855	37,855
Principal payments on mortgage loans	—	(8,285)	(2,571)	(10,856)
Principal payments on capital leases	—	(2,642)	(2,210)	(4,852)
Payment of loan costs	(2,095)	—	(1,028)	(3,123)
Transfer to (from) Issuer	(20,484)	7,600	12,884	—

Net cash provided by (used in) financing activities	12,373	(3,844)	44,930	53,459

Effect of exchange rate fluctuation on cash	—	—	99	99
Net increase (decrease) in cash	(29,702)	491	3,285	(25,926)
Cash at beginning of period	206,967	1,130	1,404	209,501

Cash at end of period	$177,265	$1,621	$4,689	$183,575

CNL LIFESTYLE PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

CONSOLIDATING STATEMENT OF CASH FLOWS

For the year ended December 31, 2008

(in thousands)

	Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidated
Operating activities:
Net cash provided by (used in) operating activities	$(25,633)	$96,203	$48,212	$118,782

Investing activities:
Acquisition of properties	—	(75,878)	(91,651)	(167,529)
Capital expenditures	—	(40,047)	(76,158)	(116,205)
Investment in Subsidiaries	—	(1,394)	—	(1,394)
Issuance of mortgage loans receivable	—	—	(68,584)	(68,584)
Payment of additional carrying costs	—	(3,656)	—	(3,656)
Acquisition fees and costs	(19,105)	—	—	(19,105)
Proceeds from sale of property	—	—	12,000	12,000
Proceeds from disposal of assets	—	69	—	69
Changes in restricted cash	—	(1,393)	(3,396)	(4,789)

Net cash used in investing activities	(19,105)	(122,299)	(227,789)	(369,193)

Financing activities:
Offering proceeds	326,198	—	—	326,198
Redemptions of common stock	(33,730)	—	—	(33,730)
Distributions to stockholders, net of reinvestments	(67,561)	—	—	(67,561)
Stock issuance costs	(37,910)	—	—	(37,910)
Borrowings under line of credit net of payments	—	100,000	—	100,000
Proceeds from mortgage loans and other notes payables	—	143,453	15,950	159,403
Principal payments on mortgage loans	—	(12,018)	(7,360)	(19,378)
Principal payments on capital leases	—	(42)	—	(42)
Payment of loan costs	(2,339)	—	—	(2,339)
Transfer to (from) Issuer	35,896	(205,613)	169,717	—

Net cash provided by financing activities	220,554	25,780	178,307	424,641

Effect of exchange rate fluctuation on cash	—	—	193	193
Net increase (decrease) in cash	175,816	(316)	(1,077)	174,423
Cash at beginning of period	31,151	1,446	2,481	35,078

Cash at end of period	$206,967	$1,130	$1,404	$209,501

CNL LIFESTYLE PROPERTIES, INC. AND SUBSIDIARIES

SCHEDULE II—Valuation and Qualifying Accounts

Years ended December 31, 2010, 2009 and 2008 (in thousands)

Year	Description	Balance at Beginning of Year	Charged to Costs and Expenses	Charged to Other Accounts	Deemed Uncollectible	Collected/ Recovered	Balance at End of Year
2008	Deferred tax asset	$5,277	$—	$(152)	$—	$—	$5,125
	valuation allowance

		$5,277	$—	$(152)	$—	$—	$5,125

2009	Deferred tax asset	$5,125	$—	$16,081	$—	$—	$21,206
	valuation allowance

		$5,125	$—	$16,081	$—	$—	$21,206

2010	Deferred tax asset	$21,206	$—	$12,754	$—	$—	$33,960
	valuation allowance

	Allowance for loan losses	$—	$4,072	$—	$—	$—	$4,072

		$21,206	$4,072	$—	$—	$—	$38,032

CNL LIFESTYLE PROPERTIES, INC. AND SUBSIDIARIES

SCHEDULE III—REAL ESTATE AND ACCUMULATED DEPRECIATION

As of December 31, 2010 (in thousands)

Property/Location	Encumbe- rances	Initial Costs			Costs Capitalized Subsequent to Acquisition		Gross Amounts at which Carried at Close of Period(3)				Accumu- lated Depre- ciation	Date of Construc- tion	Date Acquired	Life on which depre- ciation in latest income state- ments is computed
		Land & Land Improve- ments	Lease- hold Interests and Improve- ments	Buildings	Improve- ments	Carrying Costs	Land & Land Improve- ments	Lease- hold Interests and Improve- ments	Buildings	Total
Gatlinburg Sky Lift		$—	$19,154	$175	$—	$—	$—	$19,154	$175	$19,329	$(2,034)	In 1953	12/22/2005	(2)
Gatlinburg, Tennessee
Hawaiian Falls Waterparks	(1)	$3,123	$3,663	$758	$2,110	$—	$4,973	$3,810	$871	$9,654	$(2,024)	In 2004	4/21/2006	(2)
Garland and The Colony, Texas
Route 66 Harley-Davidson	(1)	$998	$—	$5,509	$9	$—	$1,003	$—	$5,513	$6,516	$(666)	In 2002	4/27/2006	(2)
Tulsa, Oklahoma
Palmetto Hall Plantation Club	(1)	$5,744	$—	$1,465	$57	$—	$5,777	$—	$1,489	$7,266	$(1,592)	In 1990	4/27/2006	(2)
Hilton Head, South Carolina
Cypress Mountain		$161	$19,001	$735	$14,075	$—	$1,313	$18,641	$14,018	$33,972	$(4,571)	In 1975	5/30/2006	(2)
Vancouver, British Columbia
Raven Golf Club at South Mountain	(1)	$11,599	$—	$1,382	$91	$—	$11,640	$—	$1,432	$13,072	$(2,777)	In 1995	6/9/2006	(2)
Phoenix, Arizona
The Omni Mount Washington Resort and Bretton Woods Ski Area	(1)	$10,778	$10	$28,052	$27,050	$—	$11,563	$10	$54,317	$65,890	$(8,502)	In 1902	6/23/2006	(2)
Bretton Woods, New Hampshire
Bear Creek Golf Club	(1)	$6,697	$2,613	$1,312	$525	$—	$7,022	$2,614	$1,511	$11,147	$(2,286)	In 1979	9/8/2006	(2)
Dallas, Texas
Funtasticks Fun Center	(1)	$4,217	$—	$1,950	$22	$—	$4,217	$—	$1,972	$6,189	$(614)	In 1993	10/6/2006	(2)
Tucson, Arizona
Fiddlesticks Fun Center	(1)	$4,466	$—	$648	$11	$—	$4,477	$—	$648	$5,125	$(287)	In 1991	10/6/2006	(2)
Tempe, Arizona
Grand Prix Tampa	(1)	$2,738	$—	$487	$—	$—	$2,738	$—	$487	$3,225	$(207)	In 1979	10/6/2006	(2)
Tampa, Florida
Zuma Fun Center	(1)	$3,720	$—	$1,192	$36	$—	$3,756	$—	$1,192	$4,948	$(330)	In 1990	10/6/2006	(2)
South Houston, Texas

CNL LIFESTYLE PROPERTIES, INC. AND SUBSIDIARIES

SCHEDULE III—REAL ESTATE AND ACCUMULATED DEPRECIATION—CONTINUED

As of December 31, 2010 (in thousands)

Property/Location	Encumbe- rances	Initial Costs			Costs Capitalized Subsequent to Acquisition		Gross Amounts at which Carried at Close of Period(3)				Accumu- lated Depre- ciation	Date of Construc- tion	Date Acquired	Life on which depre- ciation in latest income state- ments is computed
		Land & Land Improve- ments	Lease- hold Interests and Improve- ments	Buildings	Improve- ments	Carrying Costs	Land & Land Improve- ments	Lease- hold Interests and Improve- ments	Buildings	Total
Mountasia Family Fun Center	(1)	$1,152	$—	$635	$22	$—	$1,174	$—	$635	$1,809	$(195)	In 1994	10/6/2006	(2)
North Richland Hills, Texas
Zuma Fun Center	(1)	$757	$—	$182	$—	$—	$757	$—	$182	$939	$(54)	In 1990	10/6/2006	(2)
North Houston, Texas
Zuma Fun Center	(1)	$1,231	$—	$751	$—	$—	$1,231	$—	$751	$1,982	$(208)	In 1993	10/6/2006	(2)
Knoxville, Tennessee
Zuma Fun Center	(1)	$5,583	$—	$1,608	$—	$—	$5,583	$—	$1,608	$7,191	$(603)	In 1991	10/6/2006	(2)
Charlotte, North Carolina
Camelot Park	(1)	$179	$—	$70	$—	$—	$179	$—	$70	$249	$(249)	In 1994	10/6/2006	(2)
Bakersfield, California
Weston Hills Country Club	(1)	$20,332	$—	$14,374	$1,342	$—	$20,950	$—	$15,098	$36,048	$(5,658)	In 1990	10/16/2006	(2)
Weston, Florida
Valencia Country Club	(1)	$31,565	$—	$8,646	$699	$—	$32,099	$—	$8,811	$40,910	$(5,866)	In 2000	10/16/2006	(2)
Santa Clarita, California
Canyon Springs Golf Club	(1)	$11,463	$—	$1,314	$65	$—	$11,526	$—	$1,316	$12,842	$(903)	In 1997	11/16/2006	(2)
San Antonio, Texas
The Golf Club at Cinco Ranch	(1)	$6,662	$—	$454	$226	$—	$6,887	$—	$455	$7,342	$(330)	In 1993	11/16/2006	(2)
Houston, Texas
Golf Club at Fossil Creek	(1)	$4,905	$—	$1,040	$17	$—	$4,931	$—	$1,031	$5,962	$(873)	In 1987	11/16/2006	(2)
Fort Worth, Texas
Lake Park Golf Club		$2,089	$1,821	$1,352	$150	$—	$2,238	$1,822	$1,352	$5,412	$(1,298)	In 1957	11/16/2006	(2)
Dallas-Fort Worth, Texas
Mansfield National Golf Club	(1)	$5,216	$605	$1,176	$25	$—	$5,241	$605	$1,176	$7,022	$(1,622)	In 2000	11/16/2006	(2)
Dallas-Fort Worth, Texas
Plantation Golf Club	(1)	$4,123	$—	$130	$18	$—	$4,141	$—	$130	$4,271	$(59)	In 1998	11/16/2006	(2)
Dallas-Fort Worth, Texas
Fox Meadow Country Club	(1)	$5,235	$—	$4,144	$292	$—	$5,437	$—	$4,234	$9,671	$(1,605)	In 1995	12/22/2006	(2)
Medina, Ohio
Lakeridge Country Club	(1)	$5,260	$—	$2,461	$170	$—	$5,378	$—	$2,513	$7,891	$(939)	In 1978	12/22/2006	(2)
Lubbock, Texas

CNL LIFESTYLE PROPERTIES, INC. AND SUBSIDIARIES

SCHEDULE III—REAL ESTATE AND ACCUMULATED DEPRECIATION—CONTINUED

As of December 31, 2010 (in thousands)

Property/Location	Encumbe- rances	Initial Costs			Costs Capitalized Subsequent to Acquisition		Gross Amounts at which Carried at Close of Period(3)				Accumu- lated Depre- ciation	Date of Construc- tion	Date Acquired	Life on which depre- ciation in latest income state- ments is computed
		Land & Land Improve- ments	Lease- hold Interests and Improve- ments	Buildings	Improve- ments	Carrying Costs	Land & Land Improve- ments	Lease- hold Interests and Improve- ments	Buildings	Total
Mesa del Sol Golf Club	(1)	$5,802	$—	$981	$324	$—	$6,109	$—	$998	$7,107	$(1,568)	In 1970	12/22/2006	(2)
Yuma, Arizona
Painted Hills Golf Club	(1)	$2,326	$—	$1,337	$103	$—	$2,387	$—	$1,379	$3,766	$(596)	In 1965	12/22/2006	(2)
Kansas City, Kansas
Royal Meadows Golf Course	(1)	$1,971	$—	$374	$274	$—	$2,042	$—	$577	$2,619	$(386)	In 1960’s	12/22/2006	(2)
Kansas City, Missouri
Signature Golf Course	(1)	$8,513	$—	$8,403	$427	$—	$8,771	$—	$8,572	$17,343	$(2,520)	In 2002	12/22/2006	(2)
Solon, Ohio
Weymouth Country Club	(1)	$5,571	$—	$4,860	$324	$—	$5,787	$—	$4,968	$10,755	$(1,730)	In 1969	12/22/2006	(2)
Medina, Ohio
Burnside Marina	(1)	$350	$2,593	$415	$28	$—	$350	$2,621	$415	$3,386	$(390)	In 1950’s	12/22/2006	(2)
Somerset, Kentucky
Pier 121 Marina and Easthill Park	(1)	$1,172	$25,222	$4,576	$580	$—	$1,752	$25,222	$4,576	$31,550	$(3,382)	In 1960’s	12/22/2006	(2)
Lewisville, Texas
Beaver Creek Marina	(1)	$442	$5,778	$381	$20	$—	$442	$5,798	$381	$6,621	$(1,571)	In 1950’s	12/22/2006	(2)
Monticello, Kentucky
Lake Front Marina	(1)	$3,589	$—	$1,115	$218	$—	$3,753	$—	$1,169	$4,922	$(411)	In 1979	12/22/2006	(2)
Port Clinton, Ohio
Sandusky Harbor Marina	(1)	$4,458	$—	$3,428	$29	$—	$4,479	$—	$3,436	$7,915	$(844)	In 1930’s	12/22/2006	(2)
Sandusky, Ohio
Cowboys Golf Club	(1)	$9,638	$2,534	$2,457	$608	$—	$9,615	$2,699	$2,923	$15,237	$(3,203)	In 2000	12/26/2006	(2)
Grapevinem Texas
Brighton Ski Resort	(1)	$11,809	$2,123	$11,233	$2,806	$—	$12,669	$2,123	$13,179	$27,971	$(4,255)	In 1949	1/8/2007	(2)
Brighton, Utah
Clear Creek Golf Club		$423	$1,116	$155	$12	$—	$423	$1,116	$167	$1,706	$(285)	In 1987	1/11/2007	(2)
Houston, Texas
Northstar-at-Tahoe Resort	(1)	$60,790	$—	$8,534	$12,874	$—	$67,126	$—	$15,072	$82,198	$(10,335)	In 1972	1/19/2007	(2)
Lake Tahoe, California

CNL LIFESTYLE PROPERTIES, INC. AND SUBSIDIARIES

SCHEDULE III—REAL ESTATE AND ACCUMULATED DEPRECIATION—CONTINUED

As of December 31, 2010 (in thousands)

Property/Location	Encumbe- rances	Initial Costs			Costs Capitalized Subsequent to Acquisition		Gross Amounts at which Carried at Close of Period(3)				Accumu- lated Depre- ciation	Date of Construc- tion	Date Acquired	Life on which depre- ciation in latest income state- ments is computed
		Land & Land Improve- ments	Lease- hold Interests and Improve- ments	Buildings	Improve- ments	Carrying Costs	Land & Land Improve- ments	Lease- hold Interests and Improve- ments	Buildings	Total
Sierra-at-Tahoe Resort	(1)	$19,875	$800	$8,574	$578	$—	$19,960	$800	$9,067	$29,827	$(6,130)	In 1968	1/19/2007	(2)
South Lake Tahoe, California
Loon Mountain Resort	(1)	$9,226	$346	$4,673	$5,063	$—	$13,383	$347	$5,578	$19,308	$(3,243)	In 1966	1/19/2007	(2)
Lincoln, New Hampshire
Summit-at-Snowqualmie Resort	(1)	$20,122	$792	$8,802	$1,885	$—	$21,681	$792	$9,128	$31,601	$(5,395)	In 1945	1/19/2007	(2)
Snoqualmie Pass, Washington
White Water Bay	(1)	$10,720	$—	$5,461	$586	$—	$10,729	$—	$6,038	$16,767	$(1,755)	In 1981	4/6/2007	(2)
Oklahoma City, Oklahoma
Splashtown	(1)	$10,817	$—	$1,609	$581	$—	$11,023	$—	$1,984	$13,007	$(606)	In 1981	4/6/2007	(2)
Houston, Texas
Waterworld	(1)	$1,733	$7,841	$728	$342	$—	$1,937	$7,841	$866	$10,644	$(2,018)	In 1995	4/6/2007	(2)
Concord, California
Elitch Gardens	(1)	$93,796	$—	$7,480	$601	$—	$94,154	$—	$7,723	$101,877	$(4,025)	In 1890	4/6/2007	(2)
Denver, Colorado
Darien Lake	(1)	$60,993	$—	$21,967	$963	$—	$61,693	$—	$22,230	$83,923	$(15,335)	In 1955	4/6/2007	(2)
Buffalo, New York
Frontier City	(1)	$7,265	$—	$7,518	$644	$—	$7,414	$—	$8,013	$15,427	$(1,915)	In 1958	4/6/2007	(2)
Oklahoma City, Oklahoma
Wild Waves & Enchanted Village	(1)	$19,200	$—	$2,837	$601	$—	$19,554	$—	$3,084	$22,638	$(5,084)	In 1977	4/6/2007	(2)
Seattle, Washington
Magic Springs & Crystal Falls	(1)	$4,237	$8	$10,409	$3,412	$—	$7,498	$—	$10,568	$18,066	$(1,762)	In 1977	4/16/2007	(2)
Hot Springs, Arkansas
Manasquan River Club	(1)	$8,031	$—	$439	$22	$—	$8,041	$12	$439	$8,492	$(388)	In 1970’s	6/8/2007	(2)
Brick Township, New Jersey
Crystal Point Marina	(1)	$5,159	$—	$46	$138	$—	$5,297	$—	$46	$5,343	$(57)	In 1976	6/8/2007	(2)
Point Pleasant, New Jersey

CNL LIFESTYLE PROPERTIES, INC. AND SUBSIDIARIES

SCHEDULE III—REAL ESTATE AND ACCUMULATED DEPRECIATION—CONTINUED

As of December 31, 2010 (in thousands)

Property/Location	Encumbe- rances	Initial Costs			Costs Capitalized Subsequent to Acquisition		Gross Amounts at which Carried at Close of Period(3)				Accumu- lated Depre- ciation	Date of Construc- tion	Date Acquired	Life on which depre- ciation in latest income state- ments is computed
		Land & Land Improve- ments	Lease- hold Interests and Improve- ments	Buildings	Improve- ments	Carrying Costs	Land & Land Improve- ments	Lease- hold Interests and Improve- ments	Buildings	Total
Mountain High Resort	(1)	$14,272	$14,022	$7,571	$732	$—	$14,547	$14,061	$7,989	$36,597	$(5,371)	In 1930’s	6/29/2007	(2)
Wrightwood, California
Holly Creek Marina	(1)	$372	$5,257	$465	$31	$—	$373	$5,286	$466	$6,125	$(501)	In 1940’s	8/1/2007	(2)
Celina, Tennessee
Eagle Cove Marina	(1)	$1,114	$1,718	$1,692	$95	$—	$1,113	$1,815	$1,691	$4,619	$(404)	In 1940’s	8/1/2007	(2)
Byrdstown, Tennessee
Sugarloaf Mountain Resort		$15,408	$—	$5,658	$1,863	$—	$13,999	$2,000	$6,930	$22,929	$(2,921)	In 1962	8/7/2007	(2)
Carrabassett Valley, Maine
Sunday River Resort		$32,698	$—	$12,256	$4,016	$—	$36,058	$—	$12,912	$48,970	$(5,294)	In 1959	8/7/2007	(2)
Newry, Maine
Great Lakes Marina	(1)	$6,633	$—	$3,079	$89	$—	$6,642	$—	$3,159	$9,801	$(414)	In 1981	8/20/2007	(2)
Muskegon, Michigan
The Village at Northstar		$2,354	$—	$33,932	$4,130	$—	$2,724	$—	$37,692	$40,416	$(4,822)	In 2005	11/15/2007	(2)
Lake Tahoe, California
Arrowhead Country Club	(1)	$6,358	$—	$9,501	$1,727	$—	$7,305	$—	$10,281	$17,586	$(1,742)	In 1980’s	11/30/2007	(2)
Glendale, Arizona
Ancala Country Club	(1)	$6,878	$—	$5,953	$1,304	$—	$7,677	$—	$6,458	$14,135	$(1,592)	In 1996	11/30/2007	(2)
Scottsdale, Arizona
Tallgrass Country Club	(1)	$2,273	$—	$2,586	$541	$—	$2,582	$—	$2,818	$5,400	$(404)	In 1982	11/30/2007	(2)
Witchita, Kansas
Deer Creek Golf Club	(1)	$4,914	$—	$3,353	$1,256	$—	$5,894	$—	$3,629	$9,523	$(1,132)	In 1989	11/30/2007	(2)
Overland Park, Kansas
Arrowhead Golf Club	(1)	$11,798	$—	$2,885	$1,226	$—	$12,771	$—	$3,138	$15,909	$(1,554)	In 1974	11/30/2007	(2)
Littleton, Colorad
Hunt Valley Golf Club	(1)	$16,115	$—	$5,627	$1,827	$—	$17,481	$—	$6,088	$23,569	$(1,891)	In 1970	11/30/2007	(2)
Phoenix, Maryland
Meadowbrook Golf & Country Club	(1)	$8,311	$—	$1,935	$1,223	$—	$9,343	$—	$2,126	$11,469	$(1,097)	In 1957	11/30/2007	(2)
Tulsa, Oklahoma

CNL LIFESTYLE PROPERTIES, INC. AND SUBSIDIARIES

SCHEDULE III—REAL ESTATE AND ACCUMULATED DEPRECIATION—CONTINUED

As of December 31, 2010 (in thousands)

Property/Location	Encumbe- rances	Initial Costs			Costs Capitalized Subsequent to Acquisition		Gross Amounts at which Carried at Close of Period(3)				Accumu- lated Depre- ciation	Date of Construc- tion	Date Acquired	Life on which depre- ciation in latest income state- ments is computed
		Land & Land Improve- ments	Lease- hold Interests and Improve- ments	Buildings	Improve- ments	Carrying Costs	Land & Land Improve- ments	Lease- hold Interests and Improve- ments	Buildings	Total
Stonecreek Golf Club	(1)	$9,903	$—	$2,915	$1,159	$—	$10,814	$—	$3,163	$13,977	$(1,064)	In 1990	11/30/2007	(2)
Phoenix, Arizona
Painted Desert Golf Club	(1)	$7,851	$—	$965	$778	$—	$8,551	$—	$1,043	$9,594	$(1,384)	In 1987	11/30/2007	(2)
Las Vegas, Nevada
Mission Hills Country Club	(1)	$1,565	$—	$2,772	$678	$—	$1,935	$—	$3,080	$5,015	$(351)	In 1975	11/30/2007	(2)
Northbrook, Illinios
Eagle Brook Country Club	(1)	$8,385	$—	$6,621	$1,298	$—	$9,117	$—	$7,187	$16,304	$(1,596)	In 1992	11/30/2007	(2)
Geneva, Illinios
Majestic Oaks Golf Club	(1)	$11,371	$—	$694	$1,032	$—	$12,343	$—	$754	$13,097	$(1,818)	In 1972	11/30/2007	(2)
Ham Lake, Minnesota
Ruffled Feathers Golf Club	(1)	$8,109	$—	$4,747	$1,066	$—	$8,788	$—	$5,134	$13,922	$(1,415)	In 1992	11/30/2007	(2)
Lemont, Illinios
Tamarack Golf Club	(1)	$5,544	$—	$1,589	$771	$—	$6,029	$—	$1,875	$7,904	$(923)	In 1988	11/30/2007	(2)
Naperville, Illinios
Continental Golf Course	(1)	$5,276	$—	$789	$541	$—	$5,746	$—	$860	$6,606	$(423)	In 1979	11/30/2007	(2)
Scottsdale, Arizona
Desert Lakes Golf Club	(1)	$153	$—	$125	$—	$—	$268	$—	$10	$278	$(278)	In 1989	11/30/2007	(2)
Bullhead City, Arizona
Tatum Ranch Golf Club	(1)	$2,674	$—	$3,013	$700	$—	$3,130	$—	$3,257	$6,387	$(642)	In 1987	11/30/2007	(2)
Cave Creek, Arizona
Kokopelli Golf Club	(1)	$7,319	$—	$1,310	$1,043	$—	$8,256	$—	$1,416	$9,672	$(984)	In 1992	11/30/2007	(2)
Phoenix, Arizona
Superstition Springs Golf Club	(1)	$7,947	$—	$2,129	$827	$—	$8,592	$—	$2,311	$10,903	$(947)	In 1986	11/30/2007	(2)
Mesa, Arizona
Foothills Golf Club	(1)	$5,493	$—	$3,515	$812	$—	$6,021	$—	$3,799	$9,820	$(1,035)	In 1987	11/30/2007	(2)
Phoenix, Arizona
Legend at Arrowhead Golf Resort	(1)	$8,067	$—	$1,621	$839	$—	$8,773	$—	$1,754	$10,527	$(978)	In 2001	11/30/2007	(2)
Glendale, Arizona

CNL LIFESTYLE PROPERTIES, INC. AND SUBSIDIARIES

SCHEDULE III—REAL ESTATE AND ACCUMULATED DEPRECIATION—CONTINUED

As of December 31, 2010 (in thousands)

Property/Location	Encumbe- rances	Initial Costs			Costs Capitalized Subsequent to Acquisition		Gross Amounts at which Carried at Close of Period(3)				Accumu- lated Depre- ciation	Date of Construc- tion	Date Acquired	Life on which depre- ciation in latest income state- ments is computed
		Land & Land Improve- ments	Lease- hold Interests and Improve- ments	Buildings	Improve- ments	Carrying Costs	Land & Land Improve- ments	Lease- hold Interests and Improve- ments	Buildings	Total
London Bridge Golf Club	(1)	$9,250	$—	$1,554	$940	$—	$10,064	$—	$1,680	$11,744	$(1,682)	In 1960’s	11/30/2007	(2)
Lake Havasu, Arizona
Forest Park Golf Course		$7,699	$2,723	$2,753	$1,146	$—	$8,374	$2,971	$2,976	$14,321	$(2,645)	In 1900’s	12/19/2007	(2)
St. Louis, Missouri
Micke Grove Golf Course		$3,258	$2,608	$766	$562	$—	$3,545	$2,821	$828	$7,194	$(1,195)	In 1990	12/19/2007	(2)
Lodi, California
Mizner Court at Broken Sound	(1)	$37,224	$—	$65,364	$171	$—	$37,279	$—	$65,480	$102,759	$(7,602)	In 1987	12/31/2007	(2)
Boca Raton, Floria
Shandin Hills Golf Club		$3,070	$1,165	$1,112	$83	$—	$—	$4,314	$1,116	$5,430	$(799)	In 1980	3/7/2008	(2)
San Bernadino, California
The Tradition Golf Club at Kiskiack		$5,836	$—	$1,097	$88	$—	$5,913	$—	$1,108	$7,021	$(799)	In 1996	3/26/2008	(2)
Williamsburg, Virginia
The Tradition Golf Club at The Crossings		$8,616	$—	$1,376	$121	$—	$8,723	$—	$1,390	$10,113	$(1,061)	In 1979	3/26/2008	(2)
Glen Allen, Virginia
The Tradition Golf Club at Broad Bay	(1)	$6,837	$—	$2,187	$159	$—	$6,937	$—	$2,246	$9,183	$(1,035)	In 1986	3/26/2008	(2)
Virginia Beach, Virginia
Brady Mountain Resort & Marina		$738	$6,757	$1,619	$3,062	$—	$3,384	$7,044	$1,748	$12,176	$(1,133)	In 1950’s	4/10/2008	(2)
Royal, Arkansas
David L. Baker Golf Course		$4,642	$3,577	$1,433	$149	$—	$2	$8,343	$1,456	$9,801	$(1,568)	In 1987	4/17/2008	(2)
Fountain Valley, California
Las Vegas Golf Club		$7,481	$2,059	$1,622	$97	$—	$—	$9,630	$1,629	$11,259	$(1,632)	In 1938	4/17/2008	(2)
Las Vegas, NV
Meadowlark Golf Course		$8,544	$6,999	$1,687	$125	$—	$18	$15,643	$1,694	$17,355	$(2,755)	In 1922	4/17/2008	(2)
Huntington Beach, California
Coco Key Water Resort		$9,830	$—	$5,440	$24,188	$—	$15,578	$—	$23,880	$39,458	$(1,241)	1970’s	5/28/2008	(2)
Orlando, Florida

CNL LIFESTYLE PROPERTIES, INC. AND SUBSIDIARIES

SCHEDULE III—REAL ESTATE AND ACCUMULATED DEPRECIATION—CONTINUED

As of December 31, 2010 (in thousands)

Property/Location	Encumbe- rances	Initial Costs			Costs Capitalized Subsequent to Acquisition		Gross Amounts at which Carried at Close of Period(3)				Accumu- lated Depre- ciation	Date of Construc- tion	Date Acquired	Life on which depre- ciation in latest income state- ments is computed
		Land & Land Improve- ments	Lease- hold Interests and Improve- ments	Buildings	Improve- ments	Carrying Costs	Land & Land Improve- ments	Lease- hold Interests and Improve- ments	Buildings	Total
Myrtle Waves Water Park	(1)	$—	$2,430	$4,926	$424	$—	$—	$2,829	$4,951	$7,780	$(846)	In 1985	7/11/2008	(2)
Myrtle Beach, South Carolina
Montgomery Country Club		$5,013	$—	$1,405	$406	$—	$5,404	$—	$1,420	$6,824	$(648)	In 1963	9/11/2008	(2)
Laytonsville, MD
The Links at Challedon Golf Club		$2,940	$—	$718	$153	$—	$3,071	$—	$740	$3,811	$(404)	In 1995	9/11/2008	(2)
Mt. Airy, MD
Mount Sunapee Mountain Resort	(1)	$—	$6,727	$5,253	$62	$—	$—	$6,762	$5,280	$12,042	$(1,169)	In 1960	12/5/2008	(2)
Newbury, New Hampshire
Okemo Mountain Resort	(1)	$17,566	$25,086	$16,684	$438	$—	$17,667	$25,144	$16,963	$59,774	$(3,704)	In 1963	12/5/2008	(2)
Ludlow, Vermont
Crested Butte Mountain Resort	(1)	$1,305	$18,843	$11,188	$3,913	$—	$3,873	$19,218	$12,158	$35,249	$(2,895)	In 1960’s	12/5/2008	(2)
Mt. Crested Butte, Colorado
Jiminy Peak Mountain Resort	(1)	$7,802	$—	$8,164	$340	$—	$8,030	$—	$8,276	$16,306	$(1,145)	In 1948	1/27/2009	(2)
Hancock, Massachusetts
Wet'n'Wild Hawaii		$—	$13,399	$3,458	$62	$—	$—	$13,425	$3,494	$16,919	$(780)	In 1998	5/6/2009	(2)
Honolulu, Hawaii
Great Wolf Lodge- Wisconsin Dells	(1)	$3,433	$—	$17,632	$—	$—	$1,906	$—	$19,159	$21,065	$(5,883)	In 1997	8/6/2009	(2)
Wisconsin Dells, Wisconsin
Great Wolf Lodge- Sandusky	(1)	$2,772	$—	$30,061	$—	$—	$2,236	$26	$30,571	$32,833	$(6,171)	In 2001	8/6/2009	(2)
Sandusky, Ohio
Orvis Development Lands		$51,255	$—	$—	$793	$—	$52,048	$—	$—	$52,048	$—	N/A	10/29/2009	(2)
Granby, Colorado
Anacapa Isle Marina	(1)	$—	$7,155	$2,250	$—	$—	$—	$7,155	$2,250	$9,405	$(410)	In 1973	3/12/2010	(2)
Oxnard, California
Ballena Isle Marina		23	$4,793	$2,906	$—	$—	$38	$4,720	$2,964	$7,722	$(207)	In 1972	3/12/2010	(2)
Alameda, California

CNL LIFESTYLE PROPERTIES, INC. AND SUBSIDIARIES

SCHEDULE III—REAL ESTATE AND ACCUMULATED DEPRECIATION—CONTINUED

As of December 31, 2010 (in thousands)

Property/Location	Encumbe- rances	Initial Costs			Costs Capitalized Subsequent to Acquisition		Gross Amounts at which Carried at Close of Period(3)				Accumu- lated Depre- ciation	Date of Construc- tion	Date Acquired	Life on which depre- ciation in latest income state- ments is computed
		Land & Land Improve- ments	Lease- hold Interests and Improve- ments	Buildings	Improve- ments	Carrying Costs	Land & Land Improve- ments	Lease- hold Interests and Improve- ments	Buildings	Total
Cabrillo Isle Marina	(1)	$—	$17,984	$1,569	$—	$—	$—	$17,984	$1,569	$19,553	$(816)	In 1977	3/12/2010	(2)
San Diego, California
Ventura Isle Marina		$—	$14,426	$1,505	$—	$—	$—	$14,426	$1,505	$15,931	$(792)	In 1975	3/12/2010	(2)
Ventura California
Bohemia Vista Yacht Basin		$4,307	$362	$136	$—	$—	$4,669	$—	$136	$4,805	$(36)	In 1967	5/20/2010	(2)
Chesapeake City, MD
Hacks Point Marina		$1,759	$148	$56	$—	$—	$1,907	$—	$56	$1,963	$(15)	In 1970’s	5/20/2010	(2)
Earleville, Maryland
Pacific Park		$—	$25,050	$1,576	$—	$—	$—	$25,050	$1,576	$26,626	$(39)	In 1996	12/29/2010	(2)
Santa Monica, California

		$978,376	$279,308	$537,589	$150,141	$—	$1,011,838	$306,694	$626,882	$1,945,414	$(219,625)

CNL LIFESTYLE PROPERTIES, INC. AND SUBSIDIARIES

SCHEDULE III—REAL ESTATE AND ACCUMULATED DEPRECIATION—CONTINUED

As of December 31, 2010 (in thousands)

Transactions in real estate and accumulated depreciation as of December 31, 2009 are as follows:

Balance at December 31, 2004	$—	Balance at December 31, 2004	$—
2005 Acquisitions	19,837	2005 Depreciation	11

Balance at December 31, 2005	19,837	Balance at December 31, 2005	11
2006 Acquisitions	392,300	2006 Depreciation	3,541

Balance at December 31, 2006	412,137	Balance at December 31, 2006	3,552
2007 Acquisitions	984,259	2007 Depreciation	29,675

Balance at December 31, 2007	1,396,396	Balance at December 31, 2007	33,227
2008 Acquisitions	279,823	2008 Depreciation	51,182
2008 Dispositions	(18,515)	2008 Accumulated depreciation on dispositions	(1,486)

Balance at December 31, 2008	$1,657,704	Balance at December 31, 2008	$82,923
2009 Acquisitions	214,686	2009 Depreciation	61,042

Balance at December 31, 2009	$1,872,390	Balance at December 31, 2009	$143,965
2010 Acquisitions	99,904	2010 Depreciation	75,660

2010 Impairment provision	(26,880)	Balance at December 31, 2010	$219,625

Balance at December 31, 2010	$1,945,414

FOOTNOTES:

(1)	The property is encumbered at December 31, 2010.

(2)	Buildings and improvements are depreciated over 39 years. Leasehold improvements and equipment are depreciation over their estimated useful lives.

(3)	The aggregate cost for federal income tax purposes is $1.9 billion.

CNL LIFESTYLE PROPERTIES, INC. AND SUBSIDIARIES

SCHEDULE IV—MORTGAGE LOANS ON REAL ESTATE

December 31, 2010 (in thousands)

Borrower and Description of Collateral Property	Final Maturity Date	Interest Rate	Periodic Payment Term	Prior Liens	Face Amount of Mortgages	Carrying Amount of Mortgages		Principal Amount of Loans Subject to Delinquent Principal or Interest
PARC Management LLC (equipment)(1)	11/12/2011	8.00% - 8.50%	Monthly interest only payments	n/a	$584	$—	(1)	$—
Big Sky Resort (one ski resort)	9/1/2012	12.00%	Monthly interest only payments	n/a	68,000	68,000		—
Booth Creek Resort Properties LLC (one ski property and one parcel of land)(2)	1/15/2012	variable	Monthly interest only payments	n/a	—	—		—
CMR Properties, LLC and CM Resort, LLC (one ski property and one construction loan)(2)	9/30/2017	9.00% - 11.00%	Monthly interest only payments	n/a	13,787	13,787		—
Marinas International, Inc. (one marina and one construction loan)(3)	12/22/2021	9.00% - 10.25%	Monthly interest only payments	n/a	7,449	7,449		—
Boyne USA, Inc. (four ski resorts)	9/1/2012	6.30% - 15.00%	Monthly interest only payments	n/a	18,208	18,208		—
PARC Magic Springs LLC (one parcel of land and membership interests)(1)	8/1/2012	10.00% - 11.00%	Monthly interest only payments	n/a	1,475	—	(1)	—
PARC Investors, LLC and PARC Operations, LLC (membership interest)(1)	9/1/2010	9.00%	Monthly interest only payments	n/a	3,000	—	(1)	—
Evergreen Alliance Golf Limited, L.P.(4)	11/1/2013	11.00%	Monthly interest only payments	n/a	4,000	4,000		—

Total					$116,503	$111,444		$—

FOOTNOTES:

(1)	In connection with the lease termination and settlement agreement with PARC as discussed above, the Company deemed these mortgages and notes receivable uncollectible and recorded a loan loss provision of approximately $4.1 million including accrued interest for these loans.

(2)	During 2010, Booth Creek Resort Properties, LLC (“Booth Creek”), an existing borrower, sold its property (Cranmore Mountain Resort) that is collateralized by a loan from the Company to an affiliate of Jiminy Peak Mountain Resort, LLC, an existing tenant. In addition, Booth Creek sold its 100% equity interest in the company that operates two of our ski and lifestyle properties to Vail Resorts, Inc. In connection with the transactions, Booth Creek repaid a loan with an outstanding balance of approximately $3.9 million, including accrued and deferred interest. An affiliate of Jiminy Peak Mountain Resort LLC assumed one loan that had an outstanding principal balance of approximately $8.8 million. The loan was amended with the following terms: annual interest rate of 6.0% with periodic increases to 11.0% over the life of the loan until maturity on September 30, 2017 with monthly interest-only payments. Simultaneously, the Company committed to provide a $7.0 million construction loan to fund a significant expansion of the property with the following terms: annual interest rate of 9.0% with periodic increases to 11.0% over the life of the loan until maturity on September 30, 2017 with monthly interest-only payments. The Company obtained a call option, and the new borrower retained a put option to allow or cause the Company, to purchase the Cranmore Mountain Resort, if certain criteria are met in years 2015 through 2017. The Company’s obligation to the put option would be limited to the outstanding loan balance. As of December 31, 2010, approximately $5.0 million was drawn on the construction loan for improvements at the resort.

(3)

On December 10, 2010, Marinas International, Inc., an existing borrower, repaid its three outstanding loans of approximately $36.8 million including accrued interest. On March 30, 2010, it entered into a new construction loan for approximately $3.1 million which is collateralized by one marina property. Approximately $2.9 million was drawn as of December 31, 2010. The loan bears an annual interest rate of 9.0% with monthly interest-only payments until January 1, 2011, at which time, monthly payments of principal and interest in the amount of $25,216 with unpaid principal and interest due at maturity on December 22, 2021. In addition, Marinas International is required to pay an exit fee at maturity equal to the aggregate of monthly interest payments that would have been payable if the annual interest rate had been 10.25% instead of 9.0%.

(4)	On November 12, 2010, EAGLE Golf borrowed $4.0 million which is collateralized by substantially all of EAGLE Golf’s accounts receivable, inventory and tangible personal property. The loan bears an annual interest rate of 11.0% with monthly interest only payments. The principal together with all accrued and unpaid interest are due at maturity on November 1, 2013.

(5)	The aggregate cost for federal income tax purposes is $116.4 million.

	2010	2009
Balance at beginning of period	$145,640	$182,073
New mortgage loans	14,889	36,480
Collection of principal	(38,614)	(18,388)
Loan loss provision	(4,072)	—
Foreclosed and converted to real estate	—	(51,255)
Accrued and deferred interest	(281)	(2,544)
Acquisition fees allocated, net	(1,206)	(887)
Loan origination fees, net	71	161

	$116,427	$145,640

Report of Independent Registered Certified Public Accounting Firm

To the Partners of

CNL Dallas Market Center, L.P.

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of changes in partners’ capital and of cash flows present fairly, in all material respects, the financial position of CNL Dallas Market Center, L.P. and its subsidiaries at December 31, 2010 and 2009, and the results of their operations and their cash flows for the years ended December 31, 2010, 2009 and 2008, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

Orlando, Florida

March 18, 2011

CNL Dallas Market Center, L.P. and Subsidiaries

Consolidated Balance Sheets

December 31, 2010 and 2009

	2010	2009
Assets
Property and equipment, net	$246,397,307	$251,791,220
In-place lease costs, net	5,768,881	6,007,695
Cash	3,209,523	2,478,492
Restricted cash	2,149,629	2,158,434
Accrued rent	1,691,241	1,762,714
Favorable ground leases, net	552,145	562,984
Rent receivable	—	273,835

Total assets	$259,768,726	$265,035,374

Liabilities and Partners’ Capital
Mortgage loans payable	$142,014,568	$145,292,994
Distributions payable	3,059,523	3,467,333
Accounts payable and accrued expenses	1,484,871	1,299,577
Due to affiliates	—	41,057

Total liabilities	146,558,962	150,100,961

Partners’ capital	113,209,764	114,934,413

Total liabilities and partners’ capital	$259,768,726	$265,035,374

The accompanying notes are an integral part of these consolidated financial statements.

CNL Dallas Market Center, L.P. and Subsidiaries

Consolidated Statements of Operations

Years Ended December 31, 2010, 2009 and 2008

	2010	2009	2008
Revenues
Rental income from operating leases	$27,476,493	$26,943,054	$26,616,046
Percentage rent	—	2,188,157	2,572,917

Total revenues	27,476,493	29,131,211	29,188,963

Cost and expenses
Depreciation	8,415,246	8,420,093	8,310,167
Ground rent expense	277,115	421,174	505,006
General, administrative and operating	271,772	275,368	249,748
Amortization of lease costs	238,814	238,814	238,814

Total cost and expenses	9,202,947	9,355,449	9,303,735

Operating income	18,273,546	19,775,762	19,885,228
Interest and other income	36,855	23,732	25,224
Interest expense	(8,702,529)	(8,894,533)	(9,100,137)

Net income	$9,607,872	$10,904,961	$10,810,315

The accompanying notes are an integral part of these consolidated financial statements.

CNL Dallas Market Center, L.P. and Subsidiaries

Consolidated Statements of Changes in Partners’ Capital

Years Ended December 31, 2010, 2009 and 2008

	General Partner	CNL LP	Crow	Total
Balance, December 31, 2007	$1,087,213	$88,599,322	$17,567,900	$107,254,435
Net income	99,758	9,876,003	834,554	10,810,315
Distributions	(128,134)	(10,122,583)	(2,562,680)	(12,813,397)

Balance, December 31, 2008	$1,058,837	$88,352,742	$15,839,774	$105,251,353
Additional partner contributions	142,892	11,555,683	—	11,698,575
Net income	104,265	10,322,270	478,426	10,904,961
Distributions	(130,332)	(10,296,204)	(2,493,940)	(12,920,476)

Balance, December 31, 2009	$1,175,662	$99,934,491	$13,824,260	$114,934,413
Additional partner contributions	—	—	—	—
Net income (loss)	112,626	11,149,978	(1,654,732)	9,607,872
Distributions	(140,784)	(11,121,819)	(69,918)	(11,332,521)

Balance, December 31, 2010	$1,147,504	$99,962,650	$12,099,610	$113,209,764

The accompanying notes are an integral part of these consolidated financial statements.

CNL Dallas Market Center, L.P. and Subsidiaries

Consolidated Statements of Cash Flows

Years Ended December 31, 2010 and 2009 and 2008

	2010	2009	2008
Cash flows from operating activities
Net income	$9,607,872	$10,904,961	$10,810,315
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	8,415,246	8,420,093	8,310,167
Amortization of lease costs	238,814	238,814	238,814
Amortization of favorable ground lease	10,839	59,824	84,318
Loss (gain) on sale of asset	236	(5,500)	(862)
Changes in assets and liabilities:
Rent receivable	273,835	(273,835)	—
Prepaid expenses and other assets	—	—	40,511
Due to/from affiliates	(41,057)	41,057	—
Accrued rent	71,473	7,811	6,580
Accounts payable and accrued expenses	185,294	58,653	(1,064,156)
Unearned percentage rent	—	(1,513,532)	270,539

Net cash provided by operating activities	18,762,552	17,938,346	18,696,226

Cash flows from investing activities
Acquisition of property and equipment, net	(3,022,369)	(14,108,337)	(2,873,427)
Proceeds from disposal of fixed assets	800	5,500	11,042
(Increase) decrease in restricted cash	8,805	(665,050)	(137,601)

Net cash used in investing activities	(3,012,764)	(14,767,887)	(2,999,986)

Cash flows from financing activities
Principal payment on mortgage loans	(3,278,426)	(3,087,399)	(2,882,843)
Capital contributions from partners	—	11,698,575	—
Distributions to partners	(11,740,331)	(12,258,671)	(13,005,788)

Net cash used in financing activities	(15,018,757)	(3,647,495)	(15,888,631)

Net increase (decrease) in cash	731,031	(477,036)	(192,391)
Cash
Beginning of period	2,478,492	2,955,528	3,147,919

End of period	$3,209,523	$2,478,492	$2,955,528

Supplemental disclosure of cash flow information
Cash paid during the year for interest, net of capitalized interest	$8,719,288	$8,910,313	$9,114,872

Supplemental disclosure of noncash investing activities
Accrual of capital expenditures	$—	$—	$20,432

Termination of ground lease	$—	$3,447,015	$—

Supplemental disclosure of noncash financing activities
Distributions declared but not paid to partners	$3,059,523	$3,467,333	$2,805,528

The accompanying notes are an integral part of these consolidated financial statements.

CNL Dallas Market Center, L.P. and Subsidiaries

Notes to Consolidated Financial Statements

Years Ended December 31, 2010, 2009 and 2008

1. Organization

CNL Dallas Market Center, L.P. (the “Partnership”) is a Delaware limited partnership whose partners are CNL Dallas Market Center GP, LLC (the “General Partner”), CNL DMC, LP (the “CNL LP”) and Dallas Market Center Company, Ltd. (“Crow”). Crow and CNL LP are collectively referred to as the “Limited Partners”. The General Partner and the CNL LP are wholly owned subsidiaries of CNL Lifestyle Properties, Inc. and are referred to as the “CNL Partners”. Certain major decisions as defined in the partnership agreement (the “Agreement”) require the approval of the General Partner and Limited Partners.

The Partnership was formed on February 14, 2005 for purposes of owning certain real property located in Dallas, Texas. In a series of formation transactions (referred to as the “Formation Transactions”), Crow transferred its interests in two subsidiary partnerships to the Partnership. The first subsidiary partnership owned the World Trade Center, Dallas Trade Mart and Market Hall buildings as well as leases for the underlying land; limited use rights to the Apparel Mart (which resides on the Dallas Market Center Campus) (collectively referred to as the “World Trade Center” property); and related parking facilities on the property, which had an agreed upon value of approximately $219.9 million. Later, on May 25, 2005, Crow transferred its interest in the second subsidiary partnership, which owned the International Floral and Gift Center (referred to as the “IFGC” property), with an agreed upon value of approximately $30.8 million. With the contributions of the World Trade Center and IFGC, the Partnership assumed approximately $142.3 million and $16.3 million, respectively, in existing debt. In connection with these transfers, the CNL Partners made a series of capital contributions in exchange for their ownership interests, which were immediately distributed to Crow. Additionally, all of the partners paid their share of closing costs in order to complete the transaction.

During 2005 and 2006, the Partners made pro-rata capital contributions of $21.3 million to develop a lighting center expansion at the Dallas Market Center. As of December 31, 2006, the Partnership completed its funding to the Trade Mart Expansion and the expansion was leased to an affiliate of Crow as of December 31, 2007.

On August 3, 2009, the Partnership exercised its option to purchase the land under the World Trade Center property, which was previously leased to the Partnership, for approximately $11.6 million. The General Partner and the CNL LP contributed cash to the Partnership to fund the entire land purchase thereby increasing its ownership in the Partnership. As of December 31, 2009, the General Partner and Limited Partners hold the following percentage interest:

Partner	Percentage Interest
General Partner	1.00%
CNL LP	80.87%
Crow	18.13%

The World Trade Center consists of 15 floors including the fashion center, showrooms and wholesalers offering gifts and home textiles. The Dallas Trade Mart has five floors encompassing gifts, housewares and lighting. Market Hall is a consumer and tradeshow exhibition hall. The IFGC has two floors and houses permanent showrooms for floral products, holiday decorative products and related accessories. The IFGC serves as the headquarters for the American Floral Industry Association and is home to two annual floral shows, the Holiday and Home Expos. Both properties are leased to an affiliate of Crow under long-term triple-net leases.

Net cash flow, as defined in the Agreement, is to be distributed quarterly to the Partners in accordance with the following order of priority: (i) first, to the General Partner and CNL LP to pay the CNL first tier preferred

CNL Dallas Market Center, L.P. and Subsidiaries

Notes to Consolidated Financial Statements

Years Ended December 31, 2010, 2009 and 2008

distribution, as defined in the Agreement; (ii) second, to Crow to pay the Crow first tier preferred distribution, as defined in the Agreement; (iii) third to the Partners pro-rata in proportion to their partnership interests until the sum of the aggregate distributions paid equals the second tier preferred distribution, as defined in the agreement; (iv) fourth, 60% to the General Partner and CNL LP and 40% to Crow until the sum of the aggregate distributions paid equals the third tier preferred distribution, as defined in the agreement and; (v) thereafter 50% to the General Partner and CNL LP and 50% to Crow. As of December 31, 2010 and 2009, the Partnership has net cash flow distributions payable totaling approximately $3.1 million and $3.5 million, respectively.

Net income or loss is allocated between the Partners based on the hypothetical liquidation at book value method (“HLBV”). Under the HLBV method, net income or loss is allocated between the Partners based on the difference between each Partner’s claim on the net assets of the Partnership at the end and beginning of the period. Each Partner’s share of the net assets of the Partnership is calculated as the amount that the Partner would receive if the Partnership were to liquidate all of its assets at net book value and distribute the resulting cash to creditors and partners in accordance with their respective priorities.

Capital proceeds, including capital proceeds distributed to the partners in winding up the Partnership, are allocated in the same manner as net cash flow with the exception that the first tier preferred distribution for CNL LP and Crow are set at a different rate per the Agreement.

2. Summary of Significant Accounting Policies

A summary of significant accounting principles and practices used in the preparation of the consolidated financial statements follows:

Basis of Financial Statement Presentation

The Partnership prepares its consolidated financial statements in conformity with accounting principles generally accepted in the United States of America. These principles require management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of consolidated financial statements and report amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Principles of Consolidation

The accompanying consolidated financial statements of the Partnership include the accounts of CNL Dallas Market Center, LP and its wholly owned subsidiaries (“Subsidiaries”). All significant inter-Partnership balances and transactions have been eliminated in consolidation.

Effective January 1, 2010, the Partnership adopted the amended accounting guidance on consolidations as follows: (i) replaced the quantitative-based risks and rewards calculation for determining when a reporting entity has a controlling financial interest in a variable interest entity (“VIE”) with a qualitative approach focused on identifying which reporting entity has the power to direct the activities of a VIE that most significantly impact the entity’s economic performance and the obligation to absorb losses of the entity or the right to receive benefits from the entity and (ii) requires additional disclosures about a reporting entity’s involvement in VIEs. This consolidation guidance for VIEs also: (i) requires ongoing consideration, rather than only when specific events occur, of whether an entity is a primary beneficiary of a VIE, (ii) eliminates substantive removal rights consideration in determining whether an entity is VIE, and (iii) eliminates the exception for troubled debt restructurings as an event triggering reconsideration of an entity’s status as a VIE. The adoption of this guidance did not have a material impact on the Partnership’s financial position or results of operations.

CNL Dallas Market Center, L.P. and Subsidiaries

Notes to Consolidated Financial Statements

Years Ended December 31, 2010, 2009 and 2008

Property and Equipment, net

Property and equipment is stated at cost and includes land, buildings and tenant improvements. Buildings and improvements and furniture, fixtures and equipment are depreciated on the straight-line method over the assets’ estimated useful lives ranging from 39 to 5 years. Tenant improvements are depreciated on the straight-line method over the shorter of the lease term or the estimated useful life.

Intangible Assets

Intangible lease assets are comprised of in place lease costs and favorable ground leases and are amortized over the remaining non-cancelable terms of the respective leases including automatic renewal terms. The remaining lives of the ground leases range from 50 to 60 years and the life of the master leases to Crow are 30 years including automatic renewal periods.

Lease Accounting

The Partnership’s leases are accounted for as operating leases. This determination requires management to estimate the economic life of the leased property, the residual value of the leased property and the present value of minimum lease payments to be received from the tenant. Rental income is recognized on a straight-line basis over the lease term. Contingent rent is recognized as revenue when underlying tenant revenues exceed required thresholds.

Cash and Cash Equivalents

The Partnership considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. Cash and cash equivalents consist of demand deposits at commercial banks. Cash accounts maintained on behalf of the Partnership in demand deposits at commercial banks may exceed federally insured levels; however, the Partnership has not experienced any losses in such accounts. The Partners believe the Partnership is not exposed to any significant credit risk on cash and cash equivalents.

Restricted Cash

The leases require that certain amounts of cash are restricted to fund capital expenditures at the Partnership’s properties and have been included in the accompanying consolidated balance sheets. The reserve accounts are held at CNL Bank, which is an affiliate of the General Partner and CNL LP. As of December 31, 2010 and 2009, approximately $2.1 million and $2.2 million was held in these reserve accounts, respectively.

Revenue Recognition

The Partnership records rental revenue on the straight-line basis over the terms of the leases. Percentage rent that is due contingent upon tenant performance levels such as gross revenues is not recognized until the underlying performance thresholds have been reached.

Income Taxes

The Partnership is not subject to federal income taxes. As a result, the earnings or losses for federal income tax purposes are included in the tax returns of the individual partners. Net income or loss for financial statement purposes may differ significantly from taxable income reportable to partners as a result of differences between

CNL Dallas Market Center, L.P. and Subsidiaries

Notes to Consolidated Financial Statements

Years Ended December 31, 2010, 2009 and 2008

the tax basis and financial reporting basis of assets and liabilities and the taxable loss allocation requirements under the Agreement. The partnership analyzed its material tax positions and determined that it has not taken any uncertain tax positions.

Fair Value of Financial Instruments

The estimated fair value of cash and accounts payable and accrued expenses approximates carrying value because of the liquid nature of the assets and short maturities of the obligations. The Partnership believes the fair value of its long-term debt was approximately $140.0 million and $142.5 million as of December 31, 2010 and 2009, respectively, based on the rates it believes it could obtain for similar borrowings.

Fair Value of Non-Financial Assets and Liabilities

Effective January 1, 2009, the Partnership adopted a new pronouncement which affects how fair value is determined for non-financial assets such as goodwill, intangibles and other long-lived assets, including the incorporation of market participant assumptions in determining the fair value. The adoption of this pronouncement did not have a material impact on the Partnership’s financial position or results of operations.

Impairment of Long-Lived Assets

The Partnership assesses impairment by comparing the carrying value of long-lived assets to future estimated undiscounted operating cash flows expected to be generated over the life of the assets and from its eventual disposition. In the event the carrying amount exceeds the estimated future undiscounted cash flows, the Partnership would recognize an impairment loss to adjust the carrying amount of the asset to the estimated fair value. For the years ended December 31, 2010, 2009 and 2008 the Partnership recorded no impairments.

3. Property and equipment

Property and equipment, net consists of the following:

	December 31, 2010	December 31, 2009
Building and improvements	$264,501,111	$263,448,035
Leasehold improvements	1,682,069	1,651,334
Land and land improvements	15,630,694	15,630,694
Equipment	12,417,410	10,481,442

	294,231,284	291,211,505
Less: Accumulated depreciation	(47,833,977)	(39,420,285)

	$246,397,307	$251,791,220

4. In Place Lease Costs and Favorable Ground Leases

In place lease costs, net and favorable ground leases, net consist of the following:

	In Place Lease Cost December 31,		Favorable Ground Leases December 31,
	2010	2009	2010	2009
Balance	$7,164,428	$7,164,428	$615,828	$615,828
Accumulated amortization	(1,395,547)	(1,156,733)	(63,683)	(52,844)

	$5,768,881	$6,007,695	$552,145	$562,984

CNL Dallas Market Center, L.P. and Subsidiaries

Notes to Consolidated Financial Statements

Years Ended December 31, 2010, 2009 and 2008

The anticipated amortization of intangible assets over each of the next five years and beyond is as follows:

	In Place Lease Costs	Favorable Ground Leases
2011	$238,814	$10,839
2012	238,814	10,839
2013	238,814	10,839
2014	238,814	10,839
2015	238,814	10,839
Thereafter	4,574,811	497,950

	$5,768,881	$552,145

Amortization of the in place lease costs is recorded in amortization of lease costs expense in the accompanying consolidated statements of operations. The Partnership recorded total amortization expense of $238,814 for each year ended December 31, 2010, 2009 and 2008.

Amortization of the favorable ground lease asset is recorded as an increase in ground lease expense in the accompanying consolidated statements of operations. The Partnership recorded total amortization expense of $10,839 for the year ended December 31, 2010, $59,824 for the year ended December 31, 2009 and $84,318 for the year ended December 31, 2008.

5. Mortgage Loans Payable

In connection with the acquisition of the World Trade Center on February 14, 2005, the Partnership became obligated for approximately $142.3 million in existing debt collateralized by the World Trade Center property. On May 25, 2005, in connection with the acquisition of the IFGC, the Partnership became obligated for approximately $16.3 million in existing debt collateralized by the IFGC property. Mortgage loans payable consist of the following:

Property	Monthly Payment (Principal and Interest)	Interest Rate	Maturity Date	Balance as of December 31,
				2010	2009
World Trade Center	$889,145	6.037%	September 2014	$128,465,080	$131,181,175
IFGC	110,663	5.450%	September 2012	13,549,488	14,111,819

				$142,014,568	$145,292,994

Future scheduled principal payments of the mortgage loans are as follows:

2011	$3,481,290
2012	16,002,163
2013	3,260,660
2014	119,270,455

$142,014,568

CNL Dallas Market Center, L.P. and Subsidiaries

Notes to Consolidated Financial Statements

Years Ended December 31, 2010, 2009 and 2008

6. Master Leases

On February 14, 2005, the Partnership entered into a triple-net lease agreement with Dallas Market Center Operating, L.P. a subsidiary of the existing management company, Market Center Management Company, Ltd. (“MCMC”). MCMC is an affiliate of Crow Holdings. On May 25, 2005, the Partnership entered into a lease agreement with IFDC Operating, L.P., also a subsidiary of MCMC. The leases have an initial term of five-years with five automatic five-year renewal periods. Both leases call for the payment of monthly base rental payments and percentage rent to the extent that the annual percentage rent calculation exceeds annual base rent. Percentage rent is calculated as a set percentage of total gross sublease rental revenues as defined in the lease agreements. The amount of annual base rent automatically escalates in accordance with the provisions of the lease agreements. The leases require the tenant to pay property taxes on behalf of the Partnership. For the years ended December 31, 2010, 2009 and 2008, the tenant paid property taxes of approximately $1.9 million, $2.8 million and $3.3 million, respectively, on behalf of the Partnership.

On August 3, 2009, the Partnership renewed its first renewal term to commence on February 11, 2010 for a five year period.

Base rental income under the leases amounted to approximately $27.5 million, $26.9 million and $26.6 million for the years ended December 31, 2010, 2009 and 2008, respectively, including the effect of straight-lining rent in accordance with GAAP. The land purchase in 2009 and the construction on the Trade Mart Expansion in 2006 resulted in an increase in base rent of the Trade Mart Property.

Future minimum rental receipts under non-cancelable operating leases having remaining terms in excess of one year of December 31, 2010 are as follows:

	World Trade Center	IFDC	Total
2011	$24,221,807	$3,326,156	$27,547,963
2012	24,221,807	3,326,156	27,547,963
2013	24,221,807	3,326,156	27,547,963
2014	24,221,807	3,326,156	27,547,963
2015	24,221,807	3,326,156	27,547,963
Thereafter	462,951,750	63,573,145	526,524,895

	$584,060,785	$80,203,925	$664,264,710

CNL Dallas Market Center, L.P. and Subsidiaries

Notes to Consolidated Financial Statements

Years Ended December 31, 2010, 2009 and 2008

7. Ground Leases

As of December 31, 2010, the Partnership makes monthly lease payments under three ground leases, two of which have annual rent increases and all of the ground leases are with affiliates of Crow. For the years ended December 31, 2010, 2009 and 2008, the Partnership incurred a total of $277,115, $421,174 and $505,006, respectively, for rent expenses under the ground leases which includes the effect of GAAP straight-lining adjustments of $96,735, $99,269 and $101,754, respectively and the amortization of above market leases of $10,839, $59,824 and $84,318 for the years ended December 31, 2010, 2009 and 2008. Each of the ground leases expire between the years 2062 and 2066. Upon termination of the ground leases, all buildings and improvements become the property of the lessors under the ground leases. The non-cancelable future minimum lease payments under the ground leases are as follows:

2011	$172,337
2012	174,974
2013	177,664
2014	180,407
2015	183,205
Thereafter	14,284,093

$15,172,680

Accrued rental expense of $608,225 and $511,490 is included in accounts payable and accrued expenses in the accompanying consolidated balance sheets as of December 31, 2010 and 2009, respectively.

8. Commitments and Contingencies

From time to time the Partnership may be exposed to litigation arising from operations of its business in the ordinary course of business. Management is not aware of any such litigation that it believes will have a material adverse impact on the Partnership’s financial condition or results of operations.

9. Subsequent Events

The accompanying audited consolidated financial statements were authorized for issue on March 18, 2011. Subsequent events are evaluated through that date.

CNL Lifestyle Properties, Inc.

Offer to Exchange

$400,000,000 aggregate principal amount 7.250% Senior Notes due 2019

For

$400,000,000 aggregate principal amount 7.250% Senior Notes due 2019 registered under the Securities Act of 1933, as amended

PROSPECTUS

            , 2011

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Officers and Directors

    The following summary is qualified in its entirety by reference to the complete text of the statutes referred to below and the certificates and articles of incorporation and the certificates of formation, all as amended, the bylaws, operating agreements and agreements of limited partnership, all as amended, and any other contractual agreements referred to below in reference to CNL Lifestyle Properties, Inc. and all additional Registrants.

The Company

    Pursuant to Maryland corporate law and the Company’s Articles of Incorporation, the Company is required to indemnify and hold harmless a present or former director, officer, Advisor, or Affiliate and may indemnify and hold harmless a present or former employee or agent of the Company (the “Indemnitee”) against any or all losses or liabilities reasonably incurred by the Indemnitee in connection with or by reason of any act or omission performed or omitted to be performed on behalf of the Company while a director, officer, Advisor, Affiliate, employee, or agent and in such capacity, provided, that the Indemnitee has determined, in good faith, that the act or omission which caused the loss or liability was in the best interests of the Company. The Company will not indemnify or hold harmless the Indemnitee if: (i) the loss or liability was the result of negligence or misconduct, or if the Indemnitee is an Independent Director, the loss or liability was the result of gross negligence or willful misconduct, (ii) the act or omission was material to the loss or liability and was committed in bad faith or was the result of active or deliberate dishonesty, (iii) the Indemnitee actually received an improper personal benefit in money, property, or services, (iv) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful, or (v) in a proceeding by or in the right of the Company, the Indemnitee shall have been adjudged to be liable to the Company. In addition, the Company will not provide indemnification for any loss or liability arising from an alleged violation of federal or state securities laws unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular Indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnitee; or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which securities of the Company were offered or sold as to indemnification for violations of securities laws. Pursuant to its Articles of Incorporation, the Company is required to pay or reimburse reasonable expenses incurred by a present or former director, officer, Advisor or Affiliate and may pay or reimburse reasonable expenses incurred by any other Indemnitee in advance of final disposition of a proceeding if the following are satisfied: (i) the Indemnitee was made a party to the proceeding by reasons of his or her service as a director, officer, Advisor, Affiliate, employee or agent of the Company; (ii) the Indemnitee provides the Company with written affirmation of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the Company as authorized by the Articles of Incorporation; (iii) the Indemnitee provides the Company with a written agreement to repay the amount paid or reimbursed by the Company, together with the applicable legal rate of interest thereon, if it is ultimately determined that the Indemnitee did not comply with the requisite standard of conduct; and (iv) the legal proceeding was initiated by a third party who is not a stockholder or, if by a stockholder of the Company acting in his or her capacity as such, a court of competent jurisdiction approves such advancement. The Company’s Articles of Incorporation further provide that any indemnification, payment, or reimbursement of the expenses permitted by the Articles of Incorporation will be furnished in accordance with the procedures in Section 2-418 of the Maryland General Corporation Law.

    Any indemnification may be paid only out of net assets of the Company, and no portion may be recoverable from the stockholders.

    The Company has entered into indemnification agreements with each of the Company’s officers and directors. The indemnification agreements require, among other things, that the Company indemnify its officers and directors to the fullest extent permitted by law, and advance to the officers and directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. In accordance with these agreements, the Company must indemnify and advance all expenses reasonably incurred by officers and directors seeking to enforce their rights under the indemnification agreements. The Company also must cover officers and directors under the Company’s directors’ and officers’ liability insurance.

Registrant Guarantors

    Delaware General Corporation Law. Section 145(a) of the General Corporation Law of the State of Delaware, or the Delaware General Corporation Law, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

    Section 145(b) of the Delaware General Corporation Law states that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which the person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the Delaware Court of Chancery or such other court shall deem proper.

    Section 145(c) of the Delaware General Corporation Law provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

    Section 145(d) of the Delaware General Corporation Law states that any indemnification under subsections (a) and (b) of Section 145 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145. Such determination shall be made with respect to a person who is a director or officer at the time of such determination (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

    Section 145(f) of the Delaware General Corporation Law states that the indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

    Section 145(g) of the Delaware General Corporation Law provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of Section 145.

    Section 145(j) of the Delaware General Corporation Law states that the indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

    Delaware Limited Liability Company Co-Registrants. Section 18-108 of the Delaware Limited Liability Company Act (the “DLLCA”) provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. However, to the extent that the limited liability company agreement seeks to restrict or limit the liabilities of such person, Section 18-1101 of the DLLCA prohibits such agreement from eliminating liability for any act or omission that constitutes a bad faith violation of the implied contractual covenant of good faith and fair dealing.

    Delaware Limited Partnership Co-Registrant. Section 17-108 of the Delaware Revised Limited Partnership Act provides that, subject to such standards and restrictions, if any, as are set forth in its partnership agreement, a Delaware limited partnership may, and shall have the power to, indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever.

    The certificate of incorporation, certificate of formation or limited partnership agreement, as applicable, and bylaws, of each Registrant Guarantor provides that, to the fullest extent permitted by the applicable Delaware law, such Registrant’s directors will not be personally liable to such Registrant or its stockholders for monetary damages resulting from a breach of their fiduciary duties as directors. Nothing contained in such provision, however, will eliminate or limit the liability of directors (1) for any breach of the director’s duty of loyalty to such Registrant or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (3) under Section 174 of the Delaware General Corporation Law or (4) for any transaction from which the director derived an improper personal benefit.

Item 21.	Exhibits and Financial Statement Schedules

The attached exhibit index is incorporated by reference herein.

Item 22.	Undertakings.

The undersigned registrants hereby undertake:

    (i) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    (ii) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

    (iii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

    (iv) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)     That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)  That, for the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)  Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of the undersigned registrants; and

(iv)   Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

(b)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c)  The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(d)  The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on June 29, 2011.

CNL LIFESTYLE PROPERTIES, INC.

By:	/s/ R. Byron Carlock, Jr.
R. Byron Carlock, Jr., Chief Executive Officer
and President
(Duly Authorized Representative)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints Robert A. Bourne and James M. Seneff, Jr. and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, with full power to act alone, to sign any and all documents (including post-effective amendments) in connection with the Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them or their or his substitutes or substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James M. Seneff, Jr.	Chairman of the Board	June 29, 2011
James M. Seneff, Jr.

/s/ Robert A. Bourne	Vice Chairman of the Board	June 29, 2011
Robert A. Bourne

/s/ R. Byron Carlock, Jr.	Chief Executive Officer and President	June 29, 2011
R. Byron Carlock, Jr.	(Principal Executive Officer)

/s/ Joseph T. Johnson	Senior Vice President and Chief Accounting Officer	June 29, 2011
Joseph T. Johnson	(Principal Financial Officer)

/s/ Bruce Douglas	Independent Director	June 29, 2011
Bruce Douglas

/s/ Dennis N. Folken	Independent Director	June 29, 2011
Dennis N. Folken

/s/ Robert J. Woody	Independent Director	June 29, 2011
Robert J. Woody

SIGNATURES

Pursuant to the requirements of the Securities Act, the co-registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on June 29, 2011.

GUARANTORS

CNL Income Partners, LP

CNL Beaver Creek Marina TRS Corp.

CNL Burnside Marina TRS Corp.

CNL Gatlinburg Partnership, LP

CNL Income Bear Creek, LLC

CNL Income Beaver Creek Marina, LLC

CNL Income Brady Mountain Marina TRS Corp.

CNL Income Brady Mountain Marina, LLC

CNL Income Brighton TRS Corp.

CNL Income Brighton, LLC

CNL Income Burnside Marina, LLC

CNL Income Canyon Springs, LLC

CNL Income Cinco Ranch, LLC

CNL Income Clear Creek, LLC

CNL Income Colony, LP

CNL Income EAGL Las Vegas, LLC

CNL Income EAGL Leasehold Golf, LLC

CNL Income EAGL Meadowlark, LLC

CNL Income EAGL Mideast Golf, LLC

CNL Income EAGL Midwest Golf, LLC

CNL Income EAGL North Golf, LLC

CNL Income EAGL Southwest Golf, LLC

CNL Income EAGL West Golf, LLC

CNL Income Eagle Cove Marina TRS Corp.

CNL Income Eagle Cove Marina, LLC

CNL Income Enchanted Village TRS Corp.

CNL Income Enchanted Village, LLC

CNL Income FEC Bakersfield, LLC

CNL Income FEC Charlotte, LLC

CNL Income FEC Knoxville, LLC

CNL Income FEC North Houston, LLC

CNL Income FEC Richland Hills, LLC

CNL Income FEC South Houston, LLC

CNL Income FEC Tampa, LLC

CNL Income FEC Tempe, LLC

CNL Income FEC Tucson, LLC

CNL Income Fossil Creek, LLC

CNL Income Fox Meadow, LLC

CNL Income Garland, LP

CNL Income Hawaiian Waters TRS Corp.

CNL Income Hawaiian Waters, LLC

CNL Income Holly Creek Marina TRS Corp.

CNL Income Holly Creek Marina, LLC

CNL Income Lake Park, LLC

CNL Income Lakefront Marina, LLC

CNL Income Lakeridge, LLC

CNL Income Loon Mountain TRS Corp.

CNL Income Loon Mountain, LLC

CNL Income Magic Spring TRS Corp.

CNL Income Magic Spring, LLC

CNL Income Mansfield, LLC

CNL Income Mesa Del Sol, LLC

CNL Income Northstar Commercial, LLC

CNL Income Northstar TRS Corp.

CNL Income Northstar, LLC

CNL Income Painted Hills, LLC

CNL Income Palmetto, LLC

CNL Income Pier 121 Marina, LLC

CNL Income Plantation, LLC

CNL Income Royal Meadows, LLC

CNL Income Sandusky Marina, LLC

CNL Income Sierra TRS Corp.

CNL Income Sierra, LLC

CNL Income Signature of Solon, LLC

CNL Income Snoqualmie TRS Corp.

CNL Income Snoqualmie, LLC

CNL Income South Mountain, LLC

CNL Income Traditional Golf I, LLC

CNL Income Valencia, LLC

CNL Income Weston Hills, LLC

CNL Income Weymouth, LLC

CNL Lakefront Marina TRS Corp.

CNL Pier 121 Marina TRS Corp.

CNL Sandusky Marina TRS Corp.

Grapevine Golf Club, L.P.

By:	/s/ R. Byron Carlock, Jr.
R. Byron Carlock, Jr.
President
(Duly Authorized Representative)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints R. Byron Carlock, Jr. and Holly Greer and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, with full power to act alone, to sign any and all documents (including post-effective amendments) in connection with the Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them or their or his substitutes or substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ R. Byron Carlock, Jr.	President (Principal Executive Officer); Director or Manager, as applicable	June 29, 2011
R. Byron Carlock, Jr.

/s/ Holly Greer	Director or Manager, as applicable	June 29, 2011
Holly Greer

/s/Joseph Johnson	Principal Financial and Accounting Officer, Director or Manager, as applicable	June 29, 2011
Joseph Johnson

EXHIBIT INDEX

Exhibit Number	Description

3.1	Amended and Restated Articles of Incorporation (Previously filed as Exhibit 3.3 to the Registration Statement on Form S-11 (File No. 333-108355) filed March 16, 2004, and incorporated herein by reference.)

3.2	Bylaws (Previously filed as Exhibit 3.4 to the Registration Statement on Form S-11(File No. 333-108355) filed March 16, 2004, and incorporated herein by reference.)

3.3	Articles of Amendment to the Amended and Restated Articles of Incorporation (Previously filed as Exhibit 3.5 to the Registration Statement on Form S-11 (File No. 333-108355) filed April 9, 2004, and incorporated herein by reference.)

3.4	Amendment No. One to the Bylaws (Previously filed as Exhibit 3.1 to the Report on Form 8-K filed on May 9, 2005 (File No. 000-51288) and incorporated herein by reference.)

3.5	Amendment No. Two to the Bylaws (Previously filed as Exhibit 3.1 to the Report on Form 8-K filed on September 23, 2005 (File No. 000-51288) and incorporated herein by reference.)

3.6	Articles of Amendment to the Amended and Restated Articles of Incorporation dated March 26, 2008 (Previously filed as Exhibit 3.1 to the Report on Form 8-K filed on March 26, 2008 (File No. 000-51288) and incorporated herein by reference.)

3.7	Amendment No. Three to the Bylaws (Previously filed as Exhibit 3.1 to the Report on Form 8-K filed on December 5, 2007 and incorporated herein by reference.)

3.8	Certificate of Limited Partnership of CNL Income Partners, LP (Filed herewith.)

3.9	Agreement of Limited Partnership of CNL Income Partners, LP (Filed herewith.)

3.10	Certificate of Formation of CNL Income Northstar, LLC (Filed herewith.)

3.11	Amended and Restated Limited Liability Company Agreement of CNL Income Northstar, LLC (Filed herewith.)

3.12	First Amendment to Amended and Restated Limited Liability Company Agreement of CNL Income Northstar, LLC (Filed herewith.)

3.13	Amended and Restated Certificate of Incorporation of CNL Northstar TRS Corp. (Filed herewith.)

3.14	Certificate of Amendment to Amended and Restated Certificate of Incorporation of CNL Northstar TRS Corp. (Filed herewith.)

3.15	Bylaws of CNL Northstar TRS Corp. (Filed herewith.)

3.16	Certificate of Limited Partnership of Grapevine Golf Club, L.P. (Filed herewith.)

3.17	Second Amended and Restated Limited Partnership Agreement of Grapevine Golf Club, L.P. (Filed herewith.)

3.18	Certificate of Limited Partnership of CNL Gatlinburg Partnership, LP (Filed herewith.)

3.19	Limited Partnership Agreement of CNL Gatlinburg Partnership, LP (Filed herewith.)

3.20	First Amendment of Limited Partnership Agreement of CNL Gatlinburg Partnership, LP (Filed herewith.)

3.21	Certificate of Formation of CNL Income Valencia, LLC (fka Heritage Golf Pacific, LLC) (Filed herewith.)

3.22	Certificate of Amendment to Certificate of Formation of CNL Income Valencia, LLC (fka Heritage Golf Valencia, LLC (Filed herewith.)

3.23	Certificate of Amendment to Certificate of Formation of CNL Income Valencia, LLC (Filed herewith.)

3.24	Limited Liability Company Agreement of CNL Income Valencia, LLC (fka Heritage Golf Pacific, LLC) (Filed herewith.)

4.4	Registration Rights Agreement, dated as of April 5, 2011, by and among the CNL Lifestyle Properties, Inc, certain subsidiaries of the Company, as guarantors thereto and Jefferies & Company, Inc. and Merrill, Lynch, Pierce, Fenner & Smith, Incorporated, as representative of the several initial purchasers of the 7.25% Senior Notes due 2019 (Previously filed as Exhibit 4.3 to the Current Report on Form 8-K filed on April 6, 2011 and incorporated herein by reference.)

5.1	Opinion of Arnold & Porter LLP (Filed herewith.)

10.1	Advisory Agreement between CNL Lifestyle Properties, Inc. and CNL Lifestyle Advisor Corporation approved March 16, 2011 to be effective April 10, 2011 (Previously filed as Exhibit 10.1.1 to the Report on Form 10-K filed on March 21, 2011 and incorporated herein by reference.)

10.2	Indemnification Agreement between CNL Lifestyle Properties, Inc. and James M. Seneff, Jr. dated March 2, 2004. Each of the following directors and/or officers has signed a substantially similar agreement: Robert A. Bourne, Bruce Douglas, Dennis N. Folken, Robert J. Woody dated March 2, 2004, Thomas J. Hutchison III, R. Byron Carlock, Jr., Tammie A. Quinlan and Charles A. Muller dated April 19, 2004, Amy Sinelli dated June 14, 2005, Joseph Johnson dated January 1, 2006, Daniel Crowe dated March 22, 2006, Baxter Underwood dated September 9, 2008, Kay S. Redlich and Holly Greer dated as of December 31, 2009 and Lisa Kallebo as of June 15, 2011 (Previously filed as Exhibit 10.4 to the Quarterly Report on Form 10-Q for the period ended June 30, 2004, filed August 4, 2004 and incorporated herein by reference.)

10.3	Loan Agreement dated as of August 2, 2004 between WTC-Trade Mart, L.P., as Borrower and Bank of America, N.A., as Lender (Previously filed as Exhibit 10.16 to Post-Effective Amendment No. Three to the Registration Statement on Form S-11 (File No. 333-108355) filed on June 15, 2005 and incorporated herein by reference.)

10.4	Loan Agreement dated as of August 8, 2003 by and between IFDC Property Company, Ltd., as Borrower and Bank of America, N.A., as Lender (Previously filed as Exhibit 10.19 to Post-Effective Amendment No. Three to the Registration Statement on Form S-11 (File No. 333-108355) filed on June 15, 2005 and incorporated herein by reference.)

10.5	Loan Agreement dated March 23, 2007 by and among CNL Income Northstar, LLC, et al, Borrower, and CNL Income SKI II, LLC et al, Pledgor and The Prudential Insurance Company of America, Lender (Previously filed as Exhibit 10.63 to Post-Effective Amendment No. Six to the Registration Statement on Form S-11 (File No. 333-128662) filed April 16, 2007 and incorporated herein by reference.)

10.6	Collateral Loan Agreement dated as of January 25, 2008 between CNL Income EAGL Southwest Golf, LC, et al., Borrower, and The Prudential Insurance Company of America, Lender (Previously filed as Exhibit 10.1 to Report on Form 8-K filed January 31, 2008 and incorporated herein by reference.)

10.7	Deed of Trust and Security Agreement dated January 25, 2008 by CNL Income EAGL Southwest Golf, LLC, Borrower, to The Prudential Insurance Company of America, Lender (Ancala Country Club, Scottsdale, Arizona) (Previously filed as Exhibit 10.2 to Report on Form 8-K filed January 31, 2008 and incorporated herein by reference.)

10.8	Ancala Country Club, Scottsdale, Arizona, Amended and Restated Lease Agreement dated as of March 31, 2009 between CNL Income EAGL Southwest Golf, LLC and Evergreen Alliance Golf Limited, L.P. (Previously filed as Exhibit 10.23 to Post-Effective Amendment No. Five to the Registration Statement on Form S-11 (File No. 333-146457) filed April 9, 2009 and incorporated herein by reference.)

10.9	Omnibus Lease Resolution Agreement dated as of October 30, 2008 among Evergreen Alliance Golf Limited, L.P. et al. and CNL Income Partners, LP et al. (Previously filed as Exhibit 10.1 to the Quarterly Report on Form 10-Q for the period ended September 30, 2008, filed November 14, 2008 and incorporated by reference herein).

10.10	First Amendment to Omnibus Lease Resolution Agreement dated as of December 30, 2008 among Evergreen Alliance Golf Limited, L.P. et al. and CNL Income Partners, LP et al. (Previously filed as Exhibit 10.20 to Post-Effective Amendment No. Five to the Registration Statement on Form S-11 (File No. 333-146457) filed April 9, 2009 and incorporated herein by reference.)

10.11	Second Amendment to Omnibus Lease Resolution Agreement dated as of February 5, 2009 among Evergreen Alliance Golf Limited, L.P. et al. and CNL Income Partners, LP et al. (Previously filed as Exhibit 10.21 to Post-Effective Amendment No. Five to the Registration Statement on Form S-11 (File No. 333-146457) filed April 9, 2009 and incorporated herein by reference.)

10.12	Third Amendment to Omnibus Lease Resolution Agreement dated as of March 27, 2009 among Evergreen Alliance Golf Limited, L.P. et al. and CNL Income Partners, LP et al. (Previously filed as Exhibit 10.21 to Post-Effective Amendment No. Five to the Registration Statement on Form S-11 (File No. 333-146457) filed April 9, 2009 and incorporated herein by reference.)

10.13	Fourth Amendment to Omnibus Lease Resolution Agreement dated April 6, 2011 and effective January 1, 2011 among Evergreen Alliance Golf Limited, L.P. et al. and CNL Income Partners, LP et al. (Filed herewith.)

10.14	Ancala Country Club, Scottsdale, Arizona, First Amendment to Amended and Restated Lease Agreement dated April 6, 2011 between CNL Income EAGL Southwest Golf, LLC and Evergreen Alliance Golf Limited, L.P. (Filed herewith.)

10.15	Schedule of Omitted Documents (Filed herewith.)

10.16	Purchase Agreement, dated March 31, 2011, by and among CNL Lifestyle Properties, Inc., certain subsidiary guarantors named therein and Jefferies & Company, Inc. and Merrill, Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several initial purchasers (Previously filed as Exhibit 10.1 to the Current Report on Form 8-K filed on April 6, 2011 and incorporated herein by reference.)

12.1	Computation of Ratios of Earnings to Fixed Charges (Filed herewith.)

21.1	Subsidiaries of the Registrant (Filed herewith.)

23.1	Consent of Arnold & Porter LLP (included in Exhibit 5.1)

23.2	Consent of Independent Registered Certified Public Accounting Firm—PricewaterhouseCoopers (Filed herewith.)

24.1	Power of Attorney (included with signature page hereto)

25.1	Statement of Eligibility under the Trust Indenture Act of 1939 of Wilmington Trust FSB (Form T-1) (Filed herewith.)

99.1	Form of Letter of Transmittal (Filed herewith.)

99.2	Form of Notice of Guaranteed Delivery (Filed herewith.)

99.3	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and other Nominees (Filed herewith.)

99.4	Form of Letter to Clients (Filed herewith.)

99.5	Form of Exchange Agent Agreement (Filed herewith.)